As filed with the U.S. Securities and Exchange Commission on December 1, 2025.

Registration No. 333-288572

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Thunderstone Acquisition Corp

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Not Applicable
(Translation of Registrant’s name into English)

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Cayman Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit E, 7 Floor,
China Insurance Building,
48 Cameron Road,
Tsim Sha Tsui, Kowloon,
Hong Kong
852-2369-1218
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Tel: (+1) (302) 738 6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Yue (Mark) Li, Esq. Jonathan Jiang, Esq. MagStone Law, LLP 293 Eisenhower Parkway, Suite 135 Livingston, NJ 07039 TEL: (650) 513-2555	Ross Carmel, Esq. Avital Perlman, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 TEL: (212) 930-9700

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 1, 2025

$50,000,000

THUNDERSTONE ACQUISITION CORP

5,000,000 Units

Thunderstone Acquisition Corp is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

This is an initial public offering of our securities. We are offering units at a price of $10.00 per unit, each consisting of one ordinary share and one right to receive one-eighth (1/8) of one ordinary share. Each eight rights entitle the holder thereof to receive one ordinary share upon the consummation of our business combination. We will not issue fractional shares upon the conversion of the rights. As a result, you must hold rights in multiples of eight in order to receive shares for all of your rights upon the consummation of a business combination.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.

We have granted D. Boral Capital LLC (“D. Boral”), the representative of the underwriters of this offering, a 45-day option to purchase up to 750,000 units (over and above the 5,000,000 Units referred to above) solely to cover over-allotments, if any.

We will provide the holders of our issued and outstanding ordinary shares that were sold in this offering, or the “public shares” with the opportunity to redeem their public shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then issued and outstanding public shares, no matter if they vote “for”, “against,” or abstain from voting on the business combination proposal, subject to the limitations and on the conditions described herein. See “Summary — The Offering — Redemption Rights” on page 46 for more information.

The redemption rights for the public shareholders are subject to certain limitations, including that (i) under our second amended and restated memorandum and articles of association, a public shareholder, together with any afﬁliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as deﬁned under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering; and (ii) as our second amended and restated memorandum and articles of association provides that we may not consummate an initial business combination if we cannot maintain net tangible assets of $5,000,001 upon such business combination, we may redeem up to such number of public shares that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. For further information, see “Prospectus Summary — Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote” on page 48 and “Risk Factors — The ability of a large number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.” on page 89 of this prospectus.

However, if the business combination is not approved or consummated, the redeeming public shares will be returned to the respective holders, brokers or banks. In addition, holders of the units sold in this offering, or the “public units” (except with regard to the public shares underlying the public units), and holders of the rights sold in this offering, or the “public rights,” have not been provided with the opportunity to redeem their public units or public rights in connection with the consummation of our initial business combination.

We have 18 months from the effective date of this registration statement, to consummate our initial business combination. In addition, after the closing of this offering, we may also hold a shareholder meeting to seek shareholders’ approval for an amendment to the then existing memorandum and articles of association, as amended, to modify the amount of time or substance we have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity), provided that we provide the holders of public shares the opportunity to redeem their public shares in connection with such amendment. If we are unable to complete our initial business combination within the time period described in this prospectus, unless we extend such period pursuant to our second amended and restated memorandum and articles of association, we will distribute the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), pro rata to our public shareholders, by redeeming 100% of the public shares at a per-share price, payable in cash, as described in this prospectus and thereafter cease all operations except for the purpose of winding up of our affairs, as further described herein. If we cannot complete our initial business combination within the 18-month period we may seek to further amend our then existing second amended and restated memorandum and articles of association to extend the time period under which we may complete our initial business combination. There is no limit on the number of extensions that we may seek, subject to our compliance with Nasdaq rules. If we do not or are unable to extend the time period to consummate our initial business combination, our sponsor’s investment in our insider shares and our private placement shares may be worthless. As provided in our second amended and restated memorandum and articles of association, our second amended and restated memorandum and articles of association may be amended if approved by special resolution under Cayman Islands law and our second amended and restated memorandum and articles of association, and that our public shareholders shall be provided with the opportunity to redeem their public shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then issued and outstanding public shares. We cannot guarantee that we will be able to complete our initial business combination within the time period given by our current second amended and restated memorandum and articles of association, and, if not, predict the length of the extended time period that we may seek under the amendment to our then existing charter, as that may depend on the nature and complexity of the initial business combination, the progress we will have made with regard to the initial business combination by the time we seek additional extension, and other factors (including regulatory factors that may delay our initial business combination) beyond our control, If we determine not to extend, or fail to obtain shareholder approval to extend the time period to consummate our initial business combination, and the time to consummate our initial business combination expires, the insider shares and private shares held by our initial shareholders including our sponsor will be worthless. For more details of consequences to our sponsor if we do not complete a business combination timely or fail to extend the period under which we must complete a business combination, see “Proposed Business — Automatic Liquidation of Trust Account if No Business Combination” on page 168 of the prospectus.

Prior to this offering, our sponsor, Thunderstone LTD., a newly-formed business company incorporated in the British Virgin Islands, purchased at a nominal purchase price of $25,000 (or approximately $0.017 per share) an aggregate of 1,437,500 of our ordinary shares, up to 187,500 ordinary shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised (the “insider shares”).

The insider shares are identical to the ordinary shares of the Company issued in this offering, except that (i) prior to the closing of our initial business combination or our first annual general meeting, whichever is sooner, only our sponsor has the right to appoint or remove directors for so long as our sponsor holds 20% of our then issued and outstanding shares; (ii) they are subject to certain transfer restrictions; and (iii) our sponsor and each member of our management team have entered into a letter agreement with us to waive their redemption rights, rights to liquidating distributions from the Trust Accounts and other shareholder rights enjoyed by holders of the ordinary shares. For further information on the transfer restrictions, see “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units” on page 200 of the prospectus; for other information, see “Description of Securities — Insider Shares and Private Shares underlying the Private Units” on page 207 of the prospectus.

In addition to the insider shares, our sponsor has also committed to purchase from us an aggregate of 238,168 units (or up to 245,668 units if the underwriters’ over-allotment option is exercised in full) or “private units,” at $10.00 per private unit for a total purchase price of $2,381,680 (or up to $2,456,680, if the underwriters’ over-allotment option is exercised in full). The sale of the private units will take place on a private placement basis simultaneously with the consummation of this offering.

Following this offering, our sponsor will own a total of 1,250,000 insider shares and 238,168 private shares, representing 22.94% of the issued and outstanding shares following this offering, consisting of the insider shares and private shares, assuming it will not purchase any public shares in this offering and the over-allotment option is not exercised. In total, assuming no exercise of over-allotment option, the sponsor will pay for a nominal aggregate purchase price of $2,406,680 for an aggregate of 1,250,000 ordinary shares and 238,168 private units (including 238,168 rights which will be converted to 29,771 ordinary shares upon the consummation of our initial business combination). However, other than the foregoing, our sponsor or its afﬁliates have not received and will not receive any other form of compensation upon the closing of the offering. For further information about compensation received or to be received by our sponsor, its afﬁliates or promoters, the amount of securities issued or to be issued to our initial shareholders, see “Proposed Business — Our Sponsor” on page 185 of the prospectus.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $350,000 to be used to pay formation and a portion of the expenses of this offering under a promissory note dated June 13, 2025, which was amended by the Amendment No.1 to Promissory Note dated November 27, 2025 to increase the principal amount to up to $800,000. The Company drew $316,113 against the promissory note as of August 31, 2025. The loan is payable without interest on the date on which we consummate our initial public offering. If we determine not to proceed with the offering, such amounts would not be repaid. Commencing on the effective date of this registration statement, we will pay our sponsor $10,000 per month in the aggregate for up to 18 months to compensate it for our use of its ofﬁces, utilities and personnel. The insiders will also be entitled to reimbursement from us for their out-of-pocket expenses incurred in connection with seeking and consummating a business combination. Additionally, in order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, ofﬁcers and directors or their afﬁliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. In the event that following this offering we obtain such working capital loans to finance transaction costs related to our initial business combination, such loans would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit (the “working capital units”). If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. The terms of such loans by, our sponsor, our officers and directors, or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. For further information, see “Prospectus Summary — The Offering — Limited Payments to Insiders” on page 43, “Use of Proceeds” starting on page 132, and “Certain Transactions” starting on page 201” of this prospectus. Other than the foregoing, our sponsor or its afﬁliates have not received and will not receive any other form of compensation upon the closing of the offering. For further information about compensation received or to be received by our sponsor, its afﬁliates or promoters, the amount of securities issued or to be issued to our initial shareholders, see “Proposed Business — Our Sponsor” on page 185 the prospectus.

Because of the nominal consideration of $25,000 the sponsor paid for the insider shares, upon the closing of this offering, your public shares will be signiﬁcantly diluted. If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to the insider shares immediately prior to the consummation of this offering in such amount as to maintain the number of insider shares, on an as-converted basis, at approximately 20% of our issued and outstanding ordinary shares upon the consummation of this offering (without giving effect to the sale of the private placement units, and assuming our sponsor does not purchase public shares in this offering). To illustrate, the table below shows possible sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. To illustrate, the table below shows possible sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. The table below assumes: Scenario A) 25% of the maximum number of our public shares are redeemed, Scenario B) 50% of the maximum number of our public shares are redeemed, Scenario C) 75% of the maximum number of our public shares are redeemed, and Scenario D) maximum of our public shares redemption that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

As of August 31, 2025
Without Over-Allotment Option Exercised
	Scenario A 25% of Maximum Redemptions(1)	Scenario B 50% of Maximum Redemptions(2)	Scenario C 75% of Maximum Redemptions(3)	Scenario D Maximum Redemptions(4)
Offering price of $8.89 included in the units (adjusted to include the value of the rights)	$8.89	$8.89	$8.89	$8.89
Pro forma net tangible book value per share, as adjusted	6.49	5.67	4.36	1.92
Dilution to public shareholders	$2.40	$3.22	$4.53	$6.97

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(1)      The numbers set forth in this column assume that 1,133,476 public shares, or 25%, of 4,533,904 public shares are redeemed.

(2)      The numbers set forth in this column assume that 2,266,952 public shares, or 50%, of 4,533,904 public shares are redeemed.

(3)      The numbers set forth in this column assume that 3,400,428 public shares, or 75%, of 4,533,904 public shares are redeemed.

(4)      The numbers set forth in this column assume that 4,533,904 public shares are redeemed, which is the maximum redemptions that would permit us to maintain net tangible assets of $5,000,001.

As of August 31, 2025
With Over-Allotment Option Exercised
	Scenario A 25% of Maximum Redemptions(1)	Scenario B 50% of Maximum Redemptions(2)	Scenario C 75% of Maximum Redemptions(3)	Scenario D Maximum Redemptions(4)
Offering price of $8.89 included in the units (adjusted to include the value of the rights)	$8.89	$8.89	$8.89	$8.89
Pro forma net tangible book value per share, as adjusted	6.50	5.67	4.31	1.72
Dilution to public shareholders	$2.39	$3.22	$4.58	$7.17

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(1)      The numbers set forth in this column assume that 1,320,652 public shares, or 25%, of 5,282,610 public shares are redeemed.

(2)      The numbers set forth in this column assume that 2,641,305 public shares, or 50%, of 5,282,610 public shares are redeemed.

(3)      The numbers set forth in this column assume that 3,961,958 public shares, or 75%, of 5,282,610 public shares are redeemed.

(4)      The numbers set forth in this column assume that 5,282,610 public shares are redeemed, which is the maximum redemptions that would permit us to maintain net tangible assets of $5,000,001.

For further information on the dilutive effect of the insider shares and the additional issuances on our public shareholders, see “Proposed Business — Our Sponsor” on page 185, “Dilution” on page 137, and “Risk Factor — You may face signiﬁcant dilution to the implied value of your public shares prior to or upon the consummation of our initial business combination, as result of various factors, including the nominal purchase price paid by our sponsor for the insider shares” on page 79 of this prospectus. In addition to the insider shares, the compensation received or to be received and the amount of securities issued or to be issued to our insiders, including the issuance of the private units, the working capital units that may be converted from the working capital notes and issuance of extension units that may be converted from the extension notes, may have material dilutive effect on the public shares you hold. However, the extent of such dilutive effect is uncertain. For further information, see “Private placement” on page 17 of the prospectus, and “Risk Factor — We may issue additional ordinary shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks” on page 65 of this prospectus.

As more fully discussed in “Management — Conﬂicts of Interest,” on page 192 of the prospectus, our officers and directors currently have certain fiduciary duties or contractual obligations that may take priority over their duties to us and there may be a conflict of interest in our director’s and officer’s determination as to how much time to devote to our affairs and to which entity a particular business opportunity is presented. For a list of our executive officers and directors and entities for which a conflict of interest may or does exist between such officers and directors, on the one hand, and us, on the other hand, please refer to “Management — Conflicts of Interest.” Each of our officers and directors in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which, among other things, such officer or director may be required to present a business combination opportunity to such entities. If any of our initial shareholders become aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing ﬁduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity, subject to his or her ﬁduciary duties under the Cayman Islands law, prior to presenting such business combination opportunity to us. We may also decide to acquire one or more businesses affiliated with our sponsor or our executive officers or directors, or our directors, officers, sponsor and their affiliates may sponsor or become affiliated with entities that have a similar activity than ours. The low price that our sponsor, any afﬁliate of our sponsor, our directors or ofﬁcers (directly or indirectly) paid for the insider shares creates an incentive whereby such persons could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination and do not hold a shareholder vote to amend our second amended and restated memorandum and articles of association to extend the amount of time, we will have to consummate an initial business combination within 18 months from the closing of this offering, or by such earlier liquidation date as our board of directors may approve, the insider shares and private units may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Additionally, commencing on the effective date of this registration statement, we will pay our sponsor in an amount equal to $10,000 per month for office space, utilities and secretarial and administrative support made available to us, as described elsewhere in this prospectus. Upon consummation of this offering or thereafter, we will repay up to $800,000 in loans made to us by our sponsor to cover offering-related and organizational expenses. In the event that following this offering we obtain working capital loans from our sponsor to finance transaction costs related to our initial business combination, up to $1,500,000 of such loans may be convertible into private units at a price of $10.00 per unit. We may engage our sponsor or an affiliate of our sponsor as an advisor or otherwise in connection with our initial business combination and certain other transactions and pay such person or entity a salary or fee in an amount that constitutes a market standard for comparable transactions. As a result, there may be actual or potential material conflicts of interest between our sponsor and its affiliates on one hand, and purchasers in this offering on the other. For more information, including about our sponsor’s and our affiliates’ securities and compensation, also see “Summary — Other Considerations and Conflicts of Interest,” “The Offering — Insider shares,” “The Offering — Transfer Restrictions on Insider Shares, ” “The Offering — Conflicts of Interest,” “Risk Factors — You may face signiﬁcant dilution to the implied value of your public shares prior to or upon the consummation of our initial business combination, as result of various factors, including the nominal purchase price paid by our sponsor for the insider shares,” “Management — Conflicts of Interest,” and “Principal Shareholders.”

Our sponsor, as well as certain members of our Board of Directors and management team, have significant business ties to, and are primarily based in, the People’s Republic of China (the “PRC” or “China”). Mr. Xunlei Lu, our Chief Executive Officer and a director, is a citizen of Hong Kong and resides in Hong Kong. Mr. Hengfeng Ge, our Chief Financial Officer, is a citizen and resident of mainland China. Mr. Junke Zhu, a director, along with our independent director appointees, Mr. Long Yan and Mr. Mouda Wei, are also citizens and residents of mainland China. Mr. Xueli Hou, one of our independent director appointees, is a Canadian citizen but resides in mainland China. These ties to China present legal and operational risks to us and our investors, including significant risks related to actions that may be taken by China in the areas of regulatory, liquidity and enforcement, which exist and are independent of the legal and operational risks that ties to China may present in connection with effecting an initial business combination. For instance, the Chinese government may have potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company. The Chinese government may intervene or influence our operations at any time through our directors and officers who are based in or have significant ties in China, which could result in a material adverse change in our search for a target business and the value of the securities we are offering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to search for a target business and consummate an initial business combination. Currently, even if we do not complete a business combination with a China-based target, these risks may adversely affect us because our directors and officers are located in mainland China or Hong Kong or have significant ties to China. For example, if these ties were to cause China to view us as subject to their regulatory authority, China could take actions that could materially hinder or prevent our offering of securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company.”

In addition, our headquarters is based in Hong Kong. We face various legal and operational risks and uncertainties related to our significant ties to China even if we do not complete a business combination with a China-based target. We are subject to complex and evolving laws and regulations in China. The PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, some of which are published with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. Moreover, PRC laws and regulations governing the PRC based business operations are sometimes vague and uncertain. See “Risk Factors — PRC laws and regulations governing our post-combination entity’s business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate proﬁtably.”

Because our sponsor, as well as certain members of our Board of Directors and management team, have significant business ties to, and are primarily based in, the PRC, and our headquarters is based in Hong Kong, and due to the various legal uncertainties arising in the PRC, we will face certain legal and operational risks following our initial public offering. As a result of these risks, a significant depreciation of the value of our ordinary shares may occur. Further, these risks could result in a material change in the value of our securities that we are registering for sale. In addition, these legal and operational risks could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Further, these legal and operational risks may result in a material adverse change in our operations which could cause the value of our securities to decline significantly or even be worthless. See “Risk Factors — Because we have signiﬁcant ties to China, it is uncertain whether that would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination; or may therefore make it more likely for us to consummate a business combination with a PRC Target Company.” on page 102 of this prospectus; and “Risk Factors — Our executive ofﬁcers and directors are located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon those ofﬁcers and directors located outside the United States.” starting on page 99 of this prospectus.

Our initial shareholders, including our sponsor, will own approximately 22.94% of the total outstanding share capital of the company (consisting of the insider shares and private shares, and assuming they will not purchase any public shares in this offering and our underwriter does not exercise its over-allotment rights). As a result, we may be considered a “foreign person” under rules promulgated by the Committee on Foreign Investment in the United States (CFIUS), and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. See “Risk Factor — We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.” on page 111 of this prospectus.

We are not limited to a particular industry or geographic region for purposes of consummating an initial business combination. Because of our signiﬁcant ties to China, we may pursue a business combination with a company being based in or having the majority of the company’s operations in China (a “PRC Target Company”). If we consummate a business combination with a PRC Target Company, we are subject to legal and operational risks associated with being based in China. PRC laws and regulations governing the PRC based business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of any post-business combination subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors, including investors in the United States. See “Risk Factors — If we effect our initial business combination with a PRC Target Company, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.” on page 103 of this prospectus. Speciﬁcally, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of certain industries, and regulatory review of an overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the agreements with a variable interest entity, or VIE, if the PRC Target Company is subject to any of these legal requirements post the business combination. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also be subject to sanctions imposed by PRC regulatory agencies including the Chinese Securities Regulatory Commission, or CSRC, if PRC Target Company fails to comply with their rules and regulations. If the Chinese regulatory authorities disallow the VIE structure in the future, it will likely result in a material change in the ﬁnancial performance and results of operations and/or the value of the securities of the post-combination entity if the PRC Target Company has or requires a VIE structure, which could cause the value of such securities to signiﬁcantly decline or become worthless. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company.” starting on page 102 of this prospectus. Additionally, we might be subject to certain legal and operational risks associated with VIE’s operations in China if our PRC Target Company has or requires a VIE structure.

PRC laws and regulations are sometimes vague and uncertain. If we complete a business combination with a PRC Target Company governed by PRC laws and regulations, such vagueness and uncertainty would result in signiﬁcant depreciation of the value of our securities, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Further, the Chinese government may intervene or inﬂuence the operations of a PRC Target Company or post-combination entity at any time and may exert more control over offerings conducted overseas and/or foreign investment in a PRC Target Company or post-combination entity, which could result in a material change in the operations of the PRC Target Company or post-combination entity, and/or the value of our securities. In addition, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based companies could signiﬁcantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to signiﬁcantly decline or be worthless.

As an offshore holding company, if we acquire a target company that operates its business in China, we may use the proceeds of our offshore fund-raising activities to provide loans or make capital contributions to the PRC subsidiaries of the combined company, in each case subject to applicable regulatory requirements. The PRC subsidiaries may pay dividends to us out of their retained earnings. However, we will be subject to restrictions on dividend payments as current PRC regulations permit PRC subsidiaries to pay dividends to their parent only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, companies in China are mostly required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Entities in China may also be required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. As a result, the combined company’s PRC subsidiaries may not have sufficient distributable profits to pay dividends to the combined company. Furthermore, if certain procedural requirements are satisfied, the payment in foreign currencies on current account items, including profit distributions and trade and service related foreign exchange transactions, can be made without prior approval from the State

Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. These restrictions will restrict our ability to distribute earnings from our businesses, including subsidiaries, to the parent company and U.S. investors as well as the ability to settle amounts owed under contractual agreements. Nonetheless, the funds held in our trust account are not held in China, they are held in U.S. dollars in the United States with Odyssey Transfer and Trust Company and therefore shareholder redemption rights would not be impacted.

The PRC government has initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. However, since these statements and regulatory actions are new or have not been ofﬁcially implemented, it is uncertain how soon Chinese legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modiﬁed or promulgated, if any, and the potential impact such modiﬁed or new laws and regulations will have on our capability to acquire or merge with a company with major operations in China, and post-combination entity’s ability to conduct its business, accept foreign investments or list on an U.S. exchange or other foreign exchange. See “Prospectus Summary — Permission Required from the PRC Authorities for this Offering and PRC Limitations on Overseas Listing and Share Issuances If We Acquire a PRC Target Company (Post-Business Combination)” starting on page 31 of this prospectus and “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company.” starting on page 102 of this prospectus.

Furthermore, due to PRC legal restrictions on foreign ownership in certain industries, if we consummate an initial business combination with a PRC Target Company operating in such industries, the post-combination entity may use a VIE structure. Therefore, a series of contractual arrangements (the “VIE Agreements”) may be entered into between the VIE, the VIE’s founders and owners, on one side, and a PRC subsidiary of the post-combination entity (a “WFOE”), on the other side. You may never hold equity interests in the VIE. To the extent that the post-combination entity consolidates the ﬁnancial results of the VIE through the VIE Agreements, as primary beneﬁciary for accounting purposes, such corporate structure involves unique risks to investors after the business combination, as the post-combination entity does not hold any equity interest in VIE or VIE’s operating subsidiaries in China. All of the VIE Agreements may be governed by and interpreted in accordance with PRC law, and disputes arising from these VIE Agreements may be resolved in court or through arbitration in China. However, the legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit the post-combination entity’s ability to enforce the VIE Agreements. As at the date of this prospectus, there are very few precedents and little ofﬁcial guidance as to how the VIE Agreements should be interpreted or enforced under PRC law. The VIE Agreements have not been widely tested in a court of law in the PRC and there remain signiﬁcant uncertainties regarding the ultimate outcome of arbitration should legal action become necessary. As such, if we enter into a business combination with a PRC Target Company utilizing a VIE structure, the post-combination entity and investors may face signiﬁcant uncertainty about potential future actions by the PRC government that could affect the legality and enforceability of the VIE Agreements and, consequently, signiﬁcantly affect the ﬁnancial performance of the post-combination entity as a whole. For a detailed description of the risks associated with this potential corporate structure, please refer to risks disclosed under “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company.” and “Proposed Business — Initial Business Combination with a PRC Target Company.”

Under the VIE Agreements, the dividends or other distributions to be paid by a WFOE to their overseas holding company including post-combination entity will depend on such WFOE’ entitlement to substantially all of the economic beneﬁts of the VIE, which are typically in the form of services fees or license fees payable by the VIE to the WFOE under various VIE Agreements. Such VIE Agreements may not be as effective as equity ownership in respect of the post-combination entity’s relationship with the VIE and the post-combination entity may be adversely affected if it experiences difﬁculties in settling the amounts owed to the WFOE by the VIE.

We are a Cayman Islands company with no operations of our own and no subsidiaries except for searching for a suitable target to consummate an initial business combination. As of the date of this prospectus, no transfers, dividends, or distributions have been made by us. We have not adopted or maintained any other cash management policies and procedures and need to comply with applicable law or regulations with respect to transfer of funds, dividends and distributions, if any. If we complete a business combination with a PRC Target Company, we may rely on transfer of funds, dividends or other distributions on equity paid by our WFOE, which may rely on payment by a VIE and its operating PRC subsidiaries pursuant to the VIE Agreements; and we may wish to transfer cash proceeds raised from overseas ﬁnancing activities, to our WFOE and/or the VIE and the VIE’s operating PRC subsidiaries. Such transfer of funds, dividends or other distributions are subject to the PRC government’s regulations which may limit the WFOEs’ ability to distribute dividends to us, or our ability to distribute or transfer funds to the WFOE, or may otherwise adversely affect the post-combination entity.

Funds may be transferred between a WFOE and a VIE pursuant to the VIE Agreements as permitted by the applicable PRC regulations. However, if a WFOE or a VIE incurs debt on its own in the future, the instruments governing such debt may restrict such entity’s ability to pay dividends, make distribution or transfer funds to the post-combination entity. In addition, the WFOE and the VIE will be required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. Current PRC regulations permit PRC subsidiaries to pay dividends to their parent only out of their accumulated proﬁts, if any, determined in accordance with Chinese accounting standards and regulations. In addition, companies in China are generally required to set aside at least 10% of their after-tax proﬁts each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. Entities in China may also be required to further set aside a portion of their after-tax proﬁts to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of their boards of directors. The statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies. However, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of Chinese currency (RMB) into foreign currencies and the remittance of currencies out of the PRC and vice versa. Therefore, the post-combination entity may experience difﬁculties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from its proﬁts, if any; or limit its ability to make loans to or inject capital into its WFOE if it wishes to transfer cash proceeds raised from overseas ﬁnancing activities to the WFOE and then the VIE, if any. Furthermore, if the post-combination entity is unable to consolidate the ﬁnancial results of the VIE through the VIE Agreements in accordance with the U.S. GAAP as primary beneﬁciary for accounting purposes, the post-combination entity may be unable to pay dividends on its shares. See “Risk Factors — Governmental control of currency conversion may affect the value of your investment.”

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If upon consummation of our business combination we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. If the post-combination entity has a VIE structure upon consummation of the initial business combination, certain payments from the VIE may be subject to PRC taxes, including business taxes and value added tax (“VAT”). See “Prospectus Summary — Transfers of Cash to and from Our Post-Combination Entity If We Acquire a PRC Target Company (Post-Business Combination)” starting on page 32 and “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company. — In the event we successfully consummated business combination with a PRC Target Company, we will be subject to restrictions on dividend payments following consummation of our initial business combination.” starting on page 123 of this prospectus.

Our directors and executive officers have significant business ties to China, and are located in, mainland China or Hong Kong. Mr. Xunlei Lu, our Chief Executive Officer and a director, is a citizen of Hong Kong and resides in Hong Kong. Mr. Hengfeng Ge, our Chief Financial Officer, is a citizen and resident of mainland China. Mr. Junke Zhu, a director, and our independent director appointees, Mr. Long Yan and Mr. Mouda Wei, are also citizens and residents of mainland China. Mr. Xueli Hou, one of our independent director appointees, is a Canadian citizen but resides in mainland China. Following the completion of a business combination, we may conduct a substantial majority of our operations in China, and a significant portion of our assets may be located in China. There is uncertainty if any ofﬁcers and directors of the post-combination entity will be located outside the Unites States. As a result, it may be difﬁcult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon those ofﬁcers and directors (prior to or after the business combination) located outside the United States, to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws. In particular, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions, and you may have to incur substantial costs and contribute signiﬁcant time to enforce civil liabilities and criminal penalties in reliance on legal remedies under PRC laws. Therefore, recognition and enforcement in the PRC of judgement of United States courts in relation to any matter not subject to a binding arbitration provision may be difﬁcult or impossible. See “Risk Factors — Our executive ofﬁcers and directors are located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon those ofﬁcers and directors located outside the United States.” starting on page 99 of this prospectus.

The Holding Foreign Companies Accountable Act (the “HFCAA”) became law on December 18, 2020. In accordance with the HFCAA, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the United States Public Company Accounting Oversight Board (the “PCAOB”) determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), was signed into law, which amended the HFCAA by reducing the aforementioned inspection period from three to two consecutive years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. As a result, the time period before an issuer’s securities may be prohibited from trading or delisted has been decreased accordingly.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting ﬁrms headquartered in (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identiﬁed the speciﬁc registered public accounting ﬁrms which are subject to these determinations. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit ﬁrms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist whether the applicable parties, including governmental agencies, will fully comply with the framework Depending on the implementation of the Protocol, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in China, then China-based companies will be delisted pursuant to the HFCAA despite the Protocol. Therefore, there is no assurance that the Protocol could give relief to China-based companies against the delisting risk from the application of the HFCAA or the AHFCAA.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting ﬁrms headquartered in mainland China and Hong Kong and voted to vacate its December 2021 determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On December 29, 2022, the AHFCAA was signed into law to amend the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. Furthermore, notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor of a PRC target company because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause the securities of the combined company to be delisted from the stock exchange.

The HFCAA requires that, every year, the SEC identify any public companies (“Commission-Identified Issuers” or “CIIs”) that file annual reports with financial statements audited by an auditor located in a foreign jurisdiction where the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by a foreign authority. Under the amended HFCAA, once a company is identified as a CII for two consecutive years, the SEC must apply certain trading prohibitions to that CII’s securities. In addition, all CIIs are listed on the SEC website at www.sec.gov/HFCAA, and each CII must provide certain disclosures to investors and the SEC for each year it is identified as a CII. For foreign issuers that are CIIs, the required disclosures include but not limited to the percentage of shares owned by foreign government entities.

The Company’s independent registered public accounting firm, Guangdong Prouden CPAs GP, is headquartered in Guangzhou, China, and is subject to inspection by the PCAOB on a regular basis. As of the date of this prospectus, our auditor is not subject to any determination as to the inability to inspect or investigate registered firms completely announced by the PCAOB. While our auditor is registered with PCAOB and subject to PCAOB inspection, uncertainties remain as to whether the PCAOB will continue to be able to conduct inspections and investigations of our auditor completely. If, in the future, the PCAOB determines that it is unable to inspect or investigate our auditor completely because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and could ultimately result in a determination by a securities exchange to delist our securities.

In the event that we decide to consummate our initial business combination with any PRC Target Company, if there is any regulatory change or step taken by PRC regulators that does not permit the independent accountant to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation and the PCAOB determines it is unable to continue to have full access for inspections and investigations so that the target company or the post-combination entity is subject to the HFCAA, as the same may be amended, you may be deprived of the beneﬁts of such inspection. This could limit or restrict our access to the U.S. capital markets and the trading of our securities on a national securities exchange or in the over-the-counter trading market in the U.S. may be prohibited and our securities may be delisted by such exchange under the HFCAA. The AHFCAA also clarified that any foreign authority impeding PCAOB inspections or investigations can trigger the provisions of the act. If the combined company’s auditor cannot be inspected by the PCAOB for two consecutive years, the trading of the securities on any U.S. national securities exchanges as well as any over-the-counter trading in the U.S. will be prohibited and our securities may be delisted by such exchange. See “Risk Factors — Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the beneﬁts of such inspections.” starting on page 111 and “— U.S. laws and regulations, including the Holding Foreign Companies Accountable Act and Accelerating Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in mainland China or Hong Kong” starting on page 113 of this prospectus.

Prior to this offering, there has been no public market for our units, ordinary shares or rights. We intend to apply to have our units approved for listing on the Nasdaq Capital Market, or NASDAQ, under the symbol “TDSTU” on or promptly after the date of this prospectus. The ordinary shares and rights comprising the units will begin separate trading on the 52nd day after the effectiveness of this registration statement unless the underwriter informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, the ordinary shares and rights will be traded on NASDAQ under the symbols “TDST” and “TDSTR,” respectively. We cannot assure you that our securities will continue to be listed on Nasdaq after this offering.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 62 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for units may be made to the public in the Cayman Islands.

	Price to Public	Underwriting Discounts and Commissions(1)(2)	Proceeds, before Expenses, to us
Per Unit	$10.00	$0.2	$9.8
Total	$50,000,000	$1,000,000	$49,000,000

____________

(1)      Includes $0.20 per unit, or $1,000,000 (or $1,150,000 if the over-allotment option is exercised in full) in the aggregate, payable to the underwriters in cash at the closing of this offering. $0.10 per unit, or $500,000 (or $575,000 if the over-allotment option is exercised in full) in the aggregate, will also be payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the representative of the underwriters in cash only upon completion of an initial business combination, as described in this prospectus. The underwriters have committed to reimburse up to $500,000 of offering expenses (or up to $575,000 if the underwriter’s over-allotment option is exercised in full).

(2)      See the section of this prospectus entitled “Underwriting” beginning on page 231 for a description of compensation and other items of value payable to the underwriters.

Upon consummation of the offering, $10.00 per unit sold to the public in this offering (whether or not the over-allotment option has been exercised in full or part) will be deposited into a United States-based account maintained by Odyssey Transfer and Trust Company acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our liquidation upon our failure to consummate a business combination within the required time period.

Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Additionally, our officers and directors currently have certain fiduciary duties or contractual obligations that may take priority over their duties to us and there may be a conflict of interest in our director’s and officer’s determination as to how much time to devote to our affairs and to which entity a particular business opportunity is presented. For a list of our executive officers and directors and entities for which a conflict of interest may or does exist between such officers and directors, on the one hand, and us, on the other hand, please refer to “Management — Conflicts of Interest.” Each of our officers and directors in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which, among other things, such officer or director may be required to present a business combination opportunity to such entities. As a result, there may be actual or potential material conflicts of interest between our sponsor and its affiliates on one hand, and purchasers in this offering on the other. See the section titled “Management — Conflicts of Interest” on page 192 for more information.

The underwriters are offering the units for sale on a ﬁrm-commitment basis. Delivery of the units will be made on or about _______________, 2025.

D. Boral Capital	ARC GROUP SECURITIES LLC

The date of this prospectus is _______________, 2025

i

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the ﬁnancial statements. Unless otherwise stated in this prospectus, references to:

Unless otherwise stated in this prospectus, references to:

•        “we,” “us” or “our company” refers to Thunderstone Acquisition Corp, a Cayman Islands exempted company;

•        “Companies Act” refers to the Companies Act (As Revised) of the Cayman Islands as the same may be amended and supplemented from time to time;

•        “equity-linked securities” are to any securities of our company which are convertible into or exchangeable or exercisable for, ordinary shares of our company, including but not limited to a private placement of equity or debt;

•        “initial shareholders” refers to our sponsor and any other holders of our insider shares prior to this offering (or their permitted transferees);

•        “insiders” refer to our officers, directors, our sponsor and any future holder of our insider shares;

•        “insider shares” refers to the 1,437,500 ordinary shares initially issued to our sponsor in a private placement prior to this offering (including up to an aggregate of 187,500 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part) (for the avoidance of doubt, the insider shares will not be “public shares”);

•        “letter agreements” refer to the agreements to be executed among us, our ofﬁcers, directors and other insiders on the date that the registration statement is declared effective;

•        “management” or our “management team” are to our ofﬁcers and directors;

•        “ordinary resolution” are to a resolution of the company passed by a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter;

•        “ordinary shares” are to our ordinary shares, par value $0.0001 per share;

•        “private units” or “private placement units” refer to the units issued in a private placement simultaneously with the closing of this offering;

•        “private rights” or “private placement rights” refer to the rights underlying the private units;

•        “private shares” or “private placement shares” refer to the ordinary shares, par value $0.0001 per share, underlying the private units;

•        “US Dollars” and “$” refer to the legal currency of the United States;

•        “public shares” refer to ordinary share which are being sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) shareholder;

•        “public shareholders” means the holders of the ordinary shares which are being sold as part of the units in this public offering, or “public shares,” whether they are purchased in the public offering or in the aftermarket, including any of our insiders to the extent that they purchase such public shares.

•        “second amended and restated memorandum and articles of association” are to our Second Amended and Restated Memorandum and Articles of Association to be adopted immediately prior to or upon effectiveness of this prospectus;

•        “special resolution” are to a resolution of the company passed by a majority of at least two-thirds (2/3) (or such higher approval threshold as specified in the company’s second amended and restated memorandum and articles of association) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or a resolution approved in writing by all of the holders of the issued shares entitled to vote on such matter;

•        “sponsor” refers to Thunderstone LTD., a BVI business company incorporated in the British Virgin Islands;

•        “units” are to units sold in this offering, each consisting of one ordinary share and one right to receive one-eighth of one ordinary share;

•        “working capital units” are to units issuable upon conversion of working capital loans, if any, at $10.00 per unit, upon the consummation of the business combination.

Except as speciﬁcally provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

All references in this prospectus to our insider shares being forfeited shall take effect as surrenders for no consideration of such shares as a matter of the Cayman Islands law.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a blank check company incorporated in the Cayman Islands on April 3, 2025 as an exempted company with limited liability (meaning that our public shareholders have no liability, as shareholders of our company, for the liabilities of our company over and above the amount paid for their shares). We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. We do not have any speciﬁc business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Our Insiders and Management

Our sponsor is a British Virgin Islands business company, which was formed to invest in us. The sole member and sole director of the sponsor is Xunlei Lu, our Chief Executive Officer and a director. Mr. Lu controls the management of our sponsor, including the exercise of voting and investment discretion over the securities of our company held by our sponsor. As of the date hereof, other than Mr. Lu, no other person has a direct or indirect material interest in our sponsor. Mr. Lu owns membership interests in our sponsor, which represent 100% of the economic interests in our sponsor.

Prior to this offering, our insiders collectively own 1,437,500 ordinary shares, or 100% of our issued and outstanding shares (up to 187,500 ordinary shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised).

Our insiders have agreed, pursuant to written letter agreements with us and subject to applicable securities laws, (A) to vote their insider shares, private shares, and any public shares acquired in or after this offering in favor of any proposed business combination (except with respect to any public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Securities Exchange Act of 1934 (the “Exchange Act”) and any SEC interpretations or guidance relating thereto), (B) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association that would stop our public shareholders from redeeming or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within the prescribed timeline as provided in our second amended and restated memorandum and articles of association unless we provide redeeming public shareholders with the opportunity to redeem their public shares for cash from the trust account in connection with any such vote, (C) not to redeem any insider shares and private shares (as well as any other shares acquired in or after this offering) for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our second amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Our insiders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of 180 days after the date of the consummation of our initial business combination or the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units”). The private units (including the underlying securities) will not be transferable, assignable or saleable until 30 days following the completion of our initial business combination (except to certain permitted transferees). We refer to such transfer restrictions throughout this prospectus as the lock-up.

Following this offering, our sponsor will own a total of 1,250,000 ordinary shares and 238,168 private shares, representing 22.94% of the issued and outstanding shares following this offering, consisting of the insider shares and private shares, assuming it will not purchase any public shares in this offering and the over-allotment option is not exercised. In total, assuming no exercise of over-allotment option, the sponsor will pay for a nominal aggregate purchase price of $2,406,680 for an aggregate of 1,250,000 ordinary shares and 238,168 private units (including 238,168 rights which will be converted to 29,771 shares upon the consummation of our initial business combination). However, other than the foregoing, our sponsor or its afﬁliates have not received and will not receive any other form of compensation upon the closing of the offering.

The insider shares held by our sponsor include an aggregate of up to 187,500 ordinary shares that are subject to surrender for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our insiders will collectively own 20% of our issued and outstanding shares after this offering (without giving effect to the sale of the private units, and assuming our insiders do not purchase public shares in this offering). If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to the insider shares immediately prior to the consummation of this offering in such amount as to maintain the number of insider shares, on an as-converted basis, at approximately 20% of our issued and outstanding ordinary shares upon the consummation of this offering (without giving effect to the sale of the private units, and assuming our insiders do not purchase public shares in this offering). None of our insiders has indicated any intention to purchase units in this offering.

Our initial shareholders and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conﬂict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our initial shareholders, ofﬁcers and directors may have a conﬂict of interest with respect to evaluating a particular business combination if the retention or resignation of any such initial shareholders, officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

The following table sets forth the payments to be received by our sponsor and its afﬁliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its afﬁliates:
Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Thunderstone LTD.	Approximately $10,000 per month, up to $180,000 in accordance with the Company’s second amended and restated memorandum and articles of association	Office space, administrative and support services, for up to 18 months
	1,437,500 insider shares (up to 187,500 ordinary shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised)	$25,000 (or approximately $0.017 per share)
	238,168 private units (or up to 245,668 private units if the underwriter’s allotment option is exercised in full) to be purchased simultaneously with the closing of this offering	$2,381,680 (or $2,456,680 if the underwriters’ over-allotment option is exercised in full)
	Up to $800,000	Repayment of loans made to us by our sponsor to cover offering-related and organizational expenses.
	Up to $1,500,000 in working capital loans may be convertible into private units at a price of $10.00 per unit	Working capital loans to finance transaction costs in connection with an intended initial business combination.
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination.

The nominal purchase price paid by our sponsor for the insider shares may signiﬁcantly dilute the implied value of your public shares in the event we consummate an initial business combination, and our sponsor and other initial shareholders are likely to make a substantial proﬁt on their investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to decline materially. The following table sets forth information with respect to our initial shareholders and the public shareholders:

Holder of	Shares		Total Consideration		Average Price per Share
	Purchased	Percentage	Amount	Percentage
Insider shares(1)	1,250,000	17.50%	$25,000	0.05%	$0.020
Private shares(2)	267,939	3.75%	$2,381,680	4.54%	$8.89
Public shareholders(3)	5,625,000	78.75%	$50,000,000	95.41%	$8.89
Total	7,142,939	100.00%	$52,406,680	100.00%

____________

(1)      Assumes no exercise of the over-allotment option and forfeiture by our sponsor of 187,500 shares of ordinary shares.

(2)      Includes the issuance of an additional 29,771 ordinary shares underlying the private rights issued to our sponsor upon the closing of this offering.

(3)      Assumes no exercise of the underwriters’ over-allotment option and includes the issuance of an additional 625,000 shares underlying the rights included in the units.

For a summary of the securities owned by our sponsor and the relevant terms, see illustration below:
Types of Securities	Number of Securities Before Offering Held	Number of Securities After Offering Held (assuming no over-allotment option exercised)	Natural Persons and Entities subject to Transfer Restrictions	Lock-Up Terms	Exceptions to Transfer Restrictions
Insider Shares	1,437,500	1,250,000	Our Sponsor, directors and officers

As provided in a letter agreement entered by and among the Company and the initial shareholders upon the effectiveness of this registration statement, our insiders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of 180 days after the date of the consummation of our initial business combination or the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units”).

Transfers are permitted (i) among the insiders or to the insiders’ members, officers, directors, consultants or their affiliates; (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased, (viii) in the event of the Company’s liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for Transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by.

Private Units	0	238,168	Our Sponsor, directors and officers

As provided in a letter agreement entered by and among the Company and the initial shareholders upon the effectiveness of this registration statement, the private units and underlying securities will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units”).

					Same as above.

In order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, ofﬁcers and directors or their afﬁliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. In the event that following this offering we obtain such working capital loans to finance transaction costs related to our initial business combination, such loans would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit (the “working capital units”). If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. The terms of such loans by, our sponsor, our officers and directors, or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. In addition, if we hold a shareholder meeting to seek shareholders’ approval for an amendment to the then existing memorandum and articles of association, as amended, to modify the amount of time or substance we have to consummate an initial business combination, our insiders, ofﬁcers and directors or their afﬁliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension convertible notes to be repaid in cash or $10.00 per unit, or the “extension units,” at the closing of our initial business combination. The working capital units and the extension units, if any, would be identical to the private units sold in the private placement. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. The terms of such loans by our insiders, ofﬁcers and directors or their afﬁliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our insiders or an afﬁliate of our insiders as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our trust account.

Other than the foregoing, the sponsor does not have any agreement, arrangement, or understanding with the Company regarding any compensation, reimbursement, or transfer of interests in relation to our initial business combination, nor is there any agreement between the sponsor and any unafﬁliated shareholders of the Company regarding redemptions, payments, compensation, reimbursement, or transfer of interests.

For further information on the dilutive effect of the insider shares, see “Dilution” on page 137, and “Risk Factor — You may face signiﬁcant dilution to the implied value of your public shares prior to or upon the consummation of our initial business combination, as result of various factors, including the nominal purchase price paid by our sponsor for the insider shares” on page 79 of this prospectus. In addition to the insider shares, the compensation received or to be received and the amount of securities issued or to be issued to our initial shareholders, including the issuance of the private units, the working capital units that may be converted from the working capital notes and the issuance of extension units that may be converted from the extension notes, will have material dilutive effect on the public shares you hold. However, the extent of such dilutive effect is uncertain. For further information, see “Private placement” on page 17 of the prospectus, and “Risk Factor — We may issue additional ordinary shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks” on page 65 of this prospectus.

The other insiders are ofﬁcers and directors of the Company. We believe that with their experience and skillsets in sourcing, investing, and value-enhancement, we are well positioned in pursuing opportunities that will offer risk-adjusted returns.

Below is a summary of the business experience of each of our executive officers, directors, and director appointees:

Mr. Xunlei Lu has served as our Chief Executive Officer since July 2025 and is a member of our board of directors. He is a seasoned entrepreneur and executive with nearly two decades of operational and leadership experience in the supply chain. Since September 2005, Mr. Lu has served as the Chief Executive Officer of Living Stone Pearl Company, a well-established manufacturer and wholesaler specializing in small-size freshwater pearls. Under his leadership, the company has grown into one of the leading suppliers in its niche market and has maintained a long-standing commercial relationship with Tiffany & Co., serving as a pearl supplier since 2008. Mr. Lu holds a Master of Business Administration degree from Oklahoma City University and a Bachelor’s degree from the City University in Canada.

Mr. Hengfeng Ge has served as our Chief Financial Officer since July 2025. Mr. Ge has been with Addor Capital (毅达资本), a top-tier Chinese venture capital firm with over RMB 100 billion under management, since 2016. He has served as a partner since October 2022, focusing on identifying and investing in high-growth technology companies across both early-stage and mature-stage opportunities. His investment activities spanned venture capital, mergers and acquisitions, and private placements, and he was also involved in the formation and management of several VC and PE funds. Mr. Ge has been recognized for his investment achievements, including being named one of China’s “40 Under 40 Investors” by Cyzone.cn (创业邦) in 2023 and one of China’s Best Young Investors by China Bridge (融中) in 2025. Mr. Ge holds two Master’s degrees from the University of New South Wales, one in Technology and Innovation Management and another in Photovoltaics and Solar Energy.

Dr. Junke Zhu has served as a member of our board of directors since July 2025. Dr. Zhu is a seasoned orthopedic specialist with over 15 years of clinical experience in joint trauma, arthroscopy, and joint replacement surgery. He currently serves as Associate Chief Physician and heads the Joint Replacement Team at the First People’s Hospital of Changzhou, a prominent regional public hospital. Throughout his medical career, Dr. Zhu has been committed to enhancing orthopedic practices and has taken part in surgical leadership and the refinement of clinical approaches in joint care. Dr. Zhu holds a master’s degree in surgery (orthopedics) from Drum Tower Hospital Clinical College of Nanjing Medical University and a bachelor’s degree in clinical medicine from Nanjing Medical University. He has received several professional recognitions, including designation as a key inheritor of the Zhu School of Orthopedics and acknowledgment for his involvement in public health initiatives in underserved communities. He also serves as a Council Member of the Changzhou Federation of Returned Overseas Chinese Youth Committee (2020).

Mr. Long Yan is our independent director appointee and will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Yan is a seasoned corporate and securities attorney with over a decade of legal practice experience. He currently serves as a partner at AllBright Law Offices, one of China’s leading full-service law firms, where he advises major multinational corporations, state-owned enterprises, and investment institutions on a broad range of corporate transactions and regulatory matters, including private equity and venture capital investments, mergers and acquisitions, and securities offerings. He has acted for prominent institutions such as China Development Bank Capital, China Green Development Fund, China Integrated Circuit Industry Investment Fund, China-Africa Development Fund, and multiple other multi-billion-RMB investment platforms and asset managers. In the capital markets space, Mr. Yan has represented multiple companies in connection with A-share IPOs, major asset restructurings, private placements, public company takeovers, and various bond issuances, including perpetual and medium-term notes. Mr. Yan received his Juris Doctor degree from the University of New South Wales in July 2014.

Mr. Xueli Hou is our independent director appointee and will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Hou has over two decades of experience in financial management, strategic planning, and capital markets, with a particular focus on the technology and digital sectors. He currently serves as the Chief Financial Officer of Doumiao Digital Technology Corp., where he is responsible for the company’s financial affairs, including investment, financing, and listing activities. Prior to joining Doumiao, Mr. Hou was Vice President of Strategy and Operations at Wyze Lab Inc. from November 2022 to April 2024, where he oversaw strategic planning and operational decision-making. From February 2020 to November 2022, he served as Chief Financial Officer of Goodix Technology Ltd. (603160.SH), a leading semiconductor company listed on the Shanghai Stock Exchange. Before that, he held the CFO role at Jingoal Technology Holdings Inc. from April 2018 to January 2020. Earlier in his career, Mr. Hou served as CFO and Executive Director at PERA Global Holdings, Inc. from June 2006 to August 2014, where he led the company through its equity financing rounds and initial public offering and oversaw all financial and fundraising activities. Mr. Hou received a Master of Science in Computer Engineering from Queen’s University in Canada in June 2021, a Master of Science in Physics from Oklahoma State University in the United States in June 1999, and a Bachelor of Science in Electrical Engineering from Beijing Jiaotong University in China in June 1997. Mr. Hou is a certified management accountant.

Dr. Mouda Wei is our independent director appointee and will serve as our independent director upon the effectiveness of the registration statement of which this prospectus forms a part. Dr. Wei is a recognized leader in China’s dental healthcare industry, with over 20 years of experience in clinical practice, academic research, and healthcare management. He is the founder and Chairman of Ubcare Dental Medical Group, where he has overseen the group’s strategic growth and integration of advanced technologies in dental care. Dr. Wei has contributed to research and technology innovation initiatives, has published academic articles including in SCI-indexed journals, co-authored two professional books, and is an active member of the International Team for Implantology (ITI). He holds both a Doctor of Philosophy and a Master’s degree in Stomatology from The Fourth Military Medical University. His professional accomplishments have been recognized with the Shanxi Provincial Science and Technology Progress Second Prize and third prize at the 6th BITC Dental Implant National Finals in 2018.

Although none of our management has been, or is currently, involved in any other special purpose acquisition companies, our sponsor and our officers and directors may, sponsor or form other special purpose acquisition companies, or serve as sponsor, officer or director in other special purpose acquisition companies, in each case similar to ours or may pursue other business or investment ventures, during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. See “Management — Conflicts of Interest” starting on page 192 of this prospectus; and “Risk Factors — Risks Associated with Our Business — Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, which may include other blank check companies, and, accordingly, may have conflicts of interest in allocating their time and in determining to which entity a particular business opportunity should be presented” on page 71 for further information.

Our ofﬁcers and directors are not required to commit their full time to our affairs and will allocate their time to other businesses, and the collective experience of our ofﬁcers and with blank check companies like ours is not signiﬁcant. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). The past successes of our executive ofﬁcers and directors do not guarantee that we will successfully consummate an initial business combination. In addition, the members of the management team may not remain with us subsequent to the consummation of a business combination.

Our directors and executive officers have significant business ties to China, and are located in, mainland China or Hong Kong. Mr. Xunlei Lu, our Chief Executive Officer and a director, is a citizen of Hong Kong and resides in Hong Kong. Mr. Hengfeng Ge, our Chief Financial Officer, is a citizen and resident of mainland China. Mr. Junke Zhu, a director, and our independent director appointees, Mr. Long Yan and Mr. Mouda Wei, are also citizens and residents of mainland China. Mr. Xueli Hou, one of our independent director appointees, is a Canadian citizen but resides in mainland China. Following the completion of a business combination, we may conduct a substantial majority of our operations in China, and a significant portion of our assets may be located in China. There is uncertainty if any ofﬁcers and directors of the post-combination entity will be located outside the Unites States. As a result, it may be difﬁcult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon those ofﬁcers and directors (prior to or after the business combination) located outside the United States, to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws. In particular, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions, and you may have to incur substantial costs and contribute signiﬁcant time to enforce civil liabilities and criminal penalties in reliance on legal remedies under PRC laws. Therefore, recognition and enforcement in the PRC of judgement of United States courts in relation to any matter not subject to a binding arbitration provision may be difﬁcult or impossible. See “Risk Factors — Our executive ofﬁcers and directors are located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon those ofﬁcers and directors located outside the United States.” starting on page 99 of this prospectus.

Past performance of our management team or their affiliates is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical performance record of our management team or their affiliates as indicative of our future performance. See “Risk Factors — Past performance by our management team and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in the company” starting on page 70 of this prospectus.

As more fully discussed in “Management — Conflicts of Interest,” our officers and directors currently have certain fiduciary duties or contractual obligations that may take priority over their duties to us and there may be a conflict of interest in our director’s and officer’s determination as to how much time to devote to our affairs and to which entity a particular business opportunity is presented. For a list of our executive officers and directors and entities for which a conflict of interest may or does exist between such officers and directors, on the one hand, and us, on the other hand, please refer to “Management — Conflicts of Interest.” Each of our officers and directors in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which, among other things, such officer or director may be required to present a business combination opportunity to such entities. If any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity, subject to his or her fiduciary duties under the Cayman Islands law, prior to presenting such business combination opportunity to us. See “Risk Factors — Risks Associated with Our Business — Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, which may include other blank check companies, and, accordingly, may have conflicts of interest in allocating their time and in determining to which entity a particular business opportunity should be presented” on page 71 for further information.

Background and Competitive Strengths

We will seek to leverage our management team’s proprietary network of relationships with corporate executives, private equity, venture and growth capital funds, investment banking ﬁrms and consultants in order to source, acquire, and support the operations of the business combination target.

Our executive leadership and board bring a uniquely diversified mix of sectoral, geographic, and functional expertise, ranging from supply chain and healthcare to private equity, capital markets, and digital innovation. We believe this breadth positions us well to evaluate a wide array of opportunities, without being limited to a specific industry. The team’s cross-sector background enhances our ability to identify scalable businesses, assess opportunities across sectors, and adapt quickly to dynamic market conditions.

Our Chief Executive Officer and a director, Mr. Xunlei Lu, is a seasoned entrepreneur with nearly two decades of operational leadership in the global supply chain business. His experience in managing cross-border operations and scaling manufacturing platforms equips him with a strategic perspective on operational efficiency and international business growth.

Our Chief Financial Officer, Mr. Hengfeng Ge, brings deep investment and capital markets expertise, having been a partner at Addor Capital, where he led numerous growth-stage investments and advised on complex transactions across venture capital and private placements. His investor network and strategic insight will be critical in identifying and evaluating high-potential targets.

Dr. Junke Zhu, a member of our board of directors, adds healthcare domain expertise with over 15 years of experience as an orthopedic specialist. He has led surgical teams and contributed to clinical innovation in joint care at one of the leading public hospitals in eastern China. His medical background and ties to public health institutions provide a unique perspective on opportunities in the healthcare space.

Our independent director appointee, Mr. Long Yan, is an experienced corporate and securities attorney and a partner at AllBright Law Offices, one of China’s top-tier law firms. With decades of experience advising on M&A, IPOs, and cross-border transactions, his legal expertise strengthens our ability to navigate regulatory and deal structuring complexities.

Our independent director appointee, Mr. Xueli Hou, is an accomplished finance executive with over 15 years of experience in both public and private companies across technology, consumer electronics, and digital sectors. His cross-border operational and capital markets background — along with advanced training in engineering and physics — supports our ability to evaluate tech-driven and innovation-intensive targets worldwide.

Our independent director appointee, Dr. Mouda Wei, brings deep healthcare sector expertise and entrepreneurial leadership, with over 20 years of experience in clinical practice, research, and operations. As the founder and Chairman of Ubcare Dental Medical Group, he has built one of China’s leading dental service platforms, driving innovation in specialty care and digital treatment models. His experience scaling a high-growth medical organization strengthens our ability to evaluate opportunities in healthcare services across emerging markets.

Collectively, we believe our diversified team enables us to remain flexible in identifying high-quality targets across industries and geographies, and to create long-term value for our shareholders through a disciplined and adaptable acquisition strategy. However, none of our management team is obligated to remain with the company after an acquisition transaction, and we cannot provide assurance that the resignation or retention of our current management will be a term or condition in any agreement relating to business combination. Moreover, despite the competitive advantages we believe we have, we remain subject to signiﬁcant competition with respect to identifying and executing a business combination.

We will leverage our collective experience to source and evaluate business combination targets, perform due diligence, structure transactions, and provide post-combination value-add capabilities.

Business Strategy and Acquisition Criteria

Our management team intends to create value for our shareholders through leveraging its experience in the management by improving the operating efﬁciency of a target business, while implementing revenue-driven and/or proﬁt-engagement strategies and increase proﬁt potential through additional acquisitions. Our efforts to identify a prospective target will not be limited to a particular industry or geographic region. Consistent with our strategy, we have identiﬁed the following general criteria and guidelines that we believe are essential in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we consider it appropriate to do so.

•        Strong management team that can create significant value for target business.    We will seek to identify companies with strong and experienced management teams that will complement the operating and investment abilities of our management team. We believe we can provide a platform for the existing management team to leverage the experience of our management team. We also believe that the operating expertise of our management team is well suited to complement the target’s management team.

•        Revenue and Earnings Growth Potential.    We will seek to acquire one or more businesses that have the potential for significant revenue and earnings growth through a combination of both existing and new product development, increased production capacity, expense reduction and synergistic follow-on acquisitions resulting in increased operating leverage.

•        Potential for Strong Free Cash Flow Generation.    We will seek to acquire one or more businesses that have the potential to generate strong, stable and increasing free cash flow, particularly businesses with predictable revenue streams and definable low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance shareholder value.

•        Core competencies.    We believe that only companies with core and competitive capabilities can succeed. Core competitiveness includes shareholder structure, founders, core teams, research and development capabilities, professionalism, and business management models. For example, the founder and core team, the personnel matching team has more advantages, in addition, the quality, character, and business capabilities of enterprise leaders are the core influencing factors in the development of the enterprise.

•        Long-term Revenue Visibility with Defensible Market Position

In management’s view, the target companies should be close to an anticipated inﬂection point, such as those companies requiring additional management expertise, those companies able to innovate by developing new products or services, or companies where we believe we have ability to achieve improved proﬁtability performance through an acquisition designed to help facilitate growth.

•        Beneﬁts from Being a U.S. Public Company (Value Creation and Marketing Opportunities)

We intend to search for target companies that we believe will help offer attractive risk-adjusted equity returns for our shareholders. We intend to seek to acquire a target on terms and in a manner that leverages our experience. Amount other criteria, we expect to evaluate ﬁnancial returns based on (i) the potential for organic growth in cash ﬂows, (ii) the ability to achieve cost savings, (iii) the ability to accelerate growth, including through the opportunity for follow-on acquisitions, and (iv) the prospects for creating value through other value creation initiatives. We also plan to evaluate potential upside from future growth in the target business’ earnings and an improved capital structure.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials that we would ﬁle with the U.S. Securities and Exchange Commission (the “SEC”).

Although there is no restriction or limitation on what industry our target operates in, our acquisition strategy is to pursue prospective targets that are focusing on healthcare innovations and developing assets in the medical device, medical services, and medical technology. We hope to serve as an attractive partner for those companies, enabling them to go public in an alternate, more easily accessible manner — a business combination transaction — and to thereby benefit from the capital-raising options available for a publicly traded company in the U.S.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indeﬁnite period of time following this offering except for searching for and completing a business combination with a suitable target. We intend to utilize cash derived from the proceeds of this offering and the private placement of private units, our share capital, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement of private units are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more speciﬁc purposes. Accordingly, investors in this offering are investing without ﬁrst having an opportunity to evaluate the speciﬁc merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, signiﬁcant expense, loss of voting control and compliance with various U.S. Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

Although none of our management has been, or is currently, involved in any other special purpose acquisition companies, our sponsor and our officers and directors may, sponsor or form other special purpose acquisition companies, or serve as sponsor, officer or director in other special purpose acquisition companies, in each case similar to ours or may pursue other business or investment ventures, during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved.

Our ofﬁcers and directors are not required to commit their full time to our affairs and will allocate their time to other businesses, and the collective experience of our ofﬁcers and with blank check companies like ours is not signiﬁcant. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). The past successes of our executive ofﬁcers and directors do not guarantee that we will successfully consummate an initial business combination. In addition, the members of the management team may not remain with us subsequent to the consummation of a business combination.

We are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our ofﬁcers, directors, insiders or their afﬁliates acquire a minority interest in the target business alongside our acquisition, provided in each case we obtain an opinion from an unafﬁliated third party indicating that the price we are paying is fair to our shareholders from a ﬁnancial point of view. We are not required to obtain such an opinion in any other context.

Our ofﬁcers and directors presently have, and any of them in the future may have additional, ﬁduciary, contractual or other obligations or duties to one or more other entities pursuant to which such ofﬁcer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our ofﬁcers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current ﬁduciary or contractual obligations, he or she will honor his or her ﬁduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their ﬁduciary duties under Cayman Islands law.

Our second amended and restated memorandum and articles of association provides that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an ofﬁcer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or ofﬁcer, on the one hand, and us, on the other. The purpose for the surrender of corporate opportunities is to allow ofﬁcers, directors or other representatives with multiple business afﬁliations to continue to serve as an ofﬁcer of our company or on our board of directors. Our ofﬁcers and directors may from time to time be presented with opportunities that could beneﬁt both another business afﬁliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an ofﬁcer or director. We believe we substantially beneﬁt from having representatives who bring signiﬁcant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our second amended and restated memorandum and articles of association provides us with greater ﬂexibility to attract and retain the ofﬁcers and directors that we feel are the best candidates. However, based on the existing relationships of our sponsor, directors and ofﬁcers, their level of ﬁnancial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target would be of a nature substantially different than what they would target, we do not believe that the ﬁduciary duties or contractual obligations of our ofﬁcers or directors will materially affect our ability to complete our initial business combination.

We Have Not Identiﬁed a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our ofﬁcers, directors, insiders and other afﬁliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or afﬁliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with our company.

Subject to the limitations that a target business has a fair market value of at least 80% of the balance in the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a deﬁnitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted ﬂexibility in identifying and selecting a prospective acquisition candidate. We have not established any other speciﬁc attributes or criteria (ﬁnancial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all signiﬁcant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unafﬁliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the ﬁnancial community. Target businesses may be brought to our attention by such unafﬁliated sources as a result of being solicited by us through calls or mailings which will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our ofﬁcers and directors, as well as their respective afﬁliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional ﬁrms or other individuals that specialize in business acquisitions on any formal basis, we may engage these ﬁrms or other individuals in the future, in which event we may pay a ﬁnder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing ofﬁcers, directors, special advisors or insiders, or any entity with which they are afﬁliated, be paid any ﬁnder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). If we decide to enter into a business combination with a target business that is afﬁliated with our ofﬁcers, directors or insiders, we will do so only if we have obtained an opinion from an independent investment banking ﬁrm that the business combination is fair to our unafﬁliated shareholders from a ﬁnancial point of view. However, as of the date of this prospectus, there is no afﬁliated entity that we consider a business combination target.

Selection of a Target Business and Structuring of a Business Combination

Subject to the limitations that a target business has a fair market value of at least 80% of the balance in the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a deﬁnitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted ﬂexibility in identifying and selecting a prospective target business. We have not established any other speciﬁc attributes or criteria (ﬁnancial or otherwise) for prospective target businesses.

We believe such factors will be important in evaluating prospective target businesses, regardless of the location or industry in which such target business operates. However, this list is not intended to be exhaustive. Furthermore, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of ﬁnancial and other information which is made available to us. This due diligence review will be conducted either by our management or by unafﬁliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identiﬁcation and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Pursuant to NASDAQ listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a deﬁnitive agreement for our initial business combination, although we may acquire a target business whose fair market value signiﬁcantly exceeds 80% of the trust account balance. We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufﬁcient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital of a target. In this case, we could acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, only the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, assuming that we obtain and maintain a listing for our securities on NASDAQ. In order to consummate such an acquisition, we may issue a signiﬁcant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no speciﬁc business combination under consideration, we have not entered into any such fund-raising arrangement and have no current intention of doing so. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the ﬁnancial community (such as actual and potential sales, earnings, cash ﬂow and/or book value). If our board is not able to independently determine that the target business has a sufﬁcient fair market value, we will obtain an opinion from an unafﬁliated, independent investment banking ﬁrm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an independent investment banking ﬁrm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

We will not be required to comply with the 80% fair market value requirement if we are delisted from NASDAQ. If NASDAQ delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

We are not required to obtain an opinion from an unafﬁliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account unless our board of directors cannot make such determination on its own. We are also not required to obtain an opinion from an unafﬁliated third party indicating that the price we are paying is fair to our shareholders from a ﬁnancial point of view unless the target is afﬁliated with our ofﬁcers, directors, insiders or their afﬁliates.

Lack of Business Diversiﬁcation

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or beneﬁt from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversiﬁcation may:

•        subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•        result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difﬁcult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualiﬁcations or abilities to manage a public company. Furthermore, the future role of our ofﬁcers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full-time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and ﬁnancial interests of our key personnel may inﬂuence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our ofﬁcers and directors may not have signiﬁcant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, to receive pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial shareholders have agreed, pursuant to written letter agreements with us, not to redeem any public shares held by them to receive pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction, or whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we have the ﬂexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will ﬁle tender offer documents with the SEC which will contain substantially the same ﬁnancial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that following a business combination we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted or sold to us) and may force us to seek third party ﬁnancing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 18 months from the effective date of this registration statement in order to be able to receive a pro rata share of the trust account.

Our initial shareholders and our ofﬁcers and directors have agreed, subject to applicable securities laws, (1) to vote any ordinary shares owned by them in favor of any proposed business combination (except with respect to any public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Securities Exchange Act of 1934 (the “Exchange Act”) and any SEC interpretations or guidance relating thereto), (2) not to redeem any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination and (3) not sell any ordinary shares in any tender in connection with a proposed initial business combination. Assuming the over-allotment option is not exercised and the initial shareholders do not purchase any units in this offering or units or shares in the after-market, our initial shareholders, ofﬁcers and directors collectively represent 22.94% of issued and outstanding ordinary shares, consisting of the insider shares and private shares. As a result, for purpose of seeking shareholder approval for our initial business combination, in addition to our insider shares and private shares, we would need additional 674,555 public shares to vote in order to obtain a quorum which will be, pursuant to our second amended and restated memorandum and articles of association, one-third of our issued and outstanding ordinary shares entitled to vote at the meeting. Once a quorum is obtained, (i) assuming only a quorum is present and voted at such meeting held to vote on our initial business combination, no public shares sold in this offering are needed to be voted in favor of a transaction, or (ii) assuming all issued and outstanding shares are present and voted, we need additional 1,755,917, or 35.12%, of the 5,000,000 public shares sold in this offering to be voted in favor of a transaction.

We may be forced to liquidate if we cannot complete our initial business combination with the allotted time

We will have until 18 months from the effective date of this registration statement to consummate our initial business combination. If we are unable to complete an initial business combination within the 18-month period, we may seek an amendment to our second amended and restated memorandum and articles of association to extend the period of time we have to complete an initial business combination beyond the 18-month period. If we do not complete our initial business combination within the 18-month period, while we do not currently intend to seek shareholder approval to amend our second amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek, subject to our compliance with Nasdaq rules. If we do not or are unable to extend the time period to consummate our initial business combination, our sponsor’s investment in our insider shares and our private placement shares may be worthless. See “Risk Factors — If we are unable to complete our initial business combination within prescribed time frame, we may further extend the time period that we need to complete the initial business combination provided that we have sought and obtained an approval from our shareholders for such extension by amending our second amended and restated memorandum and articles of association and provided public shareholders with the opportunity to redeem their public shares in connection with such extension” on page 63 of this prospectus.

If we are unable to consummate our initial business combination within such time period, unless we extend such period pursuant to our second amended and restated memorandum and articles of association, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our issued and outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution and the public rights will expire and will be worthless.

If we are unable to consummate our initial business combination within this time period, we will liquidate the trust account and distribute the proceeds held therein to our public shareholders by way of redeeming their shares and dissolve. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two (2) days prior to the distribution date (including any accrued interest net of taxes payable). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. In the event of our liquidation and subsequent dissolution, the public rights will expire and will be worthless.

Emerging Growth Company Status and Other Information

We are an emerging growth company as deﬁned in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modiﬁed by the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors ﬁnd our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the beneﬁts of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the ﬁscal year (a) following the ﬁfth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1,235,000,000, or (c) in which we are deemed to be a large accelerated ﬁler, which means the market value of our ordinary shares that are held by non-afﬁliates exceeds $700 million as of the end of that year’s second ﬁscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

Additionally, we are a “smaller reporting company” as deﬁned in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited ﬁnancial statements. We will remain a smaller reporting company until the last day of the ﬁscal year in which (1) the market value of our ordinary shares held by non-afﬁliates exceeds $250 million as of the end of that year’s second ﬁscal quarter, or (2) our annual revenues exceeded $100 million during such completed ﬁscal year and the market value of our ordinary shares held by non-afﬁliates exceeds $700 million as of the end of that year’s second ﬁscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our ﬁnancial statements with other public companies difﬁcult or impossible.

Private Placements

Pursuant to a subscription agreement dated June 13, 2025, we issued 1,437,500 ordinary shares of a par value of $0.0001, to our sponsor for an aggregated purchase price of $25,000. We refer to these ordinary shares throughout this prospectus as the “insider shares.” The insider shares held by our insiders include an aggregate of up to 187,500 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our insiders will collectively own 20.0% of our issued and outstanding shares after this offering (without given effect to the sale of the private units and assuming our insiders do not purchase units in this offering). None of our insiders has indicated any intention to purchase units in this offering.

In addition, our sponsor, has committed to purchase from us an aggregate of 238,168 private units at $10.00 per private unit (for a total purchase price of $2,381,680). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. A portion of the proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in an account in the United States maintained by Odyssey Transfer and Trust Company, as trustee. As a result, $50,000,000 (or up to $57,500,000 if the over-allotment option is exercised in full) will be placed in the trust account, immediately following the offering. If we do not complete our initial business combination within 18 months from the effective date of this registration statement, unless we extend such period pursuant to our second amended and restated memorandum and articles of association, the proceeds from the sale of the offering and private units deposited into the trust account including interests (net of taxes payable) will be included in the liquidating distribution to the holders of our public shares.

Following this offering, our sponsor will own a total of 1,250,000 ordinary shares and 238,168 private shares, representing 22.94% of the issued and outstanding shares following this offering, consisting of the insider shares and private shares, assuming it will not purchase any public shares in this offering and the over-allotment option is not exercised. In total, assuming no exercise of over-allotment option, the sponsor will pay for a nominal aggregate purchase price of $2,406,680 for an aggregate of 1,250,000 ordinary shares and 238,168 private units (including 238,168 rights which will be converted to 29,771 shares upon the consummation of our initial business combination). However, other than the foregoing, our sponsor or its afﬁliates have not received and will not receive any other form of compensation upon the closing of the offering.

Because of the nominal consideration of $25,000 the sponsor paid for the insider shares, upon the closing of this offering, your public shares will be signiﬁcantly diluted. To illustrate, the table below shows possible sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. The table below assumes: Scenario A) 25% of the maximum number of our public shares are redeemed, Scenario B) 50% of the maximum number of our public shares are redeemed, Scenario C) 75% of the maximum number of our public shares are redeemed, and Scenario D) maximum of our public shares are redeemed that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

As of August 31, 2025 Without Over-Allotment Option Exercised
	Scenario A 25% of Maximum Redemptions(1)	Scenario B 50% of Maximum Redemptions(2)	Scenario C 75% of Maximum Redemptions(3)	Scenario D Maximum Redemptions(4)
Offering price of $8.89 included in the units (adjusted to include the value of the rights)	$8.89	$8.89	$8.89	$8.89
Pro forma net tangible book value per share, as adjusted	6.49	5.67	4.36	1.92
Dilution to public shareholders	$2.40	$3.22	$4.53	$6.97

____________

(1)      The numbers set forth in this column assume that 1,133,476 public shares, or 25%, of 4,533,904 public shares are redeemed.

(2)      The numbers set forth in this column assume that 2,266,952 public shares, or 50%, of 4,533,904 public shares are redeemed.

(3)      The numbers set forth in this column assume that 3,400,428 public shares, or 75%, of 4,533,904 public shares are redeemed.

(4)      The numbers set forth in this column assume that 4,533,904 public shares are redeemed, which is the maximum redemptions that would permit us to maintain net tangible assets of $5,000,001.

As of August 31, 2025 With Over-Allotment Option Exercised
	Scenario A 25% of Maximum Redemptions(1)	Scenario B 50% of Maximum Redemptions(2)	Scenario C 75% of Maximum Redemptions(3)	Scenario D Maximum Redemptions(4)
Offering price of $8.89 included in the units (adjusted to include the value of the rights)	$8.89	$8.89	$8.89	$8.89
Pro forma net tangible book value per share, as adjusted	6.50	5.67	4.31	1.72
Dilution to public shareholders	$2.39	$3.22	$4.58	$7.17

____________

(1)      The numbers set forth in this column assume that 1,320,652 public shares, or 25%, of 5,282,610 public shares are redeemed.

(2)      The numbers set forth in this column assume that 2,641,305 public shares, or 50%, of 5,282,610 public shares are redeemed.

(3)      The numbers set forth in this column assume that 3,961,958 public shares, or 75%, of 5,282,610 public shares are redeemed.

(4)      The numbers set forth in this column assume that 5,282,610 public shares are redeemed, which is the maximum redemptions that would permit us to maintain net tangible assets of $5,000,001.

For further information on the dilutive effect of the insider shares, see “Dilution” on page 137, and “Risk Factor — You may face signiﬁcant dilution to the implied value of your public shares prior to or upon the consummation of our initial business combination, as result of various factors, including the nominal purchase price paid by our sponsor for the insider shares” on page 79 of this prospectus.

The insider shares and private shares are identical to the ordinary shares included in the units being sold in this offering, subject to certain exceptions as described below. Prior to the closing of our initial business combination or our first annual general meeting, whichever is sooner, only our sponsor has the right to appoint or remove directors for so long as our sponsor holds 20% of our then issued and outstanding shares. In addition, our insiders have agreed, pursuant to written letter agreements with us and subject to applicable securities laws, (A) to vote their insider shares and private shares and any public shares acquired in or after this offering in favor of any proposed business combination (except with respect to any public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto), (B) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association that would stop our public shareholders from redeeming or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within the prescribed timeline as provided in our second amended and restated memorandum and articles of association unless we provide redeeming public shareholders with the opportunity to redeem their public shares for cash from the trust account in connection with any such vote, (C) not to redeem any insider shares and private shares (as well as any other shares acquired in or after this offering) for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our second amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Additionally, our insiders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of 180 days after the date of the consummation of our initial business combination or the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units”). The private units (including the underlying securities) will not be transferable, assignable or saleable until 30 days following the completion of our initial business combination (except to certain permitted transferees). We refer to such transfer restrictions throughout this prospectus as the lock-up.

If public units or shares are purchased by any of our directors, ofﬁcers or initial shareholders, they will be entitled to funds from the trust account to the same extent as any public shareholder upon our liquidation but will not have redemption rights related thereto.

A portion of the purchase price from the private placement of the private units will be added to the proceeds of this offering and placed in a trust account in the United States maintained by Odyssey Transfer and Trust Company, as trustee. If we do not complete our initial business combination within 18 months from the effective date of this registration statement, the proceeds from the sale of the private units will be included in the liquidating distribution to the holders of our public shares.

Additional Financing

We have not selected any speciﬁc business combination target but may enter into agreements with target with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the private units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional ﬁnancing to complete such proposed initial business combination. Such additional ﬁnancing may be in the form of a private investment in a public entity (“PIPE”), which may be in the form of an equity, debt or convertible debt transactions. These ﬁnancing transactions would be designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufﬁcient liquidity to the post-combination company. The price of the shares we issue may therefore be less, and potentially signiﬁcantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing shareholders. These ﬁnancing transactions may be signiﬁcantly dilutive to the post-combination company, and represent the type of ﬁnancing risk that is not associated with traditional initial public offerings. We cannot assure you that ﬁnancing will be available to us on acceptable terms, if at all. None of our initial shareholders, directors or ofﬁcers or their afﬁliates are obligated to provide any such ﬁnancing to us. To the extent that additional ﬁnancing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional ﬁnancing to complete our initial business combination, we may require such ﬁnancing to fund the operations or growth of the target business. The failure to secure additional ﬁnancing could have a material adverse effect on the continued development or growth of the target business. None of our directors, ofﬁcers or shareholders is required to provide any ﬁnancing to us in connection with or after our initial business combination.

Legal and Operational Risks Associated with Being Based in and Our Sponsor, Officers and Directors
Having Significant Business Ties to and Being Located in the PRC

The Chinese government imposes significant oversight and discretion over the search for a target company, and the CSRC and other PRC government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on us and our future business combination with a company with major operation in China. In addition, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, the CSRC and other PRC government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Additional compliance procedures may be required in connection with this offering and our business combination process, and, if required, we cannot predict whether we will be able to obtain such approval. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Given the Chinese government’s significant oversight and discretion over the search for a target company, the CSRC and other PRC government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.”

We may be subject to complex and evolving laws and regulations in China. The PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, some of which are published with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. Moreover, PRC laws and regulations governing the PRC based business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations or the combined company’s principal operations in China, significant depreciation of the value of our or the combined company’s securities, or a complete hindrance of our or the combined company’s ability to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government has significant authority to exert influence on the ability of a China-based company to conduct its business, make or accept foreign investments or list on a U.S. stock exchange. The PRC government has published policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect us or our potential business combination with a PRC operating business and the business, financial condition, and results of operations of the combined company. The PRC government also initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on us or the PRC target company’s daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. For example, according to the Measures for Cybersecurity Review effective on February 15, 2022, network platform operators with personal information of more than one million users must apply for cybersecurity review to the Cyber Security Review Office when they go public abroad, and accordingly these companies may not be willing to list on a U.S. stock exchange or enter into a definitive business combination agreement with us. We currently face risks associated with regulatory approvals of the proposed business combination between us and any potential target with business or presence in the PRC, offshore offerings, anti-monopoly regulatory actions, and cybersecurity and data privacy. The PRC government may also intervene with or influence our or the combined company’s operations as the government deems appropriate to further regulatory, political and societal goals. Any such action, once taken by the PRC government, could result in a material change in our operations, including our search for a target business, and make it more difficult and costly for us to consummate a business combination with a target business operating in China, result in material changes in the combined company’s post-combination operations and cause the value of our securities or those of the combined company’s securities to significantly decline, or in extreme cases, become worthless or completely hinder our ability or the ability of the combined company to offer or continue to offer securities to investors. For a detailed description of risks associated with acquiring a company that does business in China, see “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company.”

If we consummate our initial business combination with a PRC target company, we may operate in the PRC primarily through our PRC subsidiaries. We may also adopt a series of contractual arrangements with the VIEs in the PRC, in which case (i) the VIEs will be PRC based operations companies and our PRC subsidiaries will be shell companies and (ii) investors in our securities will not and may never directly own equity interest in the VIEs but will instead hold equity interest in a holding company of our PRC subsidiaries. Under the VIE arrangement, the dividends or other distributions to be paid by our PRC subsidiaries to their overseas holding company will depend on such PRC subsidiaries’ entitlement to substantially all of the economic benefits of the VIEs, which are typically in the form of services fees or license fees payable by the VIEs to our PRC subsidiaries under various VIE agreements. Such contractual arrangements may not be as effective as direct ownership in respect of our relationship with the VIE and we may be adversely affected if we experience difficulties in settling the amounts owed to our PRC subsidiaries by the VIEs. All of these contractual arrangements may be governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements may be resolved in court or through arbitration in China. However, the legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. As at the date of this prospectus, there are very few precedents and little official guidance as to how contractual arrangements should be interpreted or enforced under PRC law. The contractual arrangements have not been tested in a court of law in the PRC and there remain significant uncertainties regarding the ultimate outcome of arbitration or court decisions should legal action become necessary. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — If the government of the PRC ﬁnds that the VIE Agreements we entered into to allow us to consolidate the ﬁnancial results of a target business do not comply with local governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to signiﬁcant penalties or be forced to relinquish our interests in those operations or the post-combination entity could be unbale to consolidate the ﬁnancial results of the VIE, which could cause the value of our securities depreciate signiﬁcantly or become worthless.”

Currently, we are a single entity and do not make any internal cash transfers. However, if our organizational structure expands, or if we acquire a PRC target company which does not require a VIE structure, we may transfer funds to the PRC target company through an increase in the registered capital of or a shareholder loan to the PRC target company. The PRC target company may in turn make distributions or pay dividends to us. If we acquire a PRC target company which requires a VIE structure, the post-combination entity may rely on payments made from the VIE to a WFOE and subsequently the WFOE distributes funds to the post-combination entity as dividends, and cash to the PRC target company could be transferred through our organization in the manner as follows: (i) the holding company may transfer funds to WFOE, via additional capital contributions or shareholder loans, as the case may be; and (ii) the WFOE may provide loans to the PRC target company, subject to statutory limits and restrictions. If our organizational structure expands, or if we acquire a company based in China, to the extent that we or the combined company in the future seeks to fund the business through distributions, dividends, or transfers of funds among and between the holding company and subsidiaries, any such transfer of funds within and among the subsidiaries will be subject to PRC regulations. Specifically, investment in Chinese companies is governed by the PRC Foreign Investment Law, the dividends and distributions from a PRC subsidiary are subject to regulations and restrictions on dividends and payments to parties outside of China, and any transfer of funds among the PRC subsidiaries is subject to regulations on private lending and must be permitted thereunder. Additionally, the PRC government may impose controls on the conversion of Renminbi into foreign currencies and the remittance of currencies out of the PRC. In order for the combined company to pay dividends to its stockholders, the combined company will rely on payments made from the PRC subsidiaries of the combined company and the distribution of such payments to the combined company as dividends from the PRC subsidiaries of the combined company. The dividends and distributions from a PRC subsidiary will be subject to regulations and restrictions on dividends and payments to parties outside of China and the combined company may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from its subsidiaries, if any. See “Risk Factors — Governmental control of currency conversion may affect the value of your investment” beginning on page 119 of this prospectus.

Regardless of whether we have a VIE structure or direct ownership structure post-business combination, we may depend on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. As at the date of this prospectus, we have not made any dividends or distributions and we have not made any cash transfers as we are a blank check company with no subsidiary. Due to (i) the risks of doing business in the PRC, and (ii) our sponsor and its affiliate(s) as well as certain of our directors and officers are located in or have significant ties to PRC, we may be a less attractive partner to non-PRC based target companies as compared to a non-PRC based special purpose acquisition company which may therefore make it harder for us to complete an initial business combination with a target company that is non-PRC based and which may therefore make it more likely for us to consummate a business combination with a target company located in the PRC. To date, we have not pursued an initial business combination and there have not been any capital contribution or shareholder loans by us to any PRC entities, we do not yet have any subsidiaries, and we have not received, declared or made any dividends or distributions. For a detailed description of risks associated with acquiring a company that does business in China, see “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company.”

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. The Trial Measures supersede prior rules and clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year comes from PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that (a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, (b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and (c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list of types of issuers banned from listing or offering overseas, such as (a) issuers whose listing or offering overseas has been recognized by the State Council of the PRC as a possible threat to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as the obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and the obligation after offering or listing overseas to report to the CSRC material events including a change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their shareholders between 1 and 10 million RMB for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation. See “Risk Factors — Permission Required from the PRC Authorities for this Offering and PRC Limitations on Overseas Listing and Share Issuances If We Acquire a PRC Target Company (Post-Business Combination) Under Relevant PRC Regulations — The New Administrative Rules Regarding Overseas Listing.”

We believe we are not required to obtain permissions or approvals from any PRC government authorities, including the CSRC or the Cyberspace Administration of China, or any other government entity, to issue our securities to foreign investors and to list on a U.S. exchange or operate our business. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities. However, if we do not maintain applicable permissions or approvals, if we inadvertently erroneously concluded that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, and we are denied permission and/or approvals, the relevant PRC government agencies could subject us to a stringent approval process from the relevant government entities in connection with this offering, continued listing on a U.S. exchange, the potential business combination, the issuance of shares or the maintenance of our status as a publicly listed company outside China, and the post business combination entity’s PRC operations if our business combination target is a PRC target company. We may also be subject to registration with the CSRC following this offering pursuant to the Trial Measures. It is uncertain when and whether we will be required to obtain permission from the PRC government to continue to list on a U.S. exchange in the future and offer our securities to foreign investors. If we do not maintain applicable permissions or approvals, if we inadvertently erroneously concluded that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, including pursuant to the Trial Measures, and we are denied permission and/or approvals from Chinese authorities to list on U.S. exchanges or offer our securities to foreign investors, we may not be able to continue listing on a U.S. exchange or be subject to other severe consequences, which would materially affect the interest of the investors. In addition, any changes in PRC law, regulations, or interpretations may severely affect our operations after this offering. The use of the term “operate” and “operations” includes the process of searching for a target business and conducting related activities. To that extent, we may not be able to conduct the process of searching for a potential target company in China. For more details, see “Prospectus Summary — Permission required from the PRC Authorities for this offering and PRC limitations on overseas listing and share issuance if we acquire a PRC Target Company (post-business combination) under relevant PRC regulations — Conﬁdentiality and Archives Administrative Provisions and Measures for Cybersecurity Review” on page 32 of this prospectus.

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), the United States Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol, or the Protocol, with the CSRC and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist as to whether the applicable parties, including governmental agencies, will fully comply with the framework.

Depending on the implementation of the Protocol, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in China, then China-based companies will be delisted pursuant to the HFCA Act despite the Protocol. Therefore, there is no assurance that the Protocol could give relief to China-based companies against the delisting risk from the application of the HFCAA or the AHFCAA. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

The HFCAA requires that, every year, the SEC identify any public companies (“Commission-Identified Issuers” or “CIIs”) that file annual reports with financial statements audited by an auditor located in a foreign jurisdiction where the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by a foreign authority. Under the amended HFCAA, once a company is identified as a CII for two consecutive years, the SEC must apply certain trading prohibitions to that CII’s securities. In addition, all CIIs are listed on the SEC website at www.sec.gov/HFCAA, and each CII must provide certain disclosures to investors and the SEC for each year it is identified as a CII. For foreign issuers that are CIIs, the required disclosures include but not limited to the percentage of shares owned by foreign government entities.

The Company’s independent registered public accounting firm, Guangdong Prouden CPAs GP, is headquartered in Guangzhou, China, and is subject to inspection by the PCAOB on a regular basis. As of the date of this prospectus, our auditor is not subject to any determination as to the inability to inspect or investigate registered firms completely announced by the PCAOB. While our auditor is registered with PCAOB and subject to PCAOB inspection, uncertainties remain as to whether the PCAOB will continue to be able to conduct inspections and investigations of our auditor completely. If, in the future, the PCAOB determines that it is unable to inspect or investigate our auditor completely because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and could ultimately result in a determination by a securities exchange to delist our securities.

In the event that we decide to consummate our initial business combination with a target business based in or primarily operating in China, if there is any regulatory change which prohibits the independent accountants from providing audit documentations located in mainland China or Hong Kong to the PCAOB for inspection or investigation or the PCAOB expands the scope of the Determination Report so that the target company or the combined company is subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. This could limit or restrict our access to the U.S. capital markets and the trading of our securities on a national securities exchange or in the over-the-counter trading market in the U.S. may be prohibited and our securities may be delisted by such exchange under the HFCAA. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was signed into law, requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. The AHFCAA also clarified that any foreign authority impeding PCAOB inspections or investigations can trigger the provisions of the act. If the combined company’s auditor cannot be inspected by the PCAOB for two consecutive years, the trading of the securities on any U.S. national securities exchanges as well as any over-the-counter trading in the U.S. will be prohibited and our securities may be delisted by such exchange. See “Risk Factors — Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the beneﬁts of such inspections.” starting on page 111 of this prospectus.

Our sponsor, as well as certain members of our Board of Directors and management team, have significant business ties to, and are primarily based in, China. Mr. Xunlei Lu, our Chief Executive Officer and a director, is a citizen of Hong Kong and resides in Hong Kong. Mr. Hengfeng Ge, our Chief Financial Officer, is a citizen and resident of mainland China. Mr. Junke Zhu, a director, along with our independent director appointees, Mr. Long Yan and Mr. Mouda Wei, are also citizens and residents of mainland China. Mr. Xueli Hou, one of our independent director appointees, is a Canadian citizen but resides in mainland China. These ties to China present legal and operational risks to us and our investors, including significant risks related to actions that may be taken by China in the areas of regulatory, liquidity and enforcement, which exist and are independent of the legal and operational risks that ties to China may present in connection with effecting an initial business combination. For instance, the Chinese government may have potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company. The Chinese government may intervene or influence our operations at any time through our directors and officers who are based in or have significant ties in China, which could result in a material adverse change in our search for a target business and the value of the securities we are offering. For example, if these ties were to cause China to view us as subject to their regulatory authority, China could take actions that could materially hinder or prevent our offering of securities to investors and cause the value of such securities to significantly decline or be worthless. In addition, changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to search for a target business and consummate an initial business combination. Currently, even if we do not complete a business combination with a China-based target, these risks may adversely affect us because our directors and officers are located in mainland China or Hong Kong or have significant ties to China. For example, if these ties were to cause China to view us as subject to their regulatory authority, China could take actions that could materially hinder or prevent our offering of securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — Because we have signiﬁcant ties to China, it is uncertain whether that would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination, or may therefore make it more likely for us to consummate a business combination with a PRC Target Company” on page 102, “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — Since our directors and officers have significant ties to China and are located in, mainland China or Hong Kong, the Chinese government may have potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company. The Chinese government may intervene or influence our operations at any time through our directors and officers who are based in or have significant ties in China, which could result in a material adverse change in our search for a target business and the value of the securities we are offering. For example, if these ties were to cause China to view us as subject to their regulatory authority, China could take actions that could materially hinder or prevent our offering of securities to investors and cause the value of such securities to significantly decline or be worthless” on page 128 for further information.

In addition, our headquarters is based in Hong Kong. We face various legal and operational risks and uncertainties related to our significant ties to China even if we do not complete a business combination with a China-based target. We are subject to complex and evolving laws and regulations in China. The PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, some of which are published with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. Moreover, PRC laws and regulations governing the PRC based business operations are sometimes vague and uncertain. See “Risk Factors — PRC laws and regulations governing our post-combination entity’s business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate proﬁtably.”

There may be difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us based on foreign laws, and there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against the officers and directors predicated upon the civil liability provisions of the securities laws of the United States of America or any state. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States of America that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment by us against the officers or directors or the future combined company if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or the public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States of America. No PRC legal counsel has been retained for purpose of this offering and consequently the company did not rely on the advice of PRC counsel. The above discussion is based on our management’s understanding of the current PRC laws, rules, regulations and local market practices and we cannot assure you that our management’s understanding is correct. If we begin our business combination process with a China-based target, we expect to retain a PRC legal counsel who will advise us and provide its opinion of counsel relating to the enforceability of civil liabilities and we cannot assure you that the PRC legal counsel will reach the same conclusion as our management’s assessment above. Furthermore, there would be added costs and issues with bringing an original action in foreign courts against the combined company or the officers and directors to enforce liabilities based upon the U.S. Federal securities laws, and they still may be fruitless. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — Because we have signiﬁcant ties to China, it is uncertain whether that would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination, or may therefore make it more likely for us to consummate a business combination with a PRC Target Company” on page 102 for further information.

Because our sponsor, as well as certain members of our Board of Directors and management team, have significant business ties to, and are primarily based in, the PRC, and our headquarters is based in Hong Kong, and due to the various legal uncertainties arising in the PRC, we will face certain legal and operational risks following our initial public offering. As a result of these risks, a significant depreciation of the value of our ordinary shares may occur. Further, these risks could result in a material change in the value of our securities that we are registering for sale. In addition, these legal and operational risks could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Further, these legal and operational risks may result in a material adverse change in our operations which could cause the value of our securities to decline significantly or even be worthless. See “Risk Factors — Because we have signiﬁcant ties to China, it is uncertain whether that would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination; or may therefore make it more likely for us to consummate a business combination with a PRC Target Company.” on page 102 of this prospectus; and “Risk

Factors — Our executive ofﬁcers and directors are located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon those ofﬁcers and directors located outside the United States.” starting on page 99 of this prospectus.

Risks Related to Our Possible Business Combination with a PRC Target Company

Although there is no restriction or limitation on what industry or geographic region our target operates in, because of our signiﬁcant ties to China, we may pursue a business combination with a PRC Target Company that are focusing on healthcare innovations and developing assets in the medical device, medical services, and medical technology. If we complete a business combination with a PRC Target Company, we may be subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations following the business combination. In particular, PRC laws and regulations restrict foreign ownership in certain industries. If the PRC Target Company is in any of those restricted industries, neither the post-combination entity nor its subsidiaries may own any equity interest in the PRC Target Company or its operating subsidiaries but rather may establish a WFOE in PRC to enter into the VIE Agreements with the PRC Target Company (to that extent, the PRC Target Company is known as a variable interest entity, or a VIE) and the VIE’s shareholders. See “Risk Factors — If we effect our initial business combination with a PRC Target Company, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.” on page 102 of this prospectus.

VIE Agreements normally include: (i) certain power of attorney agreements, a share pledge agreement and certain loan agreements; (ii) an exclusive business cooperation agreement which allows the post-combination entity to receive substantially all of the economic beneﬁts from the VIE; and (iii) certain exclusive option agreements and certain spouse consent letters which provide the WFOE with an exclusive option to purchase all or part of the equity interests in and/or assets of the VIE when and to the extent permitted by PRC laws (such arrangements are referred as a “VIE structure”). The post-combination entity, through a VIE structure, can consolidate the ﬁnancial results of the VIE in its consolidated ﬁnancial statements as a primary beneﬁciary in accordance with accounting principles generally accepted in the United States of America, or GAAP, or international ﬁnancial reporting standards as issued by the International Accounting Standards Board, or IFRS, for accounting purpose. The post-combination entity or its shareholders do not directly or indirectly hold equity interests in the VIE, and therefore, a VIE structure is subject to risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitations on foreign ownership of business in a restricted industry, regulatory review of overseas listings of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. The VIE structure is also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the post-combination entity’s operations and may cause the value of our ordinary shares to depreciate signiﬁcantly or become worthless.

VIE structure may not be as effective as equity ownership and the company may incur substantial costs to enforce the terms of the arrangements. Since the post-combination entity and its stockholders do not directly own equity interest in VIE and the shareholders of VIE still own the shares of VIE after the business combination, the VIE structure has its inherent risks that may affect your investment, including less effectiveness and certainties than equity ownership and potential substantial costs to enforce the terms of the VIE Agreements. The VIE shareholders may not act in the best interests of the WFOE or the post-combination entity, or may not perform their obligations under the VIE Agreements. If the VIE or the VIE shareholders breach their contractual obligations under the VIE Agreements, the post-business combination company may have difﬁculty in enforcing any rights it may have under the VIE Agreements with the VIE and/or its founders and owners because all of the VIE Agreements are governed by PRC laws and provide for the resolution of disputes through arbitration in the PRC, where the legal environment in the PRC is not as developed as in the United States. The post-combination entity may have to incur substantial costs and expend signiﬁcant resources to enforce such VIE Agreements in reliance on legal remedies under PRC law. In connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any of record holder of equity interest in the VIE, including such equity interest of such record holder, may be put under court custody. As a consequence, we cannot be certain that the equity interest will be disposed pursuant to the VIE Agreements or that the ownership by the record holder of such equity interest will be unchallenged. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — If the government of the PRC ﬁnds that the VIE Agreements we entered into to allow us to consolidate the ﬁnancial results of a target business do not comply with local governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to signiﬁcant penalties or be forced to relinquish our interests in those operations or the post-combination entity could be unbale to consolidate the ﬁnancial results of the VIE, which could cause the value of our securities depreciate signiﬁcantly or become worthless.” In addition, if we acquire a PRC Target Company through VIE Agreements, investors in our ordinary shares following a business combination would not hold equity interests in the VIE domiciled in China and would instead hold equity interests in a holding company. You may never hold equity interests in the VIE.

All of the VIE Agreements may be governed by and interpreted in accordance with PRC law, and disputes arising from these VIE Agreements may be resolved in court or through arbitration in China in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit the post-combination ability to enforce the VIE Agreements. As at the date of this prospectus, there are very few precedents and little ofﬁcial guidance as to how VIE Agreements should be interpreted or enforced under PRC law. The VIE Agreements have not been widely tested in a court of law in the PRC and there remain signiﬁcant uncertainties regarding the ultimate outcome of arbitration should legal action become necessary. Furthermore, VIE Agreements may not be enforceable in China if the PRC government authorities or courts take a view that such VIE Agreements contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In the event that the post-combination entity is unable to enforce the VIE Agreements, the post-combination entity may not be able to consolidate the ﬁnancial results of the VIE through the VIE Agreements, which will have a material adverse effect on its ﬁnancial condition and results of operations. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company.”

Although the PRC authorities do not require permission to entering into the VIE Agreements, recently the General Ofﬁce of the Central Committee of the Communist Party of China and the General Ofﬁce of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021, pursuant to which the PRC government will strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings of Chinese companies. The Opinions and any related implementing rules to be enacted may subject the VIE structure to compliance requirements in the future. Given the current regulatory environment in the PRC, uncertainty of different interpretations and enforcement of the rules and regulations in the PRC may be adverse to our business combination with a PRC Target Company or the post-business combination company, which requirements may take place quickly with little advance notice. See “Risk Factors — Related to Our Possible Business Combination with a PRC Target Company” for more details.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which came into effect since March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulﬁll the ﬁling procedure with the CSRC as per requirement of the Trial Administrative Measures. An issuer is a domestic company in the PRC if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total proﬁt, total assets or net assets as documented in its audited consolidated ﬁnancial statements for the most recent accounting year comes from PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. Where a domestic company seeks to directly offer and list securities in overseas markets, the issuer shall ﬁle with the CSRC. Where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, ﬁle with the CSRC. If, we acquire a PRC Target Company, we may be required to comply with the New Administrative Rules Regarding Overseas Listings and complete the ﬁling with the CSRC, to continue listing on U.S. exchanges or issue securities to foreign investors post business combination with a PRC Target Company. Since the New Administrative Rules Regarding Overseas Listings are newly promulgated, and the interpretation and implementation thereof involves uncertainties, we cannot assure that we will be able to complete the relevant ﬁlings in a timely manner or fulﬁl all the regulatory requirements thereunder. For more details, see “Prospectus Summary — Permission required from the PRC Authorities for this offering and PRC limitations on overseas listing and share issuance if we acquire a PRC Target Company (post-business combination) under relevant PRC regulations — the New Administrative Rules Regarding Overseas Listing” on page 31 of this prospectus.

On February 24, 2023, the CSRC promulgated the Conﬁdentiality and Archives Administration Provisions, which also became effective on March 31, 2023. The Conﬁdentiality and Archives Administration Provisions set out rules, requirements and procedures relating to provision of documents, materials and accounting archives for securities companies, securities service providers, overseas regulators and other entities and individuals in connection with overseas offering and listing, including without limitation to, domestic companies that carry out overseas offering and listing (either in direct or indirect means) with regards to protection of any state secret and working secret of government agencies, requirement to obtain approval to publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Further, according to the Measures for Cybersecurity Review, which was promulgated on December 28, 2021 and became effective on February 15, 2022, online platform operators holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. If we acquire a PRC Target Company, we will be required to comply with Conﬁdentiality and Archives Administration Provisions, potential cybersecurity review, and other regulations may be promulgated by the CAC or other PRC authorities. There is uncertainty how the new provisions will be interpreted and implemented in the future, and we may be required to perform additional procedures in connection with the provision of accounting archives. For more details, see “Prospectus Summary — Permission required from the PRC Authorities for this offering and PRC limitations on overseas listing and share issuance if we acquire a PRC Target Company (post-business combination) under relevant PRC regulations — Conﬁdentiality and Archive Administrative Provisions and Measures for Cybersecurity Review” on page 32 of this prospectus.

The governing PRC laws and regulations are sometimes vague and uncertain and can change quickly with little advance notice, which may result in a material change in the post-combination entity’s operations, cause the value of our shares following the business combination to signiﬁcantly decline or be worthless, or substantially limit or completely hinder the post-combination entity’s ability to offer or continue to offer securities to investors. For instance, the PRC government recently initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. However, since these statements and regulatory actions are new, it is uncertain how soon Chinese legislative or administrative regulation making bodies will respond and what existing or new laws, regulations or detailed implementations and interpretations will be modiﬁed or promulgated, if any, and the potential impact such modiﬁed or new laws and regulations will have on our capability to acquire or merge with a PRC Target Company, as well as the post-combination entity’s ability to conduct its business, accept foreign investments, or list on a U.S. stock exchange.

The Chinese government may intervene or inﬂuence the operations of the PRC operating entities at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in the operations of the PRC operating entities and/or the value of our securities. In addition, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could signiﬁcantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to signiﬁcantly decline or be worthless. Changes in China’s economic, political or social conditions, as well as possible interventions and inﬂuences of any government policies and actions; as well as uncertainties with respect to the PRC legal system could have a material adverse effect on our operation and the value of our securities. For instance, (i) as the date of prospectus, we and our directors and ofﬁcers are not required to obtain any permission from the CSRC, CAC, or any other China authorities, nor received any objection, restriction, or were denied approval from Chinese authorities to list our securities in U.S. exchanges, however, we cannot guarantee that PRC authorities may initiate any change in its law, rules or regulations, or governmental policies that would require permission or scrutiny from relevant PRC authorities before our listing; or any law, regulation, rules and policies will become effective and enforceable after our listing that could substantially affect our operation and the value of our securities may depreciate quickly even become worthless. Such future administrative measure or actions may have material adverse effects on the offering of our securities to investors, our proposed listing in the U.S., our business operation, our capability to acquire or merge with a PRC Target Company. For example, in the event that it is required that we should obtain permission from the Chinese government to offer our securities to investors or list on U.S. exchanges, it is unpredictable whether such permission can be obtained by us, as the case may be, or, if permission is obtained, whether it could be later denied or rescinded. If we, including our directors and ofﬁcers, do not receive or maintain such permissions or approvals, or inadvertently conclude that such permissions or approvals are not required, it could signiﬁcantly limit or completely hinder our ability to offer or continue to offer our securities to investors, list in the U.S. and cause the value of our securities to signiﬁcantly decline or become worthless. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with any permissions may be required from the PRC Authorities. See “Summary — Permission Required from the PRC Authorities for this Offering and PRC Limitations on Overseas Listing and Share Issuances If We Acquire a PRC Target Company (Post-Business Combination)” on page 31 and (ii) after consummation of this offering and prior to the consummation of our initial business combination, our operation involves searching and identifying suitable targets, conducting due diligence on targets, negotiating and consummating our initial business combination. Though we are not restricted or prohibited from such business activities in China, we are subject to risks and uncertainties about future actions of the PRC government or law enforcement to refrain our activities or operation in China, which would likely result in a material change in our operations, signiﬁcantly limit or hinder our ability to offer or continue to offer our securities, and cause the value of our securities may depreciate signiﬁcantly or become worthless. See “Risk Factors — The Chinese government may exercise signiﬁcant oversight and discretion over the conduct of the post-combination entity’s business and may intervene in or inﬂuence its operations at any time, which could result in a material change in its operations and/or the value of our securities. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if the PRC Target Company and the VIE were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on a U.S. exchange, which would materially affect the interest of our investors” on page 125 and “Risk Factors — Uncertainties with respect to the PRC legal system could adversely affect us.” on page 130. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company” on page 102 of this prospectus.

Our sponsor, as well as certain members of our Board of Directors and management team, have significant business ties to, and are primarily based in, China. Mr. Xunlei Lu, our Chief Executive Officer and a director, is a citizen of Hong Kong and resides in Hong Kong. Mr. Hengfeng Ge, our Chief Financial Officer, is a citizen and resident of mainland China. Mr. Junke Zhu, a director, along with our independent director appointees, Mr. Long Yan and Mr. Mouda Wei, are also citizens and residents of mainland China. Mr. Xueli Hou, one of our independent director appointees, is a Canadian citizen but resides in mainland China. In addition, our headquarters is based in Hong Kong.

Because of our significant ties to China, and due to the various legal uncertainties arising in the PRC, we may be a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination; or may therefore make it more likely for us to consummate a business combination with a company being based in or having the majority of the company’s operations in China (a “PRC Target Company”). See “Risk Factors — Because we have signiﬁcant ties to China, it is uncertain whether that would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination; or may therefore make it more likely for us to consummate a business combination with a PRC Target Company.” on page 102 of this prospectus.

Our initial shareholders, including our sponsor, will own approximately 22.94% of the total outstanding share capital of the company (consisting of the insider shares and private shares, and assuming they will not purchase any public shares in this offering and our underwriter does not exercise its over-allotment rights). As a result, we may be considered a “foreign person” under rules promulgated by the CFIUS, and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. See “Risk Factor — We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.” on page 111 of this prospectus.

Further, it is uncertain whether any ofﬁcers and directors of the post-combination entity will be located inside the United States. As a result, it may be difﬁcult, or in some cases impossible, for investors in the United States to enforce their legal rights, to effect service of process upon those ofﬁcers and directors (prior to or after the business combination) located outside the United States, or to enforce judgments of U.S. courts seeking to impose civil liabilities and criminal penalties on them under U.S. securities laws. In particular, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions, and you may have to incur substantial costs and contribute signiﬁcant time to enforce civil liabilities and criminal penalties in reliance on legal remedies under PRC laws. Therefore, recognition and enforcement in the PRC of judgements of U.S. courts in relation to any matter not subject to a binding arbitration provision may be difﬁcult or impossible. See “Risk Factors — Our executive ofﬁcers and directors are located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon those ofﬁcers and directors located outside the United States.” starting on page 99 of this prospectus.

Permission Required from the PRC Authorities for this Offering and PRC Limitations on Overseas Listing and Share Issuances If We Acquire a PRC Target Company (Post-Business Combination) PRC Regulations

The New Administrative Rules Regarding Overseas Listing

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which came into effect since March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulﬁll the ﬁling procedure with the CSRC as per requirement of the Trial Administrative Measures. An issuer is a domestic company in the PRC if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total proﬁt, total assets or net assets as documented in its audited consolidated ﬁnancial statements for the most recent accounting year comes from PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. Where a domestic company seeks to directly offer and list securities in overseas markets, the issuer shall ﬁle with the CSRC. Where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, ﬁle with the CSRC. Initial public offerings or listings in overseas markets shall be ﬁled with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities subsequently, ﬁlings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to CSRC within 3 working days after the occurrence and public disclosure of such event. Further, an overseas securities company that serves as a sponsor or lead underwriter for overseas securities offering and listing by domestic companies shall ﬁle with the CSRC within 10 working days after signing its ﬁrst engagement agreement for such business, and submit to the CSRC, no later than January 31 each year, an annual report on its business activities in the previous year associated with overseas securities offering and listing by domestic companies. If an overseas securities company has entered into engagement agreements before the effectuation of the Trial Administrative Measures and is serving in practice as a sponsor or lead underwriter for overseas securities offering and listing by domestic companies, it shall ﬁle with the CSRC within 30 working days after the Trial Administrative Measures take effect. However, pursuant to the New Administrative Rules Regarding Overseas Listings and the Notice on the Arrangement for Filing-based Administration of Overseas Offering and Listing by Domestic Companies issued by the CSRC on February 17, 2023, if the indirect overseas securities offering and listing by a domestic company had been approved by the overseas regulator or stock exchange, such as the registration statement had been declared effective in the case of the U.S. market, prior to the effectuation of the Trial Administrative Measures, and the indirect overseas securities offering and listing will be completed before September 30, 2023 without the need to go through the regulatory procedure of the overseas regulator or stock exchange for offering and listing once again, then such company is not required to ﬁle with the CSRC in accordance with the Trial Administrative Measures immediately but shall be required to do so if it involves in re-ﬁnancing and other ﬁling matters in the future.

As a blank check company newly incorporated in Cayman Islands rather than in China and currently our company does not own or control any equity interest in any PRC company or operate any business in China, we did not generate any revenue or proﬁt nor have any asset in China or from any operation in China as of the date of this prospectus. As a result, we believe that we do not meet the criteria (a) of a domestic company in the PRC as set forth in New Administrative Rules Regarding Overseas Listings and accordingly are not required to ﬁle with the CSRC for the offering. If, however, we acquire a PRC Target Company, we may be required to comply with the New Administrative Rules Regarding Overseas Listings and complete the ﬁling with the CSRC, to continue listing on U.S. exchanges or issue securities to foreign investors post business combination with a PRC Target Company. Since the New Administrative Rules Regarding Overseas Listings are newly promulgated, and the interpretation and implementation thereof involves uncertainties, we cannot assure that we will be able to complete the relevant ﬁlings in a timely manner or fulﬁl all the regulatory requirements thereunder.

Conﬁdentiality and Archives Administrative Provisions and Measures for Cybersecurity Review

On February 24, 2023, the CSRC promulgated the Conﬁdentiality and Archives Administration Provisions, which also became effective on March 31, 2023. The Conﬁdentiality and Archives Administration Provisions set out rules, requirements and procedures relating to provision of documents, materials and accounting archives for securities companies, securities service providers, overseas regulators and other entities and individuals in connection with overseas offering and listing, including without limitation to, domestic companies that carry out overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall not leak any state secret and working secret of government agencies, or harm national security and public interest, and a domestic company shall ﬁrst obtain approval from competent authorities according to law, and ﬁle with the secrecy administrative department at the same level, if it plans to, either directly or through its overseas listed entity, publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Working papers produced in the Chinese mainland by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in the Chinese mainland. Where such documents need to be transferred or transmitted to outside the Chinese mainland, relevant approval procedures stipulated by regulations shall be followed. Further, according to the Measures for Cybersecurity Review, which was promulgated on December 28, 2021 and became effective on February 15, 2022, online platform operators holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. As we are a blank check company and are not involved in the collection of personal data of at least 1 million users or implicate cybersecurity, we do not believe that we are a “network platform operator(s)”, or subject to the cybersecurity review of the Cyberspace Administration of China (the “CAC”), nor subject to Conﬁdentiality and Archives Administration Provisions for the offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanction or any regulatory objection to this offering from any relevant PRC authorities. If we acquire a PRC Target Company, we will be required to comply with Conﬁdentiality and Archives Administration Provisions and other regulations may be promulgated by the CAC or other PRC authorities. There is uncertainty how the new provisions will be interpreted and implemented in the future, and we may be required to perform additional procedures in connection with the provision of accounting archives.

Additionally, if we acquire a PRC Target Company, we may be subject to any new rules, regulations or requirements promulgated by the PRC Authorities regarding Overseas Listing and Share Issuances for domestic companies in the PRC. Any failure of us to fully comply with new regulatory requirements may signiﬁcantly limit or completely hinder our ability to offer or continue to offer our securities in connection with a business combination, or to complete a business combination at all. If approval is required in the future and we were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on a U.S. exchange, which would materially affect the interest of our investors. It is uncertain when and whether we will be required to obtain permission from the PRC government to continue to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Our operations may be adversely affected in the future, directly or indirectly, by existing or future laws and regulations relating to the PRC Target Company’s business or industry and oversea listing and share issuance.

Transfers of Cash to and from Our Post-Combination Entity If We Acquire a PRC Target Company (Post-Business Combination)

We are a blank check company with no operations of our own and no subsidiaries except searching for a suitable target to consummate an initial business combination. As of the date of this prospectus, we do not have cash management policies and procedures that dictate how funds are transferred. As of the date of this prospectus, no transfers, dividends, or distributions have been made by us.

There is no restriction in the geographic location of targets that we can pursue, although we intend to initially prioritize geographic locations in Asia and North America. We currently do not have any PRC subsidiaries or China operations, do not have any speciﬁc business combination under consideration and have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. However, because of our signiﬁcant ties to China, we may pursue a business combination with a PRC Target Company which might require a VIE structure. As a result, although other means are available for the post-combination entity to obtain ﬁnancing at the holding company level, the post-combination entity’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by the PRC Target Company’s subsidiaries. If any of the post-combination entity’s subsidiaries incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to the post-combination entity. In addition, the PRC subsidiaries of the post-combination entity and VIE are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

In order for the post-combination entity to pay dividends to its stockholders, the post-combination entity will rely on payments made from the VIE to the PRC subsidiary of the post-combined entity, a wholly foreign-owned enterprise (“WFOE”), pursuant to the VIE Agreements, and the distribution of such payments from the WFOE to the post-combination entity as dividends from the subsidiaries of the post-combined entity. Such dividends and other distributions may be subject to the PRC government’s regulations relating to the conversion of Renminbi into foreign currencies and the remittance of such currencies out of the PRC, which may limit the post-combination entity’s PRC subsidiaries’ ability to distribute earnings to the post-combination entity or may otherwise adversely affect the post-combination entity. Furthermore, even though the post-combination entity may wish to transfer cash proceeds raised from overseas ﬁnancing activities, including this offering, to its PRC subsidiaries via capital contribution or shareholder loans, the PRC government’s regulations relating to foreign exchange may limit the post-combination entity’s ability to make loans to or inject capital into its PRC subsidiaries or the ability of its PRC subsidiaries to pay back such loans to the post-combination entity.

Investment in Chinese companies, which are governed by the Foreign Investment Law, and the dividends and distributions from a China-based operating company are subject to regulations and restrictions on dividends and payment to parties outside of China. Furthermore, if certain procedural requirements are satisﬁed, the payment in foreign currencies on current account items, including proﬁt distributions and trade and service related foreign exchange transactions, can be made without prior approval from the State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where RMB would be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control regulations prevent the VIE or PRC subsidiaries of the combined company from obtaining sufﬁcient foreign currencies to satisfy their foreign currency demands, the VIE or PRC subsidiaries of the combined company may not be able to pay dividends or repay loans in foreign currencies to their offshore intermediary holding companies and ultimately to the post-combination company. We cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of RMB into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that the PRC subsidiaries of the post-combination company will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC. Therefore, we may experience difﬁculties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our subsidiaries or the VIE, if any. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — Exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a PRC Target Company and limit our ability to utilize our cash ﬂow effectively following our initial business combination.” on page 119 of this prospectus.

Current PRC regulations permit the indirect subsidiaries of the post-combination entity to pay dividends to the post-combination entity only out of their accumulated proﬁts, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of the subsidiaries of the post-combination company in China is required to set aside at least 10% of its after-tax proﬁts each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax proﬁts to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If the post-combination entity is considered a PRC tax resident enterprise for tax purposes, any dividends the post-combination entity pay to its overseas stockholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — In the event we successfully consummated business combination with a PRC Target Company, we will be subject to restrictions on dividend payments following consummation of our initial business combination.” on page 123 of this prospectus.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act (the “HFCAA”) became law on December 18, 2020. In accordance with the HFCAA, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the United States Public Company Accounting Oversight Board (the “PCAOB”) determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), was signed into law, which amended the HFCAA by reducing the aforementioned inspection period from three to two consecutive years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before that issuer’s securities may be prohibited from being trading or be delisted.

On March 24, 2021, the SEC adopted interim ﬁnal rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identiﬁed issuer will be required to comply with these rules if the SEC identiﬁes it as having a “non-inspection” year under a process to be subsequently established by the SEC.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCAA. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting ﬁrms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to ﬁnalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identiﬁes as having ﬁled an annual report with an audit report issued by a registered public accounting ﬁrm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting ﬁrms headquartered in: (i) mainland China, and (ii) Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions, and identified the registered public accounting firms in mainland China and Hong Kong that subject to such determinations. The PCAOB made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit ﬁrms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist whether this new framework will be fully complied with. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reafﬁrming, modifying or vacating the determination.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting ﬁrms headquartered in mainland China and Hong Kong and voted to vacate its December 2021 determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On December 29, 2022, the AHFCAA was signed into law to amend the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. Furthermore, notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor of a PRC target company because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause the securities of the combined company to be delisted from the stock exchange.

The HFCAA requires that, every year, the SEC identify any public companies (“Commission-Identified Issuers” or “CIIs”) that file annual reports with financial statements audited by an auditor located in a foreign jurisdiction where the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by a foreign authority. Under the amended HFCAA, once a company is identified as a CII for two consecutive years, the SEC must apply certain trading prohibitions to that CII’s securities. In addition, all CIIs are listed on the SEC website at www.sec.gov/HFCAA, and each CII must provide certain disclosures to investors and the SEC for each year it is identified as a CII. For foreign issuers that are CIIs, the required disclosures include but not limited to the percentage of shares owned by foreign government entities.

The Company’s independent registered public accounting firm, Guangdong Prouden CPAs GP, is headquartered in Guangzhou, China, and is subject to inspection by the PCAOB on a regular basis. As of the date of this prospectus, our auditor is not subject to any determination as to the inability to inspect or investigate registered firms completely announced by the PCAOB. While our auditor is registered with PCAOB and subject to PCAOB inspection, uncertainties remain as to whether the PCAOB will continue to be able to conduct inspections and investigations of our auditor completely. If, in the future, the PCAOB determines that it is unable to inspect or investigate our auditor completely because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and could ultimately result in a determination by a securities exchange to delist our securities.

On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA and amended the HFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. As a result, the time period before an issuer’s securities may be prohibited from trading or delisted has been decreased accordingly.

Future developments in respect of increased U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

Other developments in U.S. laws and regulatory environment, including but not limited to executive orders such as Executive Order (E.O.) 13959, “Addressing the Threat from Securities Investments That Finance Communist Chinese Military Companies,” may further restrict our ability to complete a business combination with certain China-based businesses.

For more detailed information, see “Risk Factors — Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the beneﬁts of such inspections.” starting on page 111 of this prospectus.

Other Considerations and Conflicts of Interest

We are not prohibited from pursuing an initial business combination with a business combination target that is afﬁliated with our sponsor, ofﬁcers or directors or completing the business combination through a joint venture or other form of shared ownership with our sponsor, ofﬁcers or directors; accordingly, such afﬁliated person(s) may have a conﬂict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such afﬁliated person(s) would have interests different from our public shareholders and would likely not receive any ﬁnancial beneﬁt unless we consummated such business combination. In the event we seek to complete our initial business combination with a business combination target that is afﬁliated (as deﬁned in our second amended and restated memorandum and articles of association) with our sponsor, ofﬁcers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by us in such initial business combination is fair to our company from a ﬁnancial point of view. We are not required to obtain such an opinion in any other context. We cannot assure you that any of the above mentioned conﬂicts will be resolved in our favor. For more details, see “Management — Conﬂicts of Interest” on page 192 of this prospectus.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor, its affiliates, and our officers and directors may in the future become affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business. In addition, our sponsor, officers and directors have complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination and the order in which they pursue business combinations for any of their future blank check companies. As a result, our sponsor, officers and directors may pursue business combinations for blank check companies that it has sponsored in any order, which could result in its more recent blank check companies completing business combinations prior to its blank check companies that were launched earlier.

Although none of our management has been, or is currently, involved in any other special purpose acquisition companies, our sponsor and our officers and directors may, sponsor or form other special purpose acquisition companies, or serve as sponsor, officer or director in other special purpose acquisition companies, in each case similar to ours or may pursue other business or investment ventures, during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. See “Risk Factors — Risks Associated with Our Business — Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, which may include other blank check companies, and, accordingly, may have conflicts of interest in allocating their time and in determining to which entity a particular business opportunity should be presented”.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. Our second amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an ofﬁcer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or ofﬁcer, on the one hand, and us, on the other. See “Risk Factors — Risks Associated with Our Business — Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, which may include other blank check companies, and, accordingly, may have conflicts of interest in allocating their time and in determining to which entity a particular business opportunity should be presented” on page 71 for further information.

Further, our ofﬁcers and directors are not required to commit their full time to our affairs and will allocate their time to other businesses, and the collective experience of our ofﬁcers and with blank check companies like ours is not signiﬁcant. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). The past successes of our executive ofﬁcers and directors do not guarantee that we will successfully consummate an initial business combination. In addition, the members of the management team may not remain with us subsequent to the consummation of a business combination.

We may not be able to ﬁnd a suitable target business and complete our initial business combination within the completion window. An increasing number of SPACs have liquidated beginning in the second half of 2022 due to an inability to complete an initial business combination within their allotted time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we have not completed our initial business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may only receive $10.00 per share. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “Risk Factors — Risks Associated with Our Business — We may not be able to complete our initial business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate” on page 62 for further information.

Our insiders paid a nominal aggregate purchase price of $25,000 for 1,437,500 ordinary shares (up to 187,500 ordinary shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), at approximately $0.017 per share and, accordingly, may have a conﬂict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low price that our sponsor, any afﬁliate of our sponsor, our directors or ofﬁcers (directly or indirectly) paid for the insider shares creates an incentive whereby such persons could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination and do not hold a shareholder vote to amend our second amended and restated memorandum and articles of association to extend the amount of time, we will have to consummate an initial business combination within 18 months from the closing of this offering, or by such earlier liquidation date as our board of directors may approve, the insider shares and private units may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Additionally, commencing on the effective date of this registration statement, we will pay our sponsor in an amount equal to $10,000 per month for office space, utilities and secretarial and administrative support made available to us, as described elsewhere in this prospectus. Upon consummation of this offering or thereafter, we will repay up to $800,000 in loans made to us by our sponsor to cover offering-related and organizational expenses. In the event that following this offering we obtain working capital loans from our sponsor to finance transaction costs related to our initial business combination, up to $1,500,000 of such loans may be convertible into private units at a price of $10.00 per unit. See “Summary — Other Considerations and Conflicts of Interest,” “The Offering — Insider shares,” “The Offering — Transfer Restrictions on Insider Shares, ” “The Offering — Conflicts of Interest,” “Risk Factors — You may face signiﬁcant dilution to the implied value of your public shares prior to or upon the consummation of our initial business combination, as result of various factors, including the nominal purchase price paid by our sponsor for the insider shares,” “Management — Conflicts of Interest,” and “Principal Shareholders.”

Corporate Information

Our principal executive ofﬁce is located at Unit E, 7 Floor, China Insurance Building, 48 Cameron Road, Tsim Sha Tsui, Kowloon, Hong Kong, and our telephone number is +852-2369-1218.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these, and the other risks set forth in the section below entitled “Risk Factors” beginning on page 62 of this prospectus.

Securities offered

5,000,000 units, at $10.00 per unit, each unit consisting of:

•   one ordinary share; and

•   one right entitling the holder to receive one-eighth (1/8) ordinary share upon consummation of our initial business combination.

Listing of our securities and symbols

The units, the ordinary shares, and rights, once they begin separate trading, will be listed on the NASDAQ Capital Market under the symbols “TDSTU,” “TDST,” and “TDSTR,” respectively.

Each of the ordinary shares and rights may trade separately on the 52nd day after the effective date of this registration statement unless the underwriters determine that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization and blank check companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the underwriters allow separate trading of the ordinary shares and rights until we ﬁle an audited balance sheet reﬂecting our receipt of the gross proceeds of this offering.

Once the ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into separately trading ordinary shares and rights. No fractional rights will be issued upon separation of the units and only whole rights will trade. Accordingly, unless you purchase ten units, you will not receive an ordinary share underlying the rights upon the consummation of the business combination.

We will ﬁle a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reﬂect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will ﬁle an amendment to the Form 8-K or a new Form 8-K to provide updated ﬁnancial information to reﬂect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters have allowed separate trading of the ordinary shares and rights prior to the 52nd day after the effective date of this registration statement.

Units:
Number of public units outstanding before this offering	0 units
Number of private placement units outstanding before this offering	0 units
Total number of units outstanding before this offering	0 units
Number of public units outstanding after this offering	5,000,000 units(1)
Number of private placement units to be sold in a private placement simultaneously this offering:	238,168 units(1)
Total number of units outstanding after this offering:	5,238,168 units(1)
Ordinary shares:
Number issued and outstanding before this offering and the private placement	1,437,500 ordinary shares(2)
Number issued and outstanding after this offering and sale of private units	6,488,168 ordinary shares(3)
Rights included as part of units:
Number issued and outstanding before this offering and the private placement	0 rights
Number to be issued and outstanding after this offering and sale of private units	5,238,168 rights(4)
Terms of Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-eighth of one ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each right will automatically be converted to receive the kind and amount of securities or properties of the surviving entity that each one-eighth of one ordinary share underlying each right is entitled to upon consummation of the business combination subject to any dissenter rights under the applicable law. We will not issue fractional shares in connection with a conversion of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Companies Act and any other applicable Cayman Islands law. As a result, you must hold rights in multiples of eight in order to receive shares for all of your ordinary shares underlying the rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless. The Company shall reserve such amount of its profits or share premium in order to pay up the par value of each share issuable in respect of the rights.

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option.

(2)      This number includes an aggregate of up to 187,500 ordinary shares held by our insiders that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

(3)      Assumes the over-allotment option has not been exercised and an aggregate of 187,500 ordinary shares held by our insiders have been forfeited. Includes 1,250,000 insider shares, 5,000,000 ordinary shares included in the public units, 238,168 ordinary shares included in the private units.

(4)      Assumes the over-allotment option has not been exercised. Includes 5,000,000 rights included in the public units and 238,168 rights included in the private units.

Insider Shares

As of the date hereof, our sponsor holds 1,437,500 insider shares, 187,500 of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full. The number of insider shares issued and outstanding was determined based on the expectation that the insider shares would represent 20% of the outstanding shares after this offering (excluding the placement units and underlying securities and assuming they do not purchase any units in this offering).

As such, our sponsor will own approximately 20% of our issued and outstanding shares after this offering (excluding the placement shares to be issued to the sponsor and assuming they do not purchase any units in this offering). None of our sponsor, officers or directors have expressed an intention to purchase any units in this offering. Up to an aggregate 187,500 ordinary shares will be subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised in full so that our initial shareholders will maintain ownership of at least 20% of our ordinary shares after this offering (excluding the placement units and underlying securities and assuming they do not purchase any units in this offering).

We will effect a share capitalization or other appropriate mechanism prior to this offering should the size of the offering change, in order to maintain such percentage ownership. The insider shares and private shares are identical to the ordinary shares included in the units being sold in this offering, except that:

•   prior to the closing of our initial business combination or our first annual general meeting, whichever is sooner, only our sponsor has the right to appoint or remove directors for so long as our sponsor holds 20% of our then issued and outstanding shares;

•   the insider shares are subject to certain transfer restrictions, as described in more detail below;

•   the insider shares are entitled to registration rights; and

•   our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their insider shares, placement shares, and public shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their insider shares, placement shares, and public shares in connection with a shareholder vote to approve an amendment to our second amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the period to consummate the initial business combination or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, (iii) waive their rights to liquidating distributions from the trust account with respect to their insider shares if we fail to complete our initial business combination within the period to consummate the initial business combination, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame and (iv) vote any insider shares held by them and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination (except with respect to any public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto).

If we submit our initial business combination to our public shareholders for a vote, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association. One or more shareholders who together hold not less than one-third of the ordinary shares entitled to vote at a meeting of the Company being individuals present in person or by proxy (or if a corporation or other non-natural person by its duly authorized representative or proxy) shall be a quorum.

Private placement at time of offering

Simultaneously with the consummation of this offering, our sponsor has committed to purchase from us an aggregate of 238,168 private units at $10.00 per private unit (for a total purchase price of $2,381,680).

These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. A portion of the purchase price of the private units will be added to the proceeds of this offering and placed in the trust account such that, at the time of closing, $50,000,000 (or $57,500,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account.

Each private unit shall consist of one ordinary share and one right. Each eight rights will entitle holder to receive one ordinary share upon consummation of our initial business combination. The private units are identical to the units sold in this offering except as described in this prospectus.

Transfer restrictions on insider shares

Our insiders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of 180 days after the date of the consummation of our initial business combination or the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

The private units (including the underlying securities) will not be transferable, assignable or saleable until 30 days following the completion of our initial business combination (except to certain permitted transferees).

We refer to such transfer restrictions throughout this prospectus as the lock-up.

Offering proceeds to be held in trust account:

The rules of NASDAQ provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account.

Of the net proceeds of this offering and the sale of the placement units, an aggregate of $50,000,000, or $10 per unit (or an aggregate of $57,500,000, or $10 per unit, if the over-allotment option is exercised in full) will be placed in a trust account in the United States, maintained by Odyssey Transfer and Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus, and the remaining of $975,000 of net proceeds of this offering will not be held in the trust account.

The proceeds to be placed in the trust account include $500,000 (or $575,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

Except as set forth below, the proceeds in the trust account will not be released until the earlier of the completion of an initial business combination within the required time period or our entry into liquidation if we have not completed a business combination in the required time period. Therefore, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there will be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (estimated to initially be $975,000; provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufﬁcient, or to extend our life, our insiders, ofﬁcers and directors or their afﬁliates/designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. In the event that following this offering we obtain such working capital loans to finance transaction costs related to our initial business combination, such loans would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. If we do not complete a business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. The terms of such loans by, our sponsor, our officers and directors, or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans.

Limited payments to insiders

Prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our insiders, ofﬁcers, directors or their afﬁliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•   repayment at the closing of this offering of an aggregate of approximately $350,000 of loans made by our sponsor under a promissory note dated June 13, 2025, which was amended by the Amendment No.1 to Promissory Note dated November 27, 2025 to increase the principal amount to up to $800,000;

•   monthly repayment of $10,000 to our sponsor, for up to 18 months, for the administrative fees;

•   repayment at the closing of this offering of any other loans which may be made by our insiders, ofﬁcers, directors or any of its or their afﬁliates to ﬁnance transaction costs in connection with an intended initial business combination, the terms of which have not been determined, nor have any written agreements been executed with respect thereto; and

•   reimbursement of out-of-pocket expenses incurred by them in connection with our formation, initial public offering, and certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

Our audit committee will review and approve all reimbursements and payments made to any initial shareholder or member of our management team, or their respective afﬁliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Conditions to completing our initial business combination

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

If our board is not able to independently determine the fair market value of the target business or businesses, we may obtain an opinion from an independent investment banking or accounting ﬁrm as to the fair market value of the target business. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufﬁcient for it not to be required to register as an investment company under the Investment Company Act.

Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test, provided that in the event that the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses.

Potential revisions to agreements with insiders

We could seek to amend certain agreements made by our management team disclosed in this prospectus without the approval of shareholders, although we have no intention to do so. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its afﬁliates to not receive any compensation in connection with a business combination could be modiﬁed without obtaining shareholder approval. Although shareholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our shareholders without permitting our shareholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believed that such changes were in the best interests of our shareholders (for example, if such a modiﬁcation were necessary to complete a business combination).

Shareholder approval of, or tender offer in connection with, initial business

In connection with any proposed initial business combination, we will either (i) seek shareholder approval of such initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, to receive pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (ii) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our insiders have agreed, pursuant to written letter agreements with us, not to redeem any shares (including insider shares, private shares and any public shares acquired in or after this offering) to receive their pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each public shareholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. If enough shareholders tender their shares so that we are unable to satisfy any applicable closing condition set forth in the deﬁnitive agreement related to our initial business combination, or we are unable to maintain net tangible assets of at least $5,000,001 upon consummation of the proposed business combination, we will not consummate such initial business combination. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction, or whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we will have the ﬂexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, or Exchange Act, which regulate issuer tender offers. In that case, we will ﬁle tender offer documents with the SEC which will contain substantially the same ﬁnancial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association is passed in favor of the business combination.

However, if we seek to consummate a business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such business combination, the net tangible asset requirement may limit our ability to consummate such a business combination and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Our insiders, officers and directors, subject to applicable securities laws, have agreed (i) to vote their insider shares, private shares and any public shares purchased in or after this offering in favor of any proposed business combination (except with respect to any public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto), and (ii) not to redeem any shares (including the insider shares, private shares and any public shares acquired in or after this offering) in connection with a shareholder vote to approve, or sell their shares to us in any tender offer in connection with, a proposed initial business combination.

Assuming the over-allotment option is not exercised and the initial shareholders do not purchase any units in this offering or units or shares in the after-market, our initial shareholders, including our sponsor, directors, and officers, collectively represent 22.94% of issued and outstanding ordinary shares, consisting of the insider shares and private shares. As a result, for purpose of seeking shareholder approval for our initial business combination, in addition to our insider shares and private shares, we would need additional 674,555 public shares to vote in order to obtain a quorum which will be, pursuant to our second amended and restated memorandum and articles of association, one-third of our issued and outstanding ordinary shares entitled to vote at the meeting. Once a quorum is obtained, (i) assuming only a quorum is present and voted at such meeting held to vote on our initial business combination, no public shares sold in this offering are needed to be voted in favor of a transaction, or (ii) assuming all issued and outstanding shares are present and voted, we need additional 1,755,917, or 35.12%, of the 5,000,000 public shares sold in this offering to be voted in favor of a transaction (none of our officers, directors, sponsor or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares in the open market or in private transactions (other than the private units)). Additionally, each public shareholder may elect to redeem its public shares irrespective of whether it votes for or against, or abstain from voting on, the proposed transaction (subject to the limitation described in this prospectus). However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, sponsor or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. There is no limit on the number of shares that may be purchased by the insiders. Any purchases would be made in compliance with federal securities laws, including the fact that all material information will be made public prior to such purchase, and no purchases would be made if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Redemption rights

In connection with a business combination, public shareholders will have the right to redeem their shares into an amount equal to (1) the number of public shares being converted by such public holder divided by the total number of public shares multiplied by (2) the amount then in the trust account (initially $10.00 per share), which includes a pro rata portion of any interest earned on the funds held in the trust account less any amounts necessary to pay our taxes. At any meeting called to approve an initial business combination, public shareholders may elect to redeem their share regardless of whether or not they vote to approve the business combination.

Whether we elect to effectuate our initial business combination via shareholder vote or tender offer, we may require public shareholders wishing to exercise redemption rights, whether they are a record holder or hold their shares in “street name,” to either tender the certiﬁcates they are seeking to redeem to our transfer agent or to deliver the shares they are seeking to redeem to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. There is a nominal cost associated with this tendering process and the act of certiﬁcating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $120 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. The foregoing is different from the procedures used by traditional blank check companies. In order to perfect redemption rights in connection with their business combinations, many traditional blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for it to deliver its certiﬁcate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which it could monitor the price of the company’s stock in the market. If the price rose above the conversion price, it could sell its shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become an “option” right surviving past the consummation of the business combination until the redeeming holder delivered Its certiﬁcate. The requirement for physical or electronic delivery prior to the closing of the shareholder meeting ensures that a holder’s election to redeem is irrevocable once the business combination is completed.

Pursuant to our second amended and restated memorandum and articles of association, we are required to give a minimum of ﬁve clear days’ notice for each general meeting. However, a ﬁnal proxy statement will be distributed to our shareholders at least twenty calendar days prior to the shareholder meeting if we seek shareholder approval of our initial business combination at such meeting. As a result, if we require public shareholders who wish to redeem their ordinary shares into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufﬁcient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

If we require public shareholders who wish to redeem their ordinary shares to comply with speciﬁc delivery requirements for redemption described above and such proposed business combination is not consummated, we will promptly return such certiﬁcates to the tendering public shareholders.

Please see the risk factors titled “In connection with any shareholder meeting called to approve a proposed initial business combination, we may require shareholders who wish to redeem their public shares to comply with speciﬁc requirements for redemption that may make it more difﬁcult for them to exercise their redemption rights prior to the deadline for exercising their rights” and “If we require public shareholders who wish to redeem their public shares to comply with the delivery requirements for redemption, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.”

Once the shares are converted by the holder, and effectively redeemed by us under the Cayman Islands law, the transfer agent will then update our Register of Members to reﬂect all conversions.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our second amended and restated memorandum and articles of association provides that a public shareholder, together with any afﬁliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as deﬁned under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a signiﬁcant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against, or abstain from voting on, our business combination.

Redemption rights in connection with proposed amendments to our articles of association

Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our second amended and restated articles of association provides that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of rights into the trust account and not release such amounts except in speciﬁed circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution under Cayman Islands law and our second amended and restated memorandum and articles of association, subject to applicable provisions of the Cayman Islands law, or the Companies Act, or applicable stock exchange rules. We may not issue additional securities that can vote on amendments to our second amended and restated articles of association or in our initial business combination or that would entitle holders to receive funds from the trust account. Our initial shareholders, who will collectively beneﬁcially own 20% of our ordinary shares upon the closing of this offering (without giving effect to the sale of the private units, and assuming the over-allotment option is not exercised and they do not purchase any units in this offering), will participate in any vote to amend our second amended and restated articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. Our insiders have agreed, pursuant to a letter agreement with us (ﬁled as an exhibit to the registration statement of which this prospectus forms a part), that they will not propose any amendment to our second amended and restated articles of association (i) that would modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the prescribed timeline provided in our second amended and restated articles of association or (ii) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares. Our insiders will enter into a letter agreement with us pursuant to which they will agree to waive their redemption rights with respect to any insider shares, private shares, and any public shares held by them in connection with the completion of our initial business combination and to waive their redemption rights with respect to their insider shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our second amended and restated articles of association (A) to modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the prescribed timeline provided in our second amended and restated articles of association or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights,” to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt instruments, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other assets, companies or for working capital.

Automatic liquidation if no business combination

As described above, if we fail to consummate a business combination within 18 months from the effective date of this registration statement, we will cease all operations except for the purpose of winding up, liquidation and subsequent dissolution pursuant to the terms of our second amended and restated memorandum and articles of association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Act. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, liquidation and subsequent dissolution. If the initial business combination is not completed in the period provided, unless we extend the amount of time we have to consummate an initial business combination by obtaining shareholder approval to amend our then existing amended and restated memorandum and articles of association, our sponsor’s investment in our insider shares and our private placement shares may be worthless.

The amount in the trust account under the Companies Act will be available for distribution under the Companies Act provided that immediately following the date on which the proposed distribution is to be made, we are able to pay our debts as they fall due in the ordinary course of business, and the value of the Company’s assets exceed its liabilities. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two (2) days prior to the distribution date (including any accrued interest net of taxes payable).

Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as voidable transaction in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

The holders of the insider shares and private units will not participate in any liquidation distribution with respect to such securities.

Our sponsor has contractually agreed pursuant to a written agreement with us that, if we liquidate the trust account prior to the consummation of a business combination, it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to us outside of the trust account, our sponsor would not have any obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to our sponsor’s obligations to pay such claim would be if the party executed an agreement waiving any right, title, interest or claim of any kind it has in or to any monies held in the trust account. We cannot assure you that our sponsor will be able to satisfy these obligations if he is required to do so. Therefore, we cannot assure you that the per-share redemption price from the trust account, if we liquidate the trust account because we have not completed a business combination within the required time period, and assuming that we do not extend our life beyond 18 months prior to a business combination, will not be less than $10.00.

We will pay the costs of liquidating the trust account from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and has contractually agreed not to seek repayment for such expenses.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, conﬁdentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemniﬁcation obligations, nor have we independently veriﬁed whether our sponsor has sufﬁcient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our ofﬁcers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Audit Committee

We will establish and maintain an audit committee, which will be composed of at least three independent directors under Nasdaq Rule 5605 who also satisfy the requirements of SEC Rule 10A-3 and who can read and understand fundamental financial statements including a balance sheet, income statement and cash flow statement. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management — Committees of the Board of Directors — Audit Committee.”

Conflicts of Interest

•   Our insiders will directly or indirectly own 1,437,500 insider shares (up to 187,500 ordinary shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) and, accordingly, may have a conﬂict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•   The $0.017 per share price that our initial shareholders paid for the insider shares creates an incentive whereby our sponsor, directors and ofﬁcers could potentially make a substantial proﬁt even if the company selects an acquisition target that subsequently declines in value and is unproﬁtable for public investors.

•   The personal and financial interests of our insiders may influence their motivation in timely identifying and pursuing an initial business combination or completing our initial business combination. The different timelines of competing business combinations could cause our insiders to prioritize a different business combination over finding a suitable acquisition target for our business combination. For example, if two targets are being evaluated by our management team, and one is more stable and has a better risk or stability profile for our public shareholders, but may take a longer time to diligence and go through the business combination process, while the other has a less favorable risk or stability profile for our public shareholders, but would be easier, quicker and more certain to guide through the business combination process, our management team may decide to choose what they believe to be the quicker and more certain path despite its less favorable risk or stability profile for our public shareholders, as our management team would likely not receive any financial benefit unless we consummated a business combination. Consequently, our insiders’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest, which could negatively impact the timing for a business combination.

•   Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination, including the fact that they may lose their entire investment in us if our initial business combination is not completed, except to the extent they receive liquidating distributions from assets outside the trust account.

•   In the event we do not consummate a business combination within the proscribed period, the insider shares, private units and their underlying securities will expire worthless, which could create an incentive for our initial shareholders to complete any transaction, regardless of its ultimate value.

•   Each of our ofﬁcers and directors may have a conﬂict of interest with respect to evaluating a particular business combination if the retention or resignation of any such ofﬁcers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. In addition, certain of our officers or directors may receive compensation upon consummation of our initial business combination, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such compensation will not be received unless we consummate such business combination.

•   The insider shares owned by our insiders will be released from lock-up restrictions only if a business combination is successfully completed and subject to certain other limitations. Additionally, our insiders will not receive distributions from the trust account with respect to any of their insider shares if we do not complete a business combination. Furthermore, our insiders have agreed that the private units will not be sold or transferred by them until after we have completed our initial business combination. In addition, our insiders may loan funds to us after this offering to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses would only be reimbursed if we complete an initial business combination. For the foregoing reasons, the personal and ﬁnancial interests of our directors and executive ofﬁcers may inﬂuence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

•   Similarly, if we agree to pay our sponsor or a member of our management team or one of their affiliates a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination, which, if made prior to the completion of our initial business combination, will be paid from available working capital (if any).

•   We will reimburse the sponsor for office space, utilities and secretarial and administrative support made available to us by our sponsor, in an amount equal to $10,000 per month.

•   Each of insiders presently has, and any of them in the future may have additional, ﬁduciary or contractual obligations to other entities pursuant to which such ofﬁcer or director is or will be required to present a business combination opportunity to such entity.

•   Our sponsor, ofﬁcers and directors may in the future sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination.

•   Our ofﬁcers and directors are not required to, and will not to, commit any speciﬁed amount of time to our affairs, and, accordingly, may have conﬂicts of interest in allocating management time among various business activities, including selecting a business combination target and monitoring the related due diligence.

•   We are not prohibited from pursuing an initial business combination with a business combination target that is afﬁliated with our sponsor, ofﬁcers or directors or completing the business combination through a joint venture or other form of shared ownership with our sponsor, ofﬁcers or directors; accordingly, such afﬁliated person(s) may have a conﬂict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such afﬁliated person(s) would have interests different from our public shareholders and would likely not receive any ﬁnancial beneﬁt unless we consummated such business combination. In the event we seek to complete our initial business combination with a business combination target that is afﬁliated (as deﬁned in our second amended and restated memorandum and articles of association) with our sponsor, ofﬁcers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by us in such initial business combination is fair to our company from a ﬁnancial point of view. We are not required to obtain such an opinion in any other context. We cannot assure you that any of the above mentioned conﬂicts will be resolved in our favor.

For more details about our ofﬁcers’ and directors’ conﬂict of interests, see “Management — Conﬂicts of Interest” on page 192 of this prospectus.

RISKS FACTORS SUMMARY

We are a blank check company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these, and the other risks set forth in the section entitled “Risk Factors” beginning on page 62 of this prospectus.

Such risks include, but are not limited to:

Risk Associated with Our Business

•        We are a blank check company with no operating history and no revenues, and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective. See “Risk Factors,” page 62 for further information.

•        We may not be able to complete our initial business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate. See “Risk Factors,” page 62 for further information.

•        If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 18 months before receiving liquidation distributions. See “Risk Factors,” page 63 for further information.

•        We may be unable to obtain additional ﬁnancing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination. See “Risk Factors,” page 66 for further information.

•        Holders of rights will not have redemption rights if we are unable to complete an initial business combination within the required time period. See “Risk Factors,” page 67 for further information.

•        We have no obligation to net cash settle the rights. See “Risk Factors,” page 67 for further information.

•        Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate. See “Risk Factors,” page 67 for further information.

•        Our ofﬁcers and directors may have conﬂicts of interest in determining to which entity a particular business opportunity should be presented. See “Risk Factors,” page 69 for further information.

•        Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination. See “Risk Factors,” page 76 for further information.

•        You may face signiﬁcant dilution to the implied value of your public shares prior to or upon the consummation of our initial business combination, as result of various factors, including the nominal purchase price paid by our sponsor for the insider shares. See “Risk Factors,” page 79 for further information.

•        The value of the insider shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary at such time is substantially less than $10.00 per share. See “Risk Factors,” page 79 for further information.

•        Our outstanding rights may have an adverse effect on the market price of our ordinary shares and make it more difﬁcult to effect a business combination. See “Risk Factors,” page 80 for further information.

•        You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss. See “Risk Factors,” page 90 for further information.

•        Because we have not selected a particular business or speciﬁc geographic location or any speciﬁc target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations. See “Risk Factors,” page 91 for further information.

Risks Associated with Acquiring and Operating a Business Outside of the United States

•        We may effect a business combination with a company located outside of the United States and if we do, we would be subject to a variety of additional risks that may negatively impact our business operations and ﬁnancial results. See “Risk Factors,” page 98 for further information.

•        Because of the costs and difﬁculties inherent in managing cross-border business operations, our results of operations may be negatively impacted. See “Risk Factors,” page 98 for further information.

•        If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business. See “Risk Factors,” page 99 for further information.

•        Many countries have difﬁcult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and ﬁnancial condition. See “Risk Factors,” page 99 for further information.

•        If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights. See “Risk Factors,” page 99 for further information.

•        Our executive ofﬁcers and directors are located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon those ofﬁcers and directors located outside the United States. See “Risk Factors,” page 99 for further information.

•        If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive. See “Risk Factors,” page 100 for further information.

Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company

•        Given the Chinese government’s significant oversight and discretion over the search for a target company, the CSRC and other PRC government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. If we seek to enter into a business combination with a PRC target company, additional compliance procedures may be required in connection with future offerings of our securities and our business combination process, and, if required, we cannot predict whether we will be able to obtain such approval. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Given the Chinese government’s significant oversight and discretion over the search for a target company, the CSRC and other PRC government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.”

•        Since our directors and officers have significant ties to China and are located in, mainland China or Hong Kong, the Chinese government may have potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company. The Chinese government may intervene or influence our operations at any time through our directors and officers who are based in or have significant ties in China, which could result in a material adverse change in our search for a target business and the value of the securities we are offering. For example, if these ties were to cause China to view us as subject to their regulatory authority, China could take actions that could materially hinder or prevent our offering of securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Since our directors and officers have significant ties to China and are located in, mainland China or Hong Kong, the Chinese government may have potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company. The Chinese government may intervene or influence our operations at any time through our directors and officers who are based in or have significant ties in China, which could result in a material adverse change in our search for a target business and the value of the securities we are offering. For example, if these ties were to cause China to view us as subject to their regulatory authority, China could take actions that could materially hinder or prevent our offering of securities to investors and cause the value of such securities to significantly decline or be worthless.”

•        As a blank check company incorporated for the purpose of effecting a business combination, we have significant ties to China. Our sponsor, as well as certain members of our Board of Directors and management team, have significant business ties to, and are primarily based in, China. Mr. Xunlei Lu, our Chief Executive Officer and a director, is a citizen of Hong Kong and resides in Hong Kong. Mr. Hengfeng Ge, our Chief Financial Officer, is a citizen and resident of mainland China. Mr. Junke Zhu, a director, along with our independent director appointees, Mr. Long Yan and Mr. Mouda Wei, are also citizens and residents of mainland China. Mr. Xueli Hou, one of our independent director appointees, is a Canadian citizen but resides in mainland China. In addition, our headquarters is based in Hong Kong. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — Because we have signiﬁcant ties to China, it is uncertain whether that would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination, or may therefore make it more likely for us to consummate a business combination with a PRC Target Company” on page 102 for further information.

•        Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to search for a target business and consummate an initial business combination. Currently, even if we do not complete a business combination with a China-based target, these risks may adversely affect us because our directors and officers are located in mainland China or Hong Kong or have significant ties to China. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — Because we have signiﬁcant ties to China, it is uncertain whether that would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination, or may therefore make it more likely for us to consummate a business combination with a PRC Target Company” on page 102 for further information.

•        We and our directors and officers who are located in mainland China or Hong Kong or have significant ties to China may be subject to certain risks relating to regulatory oversight by the PRC government. This may significantly limit our ability to search for targets for our initial business combination. In particular, changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice. The Chinese government may also intervene or influence our search for a target business or the completion of an initial business combination at any time through our directors and officers who are based in or have significant ties to China. This could significantly and negatively impact our search for a target business and the value of the securities we are offering for sale. Currently, even if we do not complete a business combination with a China-based target, these risks may adversely affect us because our directors and officers are located in mainland China or Hong Kong or have significant ties to China. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to search for a target business and consummate an initial business combination. Currently, even if we do not complete a business combination with a China-based target, these risks may adversely affect us because our directors and officers are located in mainland China or Hong Kong or have significant ties to China” on page 127 for further information.

•        If we effect our initial business combination with a PRC Target Company, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations, including any VIE Agreements through which the post-combination entity consolidate the financial results of the VIE as primary beneficiary in accordance with the U.S. GAAP or IFRS for accounting purpose. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — If we effect our initial business combination with a PRC Target Company, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights” on page 102 for further information.

•        If we effect our initial business combination with PRC Target Company, we may be subject to certain risks associated with acquiring and operating businesses in China. See “Risk Factors,” page 103 for further information.

•        The PRC governmental authorities may take the view now or in the future that an approval from them is required for an overseas offering or operations by a company afﬁliated with Chinese businesses or persons or a business combination with a PRC Target Company. See “Risk Factors,” page 104 for further information.

•        PRC regulations relating to offshore investment activities by PRC residents may limit our ability to inject capital in our Chinese subsidiaries and Chinese subsidiaries’ ability to change their registered capital or distribute proﬁts to us or otherwise expose us or our PRC resident beneﬁcial owners to liability and penalties under PRC laws. See “Risk Factors,” page 105 for further information.

•        Any failure by the VIE or its shareholders to perform their obligations under the VIE Agreements would have a material adverse effect on the post-combination entity’s business. See “Risk Factors,” page 106 for further information.

•        If the government of the PRC ﬁnds that the VIE Agreements we entered into to allow us to consolidate the ﬁnancial results of a target business do not comply with local governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to signiﬁcant penalties or be forced to relinquish our interests in those operations or the post-combination entity could be unbale to consolidate the ﬁnancial results of the VIE, which could cause the value of our securities depreciate signiﬁcantly or become worthless. See “Risk Factors,” page 106 for further information.

•        The VIE Agreements under a VIE structure may not be as effective as direct ownership in respect of the relationship of the post-combination entity with the VIE, and thus, the post-combination entity may incur substantial costs to enforce the terms of the VIE Agreements, which the post-combination entity may not be able to enforce at all. See “Risk Factors,” page 108 for further information.

•        Any failure by the VIE or its shareholders to perform their obligations under the VIE Agreements would have a material adverse effect on the post-combination entity’s business. See “Risk Factors,” page 109 for further information.

•        The PRC government may intervene or inﬂuence the PRC Target Company’s business operations at any time or may exert more control over offerings conducted overseas and/or foreign investment in China based issuers, which could result in a material change in the PRC Target Company’s business operations post business combination and/or the value of our securities. Additionally, the governmental and regulatory interference could signiﬁcantly limit or completely hinder our ability to offer or continue to offer securities to investors post business combination and cause the value of such securities to signiﬁcantly decline or be worthless. See “Risk Factors,” page 109 for further information.

•        We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited. See “Risk Factors,” page 111 for further information.

•        Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the beneﬁts of such inspections. See “Risk Factors,” page 111 for further information.

•        U.S. laws and regulations, including the Holding Foreign Companies Accountable Act and Accelerating Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in mainland China or Hong Kong. See “Risk Factors,” page 113 for further information.

•        As a result of merger and acquisition regulations implemented on September 8, 2006 (amended on June 22, 2009) relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction. See “Risk Factors,” page 115 for further information.

•        Compliance with the PRC Antitrust law may limit our ability to effect our initial business combination. See “Risk Factors,” page 115 for further information.

•        The approval of the China Securities Regulatory Commission is not required in connection with this offering, however, if required, we cannot predict whether we will be able to obtain such approval. See “Risk Factors,” page 116 for further information.

•        The PRC regulatory framework for data security and personal information protection is evolving, and our initial business combination may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection. We may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities. See “Risk Factors,” page 117 for further information.

•        Governmental control of currency conversion may affect the value of your investment. See “Risk Factors,” page 119 for further information.

•        Exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a PRC Target Company and limit our ability to utilize our cash ﬂow effectively following our initial business combination. See “Risk Factors,” page 119 for further information.

•        We and our initial business combination may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection and we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities. See “Risk Factors,” page 121 for further information.

•        In light of recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, companies with more than one million users’ personal information in China, especially some internet and technology companies, may not be willing to list on a U.S. stock exchange or enter into a deﬁnitive business combination agreement with us. Further, we may also avoid a business combination with a company with more than one million users’ personal information in China due to the limited timeline for us to complete a business combination. See “Risk Factors,” page 121 for further information.

•        In the event we successfully consummated business combination with a PRC Target Company, we will be subject to restrictions on dividend payments following consummation of our initial business combination. See “Risk Factors,” page 123 for further information.

•        If we make equity compensation grants to persons who are PRC citizens, they may be required to register with the State Administration of Foreign Exchange of the PRC (“SAFE”). We may also face regulatory uncertainties that could restrict our ability to adopt equity compensation plans for our directors and employees and other parties under PRC laws. See “Risk Factors,” page 123 for further information.

•        Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future. See “Risk Factors,” page 124 for further information.

•        The Chinese government may exercise signiﬁcant oversight and discretion over the conduct of the post-combination entity’s business and may intervene in or inﬂuence its operations at any time, which could result in a material change in its operations and/or the value of our securities. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if the PRC Target Company and the VIE were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on a U.S. exchange, which would materially affect the interest of our investors. See “Risk Factors,” page 125 for further information.

•        PRC laws and regulations governing our post-combination entity’s business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate proﬁtably. See “Risk Factors,” page 126 for further information.

•        Our post-combination entity may conduct most of its operations and most of its revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our post-combination entity’s business, financial condition, results of operations and prospects. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a signiﬁcant impact upon our ability to operate proﬁtably in the PRC” on page 127 for further information.

•        If the CSRC or another PRC regulatory body subsequently determines that its approval is needed for this offering, a business combination, the issuance of our ordinary shares upon exercise of the rights, or maintaining our status as a publicly listed company outside China, we may face approval delays, adverse actions or sanctions by the CSRC or other PRC regulatory agencies. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — China Securities Regulatory Commission and other Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. If the CSRC or another PRC regulatory body subsequently determines that its approval is needed for this offering, we cannot predict whether we will be able to obtain such approval. As a result, both you and us face uncertainty about future actions by the PRC government that could signiﬁcantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to signiﬁcantly decline or be worthless” on page 129 for further information.

•        If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend signiﬁcant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our ordinary shares, especially if such matter cannot be addressed and resolved favorably. See “Risk Factors,” page 129 for further information.

•        The approval of the China Securities Regulatory Commission is not required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval. See “Risk Factors,” page 116 for further information.

•        Uncertainties with respect to the PRC legal system could adversely affect us. See “Risk Factors,” page 130 for further information.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant ﬁnancial data for our business and should be read with our ﬁnancial statements, which are included in this prospectus. We have not had any signiﬁcant operations to date, so only balance sheet data are presented.

Balance Sheet Data:	August 31, 2025
	Actual	As Adjusted (without over-allotment)
Working capital (deficiency)(1)	$(567,610)	$839,050
Total assets(2)	$516,822	$50,901,108
Total liabilities(3)	$590,714	$562,058
Value of ordinary shares subject to possible redemption(4)	$—	$45,830,442
Shareholders’ (deficit) equity(5)	$(73,892)	$4,508,608

____________

(1)      The “as adjusted” calculation includes $975,000 of cash held outside the trust account, minus $62,058 over-allotment liability and $98,892 of actual shareholders’ deﬁcit as of August 31, 2025.

(2)      The “as adjusted” calculation includes $50,000,000 of cash held in the trust account from the proceeds of this offering and the sale of the private placement units, $975,000 of cash held outside the trust account, minus $98,892 of actual shareholders’ deﬁcit as of August 31, 2025.

(3)      The “as adjusted” amount includes the over-allotment liability, assuming the over-allotment option is not exercised, plus deferred underwriting discount of $500,000.

(4)      The “as adjusted” amount includes all ordinary shares included in the units sold in this offering, assuming the over-allotment option is not exercised, net of the fair value of rights included in the units sold in this offering and the estimated offering costs. The ordinary shares offered to the public contain redemption rights that make them redeemable by our public shareholders. Accordingly, they are classiﬁed within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A and will be subsequently accredited at redemption value.

(5)      Excludes 5,000,000 ordinary shares purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of shares of ordinary shares that may be redeemed in connection with our initial business combination ($10.00 per share).

If no business combination is completed within the period to consummate the initial business combination, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, will be used to fund the redemption of our public shares. Our sponsor, ofﬁcers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any insider shares and private shares held by them if we fail to complete our initial business combination within such time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of speciﬁc factors, including the risks described below.

Risks Associated with Our Business

We are a blank check company with no operating history and no revenues, and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a blank check company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining ﬁnancing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Our independent registered public accounting ﬁrm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern”.

As of the date hereof, we have incurred and expect to continue to incur signiﬁcant costs in pursuit of this offering as well as our acquisition plans following this offering respectively. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. The report of our independent registered public accountants on our ﬁnancial statements includes an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern. The ﬁnancial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. Moreover, there is no assurance that we will consummate our initial business combination. These factors raise substantial doubt about our ability to continue as a going concern.

We may not be able to complete our initial business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to ﬁnd a suitable target business and complete our initial business combination within the completion window. An increasing number of SPACs have liquidated beginning in the second half of 2022 due to an inability to complete an initial business combination within their allotted time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we have not completed our initial business combination within such time period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may only receive $10.00 per share. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If we are unable to complete our initial business combination within prescribed time frame, we may further extend the time period that we need to complete the initial business combination provided that we have sought and obtained an approval from our shareholders for such extension by amending our second amended and restated memorandum and articles of association and provided public shareholders with the opportunity to redeem their public shares in connection with such extension.

We will have 18 months from the effectiveness of this registration statement to complete a business combination. If we cannot complete our initial business combination within prescribed time frame, we may seek to further amend our then existing amended and restated memorandum and articles of association to extend the time period under which we may complete our initial business combination. Our initial shareholders will lose their entire investment in us if our initial business combination is not completed within the completion window unless we extend the amount of time we have to consummate an initial business combination by obtaining shareholder approval to amend our then existing amended and restated memorandum and articles of association. There is no limit on the number of extensions that we may seek, subject to our compliance with Nasdaq rules. If we do not or are unable to extend the time period to consummate our initial business combination, our sponsor’s investment in our insider shares and our private placement shares may be worthless.

As provided in our second amended and restated memorandum and articles of association, our second amended and restated memorandum and articles of association may be amended if approved by special resolution under Cayman Islands law and our second amended and restated memorandum and articles of association, and that our public shareholders shall be provided with the opportunity to redeem their public shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then issued and outstanding public shares. We cannot guarantee that we will be able to complete our initial business combination within the time period given by our current second amended and restated memorandum and articles of association, and, if not, predict the length of the extended time period that we may seek under the amendment to our then existing charter, as that may depend on the nature and complexity of the initial business combination, the progress we will have made with regard to the initial business combination by the time we seek additional extension, and other factors (including regulatory factors that may delay our initial business combination) beyond our control.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modiﬁed governing instruments. We cannot assure you that we will not seek to amend our second amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the past, amended various provisions of their charters and modiﬁed governing instruments. For example, blank check companies have amended the deﬁnition of business combination, increased redemption thresholds and extended the period of time in which it had to consummate a business combination. We cannot assure you that we will not seek to amend our second amended and restated memorandum and articles of association or governing instruments or extend the time in which we have to consummate a business combination through amending our second amended and restated memorandum and articles of association, each of which will require at least a special resolution of our shareholders as a matter of Cayman Islands law and our second amended and restated memorandum and articles of association.

If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 18 months before receiving liquidation distributions.

We will have 18 months from the effectiveness of this registration statement to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to redeem their shares. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, you may be forced to sell your securities potentially at a loss.

The requirement that we complete an initial business combination within a speciﬁc period of time may give potential target businesses leverage over us in negotiating our initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.

We have until 18 months from the effective date of this registration statement to complete an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limits referenced above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identiﬁed, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will ﬁle a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the beneﬁts or protections of those rules which would, for example, completely restrict the transferability of our securities, restrict the use of interest earned on the funds held in the trust account and require us to complete a business combination within 18 months from the effectiveness of this registration statement. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination and we may have more time to complete an initial business combination. For a more detailed comparison of this offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.”

The conversion of any working capital loans or extension loans into working capital units or extension units may result in signiﬁcant dilution to your public shares.

In order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, ofﬁcers and directors or their afﬁliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. In the event that following this offering we obtain such working capital loans to finance transaction costs related to our initial business combination, such loans would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit (the “working capital units”). If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. The terms of such loans by, our sponsor, our officers and directors, or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. In addition, if we hold a shareholder meeting to seek shareholders’ approval for an amendment to the then existing memorandum and articles of association, as amended, to modify the amount of time or substance we have to consummate an initial business combination, our insiders, ofﬁcers and directors or their afﬁliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension convertible notes to be repaid in cash or $10.00 per unit, at the closing of our initial business combination. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available.

The amount of working capital loans or extension loans our insiders, ofﬁcers and directors or their afﬁliates or designees may provide to us is uncertainly, and it is even less certain the amount of such loans may be converted into working capital units or extension units by such lender. The conversion of such loans and the issuance of such working capital units or extension units, including the issuance of the ordinary shares and rights underlying such working capital units or extension units may signiﬁcantly reduce the equity interest of investors in this offering;

may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present ofﬁcers and directors; may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and may adversely affect prevailing market prices for our ordinary shares.

We may issue additional ordinary or debt securities to complete a business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our second amended and restated memorandum and articles of association authorizes the issuance of 500,000,000 ordinary shares, par value $0.0001 per share. Immediately after this offering, there will be 6,488,168 ordinary shares (assuming that the underwriters have not exercised their over-allotment option and 187,500 ordinary shares have been forfeited as a result) issued and outstanding. As a result, there will be 493,511,832 unissued ordinary shares available for issuance, which amount does not take into account the ordinary shares reserved for issuance upon conversion of any outstanding rights.

We have not selected any speciﬁc business combination target but may target businesses with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the private units. We may need additional ﬁnancing to complete our initial business combination, or to fund the operations or growth of the target business, in the form of equity or debt ﬁnancing. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or debt securities, or a combination of thereof, to complete a business combination or under an employee incentive plan after completion of our initial business combination (although our second amended and restated articles of association provides that we may not issue securities that can vote with ordinary shareholders on matters related to our pre-initial business combination activity). However, our insiders have agreed, pursuant to written letter agreements with us and subject to applicable securities laws, (A) to vote their insider shares, private shares and any public shares acquired in or after this offering in favor of any proposed business combination (except with respect to any public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto), (B) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association that would stop our public shareholders from redeeming or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within the prescribed timeline as provided in our second amended and restated memorandum and articles of association unless we provide redeeming public shareholders with the opportunity to redeem their public shares for cash from the trust account in connection with any such vote, (C) not to redeem any insider shares, private shares, as well as any other shares acquired in or after this offering, for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our second amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

The issuance of additional ordinary shares:

•        may signiﬁcantly reduce the equity interest of investors in this offering;

•        may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present ofﬁcers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufﬁcient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain ﬁnancial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain necessary additional ﬁnancing if the debt security contains covenants restricting our ability to obtain such ﬁnancing while the debt security is outstanding.

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash ﬂow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our ﬂexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

•        other disadvantages compared to our competitors who have less debt.

We may be unable to obtain additional ﬁnancing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Since we have not yet identiﬁed any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufﬁcient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem into cash (or purchase in any tender offer) a signiﬁcant number of shares from redeeming shareholders, we will be required to seek additional ﬁnancing. Such ﬁnancing may not be available on acceptable terms, if at all. To the extent that additional ﬁnancing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional ﬁnancing to fund the operations or growth of the target business. The failure to secure additional ﬁnancing could have a material adverse effect on the continued development or growth of the target business. None of our ofﬁcers, directors or shareholders is required to provide any ﬁnancing to us in connection with or after a business combination.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption price received by shareholders may be less than $10.00.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the beneﬁt of our public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the monies held in the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders. If we liquidate the trust account before the completion of a business combination, our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and which have not executed a waiver agreement. However, it may not be able to meet such obligation. Therefore, the per-share redemption price from the trust account in such a situation may be less than $10.00, plus interest, due to such claims. Additionally, if we are forced to ﬁle a bankruptcy case or an involuntary bankruptcy case is ﬁled against us which is not dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public shareholders at least $10.00 per share.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their ﬁduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and ofﬁcers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a ﬁne of approximately $18,000 and imprisonment for ﬁve years in the Cayman Islands.

Holders of rights will not have redemption rights if we are unable to complete an initial business combination within the required time period.

If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the trust account, the rights will expire and holders will not receive any of such proceeds with respect to the rights.

We have no obligation to net cash settle the rights.

If we are unable to complete an initial business combination within the required time period and we redeem and distribute the funds held in the trust account, the rights will expire and holders will not receive any of such proceeds with respect to the rights.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We are not limited to those locations and may consummate a business combination with a company in any location or industry we choose. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a company in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the signiﬁcant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less taxes payable on interest earned and less any interest earned thereon that is released to us) at the time of the execution of a deﬁnitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the NASDAQ listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any taxes payable on the income earned on the trust account and less any interest earned thereon that is released to us for our taxes) at the time of the execution of a deﬁnitive agreement for our initial business combination. This restriction may limit the type and number of companies with which we may complete a business combination. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account.

If NASDAQ delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our ofﬁcers are required to commit any speciﬁed amount of time to our affairs and, accordingly, they will have conﬂicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our ofﬁcers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place or be hired after consummation of the business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our ofﬁcers and directors may not have signiﬁcant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

As our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, we may consummate a business combination with a target business in any geographic location or industry we choose. We cannot assure you that our ofﬁcers and directors will have enough experience or have sufﬁcient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination. If we become aware of a potential business combination outside of the geographic location or industry where our ofﬁcers and directors have the most experience, our management may retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination. However, our management is not required to engage consultants or advisors in any situation. If they do not engage any consultants or advisors to assist them in the evaluation of a particular target business or business combination, our management may not properly analyze the risks attendant with such target business or business combination. Even if our management does engage consultants or advisors to assist in the evaluation of a particular target business or business combination, we cannot assure you that such consultants or advisors will properly analyze the risks attendant with such target business or business combination. As a result, we may enter into a business combination that is not in our shareholders’ best interests.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conﬂicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and ﬁnancial interests of such individuals may inﬂuence their motivation in identifying and selecting a target business.

Our ofﬁcers and directors may allocate their time to other businesses and may become ofﬁcers or directors of other special purpose acquisition companies including a special purpose acquisition company that certain of our directors are currently serving as ofﬁcer and directors of, thereby causing conﬂicts of interest in their determination as to how much time to devote to our affairs and whether to present a target to us instead of our competitors. This conﬂict of interest could have a negative impact on our ability to complete our initial business combination.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. Our ofﬁcers and directors have ﬁduciary duties to dedicate substantially all their business time to their respective affairs and their respective portfolio companies. However, this responsibility does not require any of our ofﬁcers or directors to commit his or her full time to our affairs in particular, which may result in a conﬂict of interest in allocating their time between our operations and our search for a business combination, monitoring the related due diligence, and their other businesses, including other business endeavors for which he or she may be entitled to substantial compensation. Furthermore, our ofﬁcer and directors may become an ofﬁcer or director of another special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act even before we enter a deﬁnitive agreement regarding our initial business combination. Other than the ofﬁcers named herein, we do not intend to have any full-time employees prior to the completion of our initial business combination. In addition, certain of our ofﬁcers and certain of our directors are employed by or afﬁliated with our insiders which makes investments in securities or other interests of or relating to companies in industries we may target for our initial business combination. Our independent director appointees also serve as ofﬁcers or board members for other entities. If our ofﬁcers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs; or if they have ﬁduciary duty to present a target company to our competitor instead of us, which may have a negative impact on our ability to complete our initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. For a complete discussion of our ofﬁcers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management — Conﬂicts of Interest.”

Our ofﬁcers and directors may have conﬂicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our ofﬁcers and directors are, and in the future may become, afﬁliated with such entities (such as operating companies or investment vehicles) that are engaged in a similar business. We do not have employment contracts with our ofﬁcers and directors that will limit their ability to work at other businesses. Our ofﬁcers and directors presently and any in the future may have, additional ﬁduciary or contractual obligations to other entities pursuant to which such ofﬁcer or director is or will be required to present a business combination opportunity to such entities.

Accordingly, they may have conﬂicts of interest in determining to which entity a particular business opportunity should be presented. These conﬂicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

Our ofﬁcers and directors presently and in the future may have additional, ﬁduciary or contractual obligations to other entities pursuant to which such ofﬁcer or director is or will be required to present a business combination opportunity. Accordingly, if any of our ofﬁcers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current ﬁduciary or contractual obligations, he or she will honor his or her ﬁduciary or contractual obligations to present such opportunity to such entity. Our second amended and restated memorandum and articles of association provides that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an ofﬁcer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or ofﬁcer, on the one hand, and us, on the other. The purpose for the surrender of corporate opportunities is to allow ofﬁcers, directors or other representatives with multiple business afﬁliations to continue to serve as an ofﬁcer of our company or on our board of directors. Our ofﬁcers and directors may from time to time be presented with opportunities that could beneﬁt both another business afﬁliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an ofﬁcer or director. We believe we substantially beneﬁt from having representatives who bring signiﬁcant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our second amended and restated memorandum and articles of association provides us with greater ﬂexibility to attract and retain the ofﬁcers and directors that we feel are the best candidates. However, based on the existing relationships of our sponsor, directors and ofﬁcers, their level of ﬁnancial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target would be of a nature substantially different than what they would target, we do not believe that the ﬁduciary duties or contractual obligations of our ofﬁcers or directors will materially affect our ability to complete our initial business combination.

Past performance by our management team and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in the company.

Information regarding our management team and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, is presented for informational purposes only. Any past experience and performance by our management team and their respective affiliates and the businesses with which they have been associated, is not a guarantee that we will be able to successfully identify a suitable candidate for our initial business combination, that we will be able to provide positive returns to our shareholders, or of any results with respect to any initial business combination we may consummate. You should not rely on the historical experiences of our management team and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, as indicative of the future performance of an investment in us or as indicative of every prior investment by each of the members of our management team or their respective affiliates. The market price of our securities may be influenced by numerous factors, many of which are beyond our control, and our shareholders may experience losses on their investment in our securities.

Our ofﬁcers’ and directors’ personal and ﬁnancial interests may inﬂuence their motivation in determining whether a particular target business is appropriate for a business combination.

Our ofﬁcers and directors have waived their right to redeem (or sell to us in any tender offer) their insider shares or any other ordinary shares acquired in this offering or thereafter (although none of these insiders have indicated any intention to purchase units in this offering or thereafter), or to receive distributions with respect to their insider shares upon our liquidation if we are unable to consummate our initial business combination. Our sponsor has also waived its right to redeem (or sell to us in any tender offer) its private shares or any other ordinary shares acquired in this offering or thereafter (although it has not indicated any intention to purchase units in this offering or thereafter), or to receive distributions with respect to their private shares upon our liquidation if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. In addition, our ofﬁcers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination.

The personal and ﬁnancial interests of our directors and ofﬁcers may inﬂuence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and ofﬁcers’ discretion in identifying and selecting a suitable target business may result in a conﬂict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their ﬁduciary duties to us as a matter of Cayman Islands law and we might have a claim against such individuals. However, we might not ultimately be successful in any claim we may make against them for such reason.

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, which may include other blank check companies, and, accordingly, may have conflicts of interest in allocating their time and in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor, its affiliates, and our officers and directors may in the future become affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business.

Although none of our management has been, or is currently, involved in any other special purpose acquisition companies, our sponsor and our officers and directors may, sponsor or form other special purpose acquisition companies, or serve as sponsor, officer or director in other special purpose acquisition companies, in each case similar to ours or may pursue other business or investment ventures, during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved.

Our sponsor, officers and directors have complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination and the order in which they pursue business combinations for any of their future blank check companies. As a result, our sponsor, officers and directors may pursue business combinations for blank check companies that it has sponsored in any order, which could result in its more recent blank check companies completing business combinations prior to its blank check companies that were launched earlier.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. Our second amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an ofﬁcer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or ofﬁcer, on the one hand, and us, on the other.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Ofﬁcers,” “Management — Conflicts of Interest” and “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations — Related Party Transactions.”

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy/insolvency laws as either a “preferential transfer” or a “fraudulent conveyance, preference or disposition.” As a result, a liquidator or a bankruptcy or other court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to us or our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

Our sponsor, directors, ofﬁcers, advisors and their afﬁliates may elect to purchase shares or rights from public holders, which may inﬂuence a vote on a proposed initial business combination and reduce the public “ﬂoat” of our public securities.

Our sponsor, directors, ofﬁcers, advisors or their afﬁliates may purchase shares or public rights or a combination thereof, in privately-negotiated transactions or in the open market, either prior to or following the completion of our initial business combination, although they are under no obligation to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. Moreover, none of the funds in the trust account would be used to purchase shares or public rights in such transactions. See “Proposed Business — Permitted Purchases of Our Securities” for a description of how our sponsor, directors, ofﬁcers or any of their afﬁliates will select which shareholders to purchase securities from in any private transaction.

Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneﬁcial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, ofﬁcers, advisors or their afﬁliates purchase shares in privately-negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public rights could be to reduce the number of public rights outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. In addition, if such purchases are made, the public “ﬂoat” of our ordinary shares or public rights and the number of beneﬁcial holders of our securities may be reduced, possibly making it difﬁcult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange. However, in the event our sponsor, directors, ofﬁcers or their afﬁliates were to purchase shares or rights from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        the Company’s registration statement/proxy statement ﬁled for its business combination transaction would disclose the possibility that the Company’s sponsor, directors, ofﬁcers, advisors or their afﬁliates may purchase shares or rights from public shareholders outside the redemption process, along with the purpose of such purchases;

•        if the Company’s sponsor, directors, ofﬁcers, advisors or their afﬁliates were to purchase shares or rights from public shareholders, they would do so at a price no higher than the price offered through the Company’s redemption process;

•        the Company’s registration statement/proxy statement ﬁled for its business combination transaction would include a representation that any of the Company’s securities purchased by the Company’s sponsor, directors, ofﬁcers, advisors or their afﬁliates would not be voted in favor of approving the business combination transaction;

•        the Company’s sponsor, directors, ofﬁcers or their afﬁliates would not possess any redemption rights with respect to the Company’s securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        the Company would disclose in its Form 8-K, before to the Company’s security holder meeting to approve the business combination transaction, the following material items:

•        the amount of the Company’s securities purchased outside of the redemption offer by the Company’s sponsor, directors, ofﬁcers, advisors or their afﬁliates, along with the purchase price;

i.       the purpose of the purchases by the Company’s sponsor, directors, ofﬁcers, advisors or their afﬁliates;

ii.      the impact, if any, of the purchases by the Company’s sponsor, directors, ofﬁcers, advisors or their afﬁliates on the likelihood that the business combination transaction will be approved;

iii.     the identities of Company security holders who sold to the Company’s sponsor, directors, ofﬁcers, advisors or their afﬁliates (if not purchased on the open market) or the nature of Company security holders (e.g., 5% security holders) who sold to the Company’s sponsor, directors, ofﬁcers, advisors or their afﬁliates; and

iv.      the number of Company securities for which the Company has received redemption requests pursuant to its redemption offer.

If a public shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a public shareholder fails to receive our tender offer or proxy materials, as applicable, such public shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the scheduled vote in which the name of the beneficial owner of such shares is included. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Effecting a Business Combination — Shareholders May Not Have the Ability to Approve an Initial Business Combination.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our second amended and restated memorandum and articles of association provides that a public shareholder, together with any afﬁliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as deﬁned under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of the ordinary shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your inﬂuence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of ordinary shares exceeding 15% and, in order to dispose of such ordinary shares, would be required to sell your ordinary shares in open market transactions, potentially at a loss.

Members of our management team may in the future be involved in governmental investigations and civil litigation relating to the business affairs of companies with which they are, were or may in the future be afﬁliated with.

Members of our management team may in the future be involved in governmental investigations and civil litigation relating to the business affairs of companies with which they are, were or may in the future be afﬁliated with. Any such investigations or litigations may divert our management team’s attention and resources away from searching for an initial business combination, may be detrimental to our reputation, and thus may negatively affect our ability to complete an initial business combination.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur signiﬁcant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future.

Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, ﬁnancial condition, and results of operations. Any adverse determination in litigation could also subject us to signiﬁcant liabilities.

Our insiders and their respective afﬁliates may have competitive pecuniary interests that conﬂict with our interests.

We have not adopted a policy that expressly prohibits our insiders or their respective afﬁliates from having a direct or indirect pecuniary or ﬁnancial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conﬂict between their interests and ours. Any such companies, businesses or investments may present additional conﬂicts of interest in pursuing an initial business combination target. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. However, based on the existing relationships of our sponsor, directors and ofﬁcers, their level of ﬁnancial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target.

Additionally, our ofﬁcers and directors have waived their right to redeem (or sell to us in any tender offer) their insider shares or any other ordinary shares acquired in this offering or thereafter (although none of these insiders have indicated any intention to purchase units in this offering or thereafter), or to receive distributions with respect to their insider shares upon our liquidation if we are unable to consummate our initial business combination. Our sponsor has also waived its right to redeem (or sell to us in any tender offer) its private shares or any other ordinary shares acquired in this offering or thereafter (although it has not indicated any intention to purchase units in this offering or thereafter), or to receive distributions with respect to their private shares upon our liquidation if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. In addition, our ofﬁcers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination.

The personal and ﬁnancial interests of our directors and ofﬁcers may inﬂuence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and ofﬁcers’ discretion in identifying and selecting a suitable target business may result in a conﬂict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their ﬁduciary duties to us as a matter of Cayman Islands law and we might have a claim against such individuals. For more details, see “Description of Securities — Certain Differences in Corporate Law — Shareholders’ Suits” on page 211 of this prospectus for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

NASDAQ may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the NASDAQ Capital Market, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we expect to meet on a pro forma basis the minimum initial listing standards of NASDAQ, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on NASDAQ in the future or prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that NASDAQ will require us to ﬁle a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NASDAQ delists our securities from trading on its exchange, we could face signiﬁcant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our ordinary shares are “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•        a limited amount of news and analyst coverage for our company; and

•        a decreased ability to issue additional securities or obtain additional ﬁnancing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversiﬁcation may negatively impact our operations and proﬁtability.

We may only be able to complete one business combination with the proceeds of this offering. By consummating a business combination with only a single entity, our lack of diversiﬁcation may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or beneﬁt from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversiﬁcation may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination. Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difﬁcult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our proﬁtability and results of operations.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and proﬁtability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difﬁcult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our proﬁtability and results of operations.

The ability of our public shareholders to exercise their redemption rights or sell their public shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public shareholders may exercise redemption rights or seek to sell their public shares to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party ﬁnancing to help fund our business transaction. In the event that the business combination involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity ﬁnancing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the $5,000,001 of net tangible assets we are required to have pursuant to our organizational documents available at the time of closing. If the number of our shareholders electing to exercise their redemption rights or sell their shares to us in a tender offer has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public shareholders may have to remain shareholders of our company and wait the full 18 months in order to be able to receive a pro rata portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares and suffer an entire loss on your investment.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.

We intend to hold a shareholder vote before we consummate our initial business combination. However, if a shareholder vote is not required, for business or legal reasons, we may conduct redemptions via a tender offer and not offer our shareholders the opportunity to vote on a proposed business combination. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the option to vote for or against, or abstain from voting on, a proposed business combination and still seek redemption of his, her or its public shares, which may make it more likely that we will consummate a business combination.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the right to have his, her or its public shares converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against, or abstain from voting on, such proposed business combination. Furthermore, we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association in favor of the business combination is passed. Accordingly, public shareholders owning shares sold in this offering may exercise their redemption rights and we could still consummate a proposed business combination so long as a majority of shares voted at the meeting are voted in favor of the proposed business combination. This is different than other similarly structured blank check companies where shareholders are offered the right to redeem their shares only when they vote against a proposed business combination. This is also different than other similarly structured blank check companies where there is a speciﬁc number of shares sold in the offering which must not exercise redemption rights for the company to complete a business combination. The lack of such a threshold and the ability to seek redemption while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.

In connection with any shareholder meeting called to approve a proposed initial business combination, we may require shareholders who wish to redeem their public shares to comply with speciﬁc requirements for redemption that may make it more difﬁcult for them to exercise their redemption rights prior to the deadline for exercising their rights.

In connection with any shareholder meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether it is voting for or against, or abstain from voting on, such proposed business combination, to demand that its public shares be redeemed. Such redemption will be effectuated under Cayman Islands law and our second amended and restated memorandum and articles of association as a redemption of the shares, with the redemption price to be paid being the applicable pro rata portion of the monies held in the trust account. We may require public shareholders seeking to exercise their redemption rights in connection with a proposed business combination to either tender their certiﬁcates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote taken at the shareholder meeting relating to such business combination. In order to obtain a physical share certiﬁcate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certiﬁcates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take signiﬁcantly longer than two weeks to obtain a physical share certiﬁcate. It is also our understanding that it takes a short time to deliver shares through the DWAC System. However, this too may not be the case. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares. In the event that a shareholder fails to comply with the various procedures that must be complied with in order to validly tender or redeem public shares, its shares may not be redeemed. Additionally, despite our compliance with the proxy rules or tender offer rules, as applicable, shareholders may not become aware of the opportunity to redeem their shares.

Investors may not have sufﬁcient time to comply with the delivery requirements for redemption.

Pursuant to our second amended and restated memorandum and articles of association, we are required to give a minimum of only ﬁve days’ notice for each general meeting. However, a ﬁnal proxy statement will be distributed to our shareholders at least twenty calendar days prior to the shareholder meeting if we seek shareholder approval of our initial business combination at such meeting. As a result, if we require public shareholders seeking to exercise their redemption rights to receive a pro rata portion of the funds in the trust account to comply with speciﬁc delivery requirements for redemption, holders may not have sufﬁcient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

If we require public shareholders who wish to redeem their public shares to comply with the delivery requirements for redemption, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public shareholders who wish to redeem their public shares to comply with speciﬁc delivery requirements for redemption described above and such proposed business combination is not consummated, we will promptly return such certiﬁcates to the tendering public shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

Because of our limited resources and structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through afﬁliates. Many of these competitors possess greater technical, human and other resources than we do, and our ﬁnancial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available ﬁnancial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval of a business combination may delay or prevent the consummation of a transaction, a risk a target business may not be willing to accept. Additionally, our outstanding rights, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.

Our insiders control a substantial interest in us and thus may inﬂuence certain actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon consummation of our offering and the private placement, our insiders will collectively own approximately 22.94% of the issued and outstanding shares following this offering, consisting of the insider shares and private shares, assuming it will not purchase any public shares in this offering and the over-allotment option is not exercised. Accordingly, they may exert a substantial inﬂuence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our memorandum and articles of association. None of our ofﬁcers, directors, insiders or their afﬁliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions (other than the private units). However, if our insiders purchase any units in this offering or if our ofﬁcers, directors, insiders or their afﬁliates determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to assist us in consummating our initial business combination, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In connection with any vote for a proposed business combination, all of our insiders, as well as all of our ofﬁcers and directors, subject to applicable securities laws, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination (except with respect to any public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto).

We may not hold an annual meeting of shareholders until after the consummation of our initial business combination, which could delay the opportunity for our shareholders to elect directors.

In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on the Nasdaq. There is no requirement under the Companies Act for us to hold annual or general meetings to elect directors. Accordingly, until we hold an annual meeting, public shareholders would not have the right to such a meeting or election of directors. In addition, prior to the closing of our initial business combination or our first annual general meeting, whichever is sooner, only our sponsor has the right to appoint or remove directors for so long as our sponsor holds 20% of our then issued and outstanding shares. Our public shareholders will not have the right to appoint or remove directors until after the consummation of our initial business combination or until we hold an annual general meeting, whichever is sooner. Accordingly, our sponsor will continue to exert control at least until the consummation of a business combination and you may not have any say in the management of our company prior to the consummation of an initial business combination.

You may face signiﬁcant dilution to the implied value of your public shares prior to or upon the consummation of our initial business combination, as result of various factors, including the nominal purchase price paid by our sponsor for the insider shares.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share. However, prior to this offering, our insiders paid a nominal aggregate purchase price of $25,000 for 1,437,500 ordinary shares, or the insider shares, at approximately $0.017 per share.

The insider shares held by our sponsor include an aggregate of up to 187,500 ordinary shares that are subject to surrender for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our insiders will collectively own 20% of our issued and outstanding shares after this offering (without giving effect to the sale of the private units, and assuming our insiders do not purchase units in this offering). If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to the insider shares immediately prior to the consummation of this offering in such amount as to maintain the number of insider shares, on an as-converted basis, at approximately 20% of our issued and outstanding ordinary shares upon the consummation of this offering (without giving effect to the sale of the private units and assuming our insiders do not purchase units in this offering). None of our insiders has indicated any intention to purchase units in this offering. As a result, the value of your public shares will be signiﬁcantly diluted, subject to the anti-dilution exceptions described above. Upon closing of this offering, and assuming no value is ascribed to the private placement units included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 98.0% (or $8.71 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share after this offering of $0.18 and the effective initial offering price of $8.89 per share included in the units (adjusted to include the value of the rights). For details on the insider shares’ dilutive effect, please refer to our tabular disclosures herein under “Dilution.”

As a result, the value of your public shares may be significantly diluted in the event we consummate an initial business combination, and our sponsor will stand to make significant profit on its investment in us even if the trading price of our public units or ordinary shares significantly declines. Therefore, our sponsor may be economically incentivized to consummate an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares.

The value of the insider shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary at such time is substantially less than $10.00 per share.

Upon the closing of this offering, our sponsor will have invested in us an aggregate of $2,406,680, comprised of the $25,000 purchase price for the insider shares and the $2,381,680 purchase price for the private shares (assuming the underwriters’ over-allotment option is not exercised). Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 1,250,000 insider shares (assuming the underwriters’ over-allotment option is not exercised), 238,168 private shares and 29,771 ordinary shares underlying the rights issuable upon the consummation of our initial business combination would have an aggregate implied value of $15,179,390. The value of the insider shares and private shares would be equal to the sponsor’s initial investment in us. As a result, our sponsor is likely to be able to make a substantial proﬁt on its investment in us at a time when our public shares have lost signiﬁcant value. Accordingly, our management team, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the insider shares as our public shareholders paid for their public shares.

We may amend the terms of the public rights in a manner that may be adverse to holders of public rights with the approval by the holders of a majority of the then issued and outstanding rights.

Our rights will be issued in registered form under a rights agreement between Odyssey Transfer and Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then issued and outstanding rights (including private placement rights) to make any change that adversely affects the interests of the registered holders of rights. Accordingly, we may amend the terms of the rights in a manner adverse to a holder if holders of a majority of the then issued and outstanding rights (including private placement rights) approve of such amendment.

Our rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of right holders to obtain a favorable judicial forum for disputes with our company.

Our rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such rights holder in any such enforcement action by service upon such rights holder’s counsel in the foreign action as agent for such rights holder.

This choice-of-forum provision may limit a rights holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Our outstanding rights may have an adverse effect on the market price of our ordinary shares and make it more difﬁcult to effect a business combination.

We will be issuing rights that will result in the issuance of up to 718,750 ordinary shares as part of the units offered by this prospectus (assuming the underwriters’ over-allotment option is exercised in full) and private rights that will result in the issuance of an additional up to 30,708 ordinary shares. The potential for the issuance of a substantial number of additional shares upon the redemption of the rights could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when redeemed, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our rights may make it more difﬁcult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the rights could have an adverse effect on the market price for our securities or on our ability to obtain future ﬁnancing. If and to the extent these rights are converted, you may experience dilution to your holdings.

If our shareholders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difﬁcult to effect a business combination.

Our insiders are entitled to make a demand that we register the resale of their insider shares (1,437,500 ordinary shares, including up to an aggregate of 187,500 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part) at any time commencing on or after the date we consummate the business combination. Additionally, the purchasers of the private units and our insiders are entitled to demand that we register the resale of the 238,168 ordinary shares (or 245,668 ordinary shares if the overallotment is exercised in full) underlying the private units, and 29,771 ordinary shares (or 30,708 ordinary shares if the overallotment is exercised in full) underlying the private rights, and any securities our insiders, ofﬁcers, directors or their afﬁliates may be issued in payment of working capital loans or loans to extend our life made to us at any time after we consummate a business combination. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difﬁcult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difﬁcult for us to complete a business combination.

As described in the risk factor below entitled “Changes to laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications may adversely affect our business, including our ability to negotiate and complete our initial business combination”, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals. Whether a SPAC is an investment company will be a question of facts and circumstances. We can give no assurance that a claim will not be made that we have been operating as an unregistered investment company.

If we are deemed to be an investment company under the Investment Company Act, we may have to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. Our activities may be restricted, including restrictions on the nature of our investments and restrictions on the issuance of securities, each of which may make it difﬁcult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company with the SEC;

•        adoption of a speciﬁc form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in demand deposit accounts). Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. Notwithstanding an investment of proceeds in government securities, we could nevertheless be considered to be operating as an unregistered investment company, and the longer we hold such securities, the more likely it is that we would be considered an unregistered investment company. If our facts and circumstances change over time, we will update our disclosure to reﬂect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we have not completed our initial business combination within the completion window, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our rights will expire worthless, and our public shareholders would also lose the possibility of an investment opportunity in a target company as well as any potential price appreciation in the combined company following a business combination.

Changes to laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications may adversely affect our business, including our ability to negotiate and complete our initial business combination.

We are subject to laws and regulations, and interpretations and applications of such laws and regulations, of national, regional, state and local governments and applicable non-U.S. jurisdictions. In particular, we are required to comply with certain SEC and potentially other legal and regulatory requirements, and our consummation of an initial business combination may be contingent upon our ability to comply with certain laws, regulations, interpretations and applications and any post-business combination company may be subject to additional laws, regulations, interpretations and applications. Compliance with, and monitoring of, the foregoing may be difﬁcult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, including our ability to negotiate and complete an initial business combination. A failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination.

On January 24, 2024, the SEC issued ﬁnal rules relating to SPACs (the “2024 SPAC Rules”), effective as of July 1, 2024, that formally adopted some of the SEC’s proposed rules for SPACs that were released on March 30, 2022. The 2024 SPAC Rules, among other items, impose additional disclosure requirements in initial public offerings by SPACs and business combination transactions involving SPACs and private operating companies; amend the ﬁnancial statement requirements applicable to business combination transactions involving such companies; update and expand guidance regarding the general use of projections in SEC ﬁlings, as well as when projections are disclosed in connection with proposed business combination transactions; increase the potential liability of certain participants in proposed business combination transactions; and could impact the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. The 2024 SPAC Rules may materially adversely affect our business, including our ability to negotiate and complete, and the costs associated with, our initial business combination, and results of operations.

We may not seek an opinion from an unafﬁliated third party as to the fair market value of the target business we acquire.

We are not required to obtain an opinion from an unafﬁliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account (excluding any taxes payable on the income earned on the trust account) unless our board of directors cannot make such determination on its own. We are also not required to obtain an opinion from an unafﬁliated third party indicating that the price we are paying is fair to our shareholders from a ﬁnancial point of view unless the target is afﬁliated with our ofﬁcers, directors, insiders or their afﬁliates. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not signiﬁcant. Furthermore, our directors may have a conﬂict of interest in analyzing the transaction due to their personal and ﬁnancial interests.

We may acquire a target business that is afﬁliated with our ofﬁcers, directors, insiders or their afﬁliates.

While we do not currently intend to pursue an initial business combination with a company that is afﬁliated with our ofﬁcers, directors, insiders or their afﬁliates, we are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our ofﬁcers, directors, insiders or their afﬁliates acquire a minority interest in the target business alongside our acquisition, provided in each case we obtain an opinion from an unafﬁliated third party indicating that the price we are paying is fair to our shareholders from a ﬁnancial point of view. These afﬁliations could cause our ofﬁcers or directors to have a conﬂict of interest in analyzing such transactions due to their personal and ﬁnancial interests.

The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the ordinary shares and rights underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        our capital structure;

•        the per share amount of net proceeds being placed in the trust account;

•        an assessment of our management and their experience in identifying operating companies; and

•        general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or ﬁnancial results to compare them to.

Because we are incorporated under the laws of the Cayman Islands, you may face difﬁculties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands and certain of our ofﬁcers and directors are residents of jurisdictions outside the United States. As a result, it may be difﬁcult for investors to effect service of process within the United States upon our directors or executive ofﬁcers, or seek recognition and/or enforce judgments obtained in the United States courts against our directors or ofﬁcers.

Our corporate affairs are governed by our second amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. We are also subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the ﬁduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the ﬁduciary duties of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our post-offering memorandum and articles of association that will become effective immediately prior to completion of this offering to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Securities — Certain Differences in Corporate Law”.

Because we must furnish our shareholders with ﬁnancial statements of the target business prepared in accordance with U.S. GAAP or IFRS as issued by the IASB or reconciled to U.S. GAAP, we may not be able to complete an initial business combination with some prospective target businesses.

We will be required to provide historical and pro forma ﬁnancial statement disclosure relating to our target business to our shareholders. These ﬁnancial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international ﬁnancial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances, and the historical ﬁnancial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. The ﬁnancial statements may also be required to be prepared in accordance with U.S. GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be ﬁled within four business days after closing. These ﬁnancial statement requirements may limit the pool of potential target businesses we may acquire.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial ﬁnancial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting ﬁrm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable ﬁnancial reports could harm our business. A target business may also not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difﬁculties encountered in the implementation of adequate controls over our ﬁnancial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose conﬁdence in our reported ﬁnancial information, which could have a negative effect on the trading price of our securities.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as deﬁned in the JOBS Act. We will remain an “emerging growth company” for up to ﬁve years. However, if our non-convertible debt issued within a three-year period exceeds $1.0 billion or revenues exceeds $1,235,000,000, or the market value of our ordinary shares that are held by non-afﬁliates exceeds $700 million on the last day of the second ﬁscal quarter of any given ﬁscal year, we would cease to be an emerging growth company as of the following ﬁscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our ﬁnancial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will ﬁnd our shares less attractive because we may rely on these provisions. If some investors ﬁnd our shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised ﬁnancial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised ﬁnancial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our ﬁnancial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difﬁcult or impossible because of the potential differences in accountant standards used.

An investment in this offering may involve adverse U.S. federal income tax consequences.

An investment in this offering may involve adverse U.S. federal income tax consequences. For instance, there is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our ordinary shares upon exercise of the investor’s redemption right or upon our liquidation of the trust account will result in constructive income to the investor, which could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Furthermore, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of the unit between the ordinary shares and rights included in the units could be challenged by the IRS or the courts. See the section titled “Taxation United States Federal Income Taxation” for a summary of the material U.S. federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their own tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

We have also not sought a ruling from the Internal Revenue Service, or IRS, as to any U.S. federal income tax consequences described in this prospectus. The IRS may disagree with the descriptions of U.S. federal income tax consequences described herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described in this prospectus. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the speciﬁc tax consequences of the acquisition, ownership and disposition of our securities, including the applicability and effect of state, local, or foreign tax laws, as well as U.S. federal tax laws.

If our initial business combination involves a company organized under the laws of the United States (or any subdivision thereof), it is possible a U.S. federal excise tax could be imposed on us in connection with any redemptions of our ordinary shares after or in connection with such initial business combination.

The Inﬂation Reduction Act of 2022, which, among other things, generally imposes a 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations after December 31, 2022 (the “Excise Tax”), subject to certain exceptions. The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which the stock is repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of the Treasury (the “Treasury”) has authority to issue regulations and other guidance to carry out, and prevent the abuse or avoidance of, the Excise Tax. On April 9, 2024, the Treasury issued proposed Treasury regulations that provide proposed operating rules for the Excise Tax, including rules governing the computation of the Excise Tax, on which taxpayers may rely until the proposed Treasury regulations are finalized. Additionally, on June 28, 2024, the Treasury issued final Treasury regulations on the reporting and payment (but not the computation) of the Excise Tax. Although the proposed Treasury regulations clarify certain aspects of the Excise Tax, the interpretation and operation of other aspects of the Excise Tax remain unclear. In addition, although taxpayers generally may rely on the proposed Treasury regulations until they are finalized, there is no assurance that the proposed Treasury regulations will be finalized in their current form, and therefore, the Excise Tax might apply to a future transaction undertaken by us (including after a business combination) in a manner that is different than as described in the proposed Treasury regulations.

As a Cayman Islands exempted company, the Excise Tax is currently not expected to apply to redemptions of our ordinary shares with the funds in our trust account (absent any regulations or other additional guidance that may be issued in the future).

However, in connection with an initial business combination involving a company organized under the laws of a state of the United States, it is possible that we domesticate and continue as a corporation organized under the laws of a state of the United States prior to certain redemptions. Because we expect that, following such a domestication, our securities would continue to trade on a national securities exchange, in such a case, we could be subject to the Excise Tax with respect to any subsequent redemptions (including redemptions in connection with an extension vote or the initial business combination). Whether and to what extent we would be subject to the Excise Tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension vote or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of ﬁnal regulations and other additional guidance from the U.S. Department of the Treasury.

Any Excise Tax that becomes payable as a result of any redemptions of our ordinary shares (or other shares into which such ordinary shares may be converted) would be payable by us and not by the redeeming holder. To the extent such taxes are applicable, the amount of cash available to pay redemptions or to transfer to the target business in connection with our initial business combination may be reduced, which could result in our inability to meet conditions in the agreement relating to our initial business combination related to a minimum cash requirement, if any, or otherwise result in the shareholders of the combined company (including any of our shareholders who do not exercise their redemption rights in connection with the initial business combination) to economically bear the impact of such Excise Tax. Consequently, the Excise Tax may make a transaction with us less appealing to potential business combination targets. Finally, subject to certain exceptions, the Excise Tax should not apply in the event of our complete liquidation.

We may qualify as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as deﬁned in the Section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (or after the end of the start-up period, if later). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules.

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as ofﬁcers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

If restrictions on repatriation of earnings from the target business’ home jurisdiction to foreign entities are instituted, our business following a business combination may be materially negatively affected.

It is possible that following an initial business combination, the home jurisdiction of the target business may have restrictions on repatriations of earnings or additional restrictions may be imposed in the future. If they were, it could have a material adverse effect on our operations.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

The outbreak of the COVID-19 coronavirus has resulted in a widespread health crisis that has adversely affected the economies and ﬁnancial markets worldwide. We may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors, if the target company’s personnel, vendors and service providers are unavailable to negotiate and consummate a transaction in a timely manner, or if COVID-19 causes a prolonged economic downturn. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including the effects of a subvariant of the Omicron variant of COVID-19, which may spread faster than the original Omicron variant, as well as the effects of any new variants and subvariants which may develop, new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

In addition, our ability to consummate a business combination may be dependent on the ability to raise equity and debt ﬁnancing which may be impacted by COVID-19 and other events.

We face risks related to the ongoing Russian invasion of Ukraine and any other conﬂicts that may arise on a global or regional scale which may adversely affect the business and results of operations of the post-combination entity.

On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has had an immediate impact on the global economy resulting in higher energy prices and higher prices for certain raw materials and goods and services which in turn is contributing to higher inﬂation in the United States and other countries across the globe with signiﬁcant disruption to ﬁnancial markets and supply and distribution chains for certain raw materials and goods and services on an unprecedented scale. The impact of the sanctions has also included disruptions to ﬁnancial markets, an inability to complete ﬁnancial or banking transactions, restrictions on travel and an inability to service existing or new customers in a timely manner in the affected areas of Europe. The Russian invasion of Ukraine has continued to escalate without any resolution of the invasion foreseeable in the near future with the short and long-term impact on ﬁnancial and business conditions in Europe remaining highly uncertain.

The U.S. and the European Union responded to Russia’s invasion of Ukraine by imposing various economic sanctions on the Russian Federation to which the Russian Federation has responded in kind. The United

Kingdom, Japan, South Korea, Australia and other countries across the globe have imposed their own sanctions on the Russian Federation. The United States, the European Union and such other countries acting together or separately could impose wider sanctions or take further actions against the Russian Federation if the conﬂict continues to escalate. Multinational corporations and other corporations and businesses with business and ﬁnancial ties to the Russian Federation have either reduced or eliminated their ties to the Russian Federation in a manner that often exceeds what is required pursuant to sanctions by these countries.

Further, the Russian Federation’s cyberattacks and other action may impact businesses across the United States, the European Union and other nations across the globe including those without any direct business ties to the Russian Federation.

It is uncertain if the post-combination entity’s business, operation, or ﬁnancial conditions could be materially impacted in the event of a downturn in the worldwide economy resulting from the Russian invasion of Ukraine and other conﬂicts with a global impact.

Recent increases in inﬂation in the United States and elsewhere could make it more difﬁcult for us to consummate a business combination.

Recent increases in inﬂation in the United States and elsewhere may be leading to increased price volatility in publicly traded securities, including ours, and may lead to other national, regional and international economic disruptions, any of which could make it more difﬁcult for us to consummate a business combination.

Adverse developments affecting the ﬁnancial services industry, including events or concerns involving liquidity, defaults or non-performance by ﬁnancial institutions, could adversely affect our business, ﬁnancial condition or results of operations, or our prospects.

The funds in our operating account and our trust account will be held in banks or other ﬁnancial institutions and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations or in an interest bearing or non-interest bearing demand deposit account. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest-bearing demand deposit account at a bank. Our cash held in non-interest bearing and interest-bearing accounts may exceed any applicable Federal Deposit Insurance Corporation (“FDIC”) insurance limits. Should events, including limited liquidity, defaults, non-performance or other adverse developments occur with respect to the banks or other ﬁnancial institutions that hold our funds, or that affect ﬁnancial institutions or the ﬁnancial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, the value of the assets in our trust account could be impaired, which could have a material impact on our operating results, liquidity, ﬁnancial condition and prospects. For example, on March 10, 2023, the FDIC announced that Silicon Valley Bank had been closed by the California Department of Financial Protection and Innovation. We cannot guarantee that the banks or other ﬁnancial institutions that will hold our funds will not experience similar issues.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets or such attractive targets may not be interested to consume a business combination with a SPAC due to a negative public perception of mergers involving SPACs. This could increase the cost of our initial business combination and could even result in our inability to ﬁnd a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies preparing for an initial public offering, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved ﬁnancial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns (including a negative public perception of mergers involving SPACs), geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to ﬁnd and consummate an initial business combination and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the speciﬁc merits or risks of one or more target businesses. Because our board of directors may consummate our initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period set forth in our tender offer documents mailed to our public shareholders in which we describe our business combination.

The ability of our public shareholders to redeem their shares for cash may make our ﬁnancial condition unattractive to potential business combination targets, which may make it difﬁcult for us to enter into our initial business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in connection with our initial business combination in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into our initial business combination transaction with us.

The ability of a large number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the successful consummation of our business combination, we may redeem up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may need to arrange third party ﬁnancing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its shareholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity ﬁnancing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We do not have a speciﬁed maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders have redeemed their ordinary shares.

Our second amended and restated memorandum and articles of association does not provide a speciﬁed maximum redemption threshold, except that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination. Our proposed initial business combination may impose a minimum cash requirement for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, ofﬁcers, directors, advisors or their afﬁliates. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination, if applicable, exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

The redemption of a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the beneﬁt of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares in the open market.

If we seek shareholder approval of our business combination, our sponsor, directors, ofﬁcers, advisors and their afﬁliates may elect to purchase shares from shareholders, in which case they may inﬂuence a vote in favor of a proposed business combination that you do not support.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, ofﬁcers, advisors or their afﬁliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Such purchases will not be made if our sponsor, directors, ofﬁcers, advisors or their afﬁliates are in possession of any material non-public information that has not been disclosed to the selling shareholder. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneﬁcial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, ofﬁcers, advisors or their afﬁliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, directors, ofﬁcers, advisors or their afﬁliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

The purpose of such purchases would be to (1) increase the likelihood of obtaining shareholder approval of the business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.

Purchases of ordinary shares in the open market or in privately negotiated transactions by our sponsor, directors, ofﬁcers, advisors or their afﬁliates may make it difﬁcult for us to maintain the listing of our shares on a national securities exchange following the consummation of an initial business combination.

If our sponsor, directors, ofﬁcers, advisors or their afﬁliates purchase ordinary shares in the open market or in privately negotiated transactions, the public “ﬂoat” of our ordinary shares and the number of beneﬁcial holders of our securities would both be reduced, possibly making it difﬁcult to maintain the listing or trading of our securities on a national securities exchange following consummation of the business combination.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation, if they redeem their shares in connection with an initial business combination that we consummate or if we seek to amend our second amended and restated memorandum and articles of association to affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 18 months from the effective date of this registration statement. In no other circumstances will a shareholder have any right or interest of any kind to the funds in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.

If the net proceeds of this offering not being held in the trust account are insufﬁcient to allow us to operate for at least the next 18 months, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufﬁcient to allow us to operate for at least the next 18 months, assuming that our initial business combination is not consummated during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufﬁcient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may only receive a pro rata portion of the amount then in the trust account (which may be less than $10.00 per share) (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption.

Subsequent to our consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges.

Even if we conduct thorough due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identiﬁes certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt ﬁnancing.

Our directors may decide not to enforce indemniﬁcation obligations against our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below $10.00 per share (whether or not the underwriters’ overallotment option is exercised in full) and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemniﬁcation obligations related to a particular claim, our independent directors would determine on our behalf whether to take legal action against our sponsor to enforce its indemniﬁcation obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemniﬁcation obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemniﬁcation obligations on our behalf, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

Because we have not selected a particular business or speciﬁc geographic location or any speciﬁc target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

Although we have a stated focus on certain target businesses as indicated elsewhere in this prospectus, we may pursue acquisition opportunities in any business or geographic region, but may rely upon our management team’s background. While we may pursue an acquisition opportunity in any business industry or sector, we intend to initially focus on those industries or sectors that complement our management team’s background. Except for the limitations that a target business has a fair market value of at least 80% of the value of the trust account (excluding any taxes payable) and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted ﬂexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identiﬁed or approached any speciﬁc target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash ﬂows, liquidity, ﬁnancial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a ﬁnancially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a ﬁnancially unstable or a development stage entity. Although our ofﬁcers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the signiﬁcant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. In addition, investors will be relying on the business judgment of our board of directors, which will have signiﬁcant discretion in choosing the standard used to establish the fair market value of a particular target business. An investment in our shares may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

We may seek investment opportunities outside our management’s area of expertise and our management may not be able to adequately ascertain or assess all signiﬁcant risks associated with the target company.

There is no limitation on the industry or business sector that we may consider when contemplating our initial business combination. We may therefore be presented with a business combination candidate in an industry unfamiliar to our management team, but determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or their evaluation of its operation.

Although we identiﬁed general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identiﬁed speciﬁc criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difﬁcult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law or Nasdaq, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difﬁcult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our rights will expire worthless.

Management’s ﬂexibility in identifying and selecting a prospective acquisition candidate, along with our management’s ﬁnancial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders.

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable) at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders, which would be the case if the trading price of our ordinary shares after giving effect to such business combination was less than the per-share trust liquidation value that our shareholders would have received if we had dissolved without consummating our initial business combination.

We may seek acquisition opportunities with a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, reincorporate in the jurisdiction in which the target company or business is located. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our rights will expire worthless.

We may attempt to consummate our initial business combination with a private company about which little information is available.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

We may not be able to maintain control of a target business after our initial business combination.

We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we will become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an investment company under the Investment Company Act or to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. Even though we may own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Our initial business combination and our structure thereafter may not be tax-efficient to our shareholders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure our initial business combination in a tax-efﬁcient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite shareholder approval, we may structure our business combination in a manner that requires shareholders to recognize gain or income for tax purposes, effect a business combination with a target company in another jurisdiction, or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We do not intend to make any cash distributions to shareholders to pay taxes in connection with our business combination or thereafter. Accordingly, a shareholder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares received. In addition, shareholders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

In addition, we may effect a business combination with a target company that has business operations outside of the United States, and possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to signiﬁcant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and ﬁlings in other jurisdictions, we may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax proﬁtability and ﬁnancial condition.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualiﬁcations or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualiﬁcations or abilities we suspected. Should the target business’s management not possess the skills, qualiﬁcations or abilities necessary to manage a public company, the operations and proﬁtability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our ofﬁcers or directors of a duty of care or other ﬁduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The ofﬁcers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and proﬁtability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

We may reincorporate or transfer by way of continuation in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business or otherwise transfer by way of continuation from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a signiﬁcant loss of business, business opportunities or capital.

Members of our management team have signiﬁcant experience as founders, board members, ofﬁcers, executives or employees of other companies. Certain of those persons may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense or prosecution of these matters could be time-consuming and could divert our management’s attention, and may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team have had signiﬁcant experience as founders, board members, ofﬁcers, executives or employees of other companies. As a result of their involvement and positions in these companies, certain of those persons may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Individual members of our management team and board of directors also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their personal conduct, either in their capacity as a corporate ofﬁcer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability. Any such liability may or may not be covered by insurance and/or indemniﬁcation, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any litigation, investigations or other proceedings and the potential outcomes of such actions may divert the attention and resources of our management team and board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

We may engage one or more of our underwriters or one of their respective afﬁliates to provide additional services to us after this offering, which may include acting as ﬁnancial advisor in connection with an initial business combination or as placement agent in connection with a related ﬁnancing transaction. These ﬁnancial incentives may cause them to have potential conﬂicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage one or more of our underwriters or one of their respective afﬁliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing ﬁnancial advisory services, acting as a placement agent in a private offering or arranging debt ﬁnancing. We may pay such underwriter or its afﬁliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective afﬁliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective afﬁliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriters’ or their respective afﬁliates’ ﬁnancial interests tied to the consummation of a business combination transaction may give rise to potential conﬂicts of interest in providing any such additional services to us, including potential conﬂicts of interest in connection with the sourcing and consummation of an initial business combination.

We may engage one or more afﬁliates of our sponsor, ofﬁcers or directors or their respective afﬁliates to provide additional services to us after this offering, which may include acting as ﬁnancial advisor in connection with an initial business combination. These ﬁnancial incentives may cause them to have potential conﬂicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage one or more afﬁliates of our sponsor, ofﬁcers or directors or their respective afﬁliates to provide additional services to us after this offering, including, for example, identifying potential targets or providing ﬁnancial advisory services. We may pay such afﬁliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation. Any such afﬁliates’ ﬁnancial interests tied to the consummation of a business combination transaction may give rise to potential conﬂicts of interest in providing any such additional services to us, including potential conﬂicts of interest in connection with advising on, sourcing and consummating of an initial business combination.

Since our sponsor, officers and directors may lose their entire investment (directly or indirectly) in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On June 13, 2025, our sponsor acquired 1,437,500 ordinary shares, par value $0.0001 per share (of which up to 187,500 ordinary shares are subject to forfeiture if the underwriter does not fully exercise the over-allotment options) for a purchase price of $25,000.

Prior to the initial investment in the Company of $25,000 by the sponsor, the Company had no assets, tangible or intangible. The purchase price of such insider shares was determined by dividing the amount of cash contributed to the Company by the number of insider shares issued. The number of insider shares outstanding was determined based on the expectation that the total size of this offering would be 5,750,000 units if the underwriter’s over-allotment option is exercised in full, and therefore that such insider shares would represent 20% of the outstanding shares after this offering. Because of the nominal consideration of $25,000 the sponsor paid for the insider shares, upon the closing of this offering, our public shareholders’ shares will be signiﬁcantly diluted. Up to 187,500 of the insider shares will be forfeited depending on the extent to which the underwriter’s over-allotment is exercised. The insider shares will be worthless if we do not complete an initial business combination, except to the extent they receive liquidating distributions from assets outside of the trust account. In addition to the insider shares, our sponsor has also committed to purchase from us an aggregate of 238,168 units (or up to 245,668 units if the underwriters’ over-allotment option is exercised in full) or “private units,” at $10.00 per private unit for a total purchase price of $2,381,680 (or up to $2,456,680, if the underwriters’ over-allotment option is exercised in full). The sale of the private units will take place on a private placement basis simultaneously with the consummation of this offering. The private units will be worthless if we do not complete our initial business combination. The personal and financial interests of our officers and directors (directly or indirectly) may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the end of the completion window nears, which is the deadline for our completion of an initial business combination.

We may issue our units to investors in connection with our initial business combination at a price which is less than the prevailing market price of our units at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per unit or at a price which approximates the per-unit amounts in our trust account at such time. The purpose of such issuances will be to enable us to provide sufﬁcient liquidity to the post-business combination entity. The price of the units we issue may therefore be less, and potentially signiﬁcantly less, than the market price for our units at such time.

We may be unable to obtain additional ﬁnancing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any speciﬁc business combination target but may enter into agreements with target with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the private units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional ﬁnancing to complete such proposed initial business combination. Such additional ﬁnancing may be in the form of PIPE transactions, which may be in the form of an equity, debt or convertible debt transactions. These ﬁnancing transactions are designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufﬁcient liquidity to the post-combination company. These ﬁnancing transactions may be signiﬁcantly dilutive to the post-combination company, and represent the type of ﬁnancing risk that is not associated with traditional initial public offerings. We cannot assure you that ﬁnancing will be available to us on acceptable terms, if at all. None of our initial shareholders, directors or ofﬁcers or their afﬁliates are obligated to provide any such ﬁnancing to us. To the extent that additional ﬁnancing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional ﬁnancing to complete our initial business combination, we may require such ﬁnancing to fund the operations or growth of the target business. The failure to secure additional ﬁnancing could have a material adverse effect on the continued development or growth of the target business. None of our directors, ofﬁcers or shareholders is required to provide any ﬁnancing to us in connection with or after our initial business combination. If we have not completed our initial business combination within the completion window, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our rights will expire worthless.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary signiﬁcantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or ﬁnancial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or conﬁdential data. As a blank check company with no operation without signiﬁcant investments in data security protection, we may not be sufﬁciently protected against such occurrences. We may not have sufﬁcient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to ﬁnancial loss.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the occurrence of a natural disaster.

Our business could be adversely affected by severe weather conditions and natural disasters. Any of such occurrences could cause severe disruption to our daily operations, and may even require a temporary closure of our operations across one or more markets. Such closures may disrupt our business operations and adversely affect our business, ﬁnancial condition and results of operations. Our operations could also be disrupted if our third-party service providers, business partners or acquisition targets were affected by such natural disasters. If the disruptions posed by such events continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

Provisions in our second amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our ordinary shares and could entrench management.

Our second amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of shares, which may make the removal of management more difﬁcult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks Associated with Acquiring and Operating a Business Outside of the United States

We may effect a business combination with a company located outside of the United States and if we do, we would be subject to a variety of additional risks that may negatively impact our business operations and ﬁnancial results.

If we consummate a business combination with a target business located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:

•        rules and regulations or currency redemption or corporate withholding taxes on individuals;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles than in the United States;

•        inﬂation;

•        economic policies and market conditions;

•        unexpected changes in regulatory requirements;

•        challenges in managing and stafﬁng international operations;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency ﬂuctuations;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        protection of intellectual property;

•        employment regulations;

•        deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

Because of the costs and difﬁculties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of signiﬁcant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difﬁculties inherent in managing cross-border business operations, personnel and assets can be signiﬁcant (and much higher than in a purely domestic business) and may negatively impact our ﬁnancial and operational performance.

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business.

Political events in another country may signiﬁcantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Many countries have difﬁcult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and ﬁnancial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difﬁcult or impossible, which could adversely impact our operations, assets or ﬁnancial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difﬁcult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a signiﬁcant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our ofﬁcers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or ofﬁcers or to seek recognition and/or enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and ofﬁcers under Federal securities laws.

Our executive ofﬁcers and directors are located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon those ofﬁcers and directors located outside the United States.

Our directors and executive officers have significant business ties to China, and are located in, mainland China or Hong Kong. Mr. Xunlei Lu, our Chief Executive Officer and a director, is a citizen of Hong Kong and resides in Hong Kong. Mr. Hengfeng Ge, our Chief Financial Officer, is a citizen and resident of mainland China. Mr. Junke Zhu, a director, and our independent director appointees, Mr. Long Yan and Mr. Mouda Wei, are also citizens and residents of mainland China. Mr. Xueli Hou, one of our independent director appointees, is a Canadian citizen but resides in mainland China. Following the completion of a business combination, we may conduct a substantial majority of our operations in China, and a significant portion of our assets may be located in China. There is uncertainty if any ofﬁcers and directors of the post-combination entity will be located outside the Unites States. As a result, it may be difﬁcult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon those ofﬁcers and directors (prior to or after the business combination) located outside the United States, to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws. In particular, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgement of United States courts in relation to any matter not subject to a binding arbitration provision may be difﬁcult or impossible.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden ﬂuctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difﬁcult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any speciﬁc industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S.

If you are a U.S. holder of our ordinary shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Speciﬁcally, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a signiﬁcant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. The economy in Asian Countries differs from the economies of most developed countries in many respects. Such economic growth has been uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to ﬁnd an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become proﬁtable.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions ﬂuctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our ﬁnancial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Many of the economies in Asia are experiencing substantial inﬂationary pressures which may prompt the governments to take action to control the growth of the economy and inﬂation that could lead to a signiﬁcant decrease in our proﬁtability following our initial business combination.

While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inﬂationary pressures. As governments take steps to address the current inﬂationary pressures, there may be signiﬁcant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If prices for the products of our ultimate target business rise at a rate that is insufﬁcient to compensate for the rise in the costs of supplies, it may have an adverse effect on our proﬁtability. If these or other similar restrictions are imposed by a government to inﬂuence the economy, it may lead to a slowing of economic growth. Because we are not limited to any speciﬁc industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Many industries in Asia are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

Governments in many Asian countries have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries. As a result, the number of potential acquisition candidates available to us may be limited or our ability to grow and sustain the business, which we ultimately acquire will be limited.

If a country in Asia enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired.

Many of the rules and regulations that companies face concerning foreign ownership are not explicitly communicated. If new laws or regulations forbid or limit foreign investment in industries in which we want to complete our initial business combination, they could severely impair our candidate pool of potential target businesses. Additionally, if the relevant central and local authorities ﬁnd us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•        levying ﬁnes;

•        revoking our business and other licenses;

•        requiring that we restructure our ownership or operations; and

•        requiring that we discontinue any portion or all of our business.

Any of the above could have an adverse effect on our company post-business combination and could materially reduce the value of your investment.

Corporate governance standards in Asia may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far enough to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage ﬁnancial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and ﬁnancial results.

Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company

Because we have signiﬁcant ties to China, it is uncertain whether that would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination, or may therefore make it more likely for us to consummate a business combination with a PRC Target Company.

Our sponsor, as well as certain members of our Board of Directors and management team, have significant business ties to, and are primarily based in, China. Mr. Xunlei Lu, our Chief Executive Officer and a director, is a citizen of Hong Kong and resides in Hong Kong. Mr. Hengfeng Ge, our Chief Financial Officer, is a citizen and resident of mainland China. Mr. Junke Zhu, a director, along with our independent director appointees, Mr. Long Yan and Mr. Mouda Wei, are also citizens and residents of mainland China. Mr. Xueli Hou, one of our independent director appointees, is a Canadian citizen but resides in mainland China. In addition, our headquarters is based in Hong Kong. Since our directors and officers have significant ties to China and are located in, mainland China or Hong Kong, the Chinese government may have potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company. The Chinese government may intervene or influence our operations at any time through our directors and officers who are based in or have significant ties in China, which could result in a material adverse change in our search for a target business and the value of the securities we are offering. For example, if these ties were to cause China to view us as subject to their regulatory authority, China could take actions that could materially hinder or prevent our offering of securities to investors and cause the value of such securities to significantly decline or be worthless. In addition, changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to search for a target business and consummate an initial business combination. Currently, even if we do not complete a business combination with a China-based target, these risks may adversely affect us because our directors and officers are located in mainland China or Hong Kong or have significant ties to China. Because of our significant ties to China, and due to the various legal uncertainties arising in the PRC, we may be a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination, or may therefore make it more likely for us to consummate a business combination with a PRC Target Company.

In addition, there may be difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us based on foreign laws. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against the officers and directors predicated upon the civil liability provisions of the securities laws of the United States of America or any state. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States of America that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment by us against the officers or directors or the future combined company if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or the public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States of America. No PRC legal counsel has been retained for purpose of this offering and consequently the company did not rely on the advice of PRC counsel. The above discussion is based on our management’s understanding of the current PRC laws, rules, regulations and local market practices and we cannot assure you that our management’s understanding is correct. If we begin our business combination process with a China-based target, we expect to retain a PRC legal counsel who will advise us and provide its opinion of counsel relating to the enforceability of civil liabilities and we cannot assure you that the PRC legal counsel will reach the same conclusion as our management’s assessment above. Furthermore, there would be added costs and issues with bringing an original action in foreign courts against the combined company or the officers and directors to enforce liabilities based upon the U.S. Federal securities laws, and they still may be fruitless.

If we effect our initial business combination with a PRC Target Company, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we consummate a business combination with a PRC Target Company, we are subject to legal and operational risks associated with being based in China. If we effect our initial business combination with a PRC Target Company, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations, including any VIE Agreements through which the post-combination entity consolidate the ﬁnancial results of the VIE as primary beneﬁciary in accordance with the U.S. GAAP or IFRS for accounting purpose. We cannot assure you that we or the target business will be able to enforce any of its material agreements or that remedies will be available in this jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. In addition, the judiciary in the PRC is relatively inexperienced compared to others in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. In addition, to the extent that our target business’s material agreements are with governmental agencies in the PRC, we may not be able to enforce or obtain a remedy from such agencies due to sovereign immunity, in which the government is deemed to be immune from civil lawsuit or criminal prosecution. The inability to enforce or obtain a remedy under any of our future agreements could result in a signiﬁcant loss of business, business opportunities or capital.

If we effect our initial business combination with PRC Target Company, we may be subject to certain risks associated with acquiring and operating businesses in China.

We may be subject to certain risks associated with acquiring and operating business in the PRC in our search for a business combination and operation of any target business with which we ultimately consummate a business combination.

First, certain rules and regulations concerning mergers and acquisitions by foreign investors in the PRC may make merger and acquisition activities by foreign investors more complex and time consuming, including, among others:

•        the requirement that the Ministry of Commerce of the PRC (the “MOFCOM”) be notiﬁed in certain circumstances in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise;

•        the PRC Antitrust Law requires that the anti-monopoly enforcement agency of the State Council (currently the “Anti-Monopoly Bureau of the State Administration for Market Regulation”) shall be notified in advance of any concentration of undertaking if certain thresholds are triggered;

•        the authority of certain government agencies to have scrutiny over the economics of an acquisition transaction and requirement for consideration in a transaction to be paid within stated time limits; and

•        the requirement for mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns to be subject to strict review by the MOFCOM.

Complying with these and other requirements could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts, or other applicable authorities, may delay or inhibit our ability to complete such transactions, which could affect our ability to acquire PRC-based businesses. A business combination we propose may not be able to be completed if the terms of the transaction do not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

In addition, the PRC currently prohibits and/or restricts foreign ownership in certain sectors, known as restricted industries, including without limitation, value added telecommunications services (except for e-commerce, domestic multiparty communications, store-and-forward services and call centers). VIE structure is often used to replicate foreign investment in Chinese-based companies where Chinese law prohibits direct foreign investment in operating companies in certain sectors or other matters, such as telecommunications and the internet. Even though we will not undertake our initial business combination with any entity through a VIE structure or with any entity who is conducting its business through a VIE structure in China (including Hong Kong and Macau), there is no assurance that the PRC government will not apply restrictions in other industries. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in restricted industries that may affect the national economic security. Subject to the review and approval requirements of the relevant agencies and the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using VIE Agreements with permitted local parties. If we choose to effect a business combination that employs the use of these types of VIE Agreements, these VIE Agreements may not be as effective in providing us with the same economic beneﬁts, accounting consolidation or control over a target business as would direct ownership due to limited implementation guidance provided with respect to such regulations. If the government of the PRC ﬁnds that VIE Agreements we entered into to consolidate the ﬁnancial results of the VIE with one or more operating businesses as primary beneﬁciary for accounting purpose do not comply with local governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to signiﬁcant penalties or be forced to relinquish our interests in those operations. If, for example, our potential initial business combination is with a target company operating in the PRC in restricted industries, the transaction may be subject to the PRC government’s review, and we may have to spend additional resources and incur additional time delays to complete any such business combination. There is no guarantee that we can receive such approval in a timely manner, and we may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a signiﬁcant national security issue. If obtained, since our business combination period is 18 months from the effective date of this registration statement, and the approval process may take a period longer than we expect before we enter into a deﬁnitive agreement with a target company, we may be unable to complete a business combination by such time.

If we effect our initial business combination with a PRC Target Company, a substantial portion of our operations may be conducted in the PRC, and a signiﬁcant portion of our net revenues maybe derived from customers where the contracting entity is located in the PRC. Accordingly, our business, ﬁnancial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a signiﬁcant extent, to economic, political and governmental and legal developments, laws and regulations in the PRC. For instance, all or most of our material agreements may be governed by PRC law and we may have difﬁculty in enforcing our legal rights because the system of laws and the enforcement of existing laws in PRC may not be as certain in implementation and interpretation as in the United States. We may also be subject to restrictions on dividend payments after we consummate a business combination and if we rely on dividends and other distributions from our operating company to provide us with cash ﬂow and to meet our other obligations.

The PRC governmental authorities may take the view now or in the future that an approval from them is required for an overseas offering or operations by a company afﬁliated with Chinese businesses or persons or a business combination with a PRC Target Company.

The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC company obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its ofﬁcial website procedures specifying documents and materials required to be submitted to it by special purpose vehicles seeking CSRC’s approval of overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules and the CSRC approval requirement to offshore special purpose vehicles.

Moreover, except for emphasizing the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies, the Opinions, which was made available to the public on July 6, 2021, also provides that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities.

Based on our understanding of the current PRC laws and regulations, no prior permission is required under the M&A Rules or the Opinions from any PRC governmental authorities (including the CSRC) for consummating this offering by our company, given that our company is a blank check company newly incorporated in Cayman Islands rather than China and currently the company conducts no business in China.

As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities.

Our company is a blank check company incorporated under the laws of the Cayman Islands. We currently do not hold any equity interest in any PRC company or operate any business in China. Therefore, we are not required to obtain any permission from any PRC governmental authorities to operate our business as currently conducted.

However, there remains some uncertainty as to how the M&A Rules and the Opinions will be interpreted or implemented in the context of an overseas offering or if we decide to consummate the business combination with a PRC Target Company. If the CSRC or another PRC governmental authority subsequently determines that its approval is needed for this offering, our operation, or a business combination with a PRC Target Company, we may face approval delays, adverse actions or sanctions by the CSRC or other PRC governmental authorities. Speciﬁcally, if it is determined in the future that we inadvertently conclude that the permissions or approvals from the PRC authorities are not required for this offering, our operations or the business combination, or the applicable laws, regulations, or interpretations change resulting the approval of any PRC regulatory authority is required for this offering, our operations or the business combination, we may face sanctions by PRC regulatory agencies. In any such event, these governmental authorities may delay this offering or a potential business combination, impose ﬁnes and penalties, limit our operations in China, not permit us to continue to list on a U.S. stock exchange or take other actions that could materially adversely affect our business, ﬁnancial condition, results of operations, reputation and prospects, as well as the trading price of our securities. These regulatory agencies may take actions that could have a material adverse effect on our business, ﬁnancial condition, results of operations and prospects, as well as the trading price of our securities. The PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our securities. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if any PRC regulatory agencies later promulgate new rules requiring that we obtain their approvals for this offering or our operation, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

PRC regulations relating to offshore investment activities by PRC residents may limit our ability to inject capital in our Chinese subsidiaries and Chinese subsidiaries’ ability to change their registered capital or distribute proﬁts to us or otherwise expose us or our PRC resident beneﬁcial owners to liability and penalties under PRC laws.

In July 2014, The State Administration of Foreign Exchange of the PRC, or SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its ﬁled registration with the local branch of SAFE with respect to that SPV, to reﬂect any material change, including, among other things, any major change of a PRC resident shareholder, name or term of operation of the SPVs, or any increase or reduction of the SPVs’ registered capital, share transfer or swap, merger or division. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously ﬁled registration, the subsidiary of such SPV in China may be prohibited from distributing its proﬁts or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be ﬁled with qualiﬁed banks instead of SAFE or its branches. The qualiﬁed banks will directly examine the applications and accept registrations under the supervision of SAFE.

We cannot provide assurance that our shareholders that are PRC residents comply with all of the requirements under SAFE Circular 37 or other related rules. Failure or inability of the post-combination entity’s PRC resident shareholders to comply with the registration procedures set forth in these regulations may subject us to ﬁnes and legal sanctions, restrict its cross-border investment activities, limit the ability of our wholly foreign-owned subsidiary in China to distribute dividends and the proceeds from any reduction in capital, share transfer or liquidation to us, and we may also be prohibited from injecting additional capital into the subsidiary. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. As a result, the post-combination entity’s business operations and the post-combination entity’s ability to distribute proﬁts to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our ﬁnancial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary ﬁlings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Any failure by the VIE or its shareholders to perform their obligations under the VIE Agreements would have a material adverse effect on the post-combination entity’s business.

The shareholders of the VIE are referred as its nominee shareholders because although they remain the holders of equity interests on record in the VIE, pursuant to the terms of the relevant power of attorney, such shareholders have irrevocably authorized the individual appointed by the WFOE to exercise their rights as a shareholder of the relevant VIE. If the VIE, or its shareholders fail to perform their respective obligations under the VIE Agreements, the post-combination entity may have to incur substantial costs and expend additional resources to enforce such arrangements. The post-combination entity may also have to rely on legal remedies under PRC laws, including seeking speciﬁc performance or injunctive relief, and claiming damages, which the post-combination entity cannot assure you will be effective under PRC laws.

All of these VIE Agreements may be governed by and interpreted in accordance with PRC law, and disputes arising from these VIE Agreements may be resolved in court or through arbitration in China. Accordingly, these contracts will be interpreted in accordance with PRC laws and any disputes will be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these VIE Agreements. See “Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — Uncertainties with respect to the PRC legal system could adversely affect us.” Meanwhile, there are very few precedents and little formal guidance as to how VIE Agreements in the context of a VIE should be interpreted or enforced under PRC laws. There remain signiﬁcant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are ﬁnal and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that the post-combination entity is unable to enforce these VIE Agreements, or if the post-combination entity suffers signiﬁcant delay or other obstacles in the process of enforcing these VIE Agreements, the post-combination entity may not be able to consolidate the ﬁnancial results of the VIE in its consolidated ﬁnancial statements in accordance with U.S. GAAP or IFRS as beneﬁciary for accounting purpose, and the post-combination entity’s ability to conduct its business may be negatively affected.

If the government of the PRC ﬁnds that the VIE Agreements we entered into to allow us to consolidate the ﬁnancial results of a target business do not comply with local governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to signiﬁcant penalties or be forced to relinquish our interests in those operations or the post-combination entity could be unbale to consolidate the ﬁnancial results of the VIE, which could cause the value of our securities depreciate signiﬁcantly or become worthless.

We are a Cayman Islands company with no operations of our own and no subsidiaries except searching for a suitable target to consummate an initial business combination. We currently do not have any PRC subsidiaries or China operations, do not have any speciﬁc business combination under consideration and have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. However, because our signiﬁcant ties to China, we may pursue a business combination with a PRC Target Company which might require a VIE structure. The post-combination entity, through VIE Agreements, can consolidate the ﬁnancial results of the VIE in accordance with U.S. GAAP or IFRS as primary beneﬁciary for accounting purpose. In that case, following the consummation of a business combination with a PRC Target Company, the securities of the post-combination entity would be securities of an offshore holding company instead of shares of the VIE in China. For a summary of the VIE structure and VIE Agreements, see “Prospectus Summary — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company.”

The post-combination entity will rely on WFOE’s VIE Agreements with the VIE and its shareholders to consolidate the ﬁnancial results of the VIE. These VIE Agreements may not be as effective as direct ownership. Under the VIE Agreements, as a legal matter, if the VIE or any of its shareholders executing the VIE Agreements fails to perform its, his or her respective obligations under the VIE Agreements, the post-combination entity may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking speciﬁc performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of the VIE were to refuse to transfer their equity interests in such VIE to the post-combination entity or its designated persons when the post-combination entity exercises the purchase option pursuant to the VIE Agreements, the post-combination entity may have to take a legal action to compel them to fulﬁll their contractual obligations.

If (i) the applicable PRC authorities invalidate the VIE Agreements for violation of PRC laws, rules and regulations, (ii) any VIE or its shareholders terminate the VIE Agreements, (iii) any VIE or its shareholders fail to perform its/his/her obligations under the VIE Agreements, or (iv) if these regulations change or are interpreted differently in the future, the PRC Target Company’s business operations in China would be materially and adversely affected, and the value of your securities would substantially decrease or even become worthless. Further, if the post-combination entity fails to renew the VIE Agreements upon their expiration, the post-combination entity would not be able to continue the business operations unless the then current PRC law allows it to directly operate businesses in China.

In addition, if any VIE or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue to consolidate the ﬁnancial results of the VIE, which could materially and adversely affect the post-combination entity’s business, ﬁnancial condition and results of operations. If the VIE undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby materially and adversely affecting the ﬁnancial results of the post-combination entity.

All of the VIE Agreements will be governed by PRC law and provided for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts will be interpreted in accordance with PRC laws and any disputes will be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce the VIE Agreements. In the event the post-combination entity is unable to enforce the VIE Agreements, the post-combination entity may not be able to consolidate the ﬁnancial results of the VIE in accordance with U.S. GAAP or IFRS and the post-combination entity may be precluded from operating its business, which would have a material adverse effect on its ﬁnancial condition and results of operations.

Although based on industry practices, VIE Agreements among WFOE, the VIE and its shareholders governed by PRC laws are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect, however, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may ultimately take a view that is contrary to the accepted industry practices with respect to the VIE Agreements. In addition, it is uncertain whether any new PRC laws or regulations relating to the VIE structure will be adopted or if adopted, what they would provide. PRC government authorities may deem that foreign ownership is directly or indirectly involved in the VIE’s shareholding structure. If our potential corporate structure and VIE Agreements are deemed by the Ministry of Industry and Information Technology, or MIIT, or the Ministry of Commerce, or MOFCOM, or other regulators having competent authority to be illegal, either in whole or in part, the post-combination entity may lose the ability to consolidate the ﬁnancial results of the VIE through the VIE Agreements and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to the PRC target company’s business. Furthermore, if the post-combination entity or the VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including, without limitation:

•        revoking the business license and/or operating licenses of the post-combination entity or the VIE;

•        discontinuing or placing restrictions or onerous conditions on our operations through any transactions under the VIE agreements;

•        imposing ﬁnes, conﬁscating the income from the post-combination entity, the VIE or its subsidiaries, or imposing other requirements with which the post-combination entity or the VIE may not be able to comply;

•        placing restrictions on our right to collect revenues;

•        requiring the post-combination entity to restructure its ownership structure or operations, including terminating the VIE Agreements with the VIE and deregistering the equity pledges of the VIE, which in turn would affect the post-combination entity’s ability to consolidate the ﬁnancial results of the VIE through the VIE Agreements; or

•        taking other regulatory or enforcement actions against the post-combination entity that could be harmful to the post-combination entity business.

The imposition of any of these penalties will result in a material and adverse effect on our potential ability to conduct the business. In addition, it is unclear what impact the PRC government actions will have on the post-combination entity and on the post-combination entity’s ability to consolidate the ﬁnancial results of the VIE in its consolidated ﬁnancial statements, if the PRC government authorities were to ﬁnd our potential corporate structure and VIE Agreements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes the post-combination entity to lose the right to direct the activities of the VIE or the right to receive substantially all the economic beneﬁts and residual returns from the VIE and the post-combination entity is not able to restructure the ownership structure and operations in a timely and satisfactory manner, the post-combination entity will no longer be able to consolidate the ﬁnancial results of the VIE in its consolidated ﬁnancial statements. Either of these results, or any other signiﬁcant penalties that might be imposed on the post-combination entity in this event, it will have a material adverse effect on the post-combination entity’s ﬁnancial condition, results of operations and our securities shares may decline in value or be worthless.

The VIE Agreements under a VIE structure may not be as effective as direct ownership in respect of the relationship of the post-combination entity with the VIE, and thus, the post-combination entity may incur substantial costs to enforce the terms of the VIE Agreements, which the post-combination entity may not be able to enforce at all.

The VIE Agreements may not be as effective as direct ownership in respect of the relationship of the post-combination entity with the VIE. For example, the VIE and its shareholders could breach the VIE Agreements by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to the interests of the post-combination entity. If the post-combination entity had direct ownership of the VIE, the post-combination entity would be able to exercise its rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable ﬁduciary obligations, at the management and operational level. However, under the VIE Agreements, the post-combination entity rely on the performance by the VIE and its shareholders of their obligations under the contracts to consolidate the ﬁnancial results of the VIE as primary beneﬁciary. The shareholders of the VIE may not act in the best interests of the post-combination entity or may not perform their obligations under these VIE Agreements. Such risks exist throughout the period in which the post-combination entity intends to consolidate the ﬁnancial results of the VIE through the VIE Agreements.

If the VIE or its shareholders fail to perform their respective obligations under the post-combination entity, the post-combination entity may have to incur substantial costs and expend additional resources to enforce such VIE Agreements. For example, if the shareholders of the VIE refuse to transfer their equity interest in the VIE to the post-combination entity or its designee if the post-combination entity exercises the purchase option pursuant to the

VIE Agreements, or if they otherwise act in bad faith toward the post-combination entity, then the post-combination entity may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in the VIE, the post-combination entity’s ability to foreclose the share pledge according to the VIE Agreements may be impaired. If these or other disputes between the shareholders of the VIE and third parties were to impair the post-combination entity’s relationship with the VIE, the post-combination entity ability to consolidate the ﬁnancial results of the VIE as primary beneﬁciary would be affected, which would in turn result in a material adverse effect on the business, operations and ﬁnancial condition.

Any failure by the VIE or its shareholders to perform their obligations under the VIE Agreements would have a material adverse effect on the post-combination entity’s business.

The shareholders of the VIE are referred as its nominee shareholders because although they remain the holders of equity interests on record in the VIE, pursuant to the terms of the relevant power of attorney, such shareholders have irrevocably authorized the individual appointed by the WFOE to exercise their rights as a shareholder of the relevant VIE. If the VIE, or its shareholders fail to perform their respective obligations under the VIE Agreements, the post-combination entity may have to incur substantial costs and expend additional resources to enforce such arrangements. The post-combination entity may also have to rely on legal remedies under PRC laws, including seeking speciﬁc performance or injunctive relief, and claiming damages, which the post-combination entity cannot assure you will be effective under PRC laws.

All of these VIE Agreements may be governed by and interpreted in accordance with PRC law, and disputes arising from these VIE Agreements may be resolved in court or through arbitration in China. Accordingly, these contracts will be interpreted in accordance with PRC laws and any disputes will be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these VIE Agreements. See “Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — Uncertainties with respect to the PRC legal system could adversely affect us.” Meanwhile, there are very few precedents and little formal guidance as to how VIE Agreements in the context of a VIE should be interpreted or enforced under PRC laws. There remain signiﬁcant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are ﬁnal and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that the post-combination entity is unable to enforce these VIE Agreements, or if the post-combination entity suffers signiﬁcant delay or other obstacles in the process of enforcing these VIE Agreements, the post-combination entity may not be able to consolidate the ﬁnancial results of the VIE in its consolidated ﬁnancial statements in accordance with U.S. GAAP or IFRS as beneﬁciary for accounting purpose, and the post-combination entity’s ability to conduct its business may be negatively affected.

The PRC government may intervene or inﬂuence a PRC Target Company’s business operations at any time or may exert more control over offerings conducted overseas and/or foreign investment in China based issuers, which could result in a material change in the PRC Target Company’s business operations post business combination and/or the value of our securities. Additionally, the governmental and regulatory interference could signiﬁcantly limit or completely hinder our ability to offer or continue to offer securities to investors post business combination and cause the value of such securities to signiﬁcantly decline or be worthless.

Statements by the Chinese government in 2021 have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. The PRC has proposed new rules in 2021 that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would signiﬁcantly tighten oversight over China based internet giants. On November 14, 2021, the CAC has publicly solicited opinion on the Regulation on Network Data Security Management (Consultation Draft), which stipulates that data processor that undertakes data processing activities using Internet networks within China shall apply for the cybersecurity review if it conducts data processing activities that will or may have an impact on the national security. The review is mandatory if the data processor controls more than 1 million users’ personal information and intends to be listed in a foreign country, or if the data processor that will or may impact the national security seeks to be listed in Hong Kong. On September 24,

2024, the State Council published the Regulations on Network Data Security Management (the “Network Data Security Regulations”), which became effective on January 1, 2025. The Network Data Security Regulations provide that network data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing network data, and the network data processors engaging in data processing activities that affect or may affect national security shall be subject to the national security review in accordance with relevant laws and regulations. Additionally, the Network Data Security Regulations emphasize the obligations of important data processors, and clarify the definition and obligations of “large-scale network platform” service providers, with the “large-scale network platform” referring to a network platform with more than 50 million registered users or more than 10 million monthly active users, complex business types, and network data processing activities having a significant impact on national security, economic operation, national welfare and people’s livelihood, etc. On December 28, 2021, the CAC, jointly with 12 departments under the State Council, promulgated the Measures for Cybersecurity Review, which became effective on February 15, 2022. According to the Measures for Cybersecurity Review, operators of critical information infrastructure purchasing network products and services, and data processors carrying out data processing activities that affect or may affect national security, shall conduct cyber security review. An operator, including operators of critical information infrastructure and data processors, who controls more than 1 million users’ personal information must report to the Cyber Security Review Ofﬁce for a cybersecurity review if it intends to be listed in a foreign country. There remains uncertainty, however, as to how the Measures for Cybersecurity Review will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review.

We currently do not have any PRC subsidiaries or China operations, do not have any speciﬁc business combination under consideration and have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. However, considering our signiﬁcant ties to China, we may pursue a business combination with a PRC Target Company. Therefore, it is uncertain whether such PRC Target Company will be involved in the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Based on our understanding of currently applicable PRC laws and regulations, our registered public offering in the U.S. is not subject to the review or prior approval of the CAC or the CSRC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could signiﬁcantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to signiﬁcantly decline or be worthless.

During such review, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations. Furthermore, if any such new laws, regulations, rules, or implementation and interpretation require cybersecurity review and clearance or other specific actions to be completed by a potential acquisition target based in the PRC, we may face delays and uncertainties as to whether such clearance can be obtained within the timeframe described in this prospectus for our initial business combination, and we may be prevented from pursuing certain investment opportunities as a result thereof. In anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we face potential risks if we provide or are deemed to provide network products and services to CIIOs, or we are deemed as a CIIO under the PRC cybersecurity laws and regulations. In such case, we would be required to follow the relevant cybersecurity review procedures and could be subject to cybersecurity review by the CAC and other relevant PRC regulatory authorities. As of the date of this offering memorandum, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect.

For the further purposes of regulating data processing activities, safeguarding data security, promoting data development and utilization, protecting the lawful rights and interests of individuals and organizations, and maintaining national sovereignty, security, and development interests, the Standing Committee of the National People’s Congress of China, or the SCNPC, published the Data Security Law, which took effect on September 1, 2021. The Data Security Law introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it may cause to national security, public interests, or legitimate rights and interests of individuals or organizations if such data are tampered with, destroyed, leaked, illegally acquired or illegally used. The appropriate level of protection measures is required to be taken for each respective category of data. Moreover, the Data Security Law provides a national security review procedure for those data activities which affect or may affect national security and imposes export restrictions on certain data and information. In addition, the Data Security Law also provides that any organization or individual within the territory of the PRC shall not provide any foreign judicial body and law enforcement body with any data without the approval of the competent PRC governmental authorities.

We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

Our sponsor is a British Virgin Islands business company, which was formed to invest in us.

Immediately following the consummation of the offering, our sponsor will own approximately 22.94% of the total outstanding share capital of the company (consisting of the insider shares and private shares, and assuming they will not purchase any public shares in this offering and our underwriter does not exercise its over-allotment rights). Controlling or non-controlling investments in U.S. businesses that produce, design, test, manufacture, fabricate or develop one or more critical technologies in one of 27 identiﬁed industries — including aviation, defense, semiconductors, telecommunications and biotechnology — are subject to a mandatory ﬁling with the Committee on Foreign Investment in the U.S. (“CFIUS”). In addition, CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Because we may be considered a “foreign person” under such rules and regulations, any proposed business combination between us and a U.S. business engaged in a regulated industry or which may affect national security, we could be subject to such foreign ownership restrictions and/or CFIUS review. The scope of CFIUS was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”) to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subject certain categories of investments to mandatory ﬁlings. If our potential initial business combination with a U.S. business falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such business. In addition, if our potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory ﬁling or determine to submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without ﬁrst obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneﬁcial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our public shareholders may only receive $10.00 per share initially, and our rights will expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the beneﬁts of such inspections.

The Holding Foreign Companies Accountable Act (the “HFCAA”) became law on December 18, 2020. In accordance with the HFCAA, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the United States Public Company

Accounting Oversight Board (the “PCAOB”) determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), was signed into law, which amended the HFCAA by reducing the aforementioned inspection period from three to two consecutive years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before that issuer’s securities may be prohibited from being trading or be delisted.

On March 24, 2021, the SEC adopted interim ﬁnal rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identiﬁed issuer will be required to comply with these rules if the SEC identiﬁes it as having a “non-inspection” year under a process to be subsequently established by the SEC.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCAA. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting ﬁrms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to ﬁnalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identiﬁes as having ﬁled an annual report with an audit report issued by a registered public accounting ﬁrm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting ﬁrms headquartered in: (i) mainland China, and (ii) Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions, and identified the registered public accounting firms in mainland China and Hong Kong that subject to such determinations. The PCAOB made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit ﬁrms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist whether this new framework will be fully complied with. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reafﬁrming, modifying or vacating the determination.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting ﬁrms headquartered in mainland China and Hong Kong and voted to vacate its December 2021 determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

On December 29, 2022, the AHFCAA was signed into law to amend the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. Furthermore, notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor of a PRC target company because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause the securities of the combined company to be delisted from the stock exchange.

The HFCAA requires that, every year, the SEC identify any public companies (“Commission-Identified Issuers” or “CIIs”) that file annual reports with financial statements audited by an auditor located in a foreign jurisdiction where the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by a foreign authority. Under the amended HFCAA, once a company is identified as a CII for two consecutive years, the SEC must apply certain trading prohibitions to that CII’s securities. In addition, all CIIs are listed on the SEC website at www.sec.gov/HFCAA, and each CII must provide certain disclosures to investors and the SEC for each year it is identified as a CII. For foreign issuers that are CIIs, the required disclosures include but not limited to the percentage of shares owned by foreign government entities.

The Company’s independent registered public accounting firm, Guangdong Prouden CPAs GP, is headquartered in Guangzhou, China, and is subject to inspection by the PCAOB on a regular basis. As of the date of this prospectus, our auditor is not subject to any determination as to the inability to inspect or investigate registered firms completely announced by the PCAOB. While our auditor is registered with PCAOB and subject to PCAOB inspection, uncertainties remain as to whether the PCAOB will continue to be able to conduct inspections and investigations of our auditor completely. If, in the future, the PCAOB determines that it is unable to inspect or investigate our auditor completely because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and could ultimately result in a determination by a securities exchange to delist our securities.

On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA and amended the HFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. As a result, the time period before an issuer’s securities may be prohibited from trading or delisted has been decreased accordingly.

Future developments in respect of increased U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

Other developments in U.S. laws and regulatory environment, including but not limited to executive orders such as Executive Order (E.O.) 13959, “Addressing the Threat from Securities Investments That Finance Communist Chinese Military Companies,” may further restrict our ability to complete a business combination with certain China-based businesses.

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act and Accelerating Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in mainland China or Hong Kong.

The Holding Foreign Companies Accountable Act (the “HFCAA”) became law on December 18, 2020. In accordance with the HFCAA, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the United States Public Company Accounting Oversight Board (the “PCAOB”) determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), was signed into law, which amended the HFCAA by reducing the aforementioned inspection period from three to two consecutive years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before that issuer’s securities may be prohibited from being trading or be delisted.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting ﬁrms headquartered in: (i) mainland China, and (ii) Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions, and identified the registered public accounting firms in mainland China and Hong Kong that subject to such determinations. The PCAOB made such designations as mandated under the HFCAA. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit ﬁrms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist whether this new framework will be fully complied with. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reafﬁrming, modifying or vacating the determination.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting ﬁrms headquartered in mainland China and Hong Kong and voted to vacate its December 2021 determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

On December 29, 2022, the AHFCAA was signed into law to amend the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. Furthermore, notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor of a PRC target company because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause the securities of the combined company to be delisted from the stock exchange.

The HFCAA requires that, every year, the SEC identify any public companies (“Commission-Identified Issuers” or “CIIs”) that file annual reports with financial statements audited by an auditor located in a foreign jurisdiction where the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by a foreign authority. Under the amended HFCAA, once a company is identified as a CII for two consecutive years, the SEC must apply certain trading prohibitions to that CII’s securities. In addition, all CIIs are listed on the SEC website at www.sec.gov/HFCAA, and each CII must provide certain disclosures to investors and the SEC for each year it is identified as a CII. For foreign issuers that are CIIs, the required disclosures include but not limited to the percentage of shares owned by foreign government entities.

The Company’s independent registered public accounting firm, Guangdong Prouden CPAs GP, is headquartered in Guangzhou, China, and is subject to inspection by the PCAOB on a regular basis. As of the date of this prospectus, our auditor is not subject to any determination as to the inability to inspect or investigate registered firms completely announced by the PCAOB. While our auditor is registered with PCAOB and subject to PCAOB inspection, uncertainties remain as to whether the PCAOB will continue to be able to conduct inspections and investigations of our auditor completely. If, in the future, the PCAOB determines that it is unable to inspect or investigate our auditor completely because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and could ultimately result in a determination by a securities exchange to delist our securities.

On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA and amended the HFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. As a result, the time period before an issuer’s securities may be prohibited from trading or delisted has been decreased accordingly.

In the event that we complete a business combination with a PRC Target Company and PCAOB is not able to fully conduct inspections of the post-combination entity’s auditor’s work papers in mainland China or Hong Kong, it could cause us to fail to be in compliance with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited under the HFCAA. Any of these actions, or uncertainties in the market about the possibility of such actions, could adversely affect our prospects to successfully complete a business combination with a PRC Target Company, our access to the U.S. capital markets and the price of our shares.

As a result of merger and acquisition regulations implemented on September 8, 2006 (amended on June 22, 2009) relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On September 8, 2006, the Ministry of Commerce, together with several other government agencies, promulgated the Regulations on Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Regulations”, including its amendment on June 22, 2009), which implemented a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC. Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the M&A Regulations have largely centralized and expanded the approval process to the Ministry of Commerce, the State Administration of Industry and Commerce (SAIC), the State Administration of Foreign Exchange (SAFE) or its branch ofﬁces, the State Asset Supervision and Administration Commission (SASAC), and the China Securities Regulatory Commission (CSRC). Depending on the structure of the transaction, these M&A Regulations will require the Chinese parties to make a series of applications and supplemental applications to one or more of the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Also, completed transactions must be reported to the Ministry of Commerce and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction. Therefore, acquisitions in China may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

Compliance with the PRC Antitrust law may limit our ability to effect our initial business combination.

The PRC Antitrust Law became effective on August 1, 2008. The government authorities in charge of antitrust matters in China are the Antitrust Commission and other antitrust authorities under the State Council. The PRC Antitrust Law regulates (1) monopoly agreements, including decisions or actions in concert that preclude or impede competition, entered into by business operators; (2) abuse of dominant market position by business operators; and (3) concentration of business operators that may have the effect of precluding or impeding competition. To implement the Antitrust Law, in 2008, the State Council formulated the regulations that require ﬁling of concentration of business operators, pursuant to which concentration of business operators refers to (1) merger with other business operators; (2) gaining control over other business operators through acquisition of equity interest or assets of other business operators; and (3) gaining control over other business operators through exerting inﬂuence on other business operators through contracts or other means. In 2009, the Ministry of Commerce, to which the Antitrust Commission is afﬁliated, promulgated the Measures for Filing of Concentration of Business Operators (amended by the Guidelines for Filing of Concentration of Business Operators in 2014), which set forth the criteria of concentration and the requirement of miscellaneous documents for the purpose of ﬁling. The business combination we contemplate may be considered the concentration of business operators, and to the extent required by the Antitrust Law and the criteria established by the State Council, we must ﬁle with the antitrust authority under the PRC state Council prior to conducting the contemplated business combination. If the antitrust authority decides not to further investigate whether the contemplated business combination has the effect of precluding or impeding competition or fails to make a decision within 30 days from receipt of relevant materials, we may proceed to consummate the contemplated business combination. If antitrust authority decides to prohibit the contemplated business combination after further investigation, we must terminate such business combination and would then be forced to either attempt to complete a new business combination or we would be required to return any amounts which were held in the trust account to our shareholders. When we evaluate a potential business combination, we will consider the need to comply with the Antitrust Law and other relevant regulations which may limit our ability to effect an acquisition or may result in our modifying or not pursuing a particular transaction. Since the approval process may take a period longer than we expect before we enter into a deﬁnitive agreement with a target company, we may be unable to complete a business combination within the completion period.

The approval of the China Securities Regulatory Commission is not required in connection with this offering, however, if required, we cannot predict whether we will be able to obtain such approval.

The M&A Regulations, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its ofﬁcial website procedures specifying documents and materials required to be submitted to it by any such special purpose vehicle seeking CSRC’s approval of overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Regulations and the CSRC approval requirement to offshore special purpose vehicles.

In addition, the Opinions jointly issued by the General Ofﬁce of the Central Committee of the Communist Party of China and the General Ofﬁce of the State Council (the “Opinions”), which were made available to the public on July 6, 2021, call for strengthened regulation over illegal securities activities and supervision of overseas listings by China-based companies and propose to take effective measures, such as promoting the development of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. The Opinions also provide that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities. As of the date of this prospectus, no ofﬁcial guidance and related implementation rules have been issued in relation to the recently issued Opinions and the interpretation and implementation of the Opinions remain unclear at this stage.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which came into effect since March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulﬁll the ﬁling procedure with the CSRC as per requirement of the Trial Administrative Measures; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

Based on our understanding of the current PRC laws and regulations, our company is not required to obtain any prior permission under the M&A Regulations or the Opinions or the New Administrative Rules Regarding Overseas Listings from any PRC governmental authorities (including the CSRC) for consummating this offering, given that: (a) the CSRC currently has not issued any deﬁnitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (b) our company is a blank check company incorporated in Cayman Islands than in China and currently our company does not own or control any equity interest in any PRC company or operate any business in China. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities. However, there remains some uncertainty and no assurance as to how our interpretations to the M&A Rules and the Opinions and the New Administrative Rules Regarding Overseas Listings will be interpreted or implemented by the relevant PRC governmental authorities, including the CSRC, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or adopt new interpretation of existing rules that would require us to obtain CSRC or other PRC governmental approvals for this offering or, in the context of an overseas offering or if we decide to consummate the business combination with a PRC Target Company.

Furthermore, according to the Measures for Cybersecurity Review, which was promulgated on December 28, 2021 and became effective on February 15, 2022, online platform operators holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. As we are a blank check company and are not involved in the collection of personal data of at least 1 million users or implicate cybersecurity, we do not believe that we are a “network platform operator(s)”, or subject to the cybersecurity review of the CAC.

While the application of the M&A Rules and the New Administrative Rules Regarding Overseas Listings remains unclear, we believe that the CSRC approval was not required in the context of this offering. However, there can be no assurance that the relevant PRC government agencies, including the CSRC, would reach the same conclusion. If the CSRC or another PRC governmental authority subsequently determines that its approval is needed for this offering, or for our business combination with a PRC Target Company, or approval obtained for the business combination is subsequently rescinded, we may face adverse actions or sanctions by the CSRC or other PRC governmental authorities. These governmental authorities may delay this offering or a potential business combination, impose ﬁnes and penalties, limit our operations in China, or take other actions that could result in our inability to consummate an initial business combination with a PRC Target Company, or materially adversely affect our business, ﬁnancial condition, results of operations, reputation and prospects, as well as the trading price of our securities or the continued listing on a U.S. exchange. Any changes in PRC law, regulations, or interpretations may severely affect our operations after this offering. The use of the term “operate” and “operations” includes the process of searching for a target business and conducting related activities. To that extent, we may not be able to conduct the process of searching of a potential target company in China.

If we decide to consummate our business combination with a PRC Target Company, the combined company’s business operations in China through its subsidiaries and VIE, as applicable, are subject to relevant requirements to obtain applicable licenses from PRC governmental authorities under relevant PRC laws and regulations.

We believe the CSRC’s approval is not required for the listing and trading of our securities on Nasdaq in the context of this offering, given that we are a Cayman Islands company incorporated as a blank check company for the purpose of effecting our initial business combination or our business combination.

However, we cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include ﬁnes and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, ﬁnancial condition, results of operations, reputation and prospects, as well as the trading price of our securities. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the securities that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the securities we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

The PRC regulatory framework for data security and personal information protection is evolving, and our initial business combination may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection. We may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities.

We and our initial business combination, if with a PRC Target Company, may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of conﬁdential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other signiﬁcant legal liabilities.

The PRC regulatory framework for data security and personal information protection is evolving. For instance, various regulatory bodies in China, including CAC, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations.

On November 7, 2016, the Standing Committee of the National People’s Congress promulgated the PRC Cybersecurity Law, which came into effect on June 1, 2017, and applies to the construction, operation, maintenance and use of networks as well as the supervision and administration of cybersecurity within the territory of China. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

On November 14, 2021, the CAC has publicly solicited opinion on the Regulation on Network Data Security Management (Consultation Draft), which stipulates that data processor that undertakes data processing activities using Internet networks within China shall apply for the cybersecurity review if it conducts data processing activities that will or may have an impact on the national security. The review is mandatory if the data processor controls more than 1 million users’ personal information and intends to be listed in a foreign country, or if the data processor that will or may impact the national security seeks to be listed in Hong Kong. On September 24, 2024, the State Council published the Regulations on Network Data Security Management (the “Network Data Security Regulations”), which became effective on January 1, 2025. The Network Data Security Regulations provide that network data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing network data, and the network data processors engaging in data processing activities that affect or may affect national security shall be subject to the national security review in accordance with relevant laws and regulations. Additionally, the Network Data Security Regulations emphasize the obligations of important data processors, and clarify the definition and obligations of “large-scale network platform” service providers, with the “large-scale network platform” referring to a network platform with more than 50 million registered users or more than 10 million monthly active users, complex business types, and network data processing activities having a significant impact on national security, economic operation, national welfare and people’s livelihood, etc.

On December 28, 2021, the CAC, jointly with 12 departments under the State Council, promulgated the Measures for Cybersecurity Review, which became effective on February 15, 2022. According to the Measures for Cybersecurity Review, operators of critical information infrastructure purchasing network products and services, and data processors carrying out data processing activities that affect or may affect national security, shall conduct cyber security review. An operator, including operators of critical information infrastructure and data processors, who controls more than 1 million users’ personal information must report to the Cyber Security Review Ofﬁce for a cybersecurity review if it intends to be listed in a foreign country.

On July 7, 2022, the CAC promulgated the Security Assessment Measures for Outbound Data Transfer, effective from September 1, 2022, to regulate outbound data transfer activities, protect the rights and interests of personal information, safeguard national security and social public interests, and promote the cross-border security and free flow of data.

Certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters. As of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we ﬁle for a cybersecurity review. As a result, it will not affect our process of searching for a business combination target until further certainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. However, if we or the post-combination entity following a business combination are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review.

As there remains signiﬁcant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we or the post-combination entity could be subject to cybersecurity review, and if so, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval could be rescinded and we may not be able to pass such review in relation to this offering, searching for a business combination target, or a business combination. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in ﬁnes or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions, which may have material adverse effect on our business, ﬁnancial condition or results of operations.

On June 10, 2021, the Standing Committee of the PRC National People’s Congress, or SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classiﬁcation and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the SCNPC adopted the Personal Information Protection Law, which came into force as of November 1, 2021. The Personal Information Protection Law includes the basic rules for personal information processing, the rules for cross-border provision of personal information, the rights of individuals in personal information processing activities, the obligations of personal information processors, and the legal responsibilities for illegal collection, processing, and use of personal information.

These rules could result in us not being able to acquire a potential target in the PRC, or our using time and working capital to pursue a transaction that cannot be completed because of the actions of regulators. As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we or the combined company following a business combination will comply with such regulations in all respects and we or the combined company following a business combination may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We or the combined company following a business combination may also become subject to ﬁnes and/or other sanctions which may have material adverse effect on our business, operations and ﬁnancial condition.

Governmental control of currency conversion may affect the value of your investment.

If we complete a business combination with a PRC Target Company, the PRC government may impose controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difﬁculties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our post-combination entity’s proﬁts, if any. If subsidiaries of our post-combination organization in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. Under the VIE structure, current PRC regulations permit a VIE to pay dividends to its holding company only out of its accumulated proﬁts, if any, determined in accordance with Chinese accounting standards and regulations.

Furthermore, if we complete a business combination with PRC Target Company through VIE Agreements and we are unable to receive all of the revenues from our operations through the current VIE Agreements, we may be unable to pay dividends on our ordinary shares. Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes after the business combination, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. In order for us to pay dividends to our shareholders, we will rely on payments made from our post-combination subsidiaries, either directly controlled by us or indirectly controlled by us through VIE Agreements. Under the VIE structure, a holding company will highly rely on the VIE Agreements between it and the VIE to distribute earnings and settle amounts owed under the VIE agreements, while we cannot guarantee the PRC governments will allow such arrangement.

Exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a PRC Target Company and limit our ability to utilize our cash ﬂow effectively following our initial business combination.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, or Circular 59, and the Circular on Further Clariﬁcation and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses, or Circular 45. According to Circular 19, the ﬂow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in the PRC in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing

the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and Circular 16 could result in administrative penalties.

As such, Circular 19 and Circular 16 may signiﬁcantly limit our ability to transfer the proceeds of this offering to a PRC target company and the use of such proceeds by the PRC target company. In addition, following our initial business combination with a PRC target company, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the SAFE regulates the conversion of the Renminbi into foreign currencies. Currently, FIEs are required to apply to the SAFE for “Foreign Exchange Registration Certiﬁcates for FIEs.” Following our initial business combination, we will likely be an FIE as a result of our ownership structure. With such registration certiﬁcates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE.

We cannot assure you the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use the proceeds of this offering in an initial business combination with a PRC Target Company and the use our cash ﬂow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

PRC laws and regulations may significantly impact the cash flows associated with this transaction, particularly in regards to shareholder rights, in that certain laws may limit the ability of shareholders to freely exercise their redemption rights.

The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our rights will expire worthless. Thus, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your share in the open market.

Currently, we are a single Cayman Islands exempted company with limited liability and do not make any internal cash transfers. We do not have any subsidiaries, and we have not received, declared, or made any dividends or distributions. Upon completion of this offering and the private placement, our assets will be limited to cash, denominated in USD and held in our trust account and working capital account, respectively. As we do not intend to enter into an initial business combination with a PRC target company, PRC laws and regulations governing and restricting capital contributions, loans, dividends and distributions will not be applicable to us if we are able to consummate an initial business combination. Further, any PRC laws or regulations governing cash flows associated with the business combination, including shareholder redemption rights, will too be inapplicable if we are able to consummate an initial business combination. Nonetheless, the funds held in our trust account are not held in China, they are held in U.S. dollars in the United States with Odyssey Transfer and Trust Company and therefore shareholder redemption rights would not be impacted.

Given the Chinese government’s significant oversight and discretion over the search for a target company, the CSRC and other PRC government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on us and our future business combination with a company with major operation in China. In addition, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, the CSRC and other PRC government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers.

Additional compliance procedures may be required in connection with this offering and our business combination process, and, if required, we cannot predict whether we will be able to obtain such approval. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Our initial business combination may be subject to national security review by the PRC government and we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities.

On February 3, 2011, the PRC government issued a Notice Concerning the Establishment of Security Review Procedure on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or Security Review Regulations, which became effective on March 5, 2011. The Security Review Regulations cover acquisitions by foreign investors of a broad range of PRC enterprises if such acquisitions could result in de facto control by foreign investors and the enterprises are relating to military, national defense, important agriculture products, important energy and natural resources, important infrastructures, important transportation services, key technologies and important equipment manufacturing. The scope of the review includes whether the acquisition will impact the national security, economic and social stability, and the research and development capabilities on key national security related technologies. Foreign investors should submit a security review application to the Department of Commerce for its initial review for contemplated acquisition. If the acquisition is considered to be within the scope of the Security Review Regulations, the Department of Commerce will transfer the application to a joint security review committee within ﬁve business days for further review. The joint security review committee, consisting of members from various PRC government agencies, will conduct a general review and seek comments from relevant government agencies. The joint security review committee may initiate a further special review and request the termination or restructuring of the contemplated acquisition if it determines that the acquisition will result in signiﬁcant national security issue.

The Security Review Regulations will potentially subject a large number of mergers and acquisitions transactions by foreign investors in China to an additional layer of regulatory review. Currently, there is signiﬁcant uncertainty as to the implication of the Security Review Regulations. Neither the Department of Commerce nor other PRC government agencies have issued any detailed rules for the implementation of the Security Review Regulations. If, for example, our potential initial business combination is with a target company operating in the PRC in any of the sensitive sectors identiﬁed above, the transaction will be subject to the Security Review Regulations, and we may have to spend additional resources and incur additional time delays to complete any such acquisition. There is no guarantee that we can receive such approval in a timely manner, and we may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a signiﬁcant national security issue. If obtained, the approval process may take a period longer than we expect before we enter into a deﬁnitive agreement with a target company, we may be unable to complete a business combination within the completion period.

In light of recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, companies with more than one million users’ personal information in China, especially some internet and technology companies, may not be willing to list on a U.S. stock exchange or enter into a deﬁnitive business combination agreement with us. Further, we may also avoid a business combination with a company with more than one million users’ personal information in China due to the limited timeline for us to complete a business combination.

Our sponsor, as well as certain members of our Board of Directors and management team, have significant business ties to, and are primarily based in, China. In addition, our headquarters is based in Hong Kong. Because of our signiﬁcant ties to China, we may pursue a business combination with a PRC Target Company. Our initial business combination may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of conﬁdential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other signiﬁcant legal liabilities.

Companies in China are subject to various risks and costs associated with the collection, use, sharing, retention, security, and transfer of conﬁdential and private information, such as personal information and other data. This data is wide ranging and relates to our investors, employees, contractors and other counterparties and third parties. If we decide to initiate a business combination with a PRC Target Company, our compliance obligations include those relating to the Data Protection Act (As Revised) of the Cayman Islands and the relevant PRC laws in this regard. These PRC laws apply not only to third-party transactions, but also to transfers of information between a holding company and its subsidiaries. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other signiﬁcant legal liabilities.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the CAC. Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On July 10, 2021, the CAC publicly issued the Measures for Cybersecurity Censorship (Revised Draft for Comments) aiming to, upon its enactment, replace the existing Measures for Cybersecurity Censorship. The draft measures extend the scope of cybersecurity reviews to data processing operators engaging in data processing activities that affect or may affect national security, including listing in a foreign country. The draft measures require a company holding more than one million personal information to submit its IPO materials prepared for submission for cybersecurity review before listing on a foreign exchange. On December 28, 2021, the CAC, jointly with 12 departments under the State Council, promulgated the Measures for Cybersecurity Review, which became effective on February 15, 2022. According to the Measures for Cybersecurity Review, operators of critical information infrastructure purchasing network products and services, and data processors carrying out data processing activities that affect or may affect national security, shall conduct cyber security review. An operator, including operators of critical information infrastructure and data processors, who controls more than 1 million users’ personal information must report to the Cyber Security Review Ofﬁce for a cybersecurity review if it intends to be listed in a foreign country. There remains uncertainty, however, as to how the Measures for Cybersecurity Review will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review. If, for example, our potential initial business combination is with a target business operating in the PRC and if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other speciﬁc actions to be completed by the target business, we may face uncertainties as to whether such clearance can be timely obtained, or at all, and incur additional time delays to complete any such acquisition. Cybersecurity review could also result in negative publicity with respect to our initial business combination and diversion of our managerial and ﬁnancial resources. There is no guarantee that we can receive such approval in a timely manner, and we may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a signiﬁcant national security issue. If obtained, the approval process may take a period longer than we expect before we enter into a deﬁnitive agreement with a target company, we may be unable to complete a business combination within the completion period.

Further, it is unclear whether the Measures for Cybersecurity Review will apply to a company planning to list on a U.S. stock exchange by business combination with a special purpose acquisition corporation like us. If cybersecurity review applies to our business combination with a company holding more than one million personal information in China, we cannot guarantee that we will receive such approval in a timely manner. Further, due to limited business combination period that we have, we may avoid searching for a target and completing an initial business combination that will be subject to Chinese cybersecurity review. Therefore, we may conduct analysis before we enter into a deﬁnitive agreement with a target company to evaluate the risks associated with the review by the CAC and may avoid searching for a company with one million personal information in China or a company operating critical information infrastructure in China.

Furthermore, if we were found to be in violation of applicable laws and regulations in China during such review, we could be subject to administrative penalties, such as warnings, ﬁnes, or suspension of business combination if we enter into a deﬁnitive agreement with a target company. Therefore, cybersecurity review could materially and adversely affect our target search, ﬁnancial condition, and results of operations. Even if we successfully complete a business combination, CAC may change its rules effective retroactively. As such, it may materially affect the operation of our post-combination entity, and we could be subject to administrative penalties, which could cause the value of our securities worthless.

In addition, the PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and takes effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classiﬁcation and hierarchical protection system for data security. After the Data Security Law takes effect, if our post-combination entity’s data processing activities were found to be not in compliance with this law, our post-combination entity could be ordered to make corrections, and under certain serious circumstances, such as severe data divulgence, we and post-combination entity could be subject to penalties, including the revocation of our business licenses or other permits. As a result, we and post-combination entity may be required to suspend our relevant businesses, shut down our website, take down our operating applications, or face other penalties, which may materially and adversely affect our business, ﬁnancial condition, and results of operations.

In the event we successfully consummated business combination with a PRC Target Company, we will be subject to restrictions on dividend payments following consummation of our initial business combination.

After we consummate our initial business combination, we may rely on dividends and other distributions from our operating company to provide us with cash ﬂow and to meet our other obligations. If we consummate our initial business combination with a PRC Target Company, we may operate in the PRC primarily through our PRC subsidiaries. We may also adopt a series of contractual arrangements with VIE in the PRC, in which case (i) the VIE will be PRC-based operating companies and our PRC subsidiaries will be shell companies and (ii) investors in our securities will not and may never directly own equity interest in the VIE but will instead hold equity interest in a holding company of our PRC subsidiaries. Under the VIE arrangement, the dividends or other distributions to be paid by our PRC subsidiaries to their overseas holding company will depend on such PRC subsidiaries’ entitlement to substantially all of the economic beneﬁts of the VIE, which are typically in the form of services fees or license fees payable by the VIE to our PRC subsidiaries under various VIE agreements. Such contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE and we may be adversely affected if we experience difﬁculties in settling the amounts owed to our PRC subsidiaries by the VIE. If we acquire a PRC target company which does not require a VIE structure, we may transfer funds to the PRC target company through an increase in the registered capital of, or a shareholder loan to, the PRC target company. The PRC target company may in turn make distributions or pay dividends to us. Regardless of whether we have a VIE structure or direct ownership structure post-business combination, we may depend on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and ﬁnancing requirements. We are a blank check company with no operations of its own and no subsidiaries except searching for a suitable target to consummate an initial business combination.

Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable proﬁts, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated proﬁts each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with the State Administration of Foreign Exchange of the PRC (“SAFE”). We may also face regulatory uncertainties that could restrict our ability to adopt equity compensation plans for our directors and employees and other parties under PRC laws.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also known as “Circular 78.” It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of shares options. For any plans which are so covered and are adopted by a non-PRC listed company, such as our company, after April 6, 2007, Circular 78 requires all participants who are

PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan. In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and ﬁlings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming.

Upon consummation of business combination with PRC Target Company, we may adopt an equity incentive plan and make shares option grants under the plan to our ofﬁcers, directors and employees, whom may be PRC citizens and be required to register with SAFE. If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens to ﬁnes and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC corporate income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is signiﬁcantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC corporate income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

We face uncertainties on the reporting and consequences on future private equity ﬁnancing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a ﬁling or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the ﬁling. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to ﬁling obligations or being taxed, under Circular 59 or Circular 698 and Circular 7, and may be required to expend valuable resources to comply with Circular 59, Circular 698 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our ﬁnancial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. We are not limited to a particular industry or geographic region for purposes of consummating an initial business combination. Because our management team, primarily based in China, has connections in China and our sponsor is located in China, we may pursue a business combination with a PRC Target Company. If we are considered a non-resident enterprise under the PRC corporate income tax law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our ﬁnancial condition and results of operations

The Chinese government may exercise signiﬁcant oversight and discretion over the conduct of the post-combination entity’s business and may intervene in or inﬂuence its operations at any time, which could result in a material change in its operations and/or the value of our securities. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if the PRC Target Company and the VIE were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on a U.S. exchange, which would materially affect the interest of our investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our post-combination entity’s ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a signiﬁcant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 24, 2021, the General Ofﬁce of the Communist Party of China Central Committee and the General Ofﬁce of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such ﬁrms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

As such, the post-combination entity’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The post-combination entity could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We and our post-combination entity may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede the post-combination entity’s development;

•        result in negative publicity or increase the post-combination entity’s operating costs;

•        require signiﬁcant management time and attention; and

•        subject the post-combination entity to remedies, administrative penalties and even criminal liabilities that may harm the post-combination entity’s business, including ﬁnes assessed for its current or historical operations that it modiﬁes or even cease its business practices.

As we do not have any operations in China, given that (a) the CSRC, currently has not issued any deﬁnitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (b) our company is a blank check company incorporated in Cayman Islands rather than in China and currently our company does not own or control any equity interest in any PRC company or operate any business in China, we believe that we are not required to obtain any licenses or approvals, under applicable PRC laws and regulations, for our operation or consummation of this offering and while seeking a target for the initial business combination. Further, according to the Measures for Cybersecurity Review, which was promulgated on December 28, 2021 and became effective on February 15, 2022, online platform operators holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. As we are a blank check company and are not involved in the collection of personal data of at least 1 million users or implicate cybersecurity, we do not believe that we are a “network platform operator(s)”, or subject to the cybersecurity review of the CAC. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanction or any regulatory objection to this offering from any relevant PRC authorities.

However, applicable laws, regulations, or interpretations of PRC may change, and the relevant PRC government agencies could reach a different conclusion. There is also possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If prior approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modiﬁed to require us to obtain the approval in the future, we may face regulatory actions or other sanctions from relevant Chinese regulatory authorities. Further, the promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably may impact the ability or way the post-combination entity may conduct its business and could require it to change certain aspects of its business to ensure compliance, which could decrease demand for its products or services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certiﬁcates, or subject it to additional liabilities. As such, the post-combination entity’s operations could be adversely affected, directly or indirectly, by existing or future PRC laws and regulations relating to its business or industry, which could result in a material adverse change in the value of our securities, potentially rendering it worthless. As a result, both you and us face uncertainty about future actions by the PRC government that could signiﬁcantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to signiﬁcantly decline or be worthless.

PRC laws and regulations governing our post-combination entity’s business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate proﬁtably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their ofﬁcial interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our post-combination entity’s business.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has signiﬁcantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufﬁciently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have signiﬁcant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difﬁcult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or beneﬁts from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

From time to time, our post-combination entity may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have signiﬁcant discretion in interpreting and implementing statutory and contractual terms, it may be more difﬁcult to evaluate the outcome of administrative and court proceedings and the level of legal protection our post-combination entity enjoys than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we and our post-combination entity may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our post-combination entity’s ability to continue its operations.

Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a signiﬁcant impact upon our ability to operate proﬁtably in the PRC.

Our post-combination entity may conduct most of its operations and most of its revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will signiﬁcantly affect our post-combination entity’s business, ﬁnancial condition, results of operations and prospects. Policies, regulations, rules, and the enforcement of laws of the PRC government may change quickly with little advance notice, which can have signiﬁcant effects on economic conditions in the PRC and the ability of businesses to operate proﬁtably. Our post-combination entity’s ability to operate proﬁtably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our post-combination entity’s ability to operate its business.

Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to search for a target business and consummate an initial business combination. Currently, even if we do not complete a business combination with a China-based target, these risks may adversely affect us because our directors and officers are located in mainland China or Hong Kong or have significant ties to China.

We and our directors and officers who are located in mainland China or Hong Kong or have significant ties to China may be subject to certain risks relating to regulatory oversight by the PRC government. This may significantly limit our ability to search for targets for our initial business combination. In particular, changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice. The Chinese government may also intervene or influence our search for a target business or the completion of an initial business combination at any time through our directors and officers who are based in or have significant ties to China. This could significantly and negatively impact our search for a target business and the value of the securities we are offering for sale. Currently, even if we do not complete a business combination with a China-based target, these risks may adversely affect us because our directors and officers are located in mainland China or Hong Kong or have significant ties to China.

Since our directors and officers have significant ties to China and are located in, mainland China or Hong Kong, the Chinese government may have potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company. The Chinese government may intervene or influence our operations at any time through our directors and officers who are based in or have significant ties in China, which could result in a material adverse change in our search for a target business and the value of the securities we are offering. For example, if these ties were to cause China to view us as subject to their regulatory authority, China could take actions that could materially hinder or prevent our offering of securities to investors and cause the value of such securities to significantly decline or be worthless.

We and our directors and officers who are located in mainland China or Hong Kong or have significant ties to China may be subject to certain risks relating to regulatory oversight by the PRC government. This may significantly limit our ability to search for targets for our initial business combination. In particular, changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice. The Chinese government may also intervene or influence our search for a target business or the completion of an initial business combination at any time through our directors and officers who are based in or have significant ties to China. This could significantly and negatively impact our search for a target business and the value of the securities we are offering for sale.

We currently do not hold any equity interest in any PRC company or operate any business in China. Therefore, we do not believe we are required to obtain any permission from any PRC governmental authorities to operate our business as currently conducted or to conduct this offering and offer securities to foreign investors. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC or other PRC governmental authorities required for overseas listings, including this offering and a potential business combination with a target business based in and primarily operating in China. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC, the CAC or any other governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, we or our post-business combination company may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our units. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Currently, since our directors and officers are located in mainland China or Hong Kong or have significant ties to China, we face various legal and operational risks and uncertainties related to our significant ties to China even if we do not complete a business combination with a China-based target. As a result of these risks, a significant depreciation of the value of our ordinary shares may occur. Further, these risks could result in a material change in the value of our securities that we are registering for sale. In addition, these legal and operational risks could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or may result in a material adverse change in our operations which could cause the value of our securities to decline significantly or even be worthless.

China Securities Regulatory Commission and other Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. If the CSRC or another PRC regulatory body subsequently determines that its approval is needed for this offering, we cannot predict whether we will be able to obtain such approval. As a result, both you and us face uncertainty about future actions by the PRC government that could signiﬁcantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to signiﬁcantly decline or be worthless.

We may be subject to complex and evolving laws and regulations in China. The PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, some of which are published with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. Moreover, PRC laws and regulations governing the PRC based business operations are sometimes vague and uncertain.

On July 6, 2021, the General Ofﬁce of the Communist Party of China Central Committee and the General Ofﬁce of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws, regulations or detailed implementations and interpretations will be modiﬁed or promulgated, if any, and the potential impact such modiﬁed or new laws and regulations will have on our future business combination with a PRC Target Company. Therefore, CSRC and other Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. If the CSRC or another PRC regulatory body subsequently determines that its approval is needed for this offering, a business combination, the issuance of our ordinary shares upon exercise of the rights, or maintaining our status as a publicly listed company outside China, we may face approval delays, adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may delay a potential business combination, impose ﬁnes and penalties, limit our acquisitions and operations of a target business in China, or take other actions that could materially adversely affect our business, ﬁnancial condition, results of operations, reputation and prospects, as well as the trading price of our units, ordinary shares and rights. As a result, both you and us face uncertainty about future actions by the PRC government that could signiﬁcantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to signiﬁcantly decline or be worthless.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend signiﬁcant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our ordinary shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been subjected to intense scrutiny, criticism and negative publicity by investors, ﬁnancial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around ﬁnancial and accounting irregularities, a lack of effective internal controls over ﬁnancial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us if we target a PRC company with respect to the initial business combination. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend signiﬁcant resources to investigate such allegations and/or defend the company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, we will be severely hampered and your investment in our securities could be rendered worthless.

Uncertainties with respect to the PRC legal system could adversely affect us.

If our initial business combination target is a PRC company with operations in China, it will be governed by PRC laws and regulations. PRC companies and variable interests entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have signiﬁcantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufﬁciently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any loans to PRC subsidiaries are subject to PRC regulations. For example, loans by us to subsidiaries in China, which are foreign invested entities (“FIEs”), to ﬁnance their activities cannot exceed statutory limits and must be registered with SAFE. On March 30, 2015, SAFE promulgated Hui Fa [2015] No.19, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB. The foreign exchange capital, for which the monetary contribution has been conﬁrmed by the foreign exchange authorities (or for which the monetary contribution has been registered for account entry) in the capital account of a foreign-invested enterprise may be settled at a bank as required by the enterprise’s actual management needs. Foreign-invested enterprises with investment as their main business (including foreign-oriented companies, foreign-invested venture capital enterprises and foreign-invested equity investment enterprises) are allowed to, under the premise of authenticity and compliance of their domestic investment projects, carry out based on their actual investment scales direct settlement of foreign exchange capital or transfer the RMB funds in the foreign exchange settlement account for pending payment to the invested enterprises’ accounts.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simpliﬁed the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

Circular 21 may signiﬁcantly limit our ability to exchange, transfer and use the net proceeds from this offering and any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We may also decide to ﬁnance the subsidiaries of our post-combination entity by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart, which usually takes no more than 30 working days to complete. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to the VIE’s subsidiaries. If we fail to receive such approvals, we will not be able to capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•        ability to identify or complete an initial business combination;

•        limited operating history;

•        success in retaining or recruiting, or changes required in, our ofﬁcers, key employees or directors following our initial business combination;

•        potential ability to obtain additional ﬁnancing to complete a business combination;

•        pool of prospective target businesses;

•        officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•        the ability of our ofﬁcers and directors to generate potential investment opportunities;

•        potential change in control if we acquire one or more target businesses for shares;

•        our public securities’ potential liquidity and trading;

•        regulatory or operational risks associated with acquiring a target business;

•        use of proceeds not held in the trust account;

•        ﬁnancial performance following this offering; or

•        listing or delisting of our securities from NASDAQ or the ability to have our securities listed on NASDAQ following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 5,000,000 Units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement units will be used as set forth in the following table.

	Without Over- Allotment Option	Over- Allotment Option Exercised
Gross proceeds
From units offered to public(1)	$50,000,000	$57,500,000
From private units offered in the private placement	2,381,680	2,456,680
Total gross proceeds	$52,381,680	$59,956,680

Estimated Offering expenses(2)
Underwriting discounts (2% of gross proceeds from public shares offered to public, excluding deferred portion in cash)	$1,000,000	$1,150,000
Underwriter accountable and non-accountable expenses	120,000	120,000
Initial trust fee	6,500	6,500
Legal fees and expenses	220,000	220,000
NASDAQ listing fee	80,000	80,000
SEC registration fee	9,904	9,904
FINRA filing fee	9,125	9,125
Printing and engraving expenses	25,000	25,000
Transfer agent fee	25,000	25,000
Accounting and bookkeeping fees and expenses	10,180	10,180
Miscellaneous expenses(3)	400,971	400,971
Total offering expenses (excluding underwriting discounts)	$906,680	$906,680
Reimbursement by underwriters of offering expense(7)	(500,000)	(575,000)
Net offering expenses (excluding underwriting discounts)	406,680	331,680
Proceeds after offering expenses	$50,975,000	$58,475,000
Proceeds of the offering and private placement
Held in trust account(4)	$50,000,000	$57,500,000
Not held in trust account(5)	975,000	975,000
	Amount	% of Total
Use of net proceeds not held in trust(5)(6)
Legal, accounting, due diligence, travel and other expenses in connection with any business combination	$250,000	25.64%
Legal and accounting fees relating to SEC reporting obligations	150,000	15.38%
Payment for office space, administration and support services to the sponsor ($10,000 per month for 18 months subject to three one-month extensions)	180,000	18.46%
Director and Officer liability insurance premium	115,500	11.85%
Nasdaq continued listing fee	45,000	4.62%
Working capital to cover miscellaneous expenses general corporate purposes, liquidation obligations and reserves	234,500	24.05%
Total	$975,000	100.00%

____________

(1)      Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)     A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the NASDAQ listing fee and a portion of the legal fees, have been paid from the funds we borrowed from our sponsor, described below. These funds will be repaid out of the proceeds of this offering available to us. If we determine not to proceed with the offering, such amounts would not be repaid. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)      Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(4)      No discounts or commissions will be paid with respect to the purchase of the private units. The underwriters have agreed to defer underwriting commissions of 1.0% of the gross proceeds of this offering to be paid in the form of cash. $500,000 (or $575,000 if the underwriters’ over-allotment option is exercised in full), which constitutes the underwriter’s deferred commissions, will be paid to the underwriters from the funds held in the trust account at the closing of the initial business combination, but any such amounts shall be due solely on amounts remaining in the trust account following all properly submitted shareholder redemptions in connection with the consummation of our initial business combination., see “Underwriting.” The remaining funds, less amounts released to the trustee to pay redeeming shareholders and the underwriter’s deferred commission, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(5)      The amount of proceeds not held in trust will remain constant at $975,000 even if the over-allotment is exercised.

(6)      These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account may be invested only in U.S. government treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

(7)      The underwriters have agreed to reimburse certain of our expenses in connection with this offering, not to exceed $500,000 (or $575,000 if the underwriter’s over-allotment option is exercised in full).

Our sponsor has agreed to purchase an aggregate of 238,168 private units at a price of $10.00 per private unit ($2,381,680 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Our sponsor has further agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

Of the estimated net proceeds we receive from this offering and the sale of the placement units described in this prospectus, $50,000,000, or $57,500,000 if the underwriter’s over-allotment option is exercised in full will be placed in an account in the United States, maintained by Odyssey Transfer and Trust Company, as trustee. Pursuant to the investment management trust agreement that will govern the investment of such funds, the trustee, upon our written instructions, will direct Odyssey Transfer and Trust Company to invest the funds as set forth in such written instructions and to custody the funds while invested and until otherwise instructed in accordance with the investment management trust agreement. The funds held in trust will be invested only in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries or in an interest bearing or non-interest bearing demand deposit account, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination to the extent not used to pay redeeming shareholders. Any amounts not paid as consideration to the sellers of the target business may be used to ﬁnance operations of the target business.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $975,000. We intend to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and ofﬁcer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our insiders, ofﬁcers and directors in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe.

The allocation of the net proceeds available to us outside of the trust account, along with the interest earned on the funds held in the trust account available to us (excluding taxes payable on the interest earned on the trust account), represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories. If our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available from the trust account is insufﬁcient as a result of the current low interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

We will likely use a substantial portion of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business, to pay holders who wish to redeem their shares to us for a portion of the funds held in the trust account and to pay our expenses relating thereto. If the payment of our liabilities were to reduce the amount available to us in trust necessary to pay all holders who wish to redeem their shares to us for a portion of the funds held in the trust account, we would not be able to consummate such transaction. To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination, to pay holders who wish to redeem their shares into a portion of the funds held in the trust account or pay our expenses relating thereto will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to ﬁnance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidating our trust account from our remaining assets outside of the trust account. If such funds are insufﬁcient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $50,000) and has agreed not to seek repayment of such expenses.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $350,000 to be used to pay formation and a portion of the expenses of this offering under a promissory note dated June 13, 2025, which was amended by the Amendment No.1 to Promissory Note dated November 27, 2025 to increase the principal amount to up to $800,000. The Company drew $316,113 against the promissory note as of August 31, 2025. The loan is payable without interest on the date on which we consummate our initial public offering. If we determine not to proceed with the offering, such amounts would not be repaid.

Commencing on the effective date of this registration statement, we will pay our sponsor $10,000 per month in the aggregate for 18 months to compensate it for our use of its ofﬁces, utilities and personnel. The insiders shall also be entitled to reimbursement from us for their out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the ofﬁces, plants or similar locations of prospective target businesses to examine their operations. In addition, in order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, ofﬁcers and directors or their afﬁliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. In the event that following this offering we obtain such working capital loans to finance transaction costs related to our initial business combination, such loans would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit (the “working capital units”). If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. The terms of such loans by, our sponsor, our officers and directors, or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our insiders or an afﬁliate of our insiders as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our trust account.

Except as described above, no insider or any afﬁliate shall receive any fees or compensation from us, for services rendered to us prior to, or in connection with the consummation of our initial business combination unless otherwise fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders in connection with the business combination. After our initial business combination, members of our management team who remain with the combined entity may be paid consulting, management or other free from the combined entity. If such compensation and amounts are known prior to the consummation of the business combination, such information shall be fully disclosed to our shareholders in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders in connection with the business combination. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us to pay our tax obligations) only in the event of (i) the redemption of our public shares if we are unable to consummate our initial business combination within the required time period or (ii) if that public shareholder converts such public shares or sells them to us in a tender offer in each case in connection with a business combination which we consummate or (iii) in connection with an amendment to our second amended and restated memorandum and articles of association prior to the consummation of an initial business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. A Cayman Islands company may pay a dividend on its shares out of profits, the share premium account or other funds of the company lawfully available therefor, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general ﬁnancial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our proﬁts or share premium (subject to solvency requirements) as permitted under Cayman Islands law. Further, if we incur any indebtedness in connection with our business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of ordinary shares, assuming no value is attributed to the rights included in the units we are offering pursuant to this prospectus or the private placement units, and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of issued and outstanding ordinary shares.

The below assume that (A) (i) no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or employee share purchase plan, (ii) no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with an initial business combination, and (iii) no working capital loans are converted into private placement shares, as further described in this prospectus, and (B) assume (i) the issuance of 5,000,000 ordinary shares (or 5,750,000 ordinary shares if the over-allotment option is exercised in full), 1,437,500 insider shares (up to 187,500 of which are assumed to be forfeited in the scenario in which the over-allotment option is not exercised in full) and 238,168 private units (or 245,668 private units if the over-allotment option is exercised in full), and (ii) the issuance of 625,000 ordinary shares underlying the public units (or 718,750 ordinary shares if the over-allotment option is exercised in full) and 29,771 ordinary shares underlying the private units (or 30,708 ordinary shares if the over-allotment option is exercised in full) as such issuance will occur upon a business combination without the payment of additional consideration.

As of August 31, 2025, our net tangible book deﬁcit, excluding deferred offering cost, was $567,610, or approximately $0.45 per ordinary share (excludes an aggregate of up to 187,500 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters). For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of one-eighth of one ordinary share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration, and (ii) the number of ordinary shares included in the units offered hereby will be deemed to be 5,625,000 ordinary shares (consisting of 5,000,000 ordinary shares included in the units we are offering by this prospectus and 625,000 ordinary shares for the outstanding rights), and the price per share in this offering will be deemed to be $8.89. After giving effect to the sale of 5,000,000 ordinary shares included in the units we are offering by this prospectus (or 5,750,000 ordinary shares if the underwriters’ over-allotment option is exercised in full), the sale of the private units and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value at August 31, 2025, would have been $339,050 (or $326,108 if the underwriters’ over-allotment option is exercised in full), or approximately $0.16 per share (or $0.13 per share if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value of $0.61 per share (or $0.52 per share if the underwriters’ over-allotment option is exercised in full) to our initial shareholders and an immediate dilution of 98.2% or $8.73 per share (or 98.5% or $8.76 if the underwriters’ over-allotment option is exercised in full) to public shareholders from this offering. For purposes of presentation, we have reduced our pro forma net tangible book value after this offering by $50,000,000 (or $57,500,000 if the underwriters’ over-allotment option is exercised in full) because holders of up to 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes), divided by the number of shares of ordinary shares sold in this offering.

The following table illustrates the dilution to the public shareholders on a per-share basis:
	Without Over-allotment	With Over-allotment
Public offering price(1)	$8.89	$8.89
Net tangible book deficit before this offering	(0.45)	(0.39)
Increase attributable to public shareholders	0.61	0.52
Pro forma net tangible book value after this offering and the sale of the private placement units*	0.16	0.13
Dilution to public shareholders	$8.73	$8.76
Percentage of dilution to public shareholders	98.2%	98.5%

____________

(1)      Each unit has an offering price of $10.00 and consists of one ordinary share and one right to receive one-eighth (1/8) of an ordinary share upon the consummation of an initial business combination. The offering price is determined as gross proceeds divided by 5,000,000 ordinary shares included in the units (and the issuance of up to an additional 625,000 shares underlying the public rights).

*        The pro forma net tangible book value per share after the offering is calculated as follows(1):
	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(567,610)	$(567,610)
Net proceeds from this offering and sale of the private placement units, net of expenses(2)	50,975,000	58,475,000
Plus: Offering costs paid in advance, excluded from tangible book value	493,718	493,718
Less: Deferred underwriting commissions	(500,000)	(575,000)
Less: Over-allotment liability	(62,058)	—
Less: Proceeds held in trust subject to redemption(1)(3)(4)	(50,000,000)	(57,500,000)
	$339,050	$326,108
Denominator:
Ordinary shares issued and outstanding prior to this offering	1,437,500	1,437,500
Ordinary shares forfeited if over-allotment is not exercised	(187,500)	—
Ordinary shares included in the units offered	5,000,000	5,750,000
Ordinary shares included in the private placement units	238,168	245,668
Ordinary shares underlying the rights to be included in the public units	625,000	718,750
Ordinary shares underlying the rights to be included in the private placement units	29,771	30,708
Less: Shares subject to redemption(1)	(5,000,000)	(5,750,000)
	2,142,939	2,432,626

____________

(1)      For purposes of presentation, (i) we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $50,000,000 because holders of up to 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes), divided by the number of shares of ordinary shares sold in this offering; and (ii) our pro forma net tangible book value after this offering is $339,050 (or $326,108 if the underwriters exercise their over-allotment option in full) less than it otherwise would have been because if we effect our initial business combination, the redemption rights of the public shareholders (but not our insiders) may result in the redemption of up to 5,000,000 ordinary shares (or 5,750,000 ordinary shares if the underwriters exercise their over-allotment option in full) sold in this offering.

(2)      Expenses applied against gross proceeds include net offering expenses of approximately $406,680 (or $331,680 if the underwriters exercise their over-allotment option) and underwriting discounts of $1,000,000 (or $1,150,000 if the underwriters exercise their over-allotment option). See “Use of Proceeds.”

(3)      If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers or their affiliates may purchase shares or public units in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Permitted Purchases of Our Securities.”

(4)      The amount represents all ordinary shares included in the units sold in this offering, net of the fair value of the rights included in the units sold in this offering and the estimated offering costs.

In addition, the tables below show material probable transactions or sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering, which we have assumed the issuance of one-eighth of an ordinary share for each unit outstanding as such issuance will occur upon a business combination without the payment of additional consideration and the sale of the private units in connection with the closing of the offering. The table below assumes: Scenario A) 25% of the maximum number of our public shares are redeemed, Scenario B) 50% of the maximum number of our public shares are redeemed, Scenario C) 75% of the maximum number of our public shares are redeemed, and Scenario D) maximum of our public shares redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering by $45,339,049 (or $52,826,107 if the underwriters’ over-allotment option is exercised in full), assuming a maximum redemption that would permit us to maintain net tangible assets of $5,000,001, because holders of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account (which interest shall be net of income taxes payable)), divided by the number of ordinary shares sold in this offering. The actual redemption value that may be redeemed could exceed this amount provided that our net tangible assets are greater than $5,000,001 either immediately prior to or upon consummation of our initial business combination.

	As of August 31, 2025 Without Over-Allotment Option Exercised
	No Redemptions	Scenario A 25% of Maximum Redemptions(1)	Scenario B 50% of Maximum Redemptions(2)	Scenario C 75% of Maximum Redemptions(3)	Scenario D Maximum Redemptions(4)
Offering price of $8.89 included in the units (adjusted to include the value of the rights)	$8.89	$8.89	$8.89	$8.89	$8.89
Net tangible book deficit before this offering	(0.45)	(0.45)	(0.45)	(0.45)	(0.45)
Increase attributable to public shareholders	7.50	6.94	6.12	4.81	2.37
Pro forma net tangible book value after this offering and the sale of the private placement units*	7.05	6.49	5.67	4.36	1.92
Dilution to public shareholders	$1.84	$2.40	$3.22	$4.53	$6.97
Percentage of dilution to public shareholders	20.7%	27.0%	36.2%	51.0%	78.4%

____________

(1)      The numbers set forth in this column assume that 1,133,476 public shares, or 25%, of 4,533,904 public shares are redeemed.

(2)      The numbers set forth in this column assume that 2,266,952 public shares, or 50%, of 4,533,904 public shares are redeemed.

(3)      The numbers set forth in this column assume that 3,400,428 public shares, or 75%, of 4,533,904 public shares are redeemed.

(4)      The numbers set forth in this column assume that 4,533,904 public shares are redeemed, which is the maximum redemptions that would permit us to maintain net tangible assets of $5,000,001.

*        The pro forma net tangible book value per share after the offering is calculated as follows:
	As of August 31, 2025 Without Over-Allotment Option Exercised
	No Redemptions	Scenario A 25% of Maximum Redemptions	Scenario B 50% of Maximum Redemptions	Scenario C 75% of Maximum Redemptions	Scenario D Maximum Redemptions
Numerator:
Net tangible book deficit before this offering	$(567,610)	$(567,610)	$(567,610)	$(567,610)	$(567,610)
Net proceeds from this offering and sale of the private units, net of expenses(1)	50,975,000	50,975,000	50,975,000	50,975,000	50,975,000
Plus: Offering costs paid in advance, excluded from tangible book value	493,718	493,718	493,718	493,718	493,718
Less: Deferred underwriting commissions	(500,000)	(500,000)	(500,000)	(500,000)	(500,000)
Less: Over-allotment option liability	(62,058)	(62,058)	(62,058)	(62,058)	(62,058)
Less: Proceeds held in trust subject to redemption(2)(3)	—	(11,334,762)	(22,669,525)	(34,004,287)	(45,339,049)
	$50,339,050	$39,004,288	$27,669,525	$16,334,763	$5,000,001

Denominator:
Ordinary shares issued and outstanding prior to this offering	1,437,500	1,437,500	1,437,500	1,437,500	1,437,500
Less: Ordinary shares forfeited if over-allotment is not exercised	(187,500)	(187,500)	(187,500)	(187,500)	(187,500)
Ordinary shares included in the public units offered	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
Ordinary shares included in the private units	238,168	238,168	238,168	238,168	238,168
Ordinary shares underlying the rights to be included in the public units	625,000	625,000	625,000	625,000	625,000
Ordinary shares underlying the rights to be included in the private units	29,771	29,771	29,771	29,771	29,771
Less: Shares subject to redemption	—	(1,133,476)	(2,266,952)	(3,400,428)	(4,533,904)
	7,142,939	6,009,463	4,875,987	3,742,511	2,609,035

____________

(1)      Expenses applied against gross proceeds include offering expenses of approximately $406,680 and underwriting discounts of $1,000,000, or $1,406,680 in the aggregate. See “Use of Proceeds.”

(2)      If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers or their affiliates may purchase shares or public units in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share.

(3)      The amount represents all ordinary shares included in the units sold in this offering, net of the fair value of the rights included in the units sold in this offering and the estimated offering costs.
	As of August 31, 2025 With Over-Allotment Option Exercised
	No Redemptions	Scenario A 25% of Maximum Redemptions(1)	Scenario B 50% of Maximum Redemptions(2)	Scenario C 75% of Maximum Redemptions(3)	Scenario D Maximum Redemptions(4)
Offering price of $8.89 included in the units (adjusted to include the value of the rights)	$8.89	$8.89	$8.89	$8.89	$8.89
Net tangible book deficit before this offering	(0.39)	(0.39)	(0.39)	(0.39)	(0.39)
Increase attributable to public shareholders	7.46	6.89	6.06	4.70	2.11
Pro forma net tangible book value per share, as adjusted*	7.07	6.50	5.67	4.31	1.72
Dilution to public shareholders	$1.82	$2.39	$3.22	$4.58	$7.17
Percentage of dilution to public shareholders	20.5%	26.9%	36.2%	51.5%	80.7%

____________

(1)      The numbers set forth in this column assume that 1,320,652 public shares, or 25%, of 5,282,610 public shares are redeemed.

(2)      The numbers set forth in this column assume that 2,641,305 public shares, or 50%, of 5,282,610 public shares are redeemed.

(3)      The numbers set forth in this column assume that 3,961,958 public shares, or 75%, of 5,282,610 public shares are redeemed.

(4)      The numbers set forth in this column assume that 5,282,610 public shares are redeemed, which is the maximum redemptions that would permit us to maintain net tangible assets of $5,000,001.

*        The pro forma net tangible book value per share after the offering is calculated as follows:

	As of August 31, 2025 With Over-Allotment Option Exercised
	No Redemptions	Scenario A 25% of Maximum Redemptions	Scenario B 50% of Maximum Redemptions	Scenario C 75% of Maximum Redemptions	Scenario D Maximum Redemptions
Numerator:
Net tangible book deficit before this offering	$(567,610)	$(567,610)	$(567,610)	$(567,610)	$(567,610)
Net proceeds from this offering and sale of the private units, net of expenses(1)	58,475,000	58,475,000	58,475,000	58,475,000	58,475,000
Plus: Offering costs accrued in advance, excluded from tangible book value	493,718	493,718	493,718	493,718	493,718
Less Deferred underwriting commissions	(575,000)	(575,000)	(575,000)	(575,000)	(575,000)
Less: Over-allotment option liability	—	—	—	—	—
Less: Proceeds held in trust subject to redemption(2)(3)	—	(13,206,527)	(26,413,054)	(39,619,580)	(52,826,107)
	$57,826,108	$44,619,581	$31,413,054	$18,206,528	$5,000,001

	As of August 31, 2025 With Over-Allotment Option Exercised
	No Redemptions	Scenario A 25% of Maximum Redemptions	Scenario B 50% of Maximum Redemptions	Scenario C 75% of Maximum Redemptions	Scenario D Maximum Redemptions
Denominator:
Ordinary shares issued and outstanding prior to this offering	1,437,500	1,437,500	1,437,500	1,437,500	1,437,500
Less: Ordinary shares forfeited if over-allotment is not exercised	—	—	—	—	—
Ordinary shares included in the public units offered	5,750,000	5,750,000	5,750,000	5,750,000	5,750,000
Ordinary shares included in the private units	245,668	245,668	245,668	245,668	245,668
Ordinary shares underlying the rights to be included in the public units	718,750	718,750	718,750	718,750	718,750
Ordinary shares underlying the rights to be included in the private units	30,708	30,708	30,708	30,708	30,708
Less: Shares subject to redemption	—	(1,320,652)	(2,641,305)	(3,961,958)	(5,282,610)
	8,182,626	6,861,974	5,541,321	4,220,668	2,900,016

____________

(1)      Expenses applied against gross proceeds include net offering expenses of approximately $331,680 and underwriting discounts of $1,150,000, or $1,481,680 in the aggregate. See “Use of Proceeds.”

(2)      If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers or their affiliates may purchase shares or public units in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share.

(3)      The amount represents all ordinary shares included in the units sold in this offering, net of the fair value of the rights included in the units sold in this offering and the estimated offering costs.

The following table sets forth information with respect to our sponsor and the public shareholders:

Holder of	Shares		Total Consideration		Average Price Per Share
	Purchased	Percentage	Amount	Percentage
Insider shares(1)	1,250,000	17.50%	$25,000	0.05%	$0.020
Private shares(2)	267,939	3.75%	$2,381,680	4.54%	$8.89
Public shareholders(3)	5,625,000	78.75%	$50,000,000	95.41%	$8.89
Total	7,142,939	100.00%	$52,406,680	100.00%

____________

(1)      Assumes no exercise of the over-allotment option and forfeiture by our sponsor of 187,500 shares of ordinary shares.

(2)      Assumes includes the issuance of an additional 29,771 shares underlying the private rights issued to our sponsor upon the closing of this offering.

(3)      Assumes no exercise of the underwriters’ over-allotment option and includes the issuance of an additional 625,000 shares underlying the rights included in the units sold in this offering to public shareholders.

In addition to the material probable transactions or sources of dilutions discussed above, we note that there are possible other sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of the initial business combination may be uncertain, due to the uncertainty associated with the occurrence or the amount of securities that may be issued pursuant to such occurrence, including arising from: (i) any loans or additional investments from our sponsor, members of our management team or any of their affiliates or designees, including the issuing of working capital units or extension units, (ii) any ordinary shares or debt securities that may be issued to third parties pursuant to any equity financing or debt financing in connection with the initial business combination, (iii) any additional securities that might be issued as we may seek an initial business combination with a target company with an enterprise value greater than the net proceeds of the offering, or (iv) other source of issue of securities, such as the reservation and issuance of any securities under an employee incentive plan after completion of our initial business combination. For further discussions on potential sources of dilutions and potential risks associated thereof, see “Risk Factor — The conversion of any working capital loans or extension loans into working capital units or extension units may result in significant dilution to your public shares” on page 64 of this prospectus, and “Risk Factor — We may issue additional ordinary shares or debt securities to complete a business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks” on pages 65 of this prospectus.

CAPITALIZATION

The following table sets forth our capitalization as of August 31, 2025, and as adjusted to give effect to the ﬁling of our second amended and restated memorandum and articles of association, the sale of our units in this offering and the sale of the private placement units and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:

	August 31, 2025
	Actual	As Adjusted(1)
Note payable to a related party(2)	$316,113	$—
Amount due to a related party(3)	259,601	—
Over-allotment option liability	—	62,058
Deferred underwriting commissions payable	—	500,000
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized; -0- and 5,000,000 shares are subject to possible redemption/tender, actual and as adjusted, respectively(4)	—	45,830,442
Shareholders’ equity
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized; 1,437,500 and 1,488,168 shares issued and outstanding, actual and as adjusted, respectively(5)(6)	144	149
Additional paid in capital	24,856	4,607,351
Accumulated deficit	(98,892)	(98,892)
Total shareholders’ (deficit)/equity	(73,892)	4,508,608
Total capitalization	$501,822	$50,901,108

____________

(1)      Assumes the full forfeiture of 187,500 ordinary shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account. The shares will not be eligible for redemption from the Trust Account.

(2)      Our sponsor has agreed to loan us up to $350,000 to be used for a portion of the expenses of this offering under an unsecured promissory note dated June 13, 2025, which was amended by the Amendment No.1 to Promissory Note dated November 27, 2025 to increase the principal amount to up to $800,000. As of August 31, 2025 we had borrowed $316,113 under the promissory note with our sponsor.

(3)      Our Sponsor has made advances to us to pay a portion of the operating expenses and offering costs. As of August 31, 2025, we had amount due to a related party of $259,601.

(4)      Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable) subject to the limitations described herein. The “as adjusted” amount of ordinary shares subject to redemption includes all public shares included in the units sold in this offering, assuming the over-allotment option is not exercised. In accordance with ASC 480-10-S99, the Company will classify the ordinary shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. Given that the 5,000,000 ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., rights), the initial carrying value of ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). The amount of $45,830,442 includes all ordinary shares included in the units sold in this offering, assuming the over-allotment option is not exercised, net of the fair value of rights included in the units sold in this offering.

(5)      Actual share amount is prior to any forfeiture of insider shares by our sponsor and as adjusted amount assumes no exercise of the underwriters’ over-allotment option and the full forfeiture of 187,500 ordinary shares that are subject to forfeiture by our sponsor.

(6)      The as adjusted amount includes 238,168 ordinary shares to be sold as part of the private units in the private placement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated in the Cayman Islands as an exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement units, the proceeds of the sale of our securities in connection with our initial business combination, our shares, debt or a combination of cash, stock and debt.

The issuance of additional ordinary shares in a business combination:

•        may significantly reduce the equity interest of our shareholders;

•        could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•        may adversely affect prevailing market prices for our units, ordinary shares and/or rights;

Similarly, if we issue debt or otherwise incur significant indebtedness, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of August 31, 2025, we had cash and cash equivalents of $17,759 and a working capital deficit of $567,610. For the period from April 3, 2025 (inception) to August 31, 2025, we had incurred a net loss of $98,892 and had cash used in operation activities of $7,568. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We expect to generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, as of August 31, 2025, we had cash and cash equivalents of $17,759, and working capital deficit of $567,610. Further, we expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued.

Our liquidity needs have been satisfied prior to completion of this offering through receipt of $25,000 from the sale of the founder shares and advances from our sponsor, and up to $350,000 in loans from our sponsor under an unsecured promissory note, which was amended by the Amendment No.1 to Promissory Note dated November 27, 2025 to increase the principal amount to up to $800,000. As of August 31, 2025, we had borrowed $316,113 under the promissory note. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting net offering expenses of approximately $406,680 (or $331,680 if the over-allotment option is exercised in full) and underwriting discount of $1,000,000 (or $1,150,000 if the over-allotment option is exercised in full) (excluding deferred underwriting commissions of $500,000 (or up to $575,000 if the underwriters’ over-allotment option is exercised in full)) and (2) the sale of the private units for a purchase price of up to $2,381,680 (or $2,456,680 if the over-allotment option is exercised in full), will be $50,975,000 (or $58,475,000 if the over-allotment option is exercised in full). Of this amount, $50,000,000 (or $57,500,000 if the over-allotment option is exercised in full) will be held in the trust account. The funds in the trust account will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, and/or held as cash or cash items (including in demand deposit accounts).

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our share capital or debt is used in whole or in part as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. In the event that following this offering we obtain such working capital loans to finance transaction costs related to our initial business combination, such loans would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. The terms of such loans by, our sponsor, our officers and directors, or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans.

Over the next 18 months from the closing of this offering, we will be using the funds held outside of the trust account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Out of the funds available outside the trust account, we anticipate that we will incur approximately:

•        $250,000 of expenses for legal, accounting, due diligence, travel and other expenses in connection with any business combination;

•        $115,500 of expenses for director’s and officer’s insurance;

•        $150,000 for legal and accounting fees relating to SEC reporting obligations;

•        $180,000 for office space, administration and support services;

•        $45,000 for NASDAQ continued listing fees; and

•        $234,500 for working capital to cover miscellaneous expenses, general corporate purposes, liquidation obligations and reserves.

These amounts are estimates and may differ materially from our actual expenses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

Related Party Transactions

On April 3, 2025, we issued 1 ordinary share of a par value of $1 to the Sponsor without consideration. Such share was split into 10,000 ordinary shares of a par value of $0.0001 each on June 12, 2025 and surrendered on June 13, 2025. On June 13, 2025, the Sponsor acquired 1,437,500 ordinary shares (“insider shares”) for a purchase price of $25,000, or approximately $0.017 per share. The insider shares include an aggregate of up to 187,500 ordinary shares subject to forfeiture if the over-allotment option is not exercised by the underwriters in full. The purchase price of the insider shares was determined by dividing the amount of cash contributed to the company by the number of insider shares issued. As such, our sponsor will own 20% of our issued and outstanding shares after this offering (assuming it does not purchase units in this offering and excluding the private placement shares). Our sponsor does not intend to purchase any units in this offering.

On June 13, 2025, we entered into a promissory note agreement, our sponsor agreed to loan the Company up to $350,000 to be used for a portion of the expenses of this offering. On November 27, 2025, the promissory note was amended to increase the principle sum up to $800,000 and extend the maturity date from December 31, 2025 to February 28, 2026. This loan is non-interest bearing, unsecured and is due at the earlier of (1) February 28, 2026 or (2) the date on which we consummate this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account. As of August 31, 2025, we had borrowed $316,113 under this promissory note.

As of August 31, 2025, our sponsor has made advances to us for an aggregate amount of $259,601 to pay a portion of the operating expenses and the expenses of this offering.

We are obligated, commencing from the date that our securities are first listed on Nasdaq through the earlier of the consummation of our initial business combination and our liquidation, to pay our sponsor a monthly fee of $10,000 for certain office space, utilities, secretarial and administrative services.

We expect to fund our working capital requirements prior to the time of our initial business combination with advances from our sponsor and loans from our sponsor under the unsecured promissory note described above. In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans, and such terms will be subject to the approval of our audit committee.

Our founders, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our initial shareholder or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no limit on the amount of out-of-pocket expenses reimbursable by us provided that, to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. In the event that we reimburse our insiders, officers, directors or any of their affiliates for out-of-pocket expenses prior to the consummation of a business combination or are required to indemnify any of our officers or directors as required by law, we would use funds available to us outside of the trust account for our working capital requirements. Any reduction in the funds available to us could have a material adverse effect on our ability to locate and investigate prospective target businesses and to structure, negotiate, conduct due diligence in connection with or consummate our initial business combination.

Our sponsor has committed to purchase from us an aggregate of 238,168 private units at $10.00 per private unit (for a total purchase price of $2,381,680). Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

Each private placement unit consists of one ordinary share and one right to receive one-eighth (1/8) of one ordinary share. There will be no redemption rights or liquidating distributions from the trust account with respect to the insider shares, private placement shares, private placement rights or public rights, which will expire worthless if we do not consummate a business combination within the allotted 18-month period. Our initial shareholder has agreed to waive their redemption rights with respect to their insider shares and private placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our second amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months after the closing of this offering and (iii) if we fail to consummate a business combination within 18 months after the closing of this offering or if we liquidate prior to the expiration of the 18-month period. However, our initial shareholders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 18-month period.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending May 31, 2026. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when, or if, required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement units and restricted ordinary shares held in the trust account will be invested or held either (i) in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act, (ii) as uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest-bearing demand deposit account at a bank. For more information about the risk of the company being considered to be operating as an unregistered investment company, see “Risk Factors — Risks Associated with Our Business — If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.” Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of August 31, 2025, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements(auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Introduction

We are a blank check company in the Cayman Islands as an exempted company with limited liability. Our shareholders have no additional liability for the company’s liabilities over and above the amount paid for their shares. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location.

Currently, we do not have any speciﬁc business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We are conﬁdent that we will be able to ﬁnd a target business that will meet expectations. We intend to capitalize on the strengths and experiences of our management team to select, acquire and form a business combination that has a competitive advantage in their core business and is positioned to bring in high returns and long-term sustainable growth.

Our Insiders and Management

Our sponsor is a British Virgin Islands business company, which was formed to invest in us. The sole member and sole director of the sponsor is Xunlei Lu, our Executive Officer and Director. Mr. Lu controls the management of our sponsor, including the exercise of voting and investment discretion over the securities of our company held by our sponsor. As of the date hereof, other than Mr. Lu, no other person has a direct or indirect material interest in our sponsor. Mr. Lu owns membership interests in our sponsor, which represent 100% of the economic interests in our sponsor.

Immediately prior to the offering, the sponsor holds 1,437,500 insider shares, which is the entirety of our issued and outstanding share capital. At the closing of the offering, the sponsor is expected to purchase 238,168 private units and hold in the aggregate 1,488,168 ordinary shares representing the aggregate of the insider shares and private units (assuming no exercise of the over-allotment option and the forfeiture by the sponsor of 187,500 ordinary shares as a result of no exercise of over-allotment). Other than the foregoing, our sponsor, its affiliates, and directors and officers are not expected to effect any direct or indirect transfer of ownership of securities of the SPAC, or effect transaction that resulted or could result in the surrender or cancellation of ownership of securities of the SPAC prior to the offering.

Our sponsor and its affiliates, directors and officers have agreed, pursuant to written letter agreements with us and subject to applicable securities laws, (A) to vote their insider shares, private shares and any public shares acquired in or after this offering in favor of any proposed business combination (except with respect to any public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto), (B) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association that would stop our public shareholders from redeeming or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within the prescribed timeline as provided in our second amended and restated memorandum and articles of association unless we provide redeeming public shareholders with the opportunity to redeem their public shares for cash from the trust account in connection with any such vote, (C) not to redeem any insider shares and private shares (as well as any other shares acquired in or after this offering), as the case may be, for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our second amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Our sponsor and its affiliates, and directors and officers have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of 180 days after the date of the consummation of our initial business combination or the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units”). We refer to such transfer restrictions throughout this prospectus as the lock-up.

The private units (including the underlying securities) will not be transferable, assignable or saleable until 30 days following the completion of our initial business combination (except as described under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units”).

Other than the foregoing, our sponsor, its affiliates, and directors and officers are not expected to effect any direct or indirect transfer of ownership of securities of the SPAC, or effect transaction that resulted or could result in the surrender or cancellation of ownership of securities of the SPAC prior to the offering.

Following this offering, our sponsor will own a total of 1,250,000 ordinary shares and 238,168 private shares, representing 22.94% of the issued and outstanding shares following this offering, consisting of the insider shares and private shares, assuming it will not purchase any public shares in this offering and the over-allotment option is not exercised. In total, assuming no exercise of over-allotment option, the sponsor will pay for a nominal aggregate purchase price of $2,406,680 for an aggregate of 1,250,000 ordinary shares and 238,168 private units (including 238,168 rights which will be converted to 29,771 shares upon the consummation of our initial business combination). However, other than the foregoing, our sponsor or its afﬁliates have not received and will not receive any other form of compensation upon the closing of the offering.

For a summary of the securities owned by our sponsor and the relevant terms, see illustration below:

Types of Securities	Number of Securities Before Offering Held	Number of Securities After Offering Held (assuming no over-allotment option exercised)	Natural Persons and Entities subject to Transfer Restrictions	Lock-Up Terms	Exceptions to Transfer Restrictions
Insider Shares	1,437,500	1,250,000	Our Sponsor, directors and officers

As provided in a letter agreement entered by and among the Company and the initial shareholders upon the effectiveness of this registration statement, our insiders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of 180 days after the date of the consummation of our initial business combination or the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, share

Transfers are permitted (i) among the insiders or to the insiders’ members, officers, directors, consultants or their affiliates; (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased, (viii) in the event of the Company’s liquidation prior to its consummation of an initial

Types of Securities	Number of Securities Before Offering Held	Number of Securities After Offering Held (assuming no over-allotment option exercised)	Natural Persons and Entities subject to Transfer Restrictions	Lock-Up Terms	Exceptions to Transfer Restrictions

exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units”).

business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for Transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by.

Private Units	0	238,168	Our Sponsor, directors and officers

As provided in a letter agreement entered by and among the Company and the initial shareholders upon the effectiveness of this registration statement, the private units and underlying securities will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units”).

					Same as above.

In order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, ofﬁcers and directors or their afﬁliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. In the event that following this offering we obtain such working capital loans to finance transaction costs related to our initial business combination, such loans would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit (the “working capital units”). If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. The terms of such loans by, our sponsor, our officers and directors, or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. In addition, if we hold a shareholder meeting to seek shareholders’ approval for an amendment to the then existing memorandum and articles of association, as amended, to modify the amount of time or substance we have to consummate an initial business combination, our insiders, ofﬁcers and directors or their afﬁliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension convertible notes to be repaid in cash or $10.00 per unit, or the “extension units,” at the closing of our initial business combination. The working capital units and the extension units, if any, would be identical to the private units sold in the private placement. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. The terms of such loans by our insiders, ofﬁcers and directors or their afﬁliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our insiders or an afﬁliate of our insiders as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our trust account.

Other than the foregoing, the sponsor does not have any agreement, arrangement, or understanding with the Company regarding any compensation, reimbursement, or transfer of interests in relation to our initial business combination, nor is there any agreement between the sponsor and any unafﬁliated shareholders of the Company regarding redemptions, payments, compensation, reimbursement, or transfer of interests.

The other insiders are ofﬁcers and directors of the Company. We believe that with their experience and skillsets in sourcing, investing, and value-enhancement, we are well positioned in pursuing opportunities that will offer risk-adjusted returns.

Below is a summary of the business experience of each of our executive officers, directors, and director appointees:

Mr. Xunlei Lu has served as our Chief Executive Officer since July 2025 and is a member of our board of directors. He is a seasoned entrepreneur and executive with nearly two decades of operational and leadership experience in the supply chain. Since September 2005, Mr. Lu has served as the Chief Executive Officer of Living Stone Pearl Company, a well-established manufacturer and wholesaler specializing in small-size freshwater pearls. Under his leadership, the company has grown into one of the leading suppliers in its niche market and has maintained a long-standing commercial relationship with Tiffany & Co., serving as a pearl supplier since 2008. Mr. Lu holds a Master of Business Administration degree from Oklahoma City University and a Bachelor’s degree from the City University in Canada.

Mr. Hengfeng Ge has served as our Chief Financial Officer since July 2025. Mr. Ge has been with Addor Capital (毅达资本), a top-tier Chinese venture capital firm with over RMB 100 billion under management, since 2016. He has served as a partner since October 2022, focusing on identifying and investing in high-growth technology companies across both early-stage and mature-stage opportunities. His investment activities spanned venture capital, mergers and acquisitions, and private placements, and he was also involved in the formation and management of several VC and PE funds. Mr. Ge has been recognized for his investment achievements, including being named one of China’s “40 Under 40 Investors” by Cyzone.cn (创业邦) in 2023 and one of China’s Best Young Investors by China Bridge (融中) in 2025. Mr. Ge holds two Master’s degrees from the University of New South Wales, one in Technology and Innovation Management and another in Photovoltaics and Solar Energy.

Dr. Junke Zhu has served as a member of our board of directors since July 2025. Dr. Zhu is a seasoned orthopedic specialist with over 15 years of clinical experience in joint trauma, arthroscopy, and joint replacement surgery. He currently serves as Associate Chief Physician and heads the Joint Replacement Team at The First People’s Hospital of Changzhou, a prominent regional public hospital. Throughout his medical career, Dr. Zhu has been committed to enhancing orthopedic practices and has taken part in surgical leadership and the refinement of clinical approaches in joint care. Dr. Zhu holds a master’s degree in surgery (orthopedics) from Nanjing Drum Tower Hospital Clinical College of Nanjing Medical University and a bachelor’s degree in clinical medicine from Nanjing Medical University. He has received several professional recognitions, including designation as a key inheritor of the Zhu School of Orthopedics and acknowledgment for his involvement in public health initiatives in underserved communities. He also serves as a Council Member of the Changzhou Federation of Returned Overseas Chinese Youth Committee (2020).

Mr. Long Yan is our independent director appointee and will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Yan is a seasoned corporate and securities attorney with over a decade of legal practice experience. He currently serves as a partner at AllBright Law Offices, one of China’s leading full-service law firms, where he advises major multinational corporations, state-owned enterprises, and investment institutions on a broad range of corporate transactions and regulatory matters, including private equity and venture capital investments, mergers and acquisitions, and securities offerings. He has acted for prominent institutions such as China Development Bank Capital, China Green Development Fund, China Integrated Circuit Industry Investment Fund, China-Africa Development Fund, and multiple other multi-billion-RMB investment platforms and asset managers. In the capital markets space, Mr. Yan has represented multiple companies in connection with A-share IPOs, major asset restructurings, private placements, public company takeovers, and various bond issuances, including perpetual and medium-term notes. Mr. Yan received his Juris Doctor degree from the University of New South Wales in July 2014.

Mr. Xueli Hou is our independent director appointee and will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Hou has over two decades of experience in financial management, strategic planning, and capital markets, with a particular focus on the technology and digital sectors. He currently serves as the Chief Financial Officer of Doumiao Digital Technology Corp., where he is responsible for the company’s financial affairs, including investment, financing, and listing activities. Prior to joining Doumiao, Mr. Hou was Vice President of Strategy and Operations at Wyze Lab Inc. from November 2022 to April 2024, where he oversaw strategic planning and operational decision-making. From February 2020 to November 2022, he served as Chief Financial Officer of Goodix Technology Ltd. (603160.SH), a leading semiconductor company listed on the Shanghai Stock Exchange. Before that, he held the CFO role at Jingoal Technology Holdings Inc. from April 2018 to January 2020. Earlier in his career, Mr. Hou served as CFO and Executive Director at PERA Global Holdings, Inc. from June 2006 to August 2014, where he led the company through its equity financing rounds and initial public offering and oversaw all financial and fundraising activities. Mr. Hou received a Master of Science in Computer Engineering from Queen’s University in Canada in June 2021, a Master of Science in Physics from Oklahoma State University in the United States in June 1999, and a Bachelor of Science in Electrical Engineering from Beijing Jiaotong University in China in June 1997. Mr. Hou is a certified management accountant.

Dr. Mouda Wei is our independent director appointee and will serve as our independent director upon the effectiveness of the registration statement of which this prospectus forms a part. Dr. Wei is a recognized leader in China’s dental healthcare industry, with over 20 years of experience in clinical practice, academic research, and healthcare management. He is the founder and Chairman of Ubcare Dental Medical Group, where he has overseen the group’s strategic growth and integration of advanced technologies in dental care. Dr. Wei has contributed to research and technology innovation initiatives, has published academic articles including in SCI-indexed journals, co-authored two professional books, and is an active member of the International Team for Implantology (ITI). He holds both a Doctor of Philosophy and a Master’s degree in Stomatology from The Fourth Military Medical University. His professional accomplishments have been recognized with the Shanxi Provincial Science and Technology Progress Second Prize and third prize at the 6th BITC Dental Implant National Finals in 2018.

Although none of our management has been, or is currently, involved in any other special purpose acquisition companies, our sponsor and our officers and directors may, sponsor or form other special purpose acquisition companies, or serve as sponsor, officer or director in other special purpose acquisition companies, in each case similar to ours or may pursue other business or investment ventures, during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved.

Our ofﬁcers and directors are not required to commit their full time to our affairs and will allocate their time to other businesses, and the collective experience of our ofﬁcers and with blank check companies like ours is not signiﬁcant. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). The past successes of our executive ofﬁcers and directors do not guarantee that we will successfully consummate an initial business combination. In addition, the members of the management team may not remain with us subsequent to the consummation of a business combination.

Our directors and executive officers have significant business ties to China, and are located in, mainland China or Hong Kong. Mr. Xunlei Lu, our Chief Executive Officer and a director, is a citizen of Hong Kong and resides in Hong Kong. Mr. Hengfeng Ge, our Chief Financial Officer, is a citizen and resident of mainland China. Mr. Junke Zhu, a director, and our independent director appointees, Mr. Long Yan and Mr. Mouda Wei, are also citizens and residents of mainland China. Mr. Xueli Hou, one of our independent director appointees, is a Canadian citizen but resides in mainland China. Following the completion of a business combination, we may conduct a substantial majority of our operations in China, and a significant portion of our assets may be located in China. There is uncertainty if any ofﬁcers and directors of the post-combination entity will be located outside the Unites States. As a result, it may be difﬁcult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon those ofﬁcers and directors (prior to or after the business combination) located outside the United States, to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws. In particular, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions, and you may have to incur substantial costs and contribute signiﬁcant time to enforce civil liabilities and criminal penalties in reliance on legal remedies under PRC laws. Therefore, recognition and enforcement in the PRC of judgement of United States courts in relation to any matter not subject to a binding arbitration provision may be difﬁcult or impossible. See “Risk Factors — Our executive ofﬁcers and directors are located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon those ofﬁcers and directors located outside the United States.” starting on page 99 of this prospectus.

As more fully discussed in “Management — Conﬂicts of Interest,” our officers and directors currently have certain fiduciary duties or contractual obligations that may take priority over their duties to us and there may be a conflict of interest in our director’s and officer’s determination as to how much time to devote to our affairs and to which entity a particular business opportunity is presented. For a list of our executive officers and directors and entities for which a conflict of interest may or does exist between such officers and directors, on the one hand, and us, on the other hand, please refer to “Management — Conflicts of Interest.” Each of our officers and directors in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which, among other things, such officer or director may be required to present a business combination opportunity to such entities. If any of our ofﬁcers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing ﬁduciary or contractual obligations, he may be required to present such business combination opportunity to such entity, subject to his or her ﬁduciary duties under the Cayman Islands law, prior to presenting such business combination opportunity to us.

Our sponsor, as well as certain members of our Board of Directors and management team, have significant business ties to, and are primarily based in China. In addition, our headquarters is based in Hong Kong. We face various legal and operational risks and uncertainties related to our significant ties to China even if we do not complete a business combination with a China-based target. As the PRC statutes on various factors (including, without limitations, foreign investment, data security and privacy, cross-border data transfers, cybersecurity, environmental protection and taxation) are still evolving, often lack clear guidance and can be revised or applied retroactively with little notice, we are subject to complex and evolving laws and regulations in China. The PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, some of which are published with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. PRC laws and regulations governing the PRC based business operations are sometimes vague and uncertain. Because our sponsor, as well as certain members of our Board of Directors and management team, have significant business ties to, and are primarily based in, the PRC, and our headquarters is based in Hong Kong, and due to the various legal uncertainties arising in the PRC, we will face certain legal and operational risks following our initial public offering. As a result of these risks, a significant depreciation of the value of our ordinary shares may occur. Further, these risks could result in a material change in the value of our securities that we are registering for sale. In addition, these legal and operational risks could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Further, these legal and operational risks may result in a material adverse change in our operations which could cause the value of our securities to decline significantly or even be worthless. See, for example, See “Risk Factors — Because we have signiﬁcant ties to China, it is uncertain whether that would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination; or may therefore make it more likely for us to consummate a business combination with a PRC Target Company.”

Upon the effectiveness of this prospectus, the sponsor’s assets, and our directors and officers will remain located in China and, as a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon our sponsor, officers and directors located outside the

United States, to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws. In particular, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions, and you may have to incur substantial costs and contribute significant time to enforce civil liabilities and criminal penalties in reliance on legal remedies under PRC laws. Therefore, recognition and enforcement in the PRC of judgement of United States courts in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

In addition, our significant ties to China, including our headquarters’ location in Hong Kong, would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination; or may therefore make it more likely for us to consummate a business combination with a company being based in or having the majority of the Company’s operations in China (a “PRC Target Company”). Because we have significant ties to China, it is uncertain whether that would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination; or may therefore make it more likely for us to consummate a business combination with a PRC Target Company.

Background and Competitive Strengths

We will seek to leverage our management team’s proprietary network of relationships with corporate executives, private equity, venture and growth capital funds, investment banking ﬁrms and consultants in order to source, acquire, and support the operations of the business combination target.

Our executive leadership and board bring a uniquely diversified mix of sectoral, geographic, and functional expertise, ranging from supply chain and healthcare to private equity, capital markets, and digital innovation. We believe this breadth positions us well to evaluate a wide array of opportunities, without being limited to a specific industry. The team’s cross-sector background enhances our ability to identify scalable businesses, assess opportunities across sectors, and adapt quickly to dynamic market conditions.

Our Chief Executive Officer and a director, Mr. Xunlei Lu, is a seasoned entrepreneur with nearly two decades of operational leadership in the global supply chain business. His experience in managing cross-border operations and scaling manufacturing platforms equips him with a strategic perspective on operational efficiency and international business growth.

Our Chief Financial Officer, Mr. Hengfeng Ge, brings deep investment and capital markets expertise, having been a partner at Addor Capital, where he led numerous growth-stage investments and advised on complex transactions across venture capital and private placements. His investor network and strategic insight will be critical in identifying and evaluating high-potential targets.

Dr. Junke Zhu, a member of our board of directors, adds healthcare domain expertise with over 15 years of experience as an orthopedic specialist. He has led surgical teams and contributed to clinical innovation in joint care at one of the leading public hospitals in eastern China. His medical background and ties to public health institutions provide a unique perspective on opportunities in the healthcare space.

Our independent director appointee, Mr. Long Yan, is an experienced corporate and securities attorney and a partner at AllBright Law Offices, one of China’s top-tier law firms. With decades of experience advising on M&A, IPOs, and cross-border transactions, his legal expertise strengthens our ability to navigate regulatory and deal structuring complexities.

Our independent director appointee, Mr. Xueli Hou, is an accomplished finance executive with over 15 years of experience in both public and private companies across technology, consumer electronics, and digital sectors. His cross-border operational and capital markets background — along with advanced training in engineering and physics — supports our ability to evaluate tech-driven and innovation-intensive targets worldwide.

Our independent director appointee, Dr. Mouda Wei, brings deep healthcare sector expertise and entrepreneurial leadership, with over 20 years of experience in clinical practice, research, and operations. As the founder and Chairman of Ubcare Dental Medical Group, he has built one of China’s leading dental service platforms, driving innovation in specialty care and digital treatment models. His experience scaling a high-growth medical organization strengthens our ability to evaluate opportunities in healthcare services across emerging markets.

Collectively, we believe our diversified team enables us to remain flexible in identifying high-quality targets across industries and geographies, and to create long-term value for our shareholders through a disciplined and adaptable acquisition strategy. However, none of our management team is obligated to remain with the company after an acquisition transaction, and we cannot provide assurance that the resignation or retention of our current management will be a term or condition in any agreement relating to business combination. Moreover, despite the competitive advantages we believe we have, we remain subject to signiﬁcant competition with respect to identifying and executing a business combination.

We will leverage our collective experience to source and evaluate business combination targets, perform due diligence, structure transactions, and provide post-combination value-add capabilities.

Business Strategy and Acquisition Criteria

Our management team intends to create value for our shareholders through leveraging its experience in the management by improving the operating efﬁciency of a target business, while implementing revenue-driven and/or proﬁt-engagement strategies and increase proﬁt potential through additional acquisitions. Our efforts to identify a prospective target will not be limited to a particular industry or geographic region. Consistent with our strategy, we have identiﬁed the following general criteria and guidelines that we believe are essential in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we consider it appropriate to do so.

•        Strong management team that can create significant value for target business.    We will seek to identify companies with strong and experienced management teams that will complement the operating and investment abilities of our management team. We believe we can provide a platform for the existing management team to leverage the experience of our management team. We also believe that the operating expertise of our management team is well suited to complement the target’s management team.

•        Revenue and Earnings Growth Potential.    We will seek to acquire one or more businesses that have the potential for significant revenue and earnings growth through a combination of both existing and new product development, increased production capacity, expense reduction and synergistic follow-on acquisitions resulting in increased operating leverage.

•        Potential for Strong Free Cash Flow Generation.    We will seek to acquire one or more businesses that have the potential to generate strong, stable and increasing free cash flow, particularly businesses with predictable revenue streams and definable low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance shareholder value.

•        Core competencies.    We believe that only companies with core and competitive capabilities can succeed. Core competitiveness includes shareholder structure, founders, core teams, research and development capabilities, professionalism, and business management models. For example, the founder and core team, the personnel matching team has more advantages, in addition, the quality, character, and business capabilities of enterprise leaders are the core influencing factors in the development of the enterprise.

•        Long-term Revenue Visibility with Defensible Market Position

In management’s view, the target companies should be close to an anticipated inﬂection point, such as those companies requiring additional management expertise, those companies able to innovate by developing new products or services, or companies where we believe we have ability to achievement improved proﬁtability performance through an acquisition designed to help facilitate growth.

•        Beneﬁts from Being a U.S. Public Company (Value Creation and Marketing Opportunities)

We intend to search target companies that we believe will help offer attractive risk-adjusted equity returns for our shareholders. We intend to seek to acquire a target on terms and in a manner that leverages our experience. Amount other criteria, we expect to evaluate ﬁnancial returns based on (i) the potential for organic growth in cash ﬂows, (ii) the ability to achieve cost savings, (iii) the ability to accelerate growth, including through the opportunity for follow-on acquisitions, and (iv) the prospects for creating value through other value creation initiatives. We also plan to evaluate potential upside from future growth in the target business’ earnings and an improved capital structure.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials that we would ﬁle with the U.S. Securities and Exchange Commission (the “SEC”).

Although there is no restriction or limitation on what industry our target operates in, our acquisition strategy is to pursue prospective targets that are focusing on healthcare innovations and developing assets in the medical device, medical services, and medical technology. We hope to serve as an attractive partner for those companies, enabling them to go public in an alternate, more easily accessible manner — a business combination transaction — and to thereby benefit from the capital-raising options available for a publicly traded company in the U.S.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indeﬁnite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private units, our share capital, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement of private units are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more speciﬁc purposes. Accordingly, investors in this offering are investing without ﬁrst having an opportunity to evaluate the speciﬁc merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, signiﬁcant expense, loss of voting control and compliance with various U.S. Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

Although none of our management has been, or is currently, involved in any other special purpose acquisition companies, our sponsor and our officers and directors may, sponsor or form other special purpose acquisition companies, or serve as sponsor, officer or director in other special purpose acquisition companies, in each case similar to ours or may pursue other business or investment ventures, during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved.

Our ofﬁcers and directors are not required to commit their full time to our affairs and will allocate their time to other businesses, and the collective experience of our ofﬁcers and with blank check companies like ours is not signiﬁcant. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). The past successes of our executive ofﬁcers and directors do not guarantee that we will successfully consummate an initial business combination. In addition, the members of the management team may not remain with us subsequent to the consummation of a business combination.

We are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our ofﬁcers, directors, insiders or their afﬁliates acquire a minority interest in the target business alongside our acquisition, provided in each case we obtain an opinion from an unafﬁliated third party indicating that the price we are paying is fair to our shareholders from a ﬁnancial point of view. We are not required to obtain such an opinion in any other context.

Members of our management team will directly or indirectly own insider shares and/or private units following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. The low price that our sponsor, executive officers and directors (directly or indirectly) paid for the insider shares creates an incentive whereby our officers and directors could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we are unable to complete our initial business combination and do not hold a shareholder vote to amend our second amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination within 18 months, or by such earlier liquidation date as our board of directors may approve, the insider shares and private units may expire worthless, except to the extent they receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor, executive officers and directors to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders.

Our ofﬁcers and directors presently have, and any of them in the future may have additional, ﬁduciary, contractual or other obligations or duties to one or more other entities pursuant to which such ofﬁcer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our ofﬁcers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current ﬁduciary or contractual obligations, he or she will honor his or her ﬁduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their ﬁduciary duties under Cayman Islands law.

Our second amended and restated memorandum and articles of association provides that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an ofﬁcer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or ofﬁcer, on the one hand, and us, on the other.

The purpose for the surrender of corporate opportunities is to allow ofﬁcers, directors or other representatives with multiple business afﬁliations to continue to serve as an ofﬁcer of our company or on our board of directors. Our ofﬁcers and directors may from time to time be presented with opportunities that could beneﬁt both another business afﬁliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an ofﬁcer or director. We believe we substantially beneﬁt from having representatives who bring signiﬁcant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our second amended and restated memorandum and articles of association provides us with greater ﬂexibility to attract and retain the ofﬁcers and directors that we feel are the best candidates. However, based on the existing relationships of our sponsor, directors and ofﬁcers, their level of ﬁnancial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target would be of a nature substantially different than what they would target, we do not believe that the ﬁduciary duties or contractual obligations of our ofﬁcers or directors will materially affect our ability to complete our initial business combination.

We Have Not Identiﬁed a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our ofﬁcers, directors, insiders and other afﬁliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or afﬁliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with our company.

Subject to the limitations that a target business has a fair market value of at least 80% of the balance in the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a deﬁnitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted ﬂexibility in identifying and selecting a prospective acquisition candidate. We have not established any other speciﬁc attributes or criteria (ﬁnancial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all signiﬁcant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unafﬁliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the ﬁnancial community. Target businesses may be brought to our attention by such unafﬁliated sources as a result of being solicited by us through calls or mailings which will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our ofﬁcers and directors, as well as their respective afﬁliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional ﬁrms or other individuals that specialize in business acquisitions on any formal basis, we may engage these ﬁrms or other individuals in the future, in which event we may pay a ﬁnder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing ofﬁcers, directors, special advisors or insiders, or any entity with which they are afﬁliated, be paid any ﬁnder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). If we decide to enter into a business combination with a target business that is afﬁliated with our ofﬁcers, directors or insiders, we will do so only if we have obtained an opinion from an independent investment banking ﬁrm that the business combination is fair to our unafﬁliated shareholders from a ﬁnancial point of view. However, as of the date of this prospectus, there is no afﬁliated entity that we consider a business combination target.

Selection of a Target Business and Structuring of a Business Combination

Subject to the limitations that a target business has a fair market value of at least 80% of the balance in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a deﬁnitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted ﬂexibility in identifying and selecting a prospective target business. We have not established any other speciﬁc attributes or criteria (ﬁnancial or otherwise) for prospective target businesses.

We believe such factors will be important in evaluating prospective target businesses, regardless of the location or industry in which such target business operates. However, this list is not intended to be exhaustive. Furthermore, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of ﬁnancial and other information which is made available to us. This due diligence review will be conducted either by our management or by unafﬁliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identiﬁcation and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Pursuant to NASDAQ listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a deﬁnitive agreement for our initial business combination, although we may acquire a target business whose fair market value signiﬁcantly exceeds 80% of the trust account balance. We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufﬁcient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital of a target. In this case, we could acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, only the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, assuming that we obtain and maintain a listing for our securities on NASDAQ. In order to consummate such an acquisition, we may issue a signiﬁcant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no speciﬁc business combination under consideration, we have not entered into any such fund-raising arrangement and have no current intention of doing so. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the ﬁnancial community (such as actual and potential sales, earnings, cash ﬂow and/or book value). If our board is not able to independently determine that the target business has a sufﬁcient fair market value, we will obtain an opinion from an unafﬁliated, independent investment banking ﬁrm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an independent investment banking ﬁrm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

We will not be required to comply with the 80% fair market value requirement if we are delisted from NASDAQ. If NASDAQ delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

Lack of Business Diversiﬁcation

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or beneﬁt from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversiﬁcation may:

•        subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•        result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difﬁcult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualiﬁcations or abilities to manage a public company. Furthermore, the future role of our ofﬁcers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full-time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and ﬁnancial interests of our key personnel may inﬂuence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our ofﬁcers and directors may not have signiﬁcant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to exercise their redemption rights with respect to their public shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, to receive pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our insiders have agreed, pursuant to written letter agreements with us, not to redeem any shares (including insider shares, private shares and any public shares acquired in or after this offering) held by them to receive pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction, or whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we have the ﬂexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will ﬁle tender offer documents with the SEC which will contain substantially the same ﬁnancial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association in favor of the business combination is passed.

We chose our net tangible asset threshold of $5,000,001 to ensure that following a business combination we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted or sold to us) and may force us to seek third party ﬁnancing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 18 months from the effectiveness of this registration statement in order to be able to receive a pro rata share of the trust account.

Our insiders and our ofﬁcers and directors have agreed (1) to vote any ordinary shares owned by them in favor of any proposed business combination, (2) not to redeem any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination and (3) not sell any ordinary shares in any tender in connection with a proposed initial business combination. Assuming the over-allotment option is not exercised and the initial shareholders do not purchase any units in this offering or units or shares in the after-market, our initial shareholders, ofﬁcers and directors collectively represent 22.94% of issued and outstanding ordinary shares, consisting of the insider shares and private shares. As a result, for purpose of seeking shareholder approval for our initial business combination, in addition to our insider shares and private shares, we would need additional 674,555 public shares to vote in order to obtain a quorum which will be, pursuant to our second amended and restated memorandum and articles of association, one-third of our issued and outstanding ordinary shares entitled to vote at the meeting. Once a quorum is obtained, (i) assuming only a quorum is present and voted at such meeting held to vote on our initial business combination, no public shares sold in this offering are needed to be voted in favor of a transaction, or (ii) assuming all issued and outstanding shares are present and voted, we need additional 1,755,917, or 35.12%, of the 5,000,000 public shares sold in this offering to be voted in favor of a transaction.

Permitted Purchases of our Securities

In the event we seek shareholders approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our insiders, advisors or their afﬁliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares or rights our sponsor, directors, ofﬁcers, advisors or their afﬁliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions.

If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public rights in such transactions prior to completion of our initial business combination. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our ordinary shares is no longer the beneﬁcial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our founders or their afﬁliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. None of the funds in the trust account will be used to purchase shares in such transactions prior to completion of our initial business combination.

Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing our securities during certain blackout periods when they are in possession of any material non-public information and (ii) clear all trades of company securities with a compliance ofﬁcer prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

The purpose of any such purchases of shares could be to (i) increase the likelihood of obtaining shareholder approval of the business combination or (ii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “ﬂoat” of our ordinary shares may be reduced and the number of beneﬁcial holders of our securities may be reduced, which may make it difﬁcult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, directors, ofﬁcers, advisors or their afﬁliates anticipate that they may identify the shareholders with whom our sponsor, directors, ofﬁcers, advisors or their afﬁliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, directors, ofﬁcers, advisors or their afﬁliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, directors, ofﬁcers, advisors or their afﬁliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, directors, ofﬁcers, advisors or their afﬁliates who are afﬁliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) of, and Rule 10b-5 under, the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, directors, ofﬁcers, advisors or their afﬁliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) of, or Rule 10b-5 under, the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “ﬂoat” of our securities may be reduced and the number of beneﬁcial holders of our securities may be reduced, which may make it difﬁcult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our sponsor, directors, ofﬁcers, advisors and their afﬁliates were to purchase public shares from public shareholders after the announcement of our initial business combination, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        our registration statement/proxy statement ﬁled for our business combination transaction would disclose the possibility that our sponsor, initial shareholders, directors, ofﬁcers, advisors and their afﬁliates may purchase public shares from public shareholders outside the redemption process, along with the purpose of such purchases;

•        if our sponsor, directors, ofﬁcers, advisors and their afﬁliates were to purchase public shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

•        our registration statement/proxy statement ﬁled for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, ofﬁcers, advisors and their afﬁliates would not be voted in favor of approving the business combination transaction;

•        our sponsor, directors, ofﬁcers, advisors and their afﬁliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

•        the amount of our securities purchased outside of the redemption offer by our sponsor, directors, ofﬁcers, advisors and their afﬁliates, along with the purchase price;

•        the purpose of the purchases by our sponsor, directors, ofﬁcers, advisors and their afﬁliates;

•        the impact, if any, of the purchases by our sponsor, directors, ofﬁcers, advisors and their afﬁliates on the likelihood that the business combination transaction will be approved;

•        the identities of our security holders who sold to our sponsor, directors, ofﬁcers, advisors and their afﬁliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, initial shareholders, directors, ofﬁcers, advisors and their afﬁliates; and

•        the number of our securities for which we have received redemption requests pursuant to our redemption offer.

To the extent such securities are purchased, such public securities will be not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

Redemption rights for public shareholders upon consummation of our initial business combination

We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per-share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.0 per share, whether or not the underwriters’ over-allotment option is exercised in full. Our initial shareholders have agreed to waive their right to receive liquidating distributions if we fail to consummate our initial business combination within the requisite time period. However, if our initial shareholders or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

Manner of Conducting Redemptions

At any meeting called to approve an initial business combination, public shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, less any taxes then due but not yet paid. Alternatively, we may provide our public shareholders with the opportunity to sell their ordinary shares to us through a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid.

Our initial shareholders, officers and directors will not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either (i) tender their certificates (if any) to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the proxy materials sent in connection with the proposal to approve the business combination.

There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to deliver their shares prior to a specified date. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise redemption rights to deliver their shares prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to shareholders.

Any proxy solicitation materials we furnish to shareholders in connection with a vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time the shareholder received our proxy statement up until the vote on the proposal to approve the business combination to deliver his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact.

Any request to redeem such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or the expiration of the tender offer. Furthermore, if a holder of public shares delivered his certificate in connection with an election of their redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account as of two business days prior to the consummation of the initial business combination. In such case, we will promptly return any shares delivered by public holders.

Limitation on Redemption Upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our second amended and restated memorandum and articles of association provides that a public shareholder, together with any afﬁliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as deﬁned under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a signiﬁcant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against, or abstain from voting on, our business combination.

Automatic Liquidation of Trust Account if No Business Combination

If we do not complete a business combination within 18 months from the effectiveness of this registration statement, we will cease all operations except for the purpose of winding up, liquidation and subsequent dissolution pursuant to the terms of our second amended and restated memorandum and articles of association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Act. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, liquidation and subsequent dissolution. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our issued and outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not necessary to pay our taxes, then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public rights will expire and will be worthless.

The amount in the trust account will be treated as funds distributable under the Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two (2) days prior to the distribution date (including any accrued interest net of taxes payable). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Each of our initial shareholders have agreed to waive its rights to participate in any liquidation of our trust account or other assets with respect to the insider shares and private units and to vote their insider shares and private shares in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our rights, which will expire worthless.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share redemption price from the trust account would be $10.00.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the beneﬁt of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of ﬁduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be signiﬁcantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to ﬁnd a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be signiﬁcantly more beneﬁcial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Our sponsor has agreed that, if we liquidate the trust account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement. However, we cannot assure you that it will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per-share redemption price could be less than $10.00 due to claims of creditors. Additionally, if we are forced to ﬁle a bankruptcy case or an involuntary bankruptcy case is ﬁled against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.00 per share.

Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company

Although there is no restriction or limitation on what industry or geographic region our target operates in, because of our signiﬁcant ties to China, we may pursue a business combination with a PRC Target Company that are focusing on healthcare innovations and developing assets in the medical device, medical services, and medical technology. If we complete a business combination with a PRC Target Company, we may be subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations following the business combination. In particular, PRC laws and regulations restrict foreign ownership in certain industries. If the PRC Target Company is in any of those restricted industries, neither the post-combination entity nor its subsidiaries may own any equity interest in the PRC Target Company or its operating subsidiaries but rather may establish a WFOE in PRC to enter into the VIE Agreements with the PRC Target Company (to that extent, the PRC Target Company is known as a variable interest entity, or a VIE) and the VIE’s shareholders. See “Risk Factors — If we effect our initial business combination with a PRC Target Company, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.” On page 102 of this prospectus.

VIE Agreements normally include: (i) certain power of attorney agreements, a share pledge agreement and certain loan agreements; (ii) an exclusive business cooperation agreement which allows the post-combination entity to receive substantially all of the economic beneﬁts from the VIE; and (iii) certain exclusive option agreements and certain spouse consent letters which provide the WFOE with an exclusive option to purchase all or part of the equity interests in and/or assets of the VIE when and to the extent permitted by PRC laws (such arrangements are referred as a “VIE structure”). The post-combination entity, through a VIE structure, can consolidate the ﬁnancial results of the VIE in its consolidated ﬁnancial statements as a primary beneﬁciary in accordance with accounting principles generally accepted in the United States of America, or GAAP, or international ﬁnancial reporting standards as issued by the International Accounting Standards Board, or IFRS, for accounting purpose. The post-combination entity or its shareholders do not directly or indirectly hold equity interests in the VIE, and therefore, a VIE structure is subject to risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitations on foreign ownership of business in a restricted industry, regulatory review of overseas listings of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. The VIE structure is also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the post-combination entity’s operations and may cause the value of our ordinary shares to depreciate signiﬁcantly or become worthless.

VIE structure may not be as effective as equity ownership and the company may incur substantial costs to enforce the terms of the arrangements. Since the post-combination entity and its stockholders do not directly own equity interest in VIE and the shareholders of VIE still own the shares of VIE after the business combination, the VIE structure has its inherent risks that may affect your investment, including less effectiveness and certainties than equity ownership and potential substantial costs to enforce the terms of the VIE Agreements. The VIE shareholders may not act in the best interests of the WFOE or the post-combination entity, or may not perform their obligations under the VIE Agreements. If the VIE or the VIE shareholders breach their contractual obligations under the VIE Agreements, the post-business combination company may have difﬁculty in enforcing any rights it may have under the VIE Agreements with the VIE and/or its founders and owners because all of the VIE Agreements are governed by PRC laws and provide for the resolution of disputes through arbitration in the PRC, where the legal environment in the PRC is not as developed as in the United States. The post-combination entity may have to incur substantial costs and expend signiﬁcant resources to enforce such VIE Agreements in reliance on legal remedies under PRC law. In connection with litigation, arbitration or other judicial or dispute resolution proceedings, assets under the name of any of record holder of equity interest in the VIE, including such equity interest of such record holder, may be put under court custody. As a consequence, we cannot be certain that the equity interest will be disposed pursuant to the VIE Agreements or that the ownership by the record holder of such equity interest will be unchallenged. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — If the government of the PRC ﬁnds that the VIE Agreements we entered into to allow us to consolidate the ﬁnancial results of a target business do not comply with local governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to signiﬁcant penalties or be forced to relinquish our interests in those operations or the post-combination entity could be unbale to consolidate the ﬁnancial results of the VIE, which could cause the value of our securities depreciate signiﬁcantly or become worthless.” In addition, if we acquire a PRC Target Company through VIE Agreements, investors in our ordinary shares following a business combination would not hold equity interests in the VIE domiciled in China and would instead hold equity interests in a holding company. You may never hold equity interests in the VIE.

All of the VIE Agreements may be governed by and interpreted in accordance with PRC law, and disputes arising from these VIE Agreements may be resolved in court or through arbitration in China in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit the post-combination ability to enforce the VIE Agreements. As at the date of this prospectus, there are very few precedents and little ofﬁcial guidance as to how VIE Agreements should be interpreted or enforced under PRC law. The VIE Agreements have not been widely tested in a court of law in the PRC and there remain signiﬁcant uncertainties regarding the ultimate outcome of arbitration should legal action become necessary. Furthermore, VIE Agreements may not be enforceable in China if the PRC government authorities or courts take a view that such VIE Agreements contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In the event that the post-combination entity is unable to enforce the VIE Agreements, the post-combination entity may not be able to consolidate the ﬁnancial results of the VIE through the VIE Agreements, which will have a material adverse effect on its ﬁnancial condition and results of operations. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company.”

Although the PRC authorities do not require permission to entering into the VIE Agreements, recently the General Ofﬁce of the Central Committee of the Communist Party of China and the General Ofﬁce of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021, pursuant to which the PRC government will strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings of Chinese companies. The Opinions and any related implementing rules to be enacted may subject the VIE structure to compliance requirements in the future. Given the current regulatory environment in the PRC, uncertainty of different interpretations and enforcement of the rules and regulations in the PRC may be adverse to our business combination with a PRC Target Company or the post-business combination company, which requirements may take place quickly with little advance notice. See “Risk Factors — Related to Our Possible Business Combination with a PRC Target Company” for more details.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which came into effect since March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulﬁll the ﬁling procedure with the CSRC as per requirement of the Trial Administrative Measures. An issuer is a domestic company in the PRC if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total proﬁt, total assets or net assets as documented in its audited consolidated ﬁnancial statements for the most recent accounting year comes from PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland

China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. Where a domestic company seeks to directly offer and list securities in overseas markets, the issuer shall ﬁle with the CSRC. Where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, ﬁle with the CSRC. If, we acquire a PRC Target Company, we may be required to comply with the New Administrative Rules Regarding Overseas Listings and complete the ﬁling with the CSRC, to continue listing on U.S. exchanges or issue securities to foreign investors post business combination with a PRC Target Company. Since the New Administrative Rules Regarding Overseas Listings are newly promulgated, and the interpretation and implementation thereof involves uncertainties, we cannot assure that we will be able to complete the relevant ﬁlings in a timely manner or fulﬁl all the regulatory requirements thereunder. For more details, see “Prospectus Summary — Permission required from the PRC Authorities for this offering and PRC limitations on overseas listing and share issuance if we acquire a PRC Target Company (post-business combination) under relevant PRC regulations — the New Administrative Rules Regarding Overseas Listing” on page 31 of this prospectus.

On February 24, 2023, the CSRC promulgated the Conﬁdentiality and Archives Administration Provisions, which also became effective on March 31, 2023. The Conﬁdentiality and Archives Administration Provisions set out rules, requirements and procedures relating to provision of documents, materials and accounting archives for securities companies, securities service providers, overseas regulators and other entities and individuals in connection with overseas offering and listing, including without limitation to, domestic companies that carry out overseas offering and listing (either in direct or indirect means) with regards to protection of any state secret and working secret of government agencies, requirement to obtain approval to publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Further, according to the Measures for Cybersecurity Review, which was promulgated on December 28, 2021 and became effective on February 15, 2022, online platform operators holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. If we acquire a PRC Target Company, we will be required to comply with Conﬁdentiality and Archives Administration Provisions, potential cybersecurity review, and other regulations may be promulgated by the CAC or other PRC authorities. There is uncertainty how the new provisions will be interpreted and implemented in the future, and we may be required to perform additional procedures in connection with the provision of accounting archives. For more details, see “Prospectus Summary — Permission required from the PRC Authorities for this offering and PRC limitations on overseas listing and share issuance if we acquire a PRC Target Company (post-business combination) under relevant PRC regulations — Conﬁdentiality and Archive Administrative Provisions and Measures for Cybersecurity Review” on page 32 of this prospectus.

The governing PRC laws and regulations are sometimes vague and uncertain and can change quickly with little advance notice, which may result in a material change in the post-combination entity’s operations, cause the value of our shares following the business combination to signiﬁcantly decline or be worthless, or substantially limit or completely hinder the post-combination entity’s ability to offer or continue to offer securities to investors. For instance, the PRC government recently initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. However, since these statements and regulatory actions are new, it is uncertain how soon Chinese legislative or administrative regulation making bodies will respond and what existing or new laws, regulations or detailed implementations and interpretations will be modiﬁed or promulgated, if any, and the potential impact such modiﬁed or new laws and regulations will have on our capability to acquire or merge with a PRC Target Company, as well as the post-combination entity’s ability to conduct its business, accept foreign investments, or list on a U.S. stock exchange.

The Chinese government may intervene or inﬂuence the operations of the PRC operating entities at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in the operations of the PRC operating entities and/or the value of our securities. In addition, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could signiﬁcantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to signiﬁcantly decline or be worthless. Changes in China’s economic, political or social conditions, as well as possible interventions and inﬂuences of any government policies and actions; as well as uncertainties with respect to the PRC legal system could have a material adverse effect on our operation and the value of our securities. For instance, (i) as the date of prospectus, we are not required to obtain any permission from China authorities nor received any objection or restriction from Chinese authorities to list our securities in U.S. exchanges, however, we cannot guarantee that PRC authorities may initiate any change in its law, rules or regulations, or governmental policies that would require permission or scrutiny from relevant PRC authorities before our listing; or any law, regulation, rules and policies will become effective and enforceable after our listing that could substantially affect our operation and the value of our securities may depreciate quickly even become worthless. See “Summary — Permission Required from the PRC Authorities for this Offering and PRC Limitations on Overseas Listing and Share Issuances If We Acquire a PRC Target Company (Post-Business Combination)” on page 31; and (ii) after consummation of this offering and prior to the consummation of our initial business combination, our operation involves searching and identifying suitable targets, conducting due diligence on targets, negotiating and consummating our initial business combination. Though we are not restricted or prohibited from such business activities in China, we are subject to risks and uncertainties about future actions of the PRC government or law enforcement to refrain our activities or operation in China, which would likely result in a material change in our operations, signiﬁcantly limit or hinder our ability to offer or continue to offer our securities, and cause the value of our securities may depreciate signiﬁcantly or become worthless. See “Risk Factors — The Chinese government may exercise signiﬁcant oversight and discretion over the conduct of the post-combination entity’s business and may intervene in or inﬂuence its operations at any time, which could result in a material change in its operations and/or the value of our securities. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if the PRC Target Company and the VIE were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on a U.S. exchange, which would materially affect the interest of our investors” on page 125 and “Risk Factors — Uncertainties with respect to the PRC legal system could adversely affect us.” On page 130. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company” on page 102 of this prospectus.

As a blank check company incorporated for the purpose of effecting a business combination, we have signiﬁcant ties to China. Our sponsor, as well as certain members of our Board of Directors and management team, have significant business ties to, and are primarily based in China. In addition, our headquarters is based in Hong Kong. We face various legal and operational risks and uncertainties related to our significant ties to China even if we do not complete a business combination with a China-based target. We are subject to complex and evolving laws and regulations in China. The PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, some of which are published with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. Moreover, PRC laws and regulations governing the PRC based business operations are sometimes vague and uncertain. Because our sponsor, as well as certain members of our Board of Directors and management team, have significant business ties to, and are primarily based in, the PRC, and our headquarters is based in Hong Kong, and due to the various legal uncertainties arising in the PRC, we will face certain legal and operational risks following our initial public offering. As a result of these risks, a significant depreciation of the value of our ordinary shares may occur. Further, these risks could result in a material change in the value of our securities that we are registering for sale. In addition, these legal and operational risks could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Further, these legal and operational risks may result in a material adverse change in our operations which could cause the value of our securities to decline significantly or even be worthless. See “Risk Factors — Because we have signiﬁcant ties to China, it is uncertain whether that would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination; or may therefore make it more likely for us to consummate a business combination with a PRC Target Company.” On page 102 of this prospectus.

Our sponsor will own approximately 22.94% of the total outstanding share capital of the company (consisting of the insider shares and private shares, and assuming they will not purchase any public shares in this offering and our underwriter does not exercise its over-allotment rights). The sole member and sole director of the sponsor is Xunlei Lu, our Executive Officer and Director. Mr. Lu controls the management of our sponsor, including the exercise of voting and investment discretion over the securities of our company held by our sponsor. As of the date hereof, other than Mr. Lu, no other person has a direct or indirect material interest in our sponsor. Mr. Lu owns membership interests in our sponsor, which represent 100% of the economic interests in our sponsor. See “Management — Our Sponsor” for more details. As a result, we may be considered a “foreign person” under rules promulgated by the CFIUS, and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. See “Risk Factor — We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.” On page 111 of this prospectus.

Further, it is uncertain whether any ofﬁcers and directors of the post-combination entity will be located inside the United States. As a result, it may be difﬁcult, or in some cases impossible, for investors in the United States to enforce their legal rights, to effect service of process upon those ofﬁcers and directors (prior to or after the business combination) located outside the United States, or to enforce judgments of U.S. courts seeking to impose civil liabilities and criminal penalties on them under U.S. securities laws. In particular, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions, and you may have to incur substantial costs and contribute signiﬁcant time to enforce civil liabilities and criminal penalties in reliance on legal remedies under PRC laws. Therefore, recognition and enforcement in the PRC of judgements of U.S. courts in relation to any matter not subject to a binding arbitration provision may be difﬁcult or impossible. See “Risk Factors — Our executive ofﬁcers and directors are located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon those ofﬁcers and directors located outside the United States.” starting on page 99 of this prospectus.

Permission Required from the PRC Authorities for this Offering and PRC Limitations on Overseas Listing and Share Issuances If We Acquire a PRC Target Company (Post-Business Combination) Under Relevant PRC Regulations

The New Administrative Rules Regarding Overseas Listing

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which came into effect since March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulﬁll the ﬁling procedure with the CSRC as per requirement of the Trial Administrative Measures. An issuer is a domestic company in the PRC if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total proﬁt, total assets or net assets as documented in its audited consolidated ﬁnancial statements for the most recent accounting year comes from PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. Where a domestic company seeks to directly offer and list securities in overseas markets, the issuer shall ﬁle with the CSRC. Where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, ﬁle with the CSRC. Initial public offerings or listings in overseas markets shall be ﬁled with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities subsequently, ﬁlings shall be made with the CSRC within 3 working days after the offering is completed.

Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to CSRC within 3 working days after the occurrence and public disclosure of such event. Further, an overseas securities company that serves as a sponsor or lead underwriter for overseas securities offering and listing by domestic companies shall ﬁle with the CSRC within 10 working days after signing its ﬁrst engagement agreement for such business, and submit to the CSRC, no later than January 31 each year, an annual report on its business activities in the previous year associated with overseas securities offering and listing by domestic companies. If an overseas securities company has entered into engagement agreements before the effectuation of the Trial Administrative Measures and is serving in practice as a sponsor or lead underwriter for overseas securities offering and listing by domestic companies, it shall ﬁle with the CSRC within 30 working days after the Trial Administrative Measures take effect. However, pursuant to the New Administrative Rules Regarding Overseas Listings and the Notice on the Arrangement for Filing-based Administration of Overseas Offering and

Listing by Domestic Companies issued by the CSRC on February 17, 2023, if the indirect overseas securities offering and listing by a domestic company had been approved by the overseas regulator or stock exchange, such as the registration statement had been declared effective in the case of the U.S. market, prior to the effectuation of the Trial Administrative Measures, and the indirect overseas securities offering and listing will be completed before September 30, 2023 without the need to go through the regulatory procedure of the overseas regulator or stock exchange for offering and listing once again, then such company is not required to ﬁle with the CSRC in accordance with the Trial Administrative Measures immediately but shall be required to do so if it involves in re-ﬁnancing and other ﬁling matters in the future.

As a blank check company newly incorporated in Cayman Islands rather than in China and currently our company does not own or control any equity interest in any PRC company or operate any business in China, we did not generate any revenue or proﬁt nor have any asset in China or from any operation in China as of the date of this prospectus. As a result, we believe that we do not meet the criteria (a) of a domestic company in the PRC as set forth in New Administrative Rules Regarding Overseas Listings and accordingly are not required to ﬁle with the CSRC for the offering. If, however, we acquire a PRC Target Company, we may be required to comply with the New Administrative Rules Regarding Overseas Listings and complete the ﬁling with the CSRC, to continue listing on U.S. exchanges or issue securities to foreign investors post business combination with a PRC Target Company. Since the new Administrative Rules Regarding Overseas Listings are newly promulgated, and the interpretation and implementation thereof involves uncertainties, we cannot assure that we will be able to complete the relevant ﬁlings in a timely manner or fulﬁl all the regulatory requirements thereunder.

Conﬁdentiality and Archives Administrative Provisions and Measures for Cybersecurity Review

On February 24, 2023, the CSRC promulgated the Conﬁdentiality and Archives Administration Provisions, which also became effective on March 31, 2023. The Conﬁdentiality and Archives Administration Provisions set out rules, requirements and procedures relating to provision of documents, materials and accounting archives for securities companies, securities service providers, overseas regulators and other entities and individuals in connection with overseas offering and listing, including without limitation to, domestic companies that carry out overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall not leak any state secret and working secret of government agencies, or harm national security and public interest, and a domestic company shall ﬁrst obtain approval from competent authorities according to law, and ﬁle with the secrecy administrative department at the same level, if it plans to, either directly or through its overseas listed entity, publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Working papers produced in the Chinese mainland by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in the Chinese mainland. Where such documents need to be transferred or transmitted to outside the Chinese mainland, relevant approval procedures stipulated by regulations shall be followed. Further, according to the Measures for Cybersecurity Review, which was promulgated on December 28, 2021 and became effective on February 15, 2022, online platform operators holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. As we are a blank check company and are not involved in the collection of personal data of at least 1 million users or implicate cybersecurity, we do not believe that we are a “network platform operator(s)”, or subject to the cybersecurity review of the Cyberspace Administration of China (the “CAC”), nor subject to Conﬁdentiality and Archives Administration Provisions for the offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanction or any regulatory objection to this offering from any relevant PRC authorities. If we acquire a PRC Target Company, we will be required to comply with Conﬁdentiality and Archives Administration Provisions and other regulations may be promulgated by the CAC or other PRC authorities. There is uncertainty how the new provisions will be interpreted and implemented in the future, and we may be required to perform additional procedures in connection with the provision of accounting archives.

Additionally, if we acquire a PRC Target Company, we may be subject to any new rules, regulations or requirements promulgated by the PRC Authorities regarding Overseas Listing and Share Issuances for domestic companies in the PRC. Any failure of us to fully comply with new regulatory requirements may signiﬁcantly limit or completely hinder our ability to offer or continue to offer our securities in connection with a business combination, or to complete a business combination at all. If approval is required in the future and we were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on a U.S. exchange, which would materially affect the interest of our investors. It is uncertain when and whether we will be required to obtain permission from the PRC government to continue to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Our operations may be adversely affected in the future, directly or indirectly, by existing or future laws and regulations relating to the PRC Target Company’s business or industry and oversea listing and share issuance.

Transfers of Cash to and from Our Post-Combination Entity If We Acquire a PRC Target Company (Post-Business Combination)

We are a blank check company with no operations of our own and no subsidiaries except searching for a suitable target to consummate an initial business combination. As of the date of this prospectus, we do not have cash management policies and procedures that dictate how funds are transferred. As of the date of this prospectus, no transfers, dividends, or distributions have been made by us.

There is no restriction in the geographic location of targets that we can pursue, although we intend to initially prioritize geographic locations in Asia and North America. We currently do not have any PRC subsidiaries or China operations, do not have any speciﬁc business combination under consideration and have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. However, because of our signiﬁcant ties to China, we may pursue a business combination with a PRC Target Company which might require a VIE structure. As a result, although other means are available for the post-combination entity to obtain ﬁnancing at the holding company level, the post-combination entity’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by the PRC Target Company’s subsidiaries. If any of the post-combination entity’s subsidiaries incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to the post-combination entity. In addition, the PRC subsidiaries of the post-combination entity and VIE are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

In order for the post-combination entity to pay dividends to its stockholders, the post-combination entity will rely on payments made from the VIE to the PRC subsidiary of the post-combined entity, a wholly foreign-owned enterprise (“WFOE”), pursuant to the VIE Agreements, and the distribution of such payments from the WFOE to the post-combination entity as dividends from the subsidiaries of the post-combined entity. Such dividends and other distributions may be subject to the PRC government’s regulations relating to the conversion of Renminbi into foreign currencies and the remittance of such currencies out of the PRC, which may limit the post-combination entity’s PRC subsidiaries’ ability to distribute earnings to the post-combination entity or may otherwise adversely affect the post-combination entity. Furthermore, even though the post-combination entity may wish to transfer cash proceeds raised from overseas ﬁnancing activities, including this offering, to its PRC subsidiaries via capital contribution or shareholder loans, the PRC government’s regulations relating to foreign exchange may limit the post-combination entity’s ability to make loans to or inject capital into its PRC subsidiaries or the ability of its PRC subsidiaries to pay back such loans to the post-combination entity.

Investment in Chinese companies, which are governed by the Foreign Investment Law, and the dividends and distributions from a China-based operating company are subject to regulations and restrictions on dividends and payment to parties outside of China. Furthermore, if certain procedural requirements are satisﬁed, the payment in foreign currencies on current account items, including proﬁt distributions and trade and service related foreign exchange transactions, can be made without prior approval from the State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where RMB would be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control regulations prevent the VIE or PRC subsidiaries of the combined company from obtaining sufﬁcient foreign currencies to satisfy their foreign currency demands, the VIE or PRC subsidiaries of the combined company may not be able to pay dividends or repay loans in foreign currencies to their offshore intermediary holding companies and ultimately to the post-combination company. We cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of RMB into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that the PRC subsidiaries of the post-combination company will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC. Therefore, we may experience difﬁculties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our subsidiaries or the VIE, if any. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — Exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a PRC Target Company and limit our ability to utilize our cash ﬂow effectively following our initial business combination.” On page 119 of this prospectus.

Current PRC regulations permit the indirect subsidiaries of the post-combination entity to pay dividends to the post-combination entity only out of their accumulated proﬁts, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of the subsidiaries of the post-combination company in China is required to set aside at least 10% of its after-tax proﬁts each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax proﬁts to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If the post-combination entity is considered a PRC tax resident enterprise for tax purposes, any dividends the post-combination entity pay to its overseas stockholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. See “Risk Factors — Risks Related to Ties to China and Our Possible Business Combination with a PRC Target Company — In the event we successfully consummated business combination with a PRC Target Company, we will be subject to restrictions on dividend payments following consummation of our initial business combination.” On page 123 of this prospectus.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act (the “HFCAA”) became law on December 18, 2020. In accordance with the HFCAA, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the United States Public Company Accounting Oversight Board (the “PCAOB”) determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive  years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), was signed into law, which amended the HFCAA by reducing the aforementioned inspection period from three to two consecutive years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. As a result, the time period before an issuer’s securities may be prohibited from trading or delisted has been decreased accordingly.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting ﬁrms headquartered in (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identiﬁed the speciﬁc registered public accounting ﬁrms which are subject to these determinations. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit ﬁrms based in China and Hong Kong.

Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist whether the applicable parties, including governmental agencies, will fully comply with the framework Depending on the implementation of the Protocol, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in China, then China-based companies will be delisted pursuant to the HFCAA despite the Protocol. Therefore, there is no assurance that the Protocol could give relief to China-based companies against the delisting risk from the application of the HFCAA or the AHFCAA.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting ﬁrms headquartered in mainland China and Hong Kong and voted to vacate its December 2021 determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. On December 29, 2022, the AHFCAA was signed into law to amend the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. Furthermore, notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor of a PRC target company because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause the securities of the combined company to be delisted from the stock exchange.

The HFCAA requires that, every year, the SEC identify any public companies (“Commission-Identified Issuers” or “CIIs”) that file annual reports with financial statements audited by an auditor located in a foreign jurisdiction where the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by a foreign authority. Under the amended HFCAA, once a company is identified as a CII for two consecutive years, the SEC must apply certain trading prohibitions to that CII’s securities. In addition, all CIIs are listed on the SEC website at www.sec.gov/HFCAA, and each CII must provide certain disclosures to investors and the SEC for each year it is identified as a CII. For foreign issuers that are CIIs, the required disclosures include but not limited to the percentage of shares owned by foreign government entities.

The Company’s independent registered public accounting firm, Guangdong Prouden CPAs GP, is headquartered in Guangzhou, China, and is subject to inspection by the PCAOB on a regular basis. As of the date of this prospectus, our auditor is not subject to any determination as to the inability to inspect or investigate registered firms completely announced by the PCAOB. While our auditor is registered with PCAOB and subject to PCAOB inspection, uncertainties remain as to whether the PCAOB will continue to be able to conduct inspections and investigations of our auditor completely. If, in the future, the PCAOB determines that it is unable to inspect or investigate our auditor completely because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and could ultimately result in a determination by a securities exchange to delist our securities.

In the event that we decide to consummate our initial business combination with any PRC Target Company, if there is any regulatory change or step taken by PRC regulators that does not permit the independent accountant to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation and the PCAOB determines it is unable to continue to have full access for inspections and investigations so that the target company or the post-combination entity is subject to the HFCAA, as the same may be amended, you may be deprived of the beneﬁts of such inspection. This could limit or restrict our access to the U.S. capital markets and the trading of our securities on a national securities exchange or in the over-the-counter trading market in the U.S. may be prohibited and our securities may be delisted by such exchange under the HFCAA. The AHFCAA also clarified that any foreign authority impeding PCAOB inspections or investigations can trigger the provisions of the act. If the combined company’s auditor cannot be inspected by the PCAOB for two consecutive years, the trading of the securities on any U.S. national securities exchanges as well as any over-the-counter trading in the U.S. will be prohibited and our securities may be delisted by such exchange.

For more detailed information, see “Risk Factors — Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the beneﬁts of such inspections.” Starting on page 111 of this prospectus and “— U.S. laws and regulations, including the Holding Foreign Companies Accountable Act and Accelerating Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in mainland China or Hong Kong” starting on page 113 of this prospectus.

Facilities

We maintain our principal executive ofﬁce at Unit E, 7 Floor, China Insurance Building, 48 Cameron Road, Tsim Sha Tsui, Kowloon, Hong Kong. Our registered office is located at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Employees

We have 2 executive officers, Xunlei Lu, the Chief Executive Officer, and Mr. Hengfeng Ge, the Chief Financial Officer. Our ofﬁcers are not obligated to devote any speciﬁc number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive ofﬁcers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, ordinary shares and rights under the Exchange Act and have reporting obligations, including the requirement that we ﬁle annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain ﬁnancial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited ﬁnancial statements of the prospective target business as part of any proxy solicitation sent to shareholders to assist them in assessing the target business. In all likelihood, the ﬁnancial information included in the proxy solicitation materials will need to be prepared in accordance with U.S. GAAP or IFRS, depending on the circumstances, and the historical ﬁnancial statements may be required to be audited in accordance with the standards of the PCAOB. The ﬁnancial statements may also be required to be prepared in accordance with U.S. GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be ﬁled within four business days thereafter. We cannot assure you that any particular target business identiﬁed by us as a potential acquisition candidate will have the necessary ﬁnancial information. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an emerging growth company as deﬁned in in Section 2(a) of the Securities Act, as modiﬁed by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting ﬁrm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors ﬁnd our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile. We will remain such for up to ﬁve years. However, if our non-convertible debt issued within a three-year period or our total revenues exceed $1,235,000,000 or the market value of our ordinary shares that are held by non-afﬁliates exceeds $700 million on the last day of the second ﬁscal quarter of any given ﬁscal year, we would cease to be an emerging growth company as of the following ﬁscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any of our ofﬁcers or directors in their capacity as such, and we and our ofﬁcers and directors have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will be listed on a national securities exchange, we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will ﬁle a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	The NASDAQ rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account.

Approximately $50,975,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses, and company deductions would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $50,000,000 (or $57,500,000 if the underwriters’ over-allotment option is exercised in full) of the net offering proceeds and proceeds from the sale of the private units held in trust will only be invested in United States government treasury bills, bonds or notes with a maturity of 180 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries or in an interest bearing or non-interest bearing demand deposit account.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. We will not be required to comply with the 80% fair market value requirement if we are delisted from NASDAQ.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of the Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and rights comprising the units will begin to trade separately on the 52nd day after the effective date of this registration statement unless the underwriters inform us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization and blank check companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.

No trading of the units or the underlying securities would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Election to remain an investor

Subject to the 15% per public shareholder limitation described below, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per-share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the completion of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any divided by the number of the then outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our second amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of the Offering	Terms Under a Rule 419 Offering

If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against, or abstain from voting on, the proposed transaction.

Business combination deadline

Pursuant to our second amended and restated memorandum and articles of association, if we do not complete an initial business combination within 18 months from the effective date of this registration statement, we will cease all operations except for the purpose of winding up, liquidation and subsequent dissolution. There is no obligation for us or our sponsor to extend the time for us to complete our initial business combination. In the event that the time to complete an initial business combination is extended and our sponsor or its affiliates or designees make the payments necessary for such extension, they will receive a non-interest bearing, unsecured promissory note in the amount of any such deposit, which will not be repaid in the event that we are unable to close an initial business combination unless there are funds available outside the trust account to do so.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account

There can be released to us, from time to time any interest earned on the funds in the trust account that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our entry into liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

	Terms of the Offering	Terms Under a Rule 419 Offering
Release of funds

Except for interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination (in which case, the proceeds released to us will be net of the funds used to pay redeeming or tendering shareholders, as the trustee will directly send the appropriate portion of the amount held in trust to the redeeming or tendering shareholders at the time of the business combination) and the liquidation of our trust account upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our second amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.

Most blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

MANAGEMENT

Directors and Executive Ofﬁcers

Our current directors and executive ofﬁcers, their ages and positions are as follows:

The following table sets forth certain information concerning our executive officers, directors, and director appointees as of the date of this prospectus.

Name	Age	Position
Xunlei Lu	47	Chief Executive Officer and Director
Hengfeng Ge	37	Chief Financial Officer
Junke Zhu	40	Director
Long Yan	36	Independent Director Appointee*
Xueli Hou	49	Independent Director Appointee*
Mouda Wei	49	Independent Director Appointee*

____________

*        Each of Long Yan, Xueli Hou, and Mouda Wei has accepted appointments to serve as our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form S-1 of which this prospectus is a part.

Below is a summary of the business experience of each of our executive officers, directors, and director appointees:

Mr. Xunlei Lu has served as our Chief Executive Officer since July 2025 and is a member of our board of directors. He is a seasoned entrepreneur and executive with nearly two decades of operational and leadership experience in the supply chain. Since September 2005, Mr. Lu has served as the Chief Executive Officer of Living Stone Pearl Company, a well-established manufacturer and wholesaler specializing in small-size freshwater pearls. Under his leadership, the company has grown into one of the leading suppliers in its niche market and has maintained a long-standing commercial relationship with Tiffany & Co., serving as a pearl supplier since 2008. Mr. Lu holds a Master of Business Administration degree from Oklahoma City University and a Bachelor’s degree from the City University in Canada.

Mr. Hengfeng Ge has served as our Chief Financial Officer since July 2025. Mr. Ge has been with Addor Capital (毅达资本), a top-tier Chinese venture capital firm with over RMB 100 billion under management, since 2016. He has served as a partner since October 2022, focusing on identifying and investing in high-growth technology companies across both early-stage and mature-stage opportunities. His investment activities spanned venture capital, mergers and acquisitions, and private placements, and he was also involved in the formation and management of several VC and PE funds. Mr. Ge has been recognized for his investment achievements, including being named one of China’s “40 Under 40 Investors” by Cyzone.cn (创业邦) in 2023 and one of China’s Best Young Investors by China Bridge (融中) in 2025. Mr. Ge holds two Master’s degrees from the University of New South Wales, one in Technology and Innovation Management and another in Photovoltaics and Solar Energy.

Dr. Junke Zhu has served as our director since July 2025. Dr. Zhu is a seasoned orthopedic specialist with over 15 years of clinical experience in joint trauma, arthroscopy, and joint replacement surgery. He currently serves as Associate Chief Physician and heads the Joint Replacement Team at The First People’s Hospital of Changzhou, a prominent regional public hospital. Throughout his medical career, Dr. Zhu has been committed to enhancing orthopedic practices and has taken part in surgical leadership and the refinement of clinical approaches in joint care. Dr. Zhu holds a master’s degree in surgery (orthopedics) from Drum Tower Hospital Clinical College of Nanjing Medical University and a bachelor’s degree in clinical medicine from Nanjing Medical University. He has received several professional recognitions, including designation as a key inheritor of the Zhu School of Orthopedics and acknowledgment for his involvement in public health initiatives in underserved communities. He also serves as a Council Member of the Changzhou Federation of Returned Overseas Chinese Youth Committee (2020).

Mr. Long Yan is our independent director appointee and will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Yan is a seasoned corporate and securities attorney with over a decade of legal practice experience. He currently serves as a partner at AllBright Law Offices, one of China’s leading full-service law firms, where he advises major multinational corporations, state-owned enterprises, and investment institutions on a broad range of corporate transactions and regulatory matters, including private equity and venture capital investments, mergers and acquisitions, and securities offerings. He has acted for prominent institutions such as China Development Bank Capital, China Green Development Fund, China Integrated Circuit Industry Investment Fund, China-Africa Development Fund, and multiple other multi-billion-RMB investment platforms and asset managers. In the capital markets space, Mr. Yan has represented multiple companies in connection with A-share IPOs, major asset restructurings, private placements, public company takeovers, and various bond issuances, including perpetual and medium-term notes. Mr. Yan received his Juris Doctor degree from the University of New South Wales in July 2014.

Mr. Xueli Hou is our independent director appointee and will serve as our independent director upon the effectiveness of our registration statement of which this prospectus is a part. Mr. Hou has over two decades of experience in financial management, strategic planning, and capital markets, with a particular focus on the technology and digital sectors. He currently serves as the Chief Financial Officer of Doumiao Digital Technology Corp., where he is responsible for the company’s financial affairs, including investment, financing, and listing activities. Prior to joining Doumiao, Mr. Hou was Vice President of Strategy and Operations at Wyze Lab Inc. from November 2022 to April 2024, where he oversaw strategic planning and operational decision-making. From February 2020 to November 2022, he served as Chief Financial Officer of Goodix Technology Ltd. (603160.SH), a leading semiconductor company listed on the Shanghai Stock Exchange. Before that, he held the CFO role at Jingoal Technology Holdings Inc. from April 2018 to January 2020. Earlier in his career, Mr. Hou served as CFO and Executive Director at PERA Global Holdings, Inc. from June 2006 to August 2014, where he led the company through its equity financing rounds and initial public offering and oversaw all financial and fundraising activities. Mr. Hou received a Master of Science in Computer Engineering from Queen’s University in Canada in June 2021, a Master of Science in Physics from Oklahoma State University in the United States in June 1999, and a Bachelor of Science in Electrical Engineering from Beijing Jiaotong University in China in June 1997. Mr. Hou is a certified management accountant.

Dr. Mouda Wei is our independent director appointee and will serve as our independent director upon the effectiveness of the registration statement of which this prospectus forms a part. Dr. Wei is a recognized leader in China’s dental healthcare industry, with over 20 years of experience in clinical practice, academic research, and healthcare management. He is the founder and Chairman of Ubcare Dental Medical Group, where he has overseen the group’s strategic growth and integration of advanced technologies in dental care. Dr. Wei has contributed to research and technology innovation initiatives, has published academic articles including in SCI-indexed journals, co-authored two professional books, and is an active member of the International Team for Implantology (ITI). He holds both a Doctor of Philosophy and a Master’s degree in Stomatology from The Fourth Military Medical University. His professional accomplishments have been recognized with the Shanxi Provincial Science and Technology Progress Second Prize and third prize at the 6th BITC Dental Implant National Finals in 2018.

Although none of our management has been, or is currently, involved in any other special purpose acquisition companies, our sponsor and our officers and directors may, sponsor or form other special purpose acquisition companies, or serve as sponsor, officer or director in other special purpose acquisition companies, in each case similar to ours or may pursue other business or investment ventures, during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved.

Our ofﬁcers and directors are not required to commit their full time to our affairs and will allocate their time to other businesses, and the collective experience of our ofﬁcers and with blank check companies like ours is not signiﬁcant. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). The past successes of our executive ofﬁcers and directors do not guarantee that we will successfully consummate an initial business combination. In addition, the members of the management team may not remain with us subsequent to the consummation of a business combination. For more details about our ofﬁcers’ and directors’ conﬂict of interests, see “Management — Conﬂicts of Interest” on page 192 of this prospectus.

Our Sponsor

Immediately prior to the offering, the sponsor holds 1,437,500 insider shares, which is the entirety of our issued and outstanding share capital. At the closing of the offering, the sponsor is expected to purchase 238,168 private units and hold in the aggregate 1,488,168 ordinary shares representing the aggregate of the insider shares and private units (assuming no exercise of the over-allotment option and the forfeiture by the sponsor of 187,500 ordinary shares as a result of no exercise of over-allotment). Other than the foregoing, our sponsor, its affiliates, and directors and officers are not expected to effect any direct or indirect transfer of ownership of securities of the SPAC, or effect transaction that resulted or could result in the surrender or cancellation of ownership of securities of the SPAC prior to the offering.

Our insiders have agreed, pursuant to written letter agreements with us and subject to applicable securities laws, (A) to vote their insider shares, private shares and any public shares acquired in or after this offering in favor of any proposed business combination (except with respect to any public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto), (B) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association that would stop our public shareholders from redeeming or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within the prescribed timeline as provided in our second amended and restated memorandum and articles of association unless we provide redeeming public shareholders with the opportunity to redeem their public shares for cash from the trust account in connection with any such vote, (C) not to redeem any insider shares and private shares (as well as any other shares acquired in or after this offering), as the case may be, for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our second amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Our insiders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of 180 days after the date of the consummation of our initial business combination or the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units”) on page 200 of this prospectus.

The private units (including the underlying securities) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination which means that these securities will be transferable following the completion of our initial business combination. Additionally, certain transfers prior to the completion of our initial business combination are permitted: (i) among the insiders or to the insiders’ members, ofﬁcers, directors, consultants or their afﬁliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona ﬁde gift to a member of the holder’s immediate family or to a trust, the beneﬁciary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualiﬁed domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination, (viii) in the event of the Company’s liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the transfer agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in the letter agreement and any other applicable agreement the transferor is bound by. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Following this offering, our sponsor will own a total of 1,250,000 ordinary shares and 238,168 private shares, representing 22.94% of the issued and outstanding shares following this offering, consisting of the insider shares and private shares, assuming it will not purchase any public shares in this offering and the over-allotment option is not exercised. In total, assuming no exercise of over-allotment option, the sponsor will pay for a nominal aggregate purchase price of $2,406,680 for an aggregate of 1,250,000 ordinary shares and 238,168 private units (including 238,168 rights which will be converted to 29,771 shares upon the consummation of our initial business combination). However, other than the foregoing, our sponsor or its afﬁliates have not received and will not receive any other form of compensation upon the closing of the offering.

For a summary of the securities owned by our sponsor and the relevant terms, see illustration below:

Types of Securities	Number of Securities Before Offering Held	Number of Securities After Offering Held (assuming no over-allotment option exercised)	Natural Persons and Entities subject to Transfer Restrictions	Lock-Up Terms	Exceptions to Transfer Restrictions
Insider Shares	1,437,500	1,250,000	Our Sponsor, directors and officers

As provided in a letter agreement entered by and among the Company and the initial shareholders upon the effectiveness of this registration statement, our insiders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of 180 days after the date of the consummation of our initial business combination or the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units”).

Transfers are permitted (i) among the insiders or to the insiders’ members, officers, directors, consultants or their affiliates; (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased, (viii) in the event of the Company’s liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent)

Types of Securities	Number of Securities Before Offering Held	Number of Securities After Offering Held (assuming no over-allotment option exercised)	Natural Persons and Entities subject to Transfer Restrictions	Lock-Up Terms	Exceptions to Transfer Restrictions

on the condition that prior to such registration for Transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by.

Private Units	0	238,168	Our Sponsor, directors and officers

As provided in a letter agreement entered by and among the Company and the initial shareholders upon the effectiveness of this registration statement, the private units and underlying securities will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units”).

					Same as above.

In order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, ofﬁcers and directors or their afﬁliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. In the event that following this offering we obtain such working capital loans to finance transaction costs related to our initial business combination, such loans would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit (the “working capital units”). If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. The terms of such loans by, our sponsor, our officers and directors, or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. In addition, if we hold a shareholder meeting to seek shareholders’ approval for an amendment to the then existing memorandum and articles of association, as amended, to modify the amount of time or substance we have to consummate an initial business combination, our insiders, ofﬁcers and directors or their afﬁliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension convertible notes to be repaid in cash or $10.00 per unit, or the “extension units,” at the closing of our initial business combination. The working capital units and the extension units, if any, would be identical to the private units sold in the private placement. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. The terms of such loans by our insiders, ofﬁcers and directors or their afﬁliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our insiders or an afﬁliate of our insiders as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our trust account.

Other than the foregoing, the sponsor does not have any agreement, arrangement, or understanding with the Company regarding any compensation, reimbursement, or transfer of interests in relation to our initial business combination, nor is there any agreement between the sponsor and any unafﬁliated shareholders of the Company regarding redemptions, payments, compensation, reimbursement, or transfer of interests.

Our sponsor, as well as certain members of our Board of Directors and management team, have significant business ties to, and are primarily based in China. In addition, our headquarters is based in Hong Kong. We face various legal and operational risks and uncertainties related to our significant ties to China even if we do not complete a business combination with a China-based target. As the PRC statutes on various factors (including, without limitations, foreign investment, data security and privacy, cross-border data transfers, cybersecurity, environmental protection and taxation) are still evolving, often lack clear guidance and can be revised or applied retroactively with little notice, we are subject to complex and evolving laws and regulations in China. The PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, some of which are published with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. PRC laws and regulations governing the PRC based business operations are sometimes vague and uncertain. Because our sponsor, as well as certain members of our Board of Directors and management team, have significant business ties to, and are primarily based in, the PRC, and our headquarters is based in Hong Kong, and due to the various legal uncertainties arising in the PRC, we will face certain legal and operational risks following our initial public offering. As a result of these risks, a significant depreciation of the value of our ordinary shares may occur. Further, these risks could result in a material change in the value of our securities that we are registering for sale. In addition, these legal and operational risks could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Further, these legal and operational risks may result in a material adverse change in our operations which could cause the value of our securities to decline significantly or even be worthless. See, for example, See “Risk Factors — Because we have signiﬁcant ties to China, it is uncertain whether that would make us a less attractive partner to a non-China-based target company and such perception may potentially limit or negatively impact our search for an initial business combination; or may therefore make it more likely for us to consummate a business combination with a PRC Target Company.”

Our sponsor will own approximately 22.94% of the total outstanding share capital of the company (consisting of the insider shares and private shares, and assuming they will not purchase any public shares in this offering and our underwriter does not exercise its over-allotment rights). The sole member and sole director of the sponsor is Xunlei Lu, our Executive Officer and Director. Mr. Lu controls the management of our sponsor, including the exercise of voting and investment discretion over the securities of our company held by our sponsor. As of the date hereof, other than Mr. Lu, no other person has a direct or indirect material interest in our sponsor. Mr. Lu owns membership interests in our sponsor, which represent 100% of the economic interests in our sponsor. See “Management — Our Sponsor” for more details. As a result, we may be considered a “foreign person” under rules promulgated by the CFIUS, and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. See “Risk Factor — We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.” on page 111 of this prospectus.

Our directors and executive officers have significant business ties to China, and are located in, mainland China or Hong Kong. Mr. Xunlei Lu, our Chief Executive Officer and a director, is a citizen of Hong Kong and resides in Hong Kong. Mr. Hengfeng Ge, our Chief Financial Officer, is a citizen and resident of mainland China. Mr. Junke Zhu, a director, and our independent director appointees, Mr. Long Yan and Mr. Mouda Wei, are also citizens and residents of mainland China. Mr. Xueli Hou, one of our independent director appointees, is a Canadian citizen but resides in mainland China. Following the completion of a business combination, we may conduct a substantial majority of our operations in China, and a significant portion of our assets may be located in China. There is uncertainty if any ofﬁcers and directors of the post-combination entity will be located outside the Unites States. As a result, it may be difﬁcult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon those ofﬁcers and directors located outside the United States, to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws. In particular, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions, and you may have to incur substantial costs and contribute signiﬁcant time to enforce civil liabilities and criminal penalties in reliance on legal remedies under PRC laws. Therefore, recognition and enforcement in the PRC of judgement of United States courts in relation to any matter not subject to a binding arbitration provision may be difﬁcult or impossible.

Number, Terms of Ofﬁce and Appointment of Directors and Ofﬁcers

We intend to have five directors upon the effectiveness of this offering. The term of office will expire at our first annual general meeting. In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. Moreover, there is no requirement under the Companies Act for us to hold annual or general meetings or appoint directors.

We may not hold an annual meeting of shareholders until after we complete our initial business combination.

Our second amended and restated memorandum and articles of association will provide that our directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. Subject to any other special rights applicable to the shareholders, prior to the closing of our initial business combination or our first annual general meeting, whichever is sooner, only our sponsor has the right to appoint and remove any directors for so long as our sponsor holds 20% of our then issued and outstanding shares. After the initial business combination or the Company’s first annual general meeting, whichever is sooner, any vacancies on our board of directors may be filled by ordinary resolution. Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to nominate persons to the offices set forth in our second amended and restated memorandum and articles of association as it deems appropriate. Our second amended and restated memorandum and articles of association will provide that our officers may consist of one or more chairman of the board of directors, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Executive Ofﬁcer and Director Compensation

No compensation of any kind, including ﬁnders, consulting or other similar fees, has been paid or will be paid to any of our existing shareholders, including our directors, or any of their respective afﬁliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination unless otherwise fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders in connection with the business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive ofﬁcer and director compensation.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive ofﬁcers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may inﬂuence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive ofﬁcers and directors that provide for benefits upon termination of employment.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which in the opinion of the Company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Long Yan, Xueli Hou, and Mouda Wei would each be considered an “independent directors,” as defined in Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present. We will only enter into a business combination if it is approved by a majority of our Independent Directors. Additionally, we will only enter into transactions with our ofﬁcers and directors and their respective afﬁliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must also be approved by our audit committee and a majority of disinterested Independent Directors.

Committee of the Board of Directors

We will establish three standing committees under the board of directors immediately upon the effectiveness of our registration statement on Form S-1, of which this prospectus is a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the corporate governance committee of a listed company be comprised solely of independent directors.

Audit Committee

Under the NASDAQ listing standards and applicable SEC rules, we are required to have three members of the audit committee all of whom must be independent. Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors, which will consist of Mouda Wei, Long Yan, and Xueli Hou, each of whom would be considered an independent director under NASDAQ’s listing standards. Xueli Hou will be the Chairperson of the audit committee. The audit committee’s duties, which are speciﬁed in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with management and the independent auditor the annual audited ﬁnancial statements, and recommending to the board whether the audited ﬁnancial statements should be included in our Form 10-K;

•        discussing with management and the independent auditor signiﬁcant ﬁnancial reporting issues and judgments made in connection with the preparation of our ﬁnancial statements;

•        discussing with management major risk assessment and risk management policies;

•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related-party transactions;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding ﬁnancial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our ﬁnancial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee is and will at all times be composed exclusively of “independent directors” who are “ﬁnancially literate” as deﬁned under NASDAQ listing standards. NASDAQ listing standards deﬁne “ﬁnancially literate” as being able to read and understand fundamental ﬁnancial statements, including a company’s balance sheet, income statement and cash ﬂow statement.

In addition, we must certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in ﬁnance or accounting, requisite professional certiﬁcation in accounting, or other comparable experience or background that results in the individual’s ﬁnancial sophistication. The board of directors has determined that Xueli Hou is qualiﬁed as an “audit committee ﬁnancial expert,” as deﬁned under rules and regulations of the SEC.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors, which will consist of Long Yan and Mouda Wei, each of whom will be considered an independent director under NASDAQ’s listing standards. Long Yan will serve as the Chairperson of the compensation committee. The compensation committee’s duties, which are speciﬁed in our Compensation Committee Charter, include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Ofﬁcer’s compensation, evaluating our Chief Executive Ofﬁcer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Ofﬁcer’s based on such evaluation;

•        reviewing and making recommendations to our board of salaries and approving incentive compensation and equity awards, as well as compensation policies, for all other officers who file reports of their ownership, and changes in ownership, of the Company’s ordinary shares under Section 16(a) of the Exchange Act (the “Section 16 Officers”), as designated by our board of directors;

•        making recommendations to the board of directors with respect to incentive compensation programs and equity-based plans that are subject to board approval;

•        approving any employment or severance agreements with our Section 16 Officers;

•        granting any awards under equity compensation plans and annual bonus plans to our President and the Section 16 Officers;

•        reviewing and approving the compensation of all of our other executive ofﬁcers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and beneﬁt arrangements for our executive ofﬁcers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including ﬁnders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors or any of their respective afﬁliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The initial members of our nominating and corporate governance will be Mouda Wei, Long Yan, and Xueli Hou. Yan Long will serve as chair of the nominating and corporate governance committee.

We will adopt a nominating and corporate governance committee charter, which will detail the purpose and responsibilities of the nominating and corporate governance committee, including:

•        identifying and screening individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•        developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Code of Ethics and Clawback Policy

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will have adopted a code of ethics that applies to all of our executive ofﬁcers, directors and employees. The code of ethics codiﬁes the business and ethical principles that govern all aspects of our business. Upon consummation of this offering, we will adopt a clawback policy that applies to all of our executive ofﬁcers. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conﬂicts of Interest

Under Cayman Islands law, our directors and officers owe the following fiduciary duties:

(i)     duty to act in good faith in what the director or ofﬁcer believes to be in the best interests of the company as a whole;

(ii)    duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)   directors should not improperly fetter the exercise of future discretion;

(iv)   duty to exercise authority for the purpose for which it is conferred and a duty to exercise powers fairly as between different sections of shareholders;

(v)    duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

(vi)   duty to exercise independent judgment.

In addition to the above, our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. Our directors owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director. As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position at the expense of the company. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association of the company or alternatively by shareholder approval at general meetings. In fulfilling their duty of care to us, our directors must ensure compliance with our second amended and restated memorandum and articles of association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us.

Our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved.

Our officers and directors currently have certain fiduciary duties or contractual obligations that may take priority over their duties to us and there may be a conflict of interest in our director’s and officer’s determination as to how much time to devote to our affairs and to which entity a particular business opportunity is presented. Each of our officers and directors in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, including without limitation, any future special purpose acquisition companies they may be involved. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any future special purpose acquisition companies they may be involved, he or she may need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity.

To address the matters set out above, our second amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands laws: (i) no individual serving as a director or an ofﬁcer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in any corporate opportunity offered to any officer or director and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Subject to his or her fiduciary duties under Cayman Islands laws, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations or with which he or she are affiliated, he or she may need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands laws. As a result, the fiduciary duties or contractual obligations of our officers or directors could result in conflicts of interest when our board evaluates a particular business opportunity and materially affect our ability to complete our initial business combination.

Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:
Individual	Entity	Entity’s Business	Affiliation
Xunlei Lu	Living Stone Pearl Company	Wholesale and Manufacturing	Chief Executive Officer and Director
	Thunderstone Ltd		Sole member and director
Hengfeng Ge	Addor Capital	Venture Capital Investment	Partner
	Jiangsu Meike Solar Technology Co., Ltd.	Photovoltaic Products	Director
	Foshan De Ma Te Intelligent Equipment Technology Co., Ltd.	Linear Motors and Motion Control Systems	Director
Junke Zhu	The First People’s Hospital of Changzhou	Medical Service	Employee
Long Yan	AllBright Law Offices	Legal Service	Partner
Xueli Hou	Doumiao Digital Technology Corp.	Automobile Service	Chief Financial Officer
Mouda Wei	Ubcare Dental Medical Group	Medical Service	Founder and Chairman of the Board of Directors

While there is no formal commitment to proceed in this manner, we expect that our company will have priority over any other special purpose acquisition companies (if any) subsequently formed by our sponsor, ofﬁcers or directors with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination. While neither us nor certain other SPACs limit acquisition opportunity to a speciﬁc industry or geographic region, we and other SPACs have different criteria and priority for selecting suitable opportunities and the background, experience and resources of management as a whole vary signiﬁcantly among us and other SPACs. As a result of the foregoing, we do not expect the fiduciary and contractual duties of our directors, officers, their affiliates and entities, to which they have fiduciary obligations, to materially affect our ability to select an appropriate acquisition target and complete an initial business combination.

There may be actual or potential material conﬂicts of interest between our sponsor, its afﬁliates or promoters on the one hand, and the investors in this offering on the other hand. Potential investors should be aware of the following potential conﬂicts of interest:

Potential investors should be aware of the following potential conﬂicts of interest:

•        Our insiders will directly or indirectly own 1,437,500 insider shares (up to 187,500 ordinary shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) and, accordingly, may have a conﬂict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        The approximately $0.017 per share price that our initial shareholders paid for the insider shares creates an incentive whereby our sponsor, directors and ofﬁcers could potentially make a substantial proﬁt even if the company selects an acquisition target that subsequently declines in value and is unproﬁtable for public investors.

•        The personal and financial interests of our insiders may influence their motivation in timely identifying and pursuing an initial business combination or completing our initial business combination. The different timelines of competing business combinations could cause our insiders to prioritize a different business combination over finding a suitable acquisition target for our business combination. For example, if two targets are being evaluated by our management team, and one is more stable and has a better risk or stability profile for our public shareholders, but may take a longer time to diligence and go through the business combination process, while the other has a less favorable risk or stability profile for our public shareholders, but would be easier, quicker and more certain to guide through the business combination process, our management team may decide to choose what they believe to be the quicker and more certain path despite its less favorable risk or stability profile for our public shareholders, as our management team would likely not receive any financial benefit unless we consummated a business combination. Consequently, our insiders’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest, which could negatively impact the timing for a business combination.

•        Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination, including the fact that they may lose their entire investment in us if our initial business combination is not completed, except to the extent they receive liquidating distributions from assets outside the trust account.

•        In the event we do not consummate a business combination within the proscribed period, the insider shares, private units and their underlying securities will expire worthless, which could create an incentive our initial shareholders to complete any transaction, regardless of its ultimate value.

•        Each of our ofﬁcers and directors may have a conﬂict of interest with respect to evaluating a particular business combination if the retention or resignation of any such ofﬁcers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. In addition, certain of our officers or directors may receive compensation upon consummation of our initial business combination, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such compensation will not be received unless we consummate such business combination.

•        The insider shares owned by our insiders will be released from lock-up restrictions only if a business combination is successfully completed and subject to certain other limitations. Additionally, our insiders will not receive distributions from the trust account with respect to any of their insider shares if we do not complete a business combination. Furthermore, our insiders have agreed that the private units will not be sold or transferred by them until after we have completed our initial business combination. In addition, our insiders may loan funds to us after this offering to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses would only be reimbursed if we complete an initial business combination. For the foregoing reasons, the personal and ﬁnancial interests of our directors and executive ofﬁcers may inﬂuence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

•        Similarly, if we agree to pay our sponsor or a member of our management team or one of their affiliates a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination, which, if made prior to the completion of our initial business combination, will be paid from available working capital (if any).

•        We will reimburse the sponsor for office space, utilities and secretarial and administrative support made available to us by our sponsor, in an amount equal to $10,000 per month.

•        Each of insiders presently has, and any of them in the future may have additional, ﬁduciary or contractual obligations to other entities pursuant to which such ofﬁcer or director is or will be required to present a business combination opportunity to such entity. As a result, our ofﬁcers or directors may present a potential target to our competitor that would have been presented to us or devote time to our affairs which may have a negative impact on our ability to complete our initial business combination.

•        Our ofﬁcers and directors may in the future become afﬁliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•        Our ofﬁcers and directors are not required to, and will not, commit any speciﬁed amount of time to our affairs, and, accordingly, may have conﬂicts of interest in allocating management time among various business activities, including our search for a business combination, monitoring the related due diligence and their other businesses. Other than the foregoing, we do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our ofﬁcers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation, and our ofﬁcers are not obligated to contribute any speciﬁc number of hours per week to our affairs.

•        In the course of their other business activities, our ofﬁcers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are afﬁliated. Our management has pre-existing ﬁduciary duties and contractual obligations and may have conﬂicts of interest in determining to which entity a particular business opportunity should be presented. As a result, our ofﬁcers or directors may present a potential target to our competitor that would have been presented to us or devote time to our affairs which may have a negative impact on our ability to complete our initial business combination.

•        Our insiders are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to completing our initial business combination. Accordingly, if any of our ofﬁcers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then current ﬁduciary or contractual obligations, he or she will honor his or her ﬁduciary or contractual obligations to present such opportunity to such entity and only present it to us if such entity rejects the opportunity, subject to his or her ﬁduciary duties under Cayman Islands law.

We are not prohibited from pursuing an initial business combination with a business combination target that is afﬁliated with our sponsor, ofﬁcers or directors or completing the business combination through a joint venture or other form of shared ownership with our sponsor, ofﬁcers or directors; accordingly, such afﬁliated person(s) may have a conﬂict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such afﬁliated person(s) would have interests different from our public shareholders and would likely not receive any ﬁnancial beneﬁt unless we consummated such business combination. In the event we seek to complete our initial business combination with a business combination target that is afﬁliated (as deﬁned in our second amended and restated memorandum and articles of association) with our sponsor, ofﬁcers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by us in such initial business combination is fair to our company from a ﬁnancial point of view. We are not required to obtain such an opinion in any other context. We cannot assure you that any of the above mentioned conﬂicts will be resolved in our favor.

If we seek shareholder approval, we will complete our initial business combination only if an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association in favor of the business combination is passed. In such case, our sponsor and each member of our management team have agreed to vote their insider shares, private placement shares included in any private placement units and public shares purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto).

Limitation on Liability and Indemniﬁcation of Ofﬁcers and Directors.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemniﬁcation of ofﬁcers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemniﬁcation against willful default, willful neglect, actual fraud or the consequences of committing a crime.

Under our second amended and restated memorandum and articles of association, subject to certain limitations, we may indemnify our ofﬁcers and directors, among other persons, to the fullest extent permitted by law, as it now exists or may in the future be amended, including from any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We will enter into agreements with our directors and ofﬁcers to provide contractual indemniﬁcation in addition to the indemniﬁcation provided for in our second amended and restated memorandum and articles of association. Our second amended and restated memorandum and articles of association also will permit us to purchase and maintain insurance on behalf of any officer or director who at the request of the company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the second amended and restated memorandum and articles of association.

We may purchase a policy of directors’ and ofﬁcers’ liability insurance that insures our ofﬁcers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our ofﬁcers and directors.

Our ofﬁcers and directors have agreed, and any persons who may become officers or directors prior to the initial business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemniﬁcation provided will only be able to be satisﬁed by us if (i) we have sufﬁcient funds outside of the trust account or (ii) we consummate an initial business combination.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions. Insofar as indemniﬁcation for liabilities arising under the Securities Act may be permitted to directors, ofﬁcers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemniﬁcation is against public policy as expressed in the Securities Act and is theretofore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneﬁcial ownership of our ordinary shares as of the date of this prospectus and as adjusted to reﬂect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•        each person known by us to be the beneﬁcial owner of more than 5% of our issued and outstanding ordinary shares;

•        each of our ofﬁcers and directors; and

•        all of our ofﬁcers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneﬁcially owned by them. The following table does not reﬂect record of beneﬁcial ownership of any ordinary shares issuable upon the conversion of rights as the rights are not convertible within sixty days of the date of this prospectus.

Name and Address of Beneficial Owner(1)	Prior to Offering		After Offering(2)
	Amount and Nature of Beneficial Ownership(3)	Approximate Percentage of Issued and Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Issued and Outstanding Ordinary Shares
Principal Shareholders (5% or more)
Thunderstone LTD.	1,437,500	100%	1,488,168	22.94%
Directors and Executive Officers
Xunlei Lu	—	—	—	—
Hengfeng Ge	—	—	—	—
Junke Zhu	—	—	—	—
Long Yan	—	—	—	—
Xueli Hou	—	—	—	—
Mouda Wei	—	—	—	—
All directors and executive officers (six individuals) as a group(4)	1,437,500	100%	1,488,168	22.94%

____________

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o Thunderstone Acquisition Corp, Unit E, 7 Floor, China Insurance Building, 48 Cameron Road, Tsim Sha Tsui, Kowloon, Hong Kong.

(2)      Represents 1,250,000 insider shares directly held by Thunderstone LTD., excluding up to 187,500 ordinary shares that will be surrendered to us for no consideration by our sponsor depending on the extent to which the underwriter’s over-allotment option is exercised in full, plus 238,168 private placements shares included as part of the private placement units to be issued at the closing of our initial public offering.

(3)      Interests shown consist of the insider shares, including 187,500 insider shares subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised in full.

(4)      Our sponsor is the record holder of such shares. Xunlei Lu is the sole member and sole director of our sponsor and holds voting and investment discretion with respect to the ordinary shares held of record by the sponsor. Mr. Lu disclaims any beneficial ownership of the securities held by our sponsor other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

Immediately after this offering, our insiders will beneﬁcially own approximately 22.94% of the then issued and outstanding ordinary shares (consisting of the insider shares and private shares, assuming they will not purchase any public shares in this offering and the over-allotment option is not exercised). None of our insiders, ofﬁcers and directors has indicated to us that he intends to purchase securities in this offering. Because of the ownership block held by our insiders, such individuals may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of signiﬁcant corporate transactions other than approval of our initial business combination.

All of the insider shares issued and outstanding prior to the date of this prospectus cannot be transferred, assigned or sold (except to certain permitted transferees), until the earlier of 180 days after the date of the consummation of our initial business combination and the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property. Up to 187,500 of the insider shares may also be released from escrow earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full as described above. The private units (including the underlying securities) will not be transferable, assignable or saleable until 30 days following the completion of our initial business combination, except with respect to permitted transferees as described in this prospectus. We refer to such transfer restrictions throughout this prospectus as the lock-up.

During the lock-up period, the holders of these shares will not be able to sell or transfer their securities except (i) among the insiders or to the insiders’ members, ofﬁcers, directors, consultants or their afﬁliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona ﬁde gift to a member of the holder’s immediate family or to a trust, the beneﬁciary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualiﬁed domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination, (viii) in the event of the Company’s liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by. If we are unable to effect a business combination and liquidate the trust account, none of our insiders will receive any portion of the liquidation proceeds with respect to their insider shares.

Our sponsor has committed to purchase from us an aggregate of 238,168 private units at $10.00 per private unit (for a total purchase price of $2,381,680). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account described below. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering except as described in this prospectus. Furthermore, our sponsor has agreed (A) to vote the ordinary shares underlying the private units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association that would stop our public shareholders from redeeming or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within the prescribed timeline as provided in our second amended and restated memorandum and articles of association unless we provide redeeming public shareholders with the opportunity to redeem their public shares in connection with any such vote, (C) not to redeem any private shares for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or a vote to amend the provisions of our second amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The purchasers of the private units have also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the permitted transferees as described herein) until 30 days following the closing of our initial business combination.

In order to meet our working capital needs following the consummation of this offering or to extend our life, our insiders, ofﬁcers and directors or their afﬁliates/designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. In the event that following this offering we obtain such working capital loans to finance transaction costs related to our initial business combination, such loans would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. Our shareholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans will not be repaid.

Our sponsor and our executive ofﬁcers and directors are deemed to be our “promoters,” as that term is deﬁned under the Federal securities laws.

Restrictions on Transfers of Insider Shares and Private Units

The insider shares, private units, working capital units, and any underlying securities are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us entered into by our insiders. Those lock-up provisions provide (x) in the case of insider shares, not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of 180 days after the date of the consummation of our initial business combination or the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, and (y) in the case of private units, underlying securities and any units may be issued upon the conversion of the working capital loans and underlying securities, not to transfer, assign or sell any of the private units or underlying securities until 30 days after the completion of our initial business combination, except for transfers (i) among the insiders or to the insiders’ members, ofﬁcers, directors, consultants or their afﬁliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona ﬁde gift to a member of the holder’s immediate family or to a trust, the beneﬁciary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualiﬁed domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination, (viii) in the event of the Company’s liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the transfer agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in the letter agreement and any other applicable agreement the transferor is bound by. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Registration Rights

The holders of the insider shares and private units, units issuable upon the conversion of certain working capital loans and any underlying securities are entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements ﬁled subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the ﬁling of any such registration statements.

CERTAIN TRANSACTIONS

Pursuant to a subscription agreement dated June 13, 2025, we issued 1,437,500 insider shares to our sponsor for a purchase price of $25,000, or approximately $0.017 per share.

If the underwriters do not exercise all or a portion of their over-allotment option, our insiders have agreed that up to an aggregate of 187,500 ordinary shares in proportion to the portion of the over-allotment option that was not exercised are subject to forfeiture and would be immediately cancelled.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share capitalization or a share repurchase, as applicable, would be effectuated in order to maintain our initial shareholder’s ownership at a percentage of the number of shares to be sold in this offering.

Our sponsor has committed to purchase from us an aggregate of 238,168 private units at $10.00 per private unit (for a total purchase price of $2,381,680). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account described below. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The purchase price for the private units being purchased by our sponsor will be delivered to Odyssey Transfer and Trust Company, our transfer agent, at least 24 hours prior to the date of this prospectus to hold in a non-interest-bearing account until we consummate this offering. Odyssey Transfer and Trust Company will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The private units are identical to the units sold in this offering except as otherwise described in this prospectus. The sponsor has agreed not to transfer, assign or sell any of the private units or the underlying securities (except to the same permitted transferees as the insider shares) until 30 days following the consummation of our initial business combination, or earlier, subject to certain exceptions as described in this prospectus.

In order to meet our working capital needs following the consummation of this offering or to extend our life, our insiders, ofﬁcers and directors and their respective afﬁliates/designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. In the event that following this offering we obtain such working capital loans to finance transaction costs related to our initial business combination, such loans would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. The terms of such loans by our sponsor or its afﬁliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our insiders or an afﬁliate of our insiders as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our trust account.

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private units (and all underlying securities) and any securities our insiders, ofﬁcers, directors or their afﬁliates may be issued in payment of working capital loans, are entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private units or securities issued in payment of working capital loans or loans to extend our life made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements ﬁled subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the ﬁling of any such registration statements.

On June 13, 2025, our sponsor had agreed to loan us an aggregate of up to $350,000 to be used to pay formation expenses and a portion of the expenses of this offering. On November 27, 2025, the promissory note was amended to increase the principle sum up to $800,000 and extend the maturity date from December 31, 2025 to February 28, 2026. As of August 31, 2025, we had borrowed $316,113 under the loan. The loan is payable without interest on the earlier of (i) February 28, 2026, and (ii) date on which we consummate our initial public offering. We intend to repay this loan from the proceeds of this offering not being placed in the trust account. If we determine not to proceed with the offering, such amounts would not be repaid.

As of August 31, 2025, our sponsor has made advances to us for an aggregate amount of $259,601 to pay a portion of operating expenses and the expenses of this offering.

Commencing on the effective date of this registration statement, we will pay our sponsor $10,000 per month in the aggregate for up to 18 months to compensate it for our use of its ofﬁces, utilities and personnel. In addition, we will reimburse our ofﬁcers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

Except as described above, no insider or any afﬁliate shall receive any fees or compensation from us, for services rendered to us prior to, or in connection with the consummation of our initial business combination unless otherwise fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders in connection with the business combination. After our initial business combination, members of our management team who remain with the combined entity may be paid consulting, management or other free from the combined entity. If such compensation and amounts are known prior to the consummation of the business combination, such information shall be fully disclosed to our shareholders in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders in connection with the business combination. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any of our ofﬁcers and directors or their respective afﬁliates will be on terms believed by us to be no less favorable to us than are available from unafﬁliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unafﬁliated third parties.

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratiﬁcation of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratiﬁed in accordance with any such policy.

We have adopted a code of ethics requiring us to avoid, wherever possible, all conﬂicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public ﬁlings with the SEC. Under our code of ethics, conﬂict of interest situations will include any ﬁnancial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we have adopted is ﬁled as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we have adopted, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An afﬁrmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is ﬁled as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive ofﬁcers to complete a directors’ and ofﬁcers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conﬂict of interest on the part of a director, employee or ofﬁcer.

To further minimize conﬂicts of interest, we have agreed not to consummate an initial business combination with an entity that is afﬁliated with any of our insiders unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking ﬁrm, or another independent ﬁrm that commonly renders valuation opinions for the type of company we are seeking to acquire, or an independent accounting ﬁrm that our initial business combination is fair to our company from a ﬁnancial point of view. Furthermore, no ﬁnder’s fees, reimbursements or cash payments will be made to our insiders, existing ofﬁcers, directors or advisors, or our or their afﬁliates, for services rendered to us prior to or in connection with the completion of our initial business combination although we may consider cash or other compensation to ofﬁcers or advisors we may hire subsequent to this offering to be paid either prior to or in connection with our initial business combination. In addition, the following payments will be made to our insiders or their afﬁliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•        repayment at the closing of this offering of up to $800,000 in loans made to us by our sponsor;

•        reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations;

•        monthly repayment of $10,000 to our sponsor, for up to 18 months, for the administrative fees;

•        repayment at the closing of our initial business combination of loans which may be made by our insiders or an afﬁliate of our insiders to ﬁnance transaction costs in connection with an intended initial business combination, to meet our working capital needs or to extend our life, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into working capital units, at a price of $10.00 per unit at the option of the lender. Such working capital units are identical to the private units sold in the private placement; and

Our audit committee will review on a quarterly basis all payments that were made to our insiders or their afﬁliates.

DESCRIPTION OF SECURITIES

General

We are a Cayman Islands exempted company and our affairs are governed by our second amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our second amended and restated memorandum and articles of association, our authorised share capital is $50,000.00 divided into 500,000,000.00 ordinary shares of $0.0001 each. The following description summarizes certain terms of our share capital as will be set out more particularly in our second amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one ordinary share and one right. Each right entitles the holder thereof to receive one-eighth of one ordinary share upon consummation of our initial business combination. In addition, we will not issue fractional shares in connection with a conversion of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold rights in multiples of eight in order to receive shares for all of your rights upon closing of a business combination.

The ordinary shares and rights will begin to trade separately on the 52nd day after the effective date of this registration statement unless the underwriters determine that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the underwriters allow separate trading of the ordinary shares and rights until we ﬁle an audited balance sheet reﬂecting our receipt of the gross proceeds of this offering.

We will ﬁle a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reﬂect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will ﬁle an amendment to the Form 8-K, or a new Form 8-K, to provide updated ﬁnancial information to reﬂect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating when separate trading of the ordinary shares and rights has commenced.

Ordinary Shares

Prior to the date of this prospectus, there were 1,437,500 insider shares issued and outstanding, all of which were held of record by our sponsor. The insider shares held by our initial shareholders will represent approximately 20% of our outstanding ordinary shares immediately following the completion of this offering (excluding any placement units and assuming our initial shareholders do not purchase any public shares in this offering). Following this offering, our initial shareholders will own approximately 22.94% of the issued and outstanding shares, consisting of the insider shares and private shares, assuming it will not purchase any public shares in this offering and the over-allotment option is not exercised.

Upon the closing of this offering, 6,488,168 ordinary shares will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option), consisting of:

•        5,000,000 ordinary shares underlying the units being offered in this offering;

•        238,168 ordinary shares underlying the private units; and

•        1,250,000 ordinary shares held by our insiders.

If we increase or decrease the size of the offering, we will effect a share capitalization or share repurchase or other appropriate mechanism, as applicable, with respect to our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of insider shares by our insiders prior to this offering at 20% of the issued and outstanding ordinary shares (assuming they do not purchase units in this offering and excluding the private shares) upon the consummation of this offering.

Ordinary shareholders of record are entitled to one vote for each ordinary share held on all matters to be voted on by shareholders. Unless speciﬁed in our second amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable share exchange rules, an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our second amended and restated memorandum and articles of association; such actions include amending our second amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our second amended and restated memorandum of association authorizes the issuance of up to 500,000,000.00 ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our business combination.

There is no requirement under the Companies Act for us to hold annual or general meetings or appoint directors other than to ensure that the company has at least one director at all times. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares, regardless of whether they abstain, vote for, or vote against, upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any insider shares, private shares, and any public shares held by them in connection with the completion of our business combination.

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our second amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and ﬁle tender offer documents with the SEC prior to completing our initial business combination. Our second amended and restated memorandum and articles of association requires these tender offer documents to contain substantially the same ﬁnancial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive an ordinary resolution under Cayman Islands law and our second amended and restated memorandum and articles of association. However, if our initial business combination is structured as a statutory merger or consolidation with another company under Cayman Islands law, the approval of our initial business combination will require a special resolution under Cayman Islands law and our second amended and restated memorandum and articles of association. A quorum for such meeting will consist of the holders present in person or by proxy of shares of issued and outstanding ordinary shares of the company representing one-third of all ordinary shares of the company entitled to vote at such meeting. However, the participation of our insiders or their afﬁliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares voted, non-votes will have no effect on the approval of our business combination once a quorum is obtained. Pursuant to our second amended and restated memorandum and articles of association, we are required to give a minimum of only ﬁve days’ notice for each general meeting. However, a ﬁnal proxy statement will be distributed to our shareholders at least twenty calendar days prior to the shareholder meeting if we seek shareholder approval of our initial business combination at such meeting. These quorum and voting thresholds, and the voting agreements of our insiders, may make it more likely that we will consummate our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our second amended and restated memorandum and articles of association provides that a public shareholder, together with any afﬁliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as deﬁned under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the Excess Shares. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against, or abstain from voting on, our business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their inﬂuence over our ability to complete our business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our business combination, our insiders have agreed, subject to applicable securities laws, to vote their insider shares, private shares, as well as any public shares purchased during or after this offering in favor of our initial business combination (except with respect to any public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). Assuming the over-allotment option is not exercised and the initial shareholders do not purchase any units in this offering or units or shares in the after-market, our initial shareholders, ofﬁcers and directors collectively represent 22.94% of issued and outstanding ordinary shares, consisting of the insider shares and private shares. As a result, for purpose of seeking shareholder approval for our initial business combination, in addition to our insider shares and private shares, we would need additional 674,555 public shares to vote in order to obtain a quorum which will be, pursuant to our second amended and restated memorandum and articles of association, one-third of our issued and outstanding ordinary shares entitled to vote at the meeting. Once a quorum is obtained, (i) assuming only a quorum is present and voted at such meeting held to vote on our initial business combination, no public shares sold in this offering are needed to be voted in favor of a transaction, or (ii) assuming all issued and outstanding shares are present and voted, we need additional 1,755,917, or 35.12%, of the 5,000,000 public shares sold in this offering to be voted in favor of a transaction. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether it votes for or against, or abstain from voting on, the proposed transaction (subject to the limitation described in the preceding paragraph).

Pursuant to our second amended and restated memorandum and articles of association, if we are unable to complete our business combination within 18 months after the closing of this offering, unless we extend such period pursuant to our second amended and restated memorandum and articles of association, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our insiders have agreed to waive their rights to liquidating distributions from the trust account with respect to any insider shares and private shares held by them if we fail to complete our business combination within 18 months after the closing of this offering. However, if our insiders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary share. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary share, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.

Insider Shares and Private Shares underlying the Private Units

The insider shares are designated as ordinary shares. Except as described below, the insider shares and private shares are identical to the ordinary shares included in the units being sold in this offering, and holders of insider shares and private shares have the same shareholder rights as public shareholders, except that (1) prior to the closing of our initial business combination or our first annual general meeting, whichever is sooner, only our sponsor has the right to appoint and remove directors for so long as our sponsor holds 20% of our then issued and outstanding shares; (2) the insider shares are subject to certain transfer restrictions, as described in more detail below; and (3) our insiders have agreed, pursuant to written letter agreements with us and subject to applicable securities laws, (A) to vote their insider shares, private shares and any public shares acquired in or after this offering in favor of any proposed business combination (except with respect to any public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto), (B) not to propose, or vote in favor of, any amendment to our second amended and restated memorandum and articles of association that would stop our public shareholders from redeeming or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within the prescribed timeline as provided in our second amended and restated memorandum and articles of association, unless we provide redeeming public shareholders with the opportunity to redeem their public shares for cash from the trust account in connection with any such vote, (C) not to redeem any insider shares and private shares (as well as any other shares acquired in or after this offering) for cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our second amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

With certain limited exceptions, our insiders have agreed, (i) in the case of insider shares, not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of (1) 180 days after the date of the consummation of our initial business combination and (2) the date on which the closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or earlier, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to convert their ordinary shares for cash, securities or other property, and (ii) in the case of private units, underlying securities and any units may be issued upon the conversion of the working capital loans and underlying securities, not to transfer, assign or sell any of the private units or underlying securities (except to certain permitted transferees) until 30 days after the completion of our initial business combination (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units”). We refer to such transfer restrictions throughout this prospectus as the lock-up.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•        the names and addresses of the members of the company and a statement of the shares held by each member, which:

(i)     distinguishes each share by its number (so long as the share has a number);

(ii)    conﬁrms the amount paid, or agreed to be considered as paid on the shares of each member;

(iii)   conﬁrms the number and category of shares held by each member; and

(iv)   conﬁrms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reﬂect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reﬂects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectiﬁed where it considers that the register of members does not reﬂect the correct legal position. If an application for an order for rectiﬁcation of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-eighth of one ordinary share upon consummation of our initial business combination, even if the holder of a public right redeemed all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our second amended and restated memorandum and articles of association with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each right will automatically be converted to receive the kind and amount of securities or properties of the surviving entity that each one-eighth of a share of ordinary shares underlying each right is entitled to upon consummation of the business combination, subject to any dissenter rights under the applicable law. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of an initial business combination. The shares issuable upon the conversion of the rights will be freely tradable (except to the extent held by afﬁliates of ours). If we enter into a deﬁnitive agreement for a business combination in which we will not be the surviving entity, the deﬁnitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis.

We will not issue fractional shares in connection with a conversion of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Companies Act and any other applicable law. As a result, you must hold rights in multiples of eight in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

The Company shall reserve such amount of its proﬁts or share premium in order to pay up the par value of each share issuable in respect of the rights.

Our rights will be issued in registered form under a rights agreement between Odyssey Transfer and Trust Company, as rights agent, and us. We will agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the rights agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of right holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. A Cayman Islands company may pay a dividend on its shares out of profits, the share premium account or other funds of the company lawfully available therefor, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. The payment of cash dividends following completion of our initial business combination will be within the discretion of our board of directors at such time and will be dependent upon our revenues and earnings, if any, capital requirements and general ﬁnancial conditions subsequent to completion of a business combination. There is no certainty we will be in a position to, or decide to, pay cash dividends after completing any business combination.

Our Transfer Agent and Rights Agent

The transfer agent for our ordinary shares, and rights agent for our rights is Odyssey Transfer and Trust Company.

Listing of our Securities

We have be approved to have the units, ordinary shares, and rights once they begin separate trading, listed on NASDAQ under the symbols “TDSTU,” “TDST,” and “TDSTR,” respectively. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of NASDAQ, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on NASDAQ as we might not meet certain continued listing standards.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act.    The Companies Act is modelled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by (a) a special resolution of the shareholders of each company; and (b) such other authorization, if any, as may be speciﬁed in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. The consent of each holder of a ﬁxed or ﬂoating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisﬁed that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are also required to make a declaration to the effect that, having made due enquiry, they are of the opinion that certain requirements have been met, including the following requirements: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been ﬁled and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (v) that there is no other reason why it would be against the public interest to permit the merger or consolidation. Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona ﬁde and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived, (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company, and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction.

The Companies Act provides for a right of dissenting shareholders to be paid the fair value of their shares upon their dissenting to the merger or consolidation in certain circumstances if they follow a prescribed procedure. In essence, where such rights apply, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is authorized by the shareholders, the constituent company who elects to dissent must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his decision to dissent including, among other details, a demand for payment of the fair value of their shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is ﬁled, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree on the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company must (and any dissenting shareholder may) ﬁle a petition with the Grand Court of the Cayman Islands to determine the fair value of all dissenting shares and such petition by the company must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list ﬁled by the company may participate fully in all proceedings until the determination of fair value is reached. A shareholder who dissents must do so in respect of all shares that that person holds in the constituent company. Upon the giving of a notice of dissent under clause (iii) above, the shareholder to whom the notice relates shall cease to have any of the rights of a shareholder except the right to be paid the fair value of that person’s shares and certain rights specified in the Companies Act. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenting shareholders holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date, where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. Schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) in relation to a compromise or arrangement between a company and its creditors or any class of them, a majority in number of such creditors or class of creditors with whom the arrangement is to be made and who must in addition represent 75% in value of such creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose; and (ii) in relation to a compromise or arrangement between a company and its shareholders or any class of them, shareholders who represent 75% in value of the company’s shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisﬁes itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to dissenters’ rights or appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period after the expiration of the initial four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.    Appleby, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have conﬁrmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our ofﬁcers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Appleby, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be ﬁnal and conclusive and for a liquidated sum, and must not be in respect of any taxes or a ﬁne or other penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•        an exempted company’s register of members is not open to inspection and can be kept outside of the Cayman Islands;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no nominal or par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 or 30 years in the ﬁrst instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited Liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Our Second Amended and Restated Memorandum and Articles of Association

Our second amended and restated memorandum and articles of association contains certain requirements and restrictions relating to this offering that applies to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution under Cayman Islands law and our second amended and restated memorandum and articles of association.

Our insiders who collectively will beneﬁcially own approximately 22.94% of our ordinary shares upon the closing of this offering (consisting of the insider shares and private shares, assuming they do not purchase any units in this offering and the over-allotment option is not exercised), will participate in any vote to amend our second amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Speciﬁcally, our second amended and restated memorandum and articles of association provides, among other things, that:

•        If we are unable to complete our initial business combination within 18 months from the effective date of this registration statement, unless we extend such period pursuant to our second amended and restated memorandum and articles of association, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•        Prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to: (i) receive funds from the trust account; (ii) vote on any initial business combination; or (iii) vote on matters related to our pre-initial business combination activity;

•        Although we do not intend to enter into a business combination with a target business that is afﬁliated with our insiders, our directors or our ofﬁcers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking ﬁrm that is a member of FINRA, or another independent ﬁrm that commonly renders valuation opinions for the type of company we are seeking to acquire, or an independent accounting ﬁrm that such a business combination is fair to our company from a ﬁnancial point of view;

•        If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, and will ﬁle tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same ﬁnancial and other information about our initial business combination and the redemption rights as is required under Regulation 14A under the Exchange Act;

•        Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding interest income earned on the trust account that is released to us to pay taxes or for working capital purposes) at the time of the agreement to enter into the initial business combination;

•        If our shareholders approve an amendment to our second amended and restated memorandum and articles of association not for the purpose of approving, or in conjunction with the consummation of, an initial business combination (i) to modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the prescribed timeline as provided in our second amended and restated memorandum and articles of association, or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding public shares; and

•        We will not complete our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our second amended and restated memorandum and articles of association provides that we will only redeem our public shares in connection with our initial business combination so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the approval of a higher majority is required. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our second amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our ofﬁcers or directors, will take any action to amend or waive any of these provisions unless we provide redeeming public shareholders with the opportunity to redeem their public shares.

Exclusive Forum

Our second amended and restated memorandum and articles of association provide that the courts of the Cayman Islands will be the exclusive forums for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, ofﬁcers or employees.

Our second amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our second amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any ﬁduciary or other duty owed by any of our current or former director, ofﬁcer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our second amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. The forum selection provision in our second amended and restated memorandum and articles of association does not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Our second amended and restated memorandum and articles of association also provides that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, speciﬁc performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it ﬁnds favorable for disputes with us or our directors, ofﬁcers or other employees, which may discourage lawsuits against us and our directors, ofﬁcers and other employees.

Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could ﬁnd this type of provisions to be inapplicable or unenforceable, and if a court were to ﬁnd this provision in our second amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and ﬁnancial performance.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisﬁed that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (As Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed veriﬁcation of identity might not be required where:

(a)     the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized ﬁnancial institution; or

(b)    the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)     the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a ﬁnancial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for veriﬁcation purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or ofﬁcers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention or proliferation financing and financial sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct is involved with terrorism or terrorist property or proliferation ﬁnancing or is the business combination partner of a financial sanction and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct, money laundering proliferation financing or is the business combination partner of a financial sanction, or (ii) a police ofﬁcer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist ﬁnancing and property. Such a report shall not be treated as a breach of conﬁdence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Should a shareholder or its duly authorized delegates or agents be, or become (or is believed by the company or its affiliates (“Agents”) to be or become) at any time while it owns or holds an interest in the company, (a) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the Cayman Islands (a “Sanctions Subject”) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by the company in its sole discretion, then (i) the company or its Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of the company (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) the company and its Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Cayman Islands Monetary Authority, the Cayman Islands Financial Reporting Authority, or other applicable governmental or regulatory authorities (without notifying the Subscriber that such information has been so provided) and (iii) the company and its Agents have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.

DATA PROTECTION — CAYMAN ISLANDS — PRIVACY NOTICE

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (the “DPA”) based on internationally accepted principles of data privacy.

Introduction

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

In the following discussion, the “Company” refers to us and our affiliates and/or delegates, except where the context requires otherwise, and “you” or “your” shall mean the shareholder and shall also include any individual connected to the shareholder.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and our service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may combine personal data that you provide to use with personal data that we collect from, or about, you (including from public sources). This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists. Such personal data may include, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor:

name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which the company is subject, (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and ﬁnancial crime or compliance with a court order). Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The Company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)     where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)    where this is necessary for compliance with any legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering, counter terrorist financing, prevention of proliferation financing, financial sanctions and FATCA/CRS requirements); and/or

(iii)   where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

We will not sell your personal data. In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign regulatory authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates. ‘Data subject’ means any living individual who can be identified, directly or indirectly, by the personal data.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulﬁls the company’s obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notiﬁed of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Ofﬁce of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisﬁed with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website: ombudsman.ky.

Certain Anti-Takeover Provisions of our Second Amended and Restated Memorandum and Articles of Association

Our authorized but unissued ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 6,488,168 ordinary shares issued and outstanding (assuming no exercise of the underwriter’s over-allotment option), or 7,433,168 shares if the over-allotment option is exercised in full. Of these shares, the 5,000,000 ordinary shares sold in this offering, or 5,750,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our afﬁliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares will not be transferable except in limited circumstances described elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneﬁcially owned restricted ordinary shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our afﬁliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneﬁcially owned restricted ordinary shares for at least six months but who are our afﬁliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•        1% of the number of ordinary shares then issued and outstanding, which will equal 64,881 shares immediately after this offering (or 74,331 if the over-allotment option is exercised in full); and

•        the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the ﬁling of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codiﬁed and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.

The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has ﬁled all Exchange Act reports and material required to be ﬁled, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to ﬁle such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer ﬁled current Form 10 type information with the SEC reﬂecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our insiders will be able to sell their insider shares freely without registration one year after we have completed our initial business combination assuming they are not an afﬁliate of ours at that time.

Registration Rights

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private units (and underlying securities) and any securities issued to our insiders, ofﬁcers, directors or their afﬁliates in payment of working capital loans made to us, are entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private units (and underlying securities) and securities issued in payment of working capital loans (or underlying securities) or loans to extend our life (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements ﬁled subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the ﬁling of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares, and rights to acquire our ordinary shares, sometimes referred to, individually or collectively, in this summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax, gift tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands or produced before a court of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of such securities. An instrument of transfer in respect of a unit or an ordinary share is stampable if executed in or, after the execution, brought into the Cayman Islands or produced before a court of the Cayman Islands.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, may apply for an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act (As Revised) Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the following undertaking is given to the Company:

1.      That no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on proﬁts, income, gains or appreciations shall apply to the Company or its operations; and

2.      In addition, that no tax to be levied on proﬁts, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    On or in respect of the shares, debentures or other obligations of the Company; or

2.2    by way of the withholding in whole or part, of any relevant payment as deﬁned in the Tax Concessions Act (As Revised).

United States Federal Income Taxation

General

This section is a general summary of the material U.S. federal income tax provisions relating to the acquisition, ownership and disposition of our securities issued pursuant to this offering by U.S. Holders (as deﬁned below) and Non-U.S. Holders (as deﬁned below). This section does not address any aspect of U.S. federal gift or estate tax, Medicare contribution tax laws, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.

Because the components of a unit are separable at the option of the holder within a short period of time after the date of this prospectus, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and rights components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and rights should also apply to holders of units (as the deemed owners of the underlying ordinary shares and rights that comprise the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneﬁcial owner of our securities that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States as determined for United States federal income tax purposes;

•        a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneﬁcial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences of the acquisition ownership and disposition of our securities applicable speciﬁcally to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, and administrative and judicial interpretations thereof, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion assumes that the ordinary shares and rights will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase units pursuant to this offering and that own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•        ﬁnancial institutions or ﬁnancial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        persons liable for alternative minimum tax;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own 5 percent or more of our voting shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        controlled foreign corporations; or

•        passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, Medicare contribution tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classiﬁed as a partnership for U.S. federal income tax purposes) is the beneﬁcial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our securities and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. In addition, this discussion assumes that a holder will own a sufﬁcient number of rights such that upon conversion of the rights into ordinary shares, the holder will acquire only a whole number of ordinary shares and will not forfeit any fractional securities.

We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS (INCLUDING ANY NON-INCOME TAX LAWS) AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and one right to acquire one-eighth of one ordinary share. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit among the ordinary share and one right based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share and right generally will be the holder’s tax basis in such share or right, as the case may be.

The foregoing treatment of our ordinary shares rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof)

and regarding an allocation of the purchase price among the components of a unit. The balance of this discussion assumes that the characterization of the units (and the components thereof) and any allocations of the purchase price of a unit as described above is respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting Transfers of Property

Certain U.S. Holders may be required to ﬁle an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of United States federal income taxes will be extended in the event of a failure to comply. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution of cash or other property (other than certain distributions of the Company’s shares or rights to acquire the Company’s shares) paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and proﬁts (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and proﬁts generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares. Dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Notwithstanding the foregoing, in the case of a U.S. Holder that is a corporation owning at least 10 percent of our shares by vote and value, a dividend received by such a U.S. Holder on an ordinary share may be eligible for a dividends-received deduction with respect to the U.S. source portion of such dividends, if any. Such corporate U.S. Holders must have owned such shares for over 46 days during the 91-day period beginning on the date which is 45 days before the ex-dividend date. The Code also provides a dividends-received deduction for a dividend received from a “speciﬁed 10-percent owned foreign corporation” by a U.S. corporation that is a 10% U.S. Shareholder (i.e., any U.S. person that owns directly or indirectly, 10% or more of the voting power of the issued and outstanding shares of the Company or 10% or more of the total value of shares of all classes of shares of the Company) with respect to the foreign-source portion of such dividend. However, the deduction for the foreign-source portion of dividends received by speciﬁed 10-percent owned foreign corporations is generally disallowed in its entirety if the common share with respect to which the dividend is paid is owned by such corporate U.S. Holder for less than 366 days during the 731-day period beginning on the date which is 365 days before the date on which the common share becomes ex-dividend with respect to such dividend. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Securities” below) if our ordinary shares are readily tradeable on an established securities market in the United States, we are not a PFIC at the time the dividend was paid or in the previous year, and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of our securities (which, in general, would include a redemption of ordinary shares, as discussed below, and our liquidation and subsequent dissolution in the event we do not consummate an initial business combination within the required time), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) sum of the amount realized of cash and the fair market value of any property received in such disposition (or, if the ordinary shares or rights are held as part of the units at the time of disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares or rights based on the then fair market values of the ordinary shares and rights, constituting the units) and (ii) the U.S. Holder’s adjusted tax basis in the securities so disposed.

A U.S. Holder’s adjusted tax basis in its securities generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to the holder’s ordinary shares and/or rights, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of an ordinary share, by any prior distributions treated as a return of capital.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the ordinary shares for this purpose. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Redemption of Ordinary Shares

Subject to the PFIC rules described below, if a U.S. Holder converts ordinary shares into the right to receive cash pursuant to a redemption transaction or sells its ordinary shares to us pursuant to a tender offer or other open market transaction, for U.S. federal income tax purposes, such, redemption or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption or sale qualiﬁes as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Securities” above. If the redemption or sale does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described under “Taxation of Distributions Paid on Ordinary Shares” above. Whether redemption of our shares qualiﬁes for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned by the U.S. Holder as a result of owning, possibly, rights) relative to all of our shares issued and outstanding both before and after such redemption or sale. The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisﬁed, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the rights. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. Prior to our initial business combination, the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with speciﬁc rules, the attribution of shares owned by certain family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption or sale of any ordinary shares.

If none of the foregoing tests are satisﬁed, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

U.S. Holders should also be aware that substantially contemporaneous dispositions or acquisitions of our shares that are part of a plan viewed as an integrated transaction with the redemption may be taken into account in determining whether any of the tests described above are satisﬁed.

Certain U.S. Holders who actually or constructively own ﬁve percent (or if our ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Conversion or Lapse of Rights

Subject to the PFIC rules discussed below, a U.S. Holder generally should not recognize gain or loss upon the acquisition of ordinary shares on the conversion of the rights, such ordinary shares should have a tax basis equal to such holder’s tax basis in the rights, and the holding period of such shares should begin on the day after such conversion. In addition, a U.S. Holder generally should recognize a capital loss on the lapse of the rights equal to such holder’s tax basis in the rights.

Unearned Income Medicare Tax

Under current tax law, U.S. Holders that are individual, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and gains from the sale or other disposition of, our securities, subject to certain limitations and exceptions. Under current regulations, in the absence of a special election, such unearned income generally would not include income inclusions under the qualiﬁed election fund (“QEF”) rules discussed below under “Passive Foreign Investment Company Rules,” but would include distributions of earnings and proﬁts from a QEF. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition or our securities.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of such foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. In addition, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other items, dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the ﬁrst taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisﬁes the IRS that it will not be a PFIC for either of the ﬁrst two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our securities and, in the case of our ordinary shares, the U.S. Holder did not make a timely QEF election for our ﬁrst taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) such ordinary shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of our securities; and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our securities).

Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our securities;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the ﬁrst day of our ﬁrst taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the

U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and proﬁts (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

In addition, the treatment of the rights to acquire our ordinary shares is unclear. It is likely that a U.S. Holder of rights would not be able to make a QEF or mark-to-market election (discussed below) with respect to such

U.S. Holder’s rights. Due to the uncertainty of the application of the PFIC rules to the rights, all potential investors are strongly urged to consult with their own tax advisors regarding an investment in the rights offered hereunder as part of the units offering and the subsequent consequences to holders of such rights in any initial business combination.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign investment Company or Qualiﬁed Electing Fund), including the information provided in a PFIC annual information statement, to a timely ﬁled U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by ﬁling a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. Additionally, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our ﬁrst taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of its earnings and proﬁts, whether or not distributed. In such case, a subsequent distribution of such earnings and proﬁts that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held our securities while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our ﬁrst taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder ﬁles on a timely ﬁled U.S. federal income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold our shares for their fair market value on the “qualiﬁcation date.” The qualiﬁcation date is the ﬁrst day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held our shares on the qualiﬁcation date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in our shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the ﬁrst taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualiﬁed dividend income or long-term capital gains. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reﬂect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income.

Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the ﬁrst taxable year in which the U.S. Holder holds (or is deemed to hold) its ordinary shares and for which we are treated as a PFIC. Currently, a mark-to-market election may not be made with respect to our rights.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NASDAQ Stock Market, or on a foreign exchange or market that the IRS determines has rules sufﬁcient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classiﬁed as a PFIC, U.S. Holders of our shares generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to ﬁle an IRS Form 8621 (whether or not a QEF or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the

U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our securities should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneﬁcial owner of our units, ordinary shares or rights that is for United States federal income tax purposes”

•        a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates)

•        a foreign corporation; or

•        an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the sale or other disposition of our securities.

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to our securities generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or ﬁxed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or ﬁxed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or ﬁxed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch proﬁts tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. ofﬁce of a broker. Payments made (and sales and other dispositions effected at an ofﬁce) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and whether any gain or loss with respect to such securities in long-term or short-term may be required to be reported to the IRS, and certain holders may be required to ﬁle an IRS Form 8938 (Statement of Speciﬁed Foreign Financial Assets) to report their interest in our securities.

U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “speciﬁed foreign ﬁnancial assets” on IRS Form 8938 (Statement of Speciﬁed Foreign Financial Assets), subject to certain exceptions. Speciﬁed foreign ﬁnancial assets generally include any ﬁnancial account maintained with a non-U.S. ﬁnancial institution and should also include the ordinary shares and rights if they are not held in an account maintained with a U.S. ﬁnancial institution. Persons who are required to report speciﬁed foreign ﬁnancial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign ﬁnancial asset and other reporting obligations and their application to an investment in our ordinary shares and rights.

Moreover, backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:

•        fails to provide an accurate taxpayer identiﬁcation number;

•        is notiﬁed by the IRS that backup withholding is required; or

•        fails to comply with applicable certiﬁcation requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certiﬁcation of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus, between us and D. Boral Capital LLC, as Representative of the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the respective number of units shown opposite its name below:

UNDERWRITER	NUMBER OF UNITS
D. Boral Capital LLC	5,000,000
Total	5,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the units if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, it currently intends to make a market in the units as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the units or their components, that you will be able to sell any of the units or their components that are held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the units subject to its acceptance of the units from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that it does not intend to confirm sales to any account over which they exercise discretionary authority.

Arc Group Securities LLC shall act as a co-underwriter.

Commission and Expenses

The underwriters have advised us that they propose to offer the units to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price, less a concession. The underwriters may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the underwriters. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option.

	PAID BY THUNDERSTONE ACQUISITION CORP
	NO EXERCISE	FULL EXERCISE
Per Unit(1)	$0.20	$0.20
Total(1)	$1,000,000	$1,150,000

____________

(1)      Includes $0.20 per unit, or $1,000,000 (or $1,150,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters in cash upon the consummation of this initial public offering. $0.10 per unit, or $500,000 (or $575,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate will also be placed in a trust account selected by us as described herein and to be released to the underwriter as deferred underwriting commissions only upon the consummation of an initial business combination. Excludes certain fees and expenses payable to the underwriters in connection with this offering. The underwriters have agreed to reimburse certain of our expenses in connection with this offering, not to exceed $500,000 (or $575,000 if the underwriter’s over-allotment option is exercised in full).

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $906,680. We have agreed to reimburse the underwriters all fees, disbursements and expenses in connection with the proposed offering, including, without limitation: (i) the costs of preparing, printing, mailing and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto the Underwriting Agreement and related documents (all in such quantities as the underwriters may reasonably require), (ii) preparing and printing stock certificates and warrant certificates; the costs of any due diligence meetings; net roadshow; i-Deal system, filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the offering, Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees; preparation of leather bound volumes and Lucite cube mementos in such quantities as the underwriters may reasonably request; transfer taxes; transfer and warrant agent and registrar fees, (iii) all reasonable out-of-pocket expenses incurred by the underwriters in connection with its engagement, including, without limitation, any expenses and fees incurred the underwriter’s counsel, underwriter ‘s due diligence and background check process, subject to a maximum amount of $120,000 in the event of a closing (the “Expense Cap”) and $60,000 in the event there is no closing. Additionally, we will provide an expense advance (the “Advance”) to the underwriters of $25,000. The Advance shall be applied towards the Expense Cap set forth herein and any portion of the Advance shall be returned back to the Company to the extent not actually incurred. If the Company is unable to qualify for listing qualifications on the New York Stock Exchange, NYSE American or Nasdaq Stock Market, all blue-sky work shall be undertaken by counsel of the underwriter’s choice.

Right of First Refusal

For a period of twelve (12) months from the closing of the business combination, the Representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, including, a forward purchase arrangement or similar type of equity line financing (each, a “Subject Transaction”), during such twelve (12) month period, of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to the Representative for such Subject Transactions. The Representative shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the Subject Transactions and the economic terms of such participation. The Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Representative. The right of refusal shall also encompass the time period leading up to the closing of the business combination while the Company is still a special purpose acquisition company.

Determination of Offering Price

Prior to this offering, there was no public market for our units. Consequently, the initial public offering price for our units was determined by negotiations between us and the underwriters. Among the factors considered in these negotiations were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company.

We offer no assurances that the initial public offering price will correspond to the price at which the units and its components will trade in the public market subsequent to the offering or that an active trading market for the units or its components will develop and continue after the offering.

Listing

We have applied to have our units listed on the NASDAQ Capital Market, or NASDAQ, under the symbol “TDSTU” on or promptly after the date of this prospectus Once the securities comprising the units begin separate trading, the ordinary shares and rights will be traded on NASDAQ under the symbols “TDST” and “TDSTR,” respectively. The units will automatically separate into their component parts and will not be traded following the completion of our initial business combination.

Stamp Taxes

If you purchase units offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Over-Allotment Option

We have granted to the Representative an option, exercisable for 45 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 750,000 units from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the Representative exercises this option, the Representative will be obligated, subject to specified conditions, to purchase a number of additional units proportionate to the Representative’s initial purchase commitment as indicated in the table above. This option may be exercised only if the Representative sells more units than the total number set forth on the cover page of this prospectus.

Contractual Transfer Restrictions in the Letter Agreement and Underwriting Agreement

Our sponsor, officers and directors have agreed pursuant to the letter agreement with our sponsor, officers and directors not to transfer, assign or sell any insider shares they may hold until the earlier to occur of: (A) the earlier of (i) six months after the completion of an initial business combination and (ii) subsequent to our initial business combination, (1) if the last reported sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after completion of our initial business combination or (2) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their shares for cash, securities or other property (except as described herein under “Principal Shareholders”). Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor and our management team with respect to any insider shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Pursuant to the letter agreement, the private units (including any private placement shares or private rights included in such private units) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders”).

Further, pursuant to the underwriting agreement we have agreed that, for a period of 180 days from the date of this prospectus, we will not, without the prior written consent of D. Boral Capital, LLC, as the underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) provide a forward purchase arrangement or similar type of equity line financing in connection with a business combination; (iv) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii), (iv) or (v) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Our letter agreement contains a provision that also subjects our sponsor and our directors and officers to the restrictions of the underwriting agreement that are described in the foregoing paragraph. Pursuant to such provision in the letter agreement the sponsor and our officers and directors agree, subject to the same exceptions that are described in the foregoing and to certain limited exceptions as described in the letter agreement (for more information on such limited exceptions, also see “Shares Eligible for future sale”), that, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of D. Boral Capital, LLC, as the underwriter, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, units, warrants, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares. The written consent of D. Boral Capital, LLC, as the underwriter, us, the sponsor and each of the directors and officers with respect to herself or himself, will be required in connection with a change, amendment, modification or waiver to the provision of the letter agreement described in the foregoing. For more information on the letter agreement and a summary of the transfer restrictions included therein and the exceptions to the transfer restrictions described above, also see “Proposed Business — Initial Business Combination” and “Risk Factors.”

Stabilization

The underwriters have advised us that it, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s over-allotment option in this offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

“Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our units in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of units on behalf of the underwriters for the purpose of fixing or maintaining the price of the units. A syndicate covering transaction is the bid for or the purchase of units on behalf of the underwriters to reduce any short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the units originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our units. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our units on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our units in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

We do not have any expectation, understanding or agreement with any underwriters for such underwriters to provide any additional services to us after the consummation of this offering relating to our initial business combination, the financing thereof or other related transactions. The underwriting agreement does not obligate the underwriters to perform any services in connection with our initial business combination or to receive their deferred commissions, which will be fully earned by the underwriters upon the payment of the purchase price for the units purchased by the underwriters on the closing of this offering and will be released to the underwriters only on and concurrently with completion of an initial business combination.

We may engage the underwriters, in our discretion, for example, to introduce us to potential target businesses, provided financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If the underwriters provide services to us after this offering, we may pay the underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriter’s compensation in connection with this offering. We may pay the underwriters of this offering or any entity with which they are affiliated, a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriters or their affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriters or their affiliates that provide these services to us may have a potential conflict of interest given that the underwriters are entitled to the deferred portion of their underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

The underwriters and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of its affiliates have, from time to time, performed and may in the future perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriters and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

Resale Restrictions — The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers — By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions,

•        the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•        where required by law, the purchaser is purchasing as principal and not as agent, and

•        the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest — Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action — Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights — All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment — Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

•        a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•        a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•        a person associated with the Company under Section 708(12) of the Corporations Act; or

•        a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance. You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no units have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of units may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)     to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of units shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the units is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriter will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•        a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•        where no consideration is or will be given for the transfer;

•        where the transfer is by operation of law;

•        as specified in Section 276(7) of the SFA; or

•        as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

In relation to the United Kingdom, no units have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the units that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU exit) Regulations 2019, except that offers of units may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)     in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended, (the “FSMA”), provided that no such offer of units shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

The underwriter has represented and agreed that:

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any units in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any units in, from or otherwise involving the United Kingdom.

Cayman Islands

This document does not constitute a public offer of, or an invitation to the public to purchase, units, warrants or ordinary shares in the company, whether by way of sale or subscription, in the Cayman Islands. Units have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

LEGAL MATTERS

MagStone Law, LLP is acting as United States counsel in connection with the registration of our securities under the Securities Act and will pass on the validity of the rights offered in the prospectus. Legal matters as to Cayman Islands’ law, as well as the validity of the issuance of the ordinary shares offered in this prospectus, will be passed upon for us by Appleby. Sichenzia Ross Ference Carmel LLP is acting as United States counsel for D. Boral Capital LLC in this offering.

EXPERTS

The ﬁnancial statements of Thunderstone Acquisition Corp as of June 14, 2025 and for the period from April 3, 2025 (inception) through June 14, 2025 appearing in this prospectus have been audited by Guangdong Prouden CPAs GP, independent registered public accounting ﬁrm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Thunderstone Acquisition Corp to continue as a going concern as described in Note 1 to the ﬁnancial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such ﬁrm as an experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITY

The members of our Board of Directors and management team are located in China, are citizens of mainland China or Hong Kong, and/or have assets located in China. Following the completion of a business combination, we may conduct a substantial majority of our operations in China, and a significant portion of our assets may be located in China. Mr. Xunlei Lu, our Chief Executive Officer and a director, is a citizen of Hong Kong and resides in Hong Kong. Mr. Hengfeng Ge, our Chief Financial Officer, is a citizen and resident of mainland China. Mr. Junke Zhu, a director, and our independent director nominees, Mr. Long Yan and Mr. Mouda Wei, are also citizens and residents of mainland China. Mr. Xueli Hou, one of our independent director nominees, is a Canadian citizen but resides in mainland China. There is uncertainty if any ofﬁcers and directors of the post-combination entity will be located outside the Unites States. As a result, it may be difﬁcult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon those ofﬁcers and directors (prior to or after the business combination) located outside the United States, to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws. In particular, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions, and you may have to incur substantial costs and contribute signiﬁcant time to enforce civil liabilities and criminal penalties in reliance on legal remedies under PRC laws. Therefore, recognition and enforcement in the PRC of judgement of United States courts in relation to any matter not subject to a binding arbitration provision may be difﬁcult or impossible. See “Risk Factors — Our executive ofﬁcers and directors are located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon those ofﬁcers and directors located outside the United States.” starting on page 99 of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have ﬁled with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports ﬁled with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that ﬁle electronically with the SEC.

THUNDERSTONE ACQUISITION CORP
INDEX TO FINANCIAL STATEMENTS

Page(s)
Balance Sheets as of August 31, 2025 (Unaudited) and June 14, 2025	F-2
Statements of Operations for the Period from April 3, 2025 (Inception) through August 31, 2025 (Unaudited) and for the Period from April 3, 2025 (Inception) through June 14, 2025	F-3
Statements of Changes in Equity for the Period from April 3, 2025 (Inception) through August 31, 2025 (Unaudited)	F-4
Statements of Cash Flows for the Period from April 3, 2025 (Inception) through August 31, 2025 (Unaudited) and for the Period from April 3, 2025 (Inception) through June 14, 2025	F-5
Notes to Financial Statements (Unaudited)	F-6

Report of Independent Registered Public Accounting Firm (PCAOB ID: 7254)	F-16
Balance Sheets as of June 14, 2025	F-17
Statements of Operations for the Period from April 3, 2025 (Inception) through June 14, 2025	F-18
Statements of Changes in Equity for the Period from April 3, 2025 (Inception) through June 14, 2025	F-19
Statements of Cash Flows for the Period from April 3, 2025 (Inception) through June 14, 2025	F-20
Notes to Financial Statements	F-21

THUNDERSTONE ACQUISITION CORP
BALANCE SHEET

	August 31, 2025	June 14, 2025
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$17,759	$—
Other receivables, net	5,345	—
Total current assets	23,104	—

Non-current assets
Deferred offering costs	493,718	283,110
TOTAL ASSETS	$516,822	$283,110

LIABILITIES AND SHAREHOLDERS’ DEFICITS
Current liabilities
Accrued expenses	$—	$6,095
Accrued offering expenses	15,000	15,020
Amount due to a related party	259,601	—
Promissory note – related party	316,113	316,113
Total current liabilities	590,714	337,228
TOTAL LIABILITIES	590,714	337,228

Commitments and contingencies (Note 6)	—	—

Shareholders’ deficit
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,437,500 shares issued and outstanding(1)	144	144
Additional paid-in capital	24,856	24,856
Subscription receivable	—	(25,000)
Accumulated deficits	(98,892)	(54,118)
Total shareholders’ deficit	(73,892)	(54,118)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$516,822	$283,110

____________

(1)      Includes up to an aggregate of 187,500 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

The accompanying notes are an integral part of these financial statements.

THUNDERSTONE ACQUISITION CORP
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Period from April 3, 2025 (Inception) to August 31, 2025	For the Period from April 3, 2025 (Inception) to June 14, 2025
	(Unaudited)	(Audited)
Formation and operating costs	$(98,896)	$(54,118)
Loss from operations	(98,896)	(54,118)
Other income	4	—
Net loss	$(98,892)	$(54,118)

Basic and diluted weighted average shares outstanding(1)	1,250,000	1,250,000
Basic and diluted net loss per share	$(0.08)	(0.04)

____________

(1)      Excludes up to an aggregate of 187,500 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

The accompanying notes are an integral part of these financial statements.

THUNDERSTONE ACQUISITION CORP
STATEMENTS OF CHANGES IN EQUITY
FOR THE PERIOD FROM APRIL 3, 2025 (INCEPTION) TO AUGUST 31, 2025

	Ordinary Shares		Additional paid-in capital	Subscription receivable	Accumulated deficit	Total Shareholders’ deficit
	Shares(1)	Amount
Balance as of April 3, 2025	—	$—	$—	$—	$—	$—
Issuance of ordinary shares	1,437,500	144	24,856	(25,000)	—	—
Net loss	—	—	—	—	(54,118)	(54,118)
Balance as of June 14, 2025	1,437,500	144	24,856	(25,000)	(54,118)	(54,118)
Settlement of subscription receivable	—	—	—	25,000	—	25,000
Net loss	—	—	—	—	(44,774)	(44,774)
Balance as of August 31, 2025	1,437,500	$144	$24,856	$—	$(98,892)	$(73,892)

____________

(1)      Includes up to an aggregate of 187,500 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

The accompanying notes are an integral part of these financial statements.

THUNDERSTONE ACQUISITION CORP
STATEMENTS OF CASH FLOWS

	For the Period from April 3, 2025 (Inception) to August 31, 2025	For the Period from April 3, 2025 (Inception) to June 14, 2025
	(Unaudited)	(Audited)
Cash flows from operating activities:
Net loss	$(98,892)	$(54,118)
Adjustments to reconcile net income to net cash provided by operating activities:
Operating expenses paid by Sponsor under the promissory note	48,023	48,023
Operating expenses paid by Sponsor through advances	48,646	—
Changes in operating assets and liabilities:
Other receivables	(5,345)	—
Accrued expenses	—	6,095
Net cash used in operating activities	$(7,568)	$—

Cash flow from financing activities:
Issuance of ordinary shares	25,000	—
Proceeds from Sponsor through advances	99,955	—
Payments of offering costs	(99,628)	—
Net cash provided by financing activities	$25,327	$—

Net increase in cash and cash equivalents:	$17,759	$—
Cash and cash equivalents at the beginning of period	—	—
Cash and cash equivalents at the end of period	$17,759	$—

Supplemental disclosure of cash flow information:
Deferred offering costs paid by Sponsor under the promissory note	$268,090	$268,090
Deferred offering costs paid by Sponsor	$111,000	$—
Deferred offering costs included in accrued offering expenses	$15,000	$15,020
Issuance of ordinary shares to Sponsor for subscription receivable	$—	$25,000

The accompanying notes are an integral part of these financial statements.

THUNDERSTONE ACQUISITION CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.      Organization and plan of business operations

Thunderstone Acquisition Corp (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on April 3, 2025. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

The Company has not selected any potential Business Combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any potential Business Combination target. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of August 31, 2025, the Company had not commenced any operations. All activity for the period from April 3, 2025 (inception) through August 31, 2025 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”, see Note 3). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected May 31 as its fiscal year end.

The Company’s sponsor is Thunderstone LTD., a BVI business company incorporated in the British Virgin Islands (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the Proposed Public Offering of 5,000,000 units at $10.00 per unit (the “Units”) (or 5,750,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 238,168 units (the “Private Placement Units”) (or 245,668 units if the over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $2,381,680 (or $2,456,680 if the over-allotment option is exercised in full) to the Sponsor, at a price of $10.00 per Units in a private placement that will close simultaneously with the Proposed Public Offering. Each Unit consists of one ordinary share and one right to receive one-eighth of one ordinary share upon the completion of the initial Business Combination. Each Private Placement Unit will be identical to the units sold in the Proposed Public offering, except as described in Note 4. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the Private Placement Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less any taxes payable on interest earned and less any interest earned thereon that is released to the Company for taxes).

The Company’s initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding interest income earned on the Trust Account that is released to the Company to pay taxes) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete such Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Upon the closing of the Proposed Public Offering, management has agreed that an aggregate of $10.00 per Unit sold in the Proposed Public Offering will be held in a Trust Account (“Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the proceeds from the Proposed Public Offering and the private placement will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to (A) modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination within the Combination Period (defined below)

THUNDERSTONE ACQUISITION CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.      Organization and plan of business operations (cont.)

or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity and (iii) the redemption of all of the public shares if the Company is unable to complete the initial Business Combination within the Combination Period (defined below), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the creditors, if any, which could have priority over the claims of the public shareholders.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under the law or stock exchange listing requirement. The Company will provide the public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.00 per public share. The per share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company will have only 18 months from the closing of the Proposed Public Offering (the “Combination Period”) to complete the initial Business Combination. If the Company has not completed the initial Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law.

The underwriters, the Sponsor, officers and directors have agreed to (i) to waive their redemption rights with respect to their Founder Shares (as defined in Note 5) and public shares in connection with the completion of the initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Combination Period). If the Company submits the initial Business Combination to the public shareholders for a vote, the underwriters, the Sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with the Company, to vote any Founder Shares held by them and any public shares purchased during or after the Proposed Public offering in favor of the initial Business Combination.

THUNDERSTONE ACQUISITION CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.      Organization and plan of business operations (cont.)

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. The Company has not asked the Sponsor to reserve for such obligations.

Going concern consideration

As of August 31, 2025, the Company had a working capital deficit of $567,610. For the period from April 3 (inception) through August 31, 2025, the Company had incurred a net loss of $98,892 and had net cash used in operating activities of $7,568. On June 13, 2025, the Sponsor has agreed to loan the Company up to $350,000 to be used for a portion of the expenses of the Proposed Public Offering. On November 27, 2025, the promissory note was amended to increase the principle sum up to $800,000 and extend the maturity date from December 31, 2025 to February 28, 2026. The loan is non-interest bearing, unsecured and shall be payable on the earlier of: (i) February 28, 2026 or (ii) the date on which the Company consummates an initial public offering of its securities. As of August 31, 2025, the Company had borrowed $316,113 under this promissory note. Additionally, the Sponsor has made advances to the Company to pay a portion of the operating expenses and offering costs. As of August 31, 2025, the Company had amount due to a related party of $259,601, which was non-interest bearing and due on demand.

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Completion window. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.      Summary of significant accounting policies

(a)    Basis of presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with the rules and regulations of the U.S. Securities and Exchange Commission (“US SEC”).

(b)    Emerging growth company status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

THUNDERSTONE ACQUISITION CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

(c)     Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. Significant estimates required to be made by management, include, but are not limited to the going concern basis and the collectability of other receivables. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

(d)    Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of August 31, 2025, the company had cash of $5,079 and cash equivalents of $12,680, respectively.

(e)     Other receivables, net

Other receivables are amount to be refunded. The Company reviews other receivables on a periodic basis and makes allowances when there is doubt as to the collectability of individual balances. No allowance for credit loss was recognized as of August 31, 2025. As of the issuance date of these financial statements, US$332 has been refunded.

(f)     Deferred offering costs

Deferred offering costs consist of legal and other professional expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be allocated to the separable financial instruments issued in the Proposed Public Offering on a relative fair value basis, compared to total proceeds received upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

(g)    Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the condensed financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates

THUNDERSTONE ACQUISITION CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the condensed financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of August 31, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is a Cayman Islands exempted company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

(h)    Net loss per ordinary share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 187,500 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Notes 5). As of August 31, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary share and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

(i)     Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

(j)     Ordinary shares subject to possible redemption

The Company will account for its ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Ordinary shares subject to mandatory redemption (if any) will be classified as a liability instrument and will be measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) will be classified as temporary equity. At all other times, ordinary shares will be classified as stockholders’ equity. In accordance with ASC 480-10-S99, the Company will classify the ordinary shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. Given that the 5,000,000 ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., rights), the initial carrying value of ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the

THUNDERSTONE ACQUISITION CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

(k)    Recently issued accounting standards

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023 and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance as of April 3, 2025. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosure (“ASU 2023-09”), which enhances the transparency and usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company adopted ASU 2023-09 as of April 3, 2025. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses for Accounts Receivable and Contract Assets. The new guidance allows companies to apply a practical expedient when estimating credit losses on current accounts receivable and contract assets. The amendments will be effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for periods in which financial statements have not yet been issued or made ready for issuance on a prospective basis. The Company is evaluating the effect this guidance will have on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3.      Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 5,000,000 units (or up to 5,750,000 units if the underwriters’ over-allotment option is exercised in part or in full). Each unit that the Company is offering has a price of $10.00 and consists of one ordinary share and one right to receive one-eighth of one ordinary share upon the consummation of the Business Combination. The Company will not issue fractional shares upon conversion of the rights, as disclosed in Note 7.

4.      Private placement

The Sponsor has committed to purchase an aggregate of 238,168 units (or 245,668 units if the over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $2,381,680 (or $2,456,680 if the over-allotment option is exercised in full). Each Private Placement Unit will be identical to the units sold in the Proposed Public Offering, except as described below. The Private Placement Units will be sold in a private placement that will close simultaneously with the closing of the Proposed Public Offering, including the over-allotment option, as applicable. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Founder Shares, private placement shares or private placement rights. The rights will expire worthless if the Company does not consummate a Business Combination within the allotted 18-month period.

THUNDERSTONE ACQUISITION CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS

4.      Private placement (cont.)

The private placement units, private placement shares, private placement rights and the ordinary shares underlying such rights will not be transferable, assignable or salable by the Sponsor until 30 days following the completion of the Company’s initial Business Combination, except to permitted transferees.

5.      Related party transactions

(a)    Founder Shares

On April 3, 2025, the Company issued 1 ordinary share of a par value of $1 to the Sponsor without consideration. Such share was split into 10,000 ordinary shares of a par value of $0.0001 each on June 12, 2025, and surrendered on June 13, 2025.

On June 13, 2025, the Sponsor acquired an aggregate of 1,437,500 ordinary shares (“Founder Shares”) at par value of $0.0001 each, including an aggregate of 187,500 ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will collectively own 20% of the issued and outstanding shares after the Proposed Public Offering (excluding the sale of the Private Units and assuming the Sponsor does not purchase any units in the Proposed Public Offering) (see Note 3) for an aggregate purchase price of $25,000.

The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) six months after the completion of the initial Business Combination or (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial Business Combination that results in all of the Company’s public shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-up”). Notwithstanding the foregoing, if the last sale price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the Lock-up.

(b)    Promissory note — related party

On June 13, 2025, the Company entered into a promissory note with the Sponsor, pursuant to which, the Sponsor has agreed to loan the Company up to $350,000 to be used for a portion of the expenses of the Proposed Public Offering. The loan is non-interest bearing, unsecured and shall be payable on the earlier of: (i) December 31, 2025 or (ii) the date on which the Company consummates an initial public offering of its securities. These loans will be repaid by the proceeds from the Proposed Public Offering. As of August 31, 2025, the Company had borrowed $316,113 under this promissory note.

This promissory note was amended by the Amendment No.1 to Promissory Note dated November 27, 2025 as described in Note 9.

(c)     Amount due to a related party

Amount due to a related party represents advances made by the Sponsor to the Company to pay a portion of the operating expenses and offering costs. As of August 31, 2025, the Company had amount due to a related party of $259,601, which was non-interest bearing and due on demand.

(d)    Administrative Services Agreement

The Company entered into an Administrative Services Agreement with the Sponsor on July 3, 2025, commencing on the effective date of the registration statement of the initial public offering through the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation, to pay the Sponsor a total of $10,000 per month for certain office space, utilities, secretarial and administrative services.

THUNDERSTONE ACQUISITION CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS

6.      Commitments and contingencies

(a)    Risks and uncertainties

In February 2022, an armed conflict escalated between Russia and Ukraine. In October 2023, Israel and Hamas began an armed conflict. As a result of the ongoing Russia-Ukraine conflict and Israel-Hamas conflict, and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(b)    Registration rights

The holders of the Founder Shares and Private Placement Units and any underlying securities will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring the Company to register such securities for resale. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Company’s initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

(c)     Underwriting agreement

The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to an additional 750,000 Units to cover over-allotments, if any.

The underwriters will be entitled to a cash underwriting discount of $0.20 per unit of the 5,000,000 units (or up to 5,750,000 units if the underwriters’ over-allotment option is exercised in part or in full) sold in the Proposed Public Offering, or $1,000,000 (or up to $1,150,000 if the underwriters’ over-allotment is exercised in full). Additionally, the underwriters will be entitled to $0.10 per unit sold in the Proposed Public Offering, or $500,000 (or $575,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate, to be placed in the Trust Account and to be released to the underwriters as deferred underwriting commissions only upon the consummation of an initial business combination. The underwriters have agreed to reimburse certain of our expenses in connection with this offering, not to exceed $500,000 (or $575,000 if the underwriter’s over-allotment option is exercised in full).

(d)    Administrative Services Agreement

The Company has committed to pay our Sponsor $10,000 per month for administrative services as discussed in Note 5(d) commencing on the effective date of the registration statement of the initial public offering through the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation.

7.     Shareholder’s deficit

(a)     Ordinary Shares

The Company is authorized to issue 500,000,000 ordinary shares at par value of $0.0001 each. As of August 31, 2025, the Company issued 1,437,500 ordinary shares to its Sponsor for $25,000, or approximately $0.017 per share. The Founder Shares include an aggregate of up to 187,500 shares subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

THUNDERSTONE ACQUISITION CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS

7.      Shareholder’s deficit (cont.)

(b)    Rights

Each holder of a right will receive one-eighth (1/8) ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/8 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

8.      Segment information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

August 31, 2025
Deferred offering costs	$493,718
For the Period from April 3, 2025 (Inception) to August 31, 2025
Formation and operating costs	$98,896

THUNDERSTONE ACQUISITION CORP
NOTES TO UNAUDITED FINANCIAL STATEMENTS

8.      Segment information (cont.)

Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete the Business Combination or similar transaction within the Combination Period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Formation and operating costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net income or loss are reported on the statement of operations and described within their respective disclosures. The accounting policies used to measure the profit and loss of the segment are the same as those described in the summary of significant accounting policies.

9.      Subsequent events

The Company’s management reviewed all material events that have occurred after the balance sheet date up to the date that the financial statements were available to be issued. Based upon this review, other than as described within these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements other than those described below.

Amendment No.1 to Promissory Note

On November 27, 2025, the promissory note described in Note 5(b) was amended by the Amendment No.1 to Promissory Note to increase the principal amount to up to $800,000 and amend the maturity date to the earlier of: (i) February 28, 2026 or (ii) the date on which the Company consummates an initial public offering of its securities.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Thunderstone Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Thunderstone Acquisition Corp. (the “Company”) as of June 14, 2025, the related statements of operations, change in shareholders’ equity and cash flows for the period from April 3, 2025 (inception) through June 14, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 14, 2025 and the results of its operations and its cash flows for the period from April 3, 2025 (inception) through June 14, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Company that was incorporated for the purpose of completing a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses within an expected period of twenty-four months from the date of a successful completed proposed initial public offering. The Company lacks the capital resources it needs to fund its operations for a reasonable period of time, which is generally considered to be one year from the issuance of the financial statements. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Guangdong Prouden CPAs GP

Guangdong Prouden CPAs GP

We have served as the Company’s auditor since 2025.

Guangzhou, China
July 9, 2025
PCAOB ID NO. 7254

THUNDERSTONE ACQUISITION CORP
BALANCE SHEET

June 14, 2025
ASSETS
Non-current assets
Deferred offering costs	$283,110
TOTAL ASSETS	283,110

LIABILITIES AND SHAREHOLDERS’ DEFICITS
Current liabilities
Accrued expenses	6,095
Accrued offering expenses	15,020
Promissory note – related party	316,113
Total current liabilities	337,228
TOTAL LIABILITIES	337,228

Commitments and contingencies (Note 6)	—

Shareholders’ deficit
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,437,500 shares issued and outstanding(1)	144
Additional paid-in capital	24,856
Subscription receivable	(25,000)
Accumulated deficits	(54,118)
Total shareholders’ deficit	(54,118)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$283,110

____________

(1)      Includes up to an aggregate of 187,500 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

The accompanying notes are an integral part of these financial statements.

THUNDERSTONE ACQUISITION CORP
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Period from April 3, 2025 (Inception) to June 14, 2025
Formation and operating costs	$(54,118)
Net loss	$(54,118)

Basic and diluted weighted average shares outstanding(1)	1,250,000
Basic and diluted net loss per share	$(0.04)

____________

(1)      Excludes up to an aggregate of 187,500 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

The accompanying notes are an integral part of these financial statements.

THUNDERSTONE ACQUISITION CORP
STATEMENTS OF CHANGES IN EQUITY
FOR THE PERIOD FROM APRIL 3, 2025 (INCEPTION) TO JUNE 14, 2025

	Ordinary Shares		Additional paid-in capital	Subscription receivable	Accumulated deficit	Total Shareholders’ deficit
	Shares(1)	Amount
Balance as of April 3, 2025	—	$—	$—	$—	$—	$—
Issuance of ordinary shares	1,437,500	144	24,856	(25,000)	—	—
Net loss	—	—	—	—	(54,118)	(54,118)
Balance as of June 14, 2025	1,437,500	$144	$24,856	$(25,000)	$(54,118)	$(54,118)

____________

(1)      Includes up to an aggregate of 187,500 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

The accompanying notes are an integral part of these financial statements.

THUNDERSTONE ACQUISITION CORP
STATEMENTS OF CASH FLOWS

For the Period from April 3, 2025 (Inception) to June 14, 2025
Cash flows from operating activities:
Net loss	$(54,118)
Adjustments to reconcile net income to net cash provided by operating activities:
Operating expenses paid by Sponsor under the promissory note	48,023
Changes in operating assets and liabilities:
Accrued expenses	6,095
Net cash used in operating activities	$—

Net increase/(decrease) in cash:	—
Cash at the beginning of period	$—
Cash at the end of period	$—

Supplemental disclosure of cash flow information:
Deferred offering costs paid by Sponsor under the promissory note	$268,090
Deferred offering costs included in accrued offering expenses	$15,020
Issuance of ordinary shares to Sponsor for subscription receivable	$25,000

The accompanying notes are an integral part of these financial statements.

THUNDERSTONE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

1.      Organization and plan of business operations

Thunderstone Acquisition Corp (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on April 3, 2025. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

The Company has not selected any potential Business Combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any potential Business Combination target. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 14, 2025, the Company had not commenced any operations. All activity for the period from April 3, 2025 (inception) through June 14, 2025 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”, see Note 3). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected May 31 as its fiscal year end.

The Company’s sponsor is Thunderstone LTD., a BVI business company incorporated in the British Virgin Islands (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the Proposed Public Offering of 5,000,000 units at $10.00 per unit (the “Units”) (or 5,750,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 238,168 units (the “Private Placement Units”) (or 245,668 units if the over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $2,381,680 (or $2,456,680 if the over-allotment option is exercised in full) to the Sponsor, at a price of $10.00 per Units in a private placement that will close simultaneously with the Proposed Public Offering. Each Unit consists of one ordinary share and one right to receive one-eighth of one ordinary share upon the completion of the initial Business Combination. Each Private Placement Unit will be identical to the units sold in the Proposed Public offering, except as described in Note 4. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the Private Placement Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less any taxes payable on interest earned and less any interest earned thereon that is released to the Company for taxes).

The Company’s initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding interest income earned on the Trust Account that is released to the Company to pay taxes) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete such Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Upon the closing of the Proposed Public Offering, management has agreed that an aggregate of $10.00 per Unit sold in the Proposed Public Offering will be held in a Trust Account (“Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the proceeds from the Proposed Public Offering and the private placement will not be released from the Trust Account until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to (A) modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the initial Business Combination within the Combination Period (defined below) or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity and

THUNDERSTONE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

1.      Organization and plan of business operations (cont.)

(iii) the redemption of all of the public shares if the Company is unable to complete the initial Business Combination within the Combination Period (defined below), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the creditors, if any, which could have priority over the claims of the public shareholders.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under the law or stock exchange listing requirement. The Company will provide the public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.00 per public share. The per share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company will have only 18 months from the closing of the Proposed Public Offering (the “Combination Period”) to complete the initial Business Combination. If the Company has not completed the initial Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law.

The underwriters, the Sponsor, officers and directors have agreed to (i) to waive their redemption rights with respect to their Founder Shares (as defined in Note 5) and public shares in connection with the completion of the initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Combination Period). If the Company submits the initial Business Combination to the public shareholders for a vote, the underwriters, the Sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with the Company, to vote any Founder Shares held by them and any public shares purchased during or after the Proposed Public offering in favor of the initial Business Combination.

THUNDERSTONE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

1.      Organization and plan of business operations (cont.)

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. The Company has not asked the Sponsor to reserve for such obligations.

Going concern consideration

As of June 14, 2025, the Company had no cash, and a working capital deficit of $337,228 and incurred a net loss of $54,118. The Sponsor has agreed to loan the Company up to $350,000 to be used for a portion of the expenses of the Proposed Public Offering. The loan is non-interest bearing, unsecured and shall be payable on the earlier of: (i) December 31, 2025 or (ii) the date on which the Company consummates an initial public offering of its securities. As of June 14, 2025, the Company had borrowed $316,113 under this promissory note.

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Completion window. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.      Summary of significant accounting policies

(a)    Basis of presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with the rules and regulations of the U.S. Securities and Exchange Commission (“US SEC”).

(b)    Emerging growth company status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements

THUNDERSTONE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

(c)     Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

(d)    Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash and cash equivalents as of June 14, 2025.

(e)     Deferred offering costs

Deferred offering costs consist of legal and other professional expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be allocated to the separable financial instruments issued in the Proposed Public Offering on a relative fair value basis, compared to total proceeds received upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

(f)     Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the condensed financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the condensed financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 14, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

THUNDERSTONE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

The Company is considered to be a Cayman Islands exempt company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

(g)    Net loss per ordinary share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 187,500 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Notes 5). As of June 14, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary share and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

(h)    Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

(i)     Ordinary shares subject to possible redemption

The Company will account for its ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Ordinary shares subject to mandatory redemption (if any) will be classified as a liability instrument and will be measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) will be classified as temporary equity. At all other times, ordinary shares will be classified as stockholders’ equity. In accordance with ASC 480-10-S99, the Company will classify the ordinary shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. Given that the 5,000,000 ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., rights), the initial carrying value of ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

(j)     Recently issued accounting standards

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023 and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance as of April 3, 2025. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

THUNDERSTONE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

2.      Summary of significant accounting policies (cont.)

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosure (“ASU 2023-09”), which enhances the transparency and usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company adopted ASU 2023-09 as of April 3, 2025. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3.      Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 5,000,000 units (or up to 5,750,000 units if the underwriters’ over-allotment option is exercised in part or in full). Each unit that the Company is offering has a price of $10.00 and consists of one ordinary share and one right to receive one-eighth of one ordinary share upon the consummation of the Business Combination. The Company will not issue fractional shares upon conversion of the rights, as disclosed in Note 7.

4.      Private placement

The Sponsor has committed to purchase an aggregate of 238,168 units (or 245,668 units if the over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $2,381,680 (or $2,456,680 if the over-allotment option is exercised in full). Each Private Placement Unit will be identical to the units sold in the Proposed Public Offering, except as described below. The Private Placement Units will be sold in a private placement that will close simultaneously with the closing of the Proposed Public Offering, including the over-allotment option, as applicable. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Founder Shares, private placement shares or private placement rights. The rights will expire worthless if the Company does not consummate a Business Combination within the allotted 18-month period.

The private placement units, private placement shares, private placement rights and the ordinary shares underlying such rights will not be transferable, assignable or salable by the Sponsor until 30 days following the completion of the Company’s initial Business Combination, except to permitted transferees.

5.      Related party transactions

(a)    Founder Shares

On April 3, 2025, the Company issued 1 ordinary share of a par value of $1 to the Sponsor without consideration. Such share was split into 10,000 ordinary shares of a par value of $0.0001 each on June 12, 2025, and surrendered on June 13, 2025.

On June 13, 2025, the Sponsor acquired an aggregate of 1,437,500 ordinary shares (“Founder Shares”) at par value of $0.0001 each, including an aggregate of 187,500 ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will collectively own 20% of the issued and outstanding shares after the Proposed Public Offering (excluding the sale of the Private Units and assuming the Sponsor does not purchase any units in the Proposed Public Offering) (see Note 3) for an aggregate purchase price of $25,000. As of June 14, 2025, the purchase price of the Founder Shares of $25,000 had not yet been received in cash; consequently, this amount is recognized on the balance sheet as a contra-equity subscription receivable.

The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) six months after the completion of the initial Business Combination or (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial Business Combination that results in all of the Company’s public shareholders having the right to exchange their ordinary

THUNDERSTONE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

5.      Related party transactions (cont.)

shares for cash, securities or other property (the “Lock-up”). Notwithstanding the foregoing, if the last sale price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the Lock-up.

(b)    Promissory note — related party

On June 13, 2025, the Company entered into a promissory note with the Sponsor, pursuant to which, the Sponsor has agreed to loan the Company up to $350,000 to be used for a portion of the expenses of the Proposed Public Offering. The loan is non-interest bearing, unsecured and shall be payable on the earlier of: (i) December 31, 2025 or (ii) the date on which the Company consummates an initial public offering of its securities. These loans will be repaid by the proceeds from the Proposed Public Offering. As of June 14, 2025, the Company had borrowed $316,113 under this promissory note.

6.      Commitments and contingencies

(a)    Risks and uncertainties

In February 2022, an armed conflict escalated between Russia and Ukraine. In October 2023, Israel and Hamas began an armed conflict. As a result of the ongoing Russia-Ukraine conflict and Israel-Hamas conflict, and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(b)    Registration rights

The holders of the Founder Shares and Private Placement Units and any underlying securities will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring the Company to register such securities for resale. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Company’s initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

(c)     Underwriting agreement

The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to an additional 750,000 Units to cover over-allotments, if any.

The underwriters will be entitled to a cash underwriting discount of $0.20 per unit of the 5,000,000 units (or up to 5,750,000 units if the underwriters’ over-allotment option is exercised in part or in full) sold in the Proposed Public Offering, or $1,000,000 (or up to $1,150,000 if the underwriters’ over-allotment is exercised in full). Additionally, the underwriters will be entitled to $0.10 per unit sold in the Proposed Public Offering, or $500,000 (or $575,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate, to be placed in the Trust Account and to be released to the underwriters as deferred underwriting commissions only upon the consummation of an initial business combination. The underwriters have agreed to reimburse certain of our expenses in connection with this offering, not to exceed $500,000 (or $575,000 if the underwriter’s over-allotment option is exercised in full).

THUNDERSTONE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

7.      Shareholder’s deficit

(a)    Ordinary Shares

The Company is authorized to issue 500,000,000 ordinary shares at par value of $0.0001 each. As of June 14, 2025, the Company issued 1,437,500 ordinary shares to its Sponsor for $25,000, or approximately $0.017 per share. The Founder Shares include an aggregate of up to 187,500 shares subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

(b)    Rights

Each holder of a right will receive one-eighth (1/8) ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/8 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

8.      Segment information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

June 14, 2025
Deferred offering costs	$283,110

THUNDERSTONE ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS

8.      Segment information (cont.)

For the Period from April 3, 2025 (Inception) to June 14, 2025
Formation and operating costs	$54,118

Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete the Business Combination or similar transaction within the Combination Period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Formation and operating costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net income or loss are reported on the statement of operations and described within their respective disclosures. The accounting policies used to measure the profit and loss of the segment are the same as those described in the summary of significant accounting policies.

9.      Subsequent events

The Company’s management reviewed all material events that have occurred after the balance sheet date up to the date that the financial statements were available to be issued. Based upon this review, other than as described within these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements other than those described below.

Subscription Receivable

On June 20, 2025, the Company received $24,990 from the Sponsor for payment of the subscription receivable.

Administrative Services Agreement

The Company entered into an Administrative Services Agreement with the Sponsor on July 3, 2025, commencing on the effective date of the registration statement of the initial public offering through the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation, to pay the Sponsor a total of $10,000 per month for certain office space, utilities, secretarial and administrative services.

$50,000,000

Thunderstone Acquisition Corp

5,000,000 Units

_________________________

PRELIMINARY PROSPECTUS

_________________________

D. Boral Capital	ARC GROUP SECURITIES LLC

Until _________, 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Underwriter accountable expenses	120,000
Initial trust fee	6,500
Legal fees and expenses	200,000
NASDAQ listing fee	80,000
SEC registration fee	9,904
FINRA filing fee	9,125
Printing and engraving expense	25,000
Transfer agent fee	25,000
Accounting and bookkeeping fees and expenses	10,180
Miscellaneous	400,971
Total offering expenses (excluding underwriting commissions)	$906,680

Item 14.     Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemniﬁcation of ofﬁcers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemniﬁcation against willful default, civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association will provide for indemniﬁcation of our ofﬁcers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our second amended and restated memorandum and articles of association. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemniﬁcation for liabilities arising under the Securities Act may be permitted to directors, ofﬁcers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemniﬁcation is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15.     Recent Sales of Unregistered Securities.

During the past three years, we sold the following ordinary shares without registration under the Securities Act:

•        Pursuant to a subscription agreement dated June 13, 2025, we issued 1,437,500 ordinary shares, par value $0.0001, to our sponsor for a purchase price of $25,000, or approximately $0.017 per share. Our sponsor is an accredited investor for purposes of Rule 501(a) of Regulation D of the Securities Act of 1933, as amended. Each of the equity holders in our sponsor are accredited investors under Rule 501(a) of Regulation D. The sole business of our sponsor is to act as the Company’s sponsor in connection with this offering.

•        In addition, our sponsor has committed to purchase an aggregate of 238,168 private units from the Company on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they will purchase from the Company at a price of $10.00 per private unit up to an additional 7,500 private units. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.     Exhibits and Financial Statement Schedules.

(a)     The following exhibits are ﬁled as part of this Registration Statement:

Exhibit No.	Description
1.1***	Form of Underwriting Agreement.
3.1***	Amended and Restated Memorandum and Articles of Association.
3.2***	Form of Second Amended and Restated Memorandum and Articles of Association, effective immediately prior to the completion of this offering.
4.1***	Specimen Unit Certificate.
4.2***	Specimen Ordinary Share Certificate.
4.3***	Specimen Rights Certificate.
4.4***	Form of Rights Agreement between Odyssey Transfer and Trust Company and the Registrant
5.1***	Form of Opinion of Appleby
5.2***	Opinion of MagStone Law, LLP.
10.1***	Form of Letter Agreement among the Registrant, Thunderstone LTD., and each of the officers and directors of the Registrant.
10.2***	Form of Investment Management Trust Agreement between Odyssey Transfer and Trust Company and the Registrant.
10.3***	Form of Registration Rights Agreement among the Registrant and the Insiders.
10.4***	Form of Private Units Subscription Agreement among the Registrant and the sponsor.
10.5***	Promissory Note, issued to the Sponsor, dated as of June 13, 2025.
10.6*	Amendment No.1 to Promissory Note, dated as of November 27, 2025
10.7***	Subscription Agreement by and between the Registrant and the Sponsor, dated as of June 13, 2025.
10.8***	Form of Indemnity Agreement.
10.9***	Form of Administrative Service Agreement.
14***	Form of Code of Ethics.
23.1*	Consent of Guangdong Prouden CPAs GP
23.2***	Consent of Appleby (included in Exhibit 5.1).
23.3***	Consent of MagStone Law, LLP (included in Exhibit 5.2).
24***	Power of Attorney (included on signature page).
99.1***	Form of Audit Committee Charter.
99.2***	Form of Compensation Committee Charter.
99.3***	Form of Nominating and Corporate Governance Committee Charter
99.4***	Consent of Long Yan, an independent director appointee.
99.5***	Consent of Xueli Hou, an independent director appointee
99.6***	Consent of Mouda Wei, an independent director appointee
99.7***	Clawback Policy
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107***	Registration Fee Table.

____________

*        Filed herewith

***    Previously Filed

Item 17.     Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To ﬁle, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.      To reﬂect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reﬂected in the form of prospectus ﬁled with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona ﬁde offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be ﬁled pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)    That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus ﬁled pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses ﬁled in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is ﬁrst used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such ﬁrst use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of ﬁrst use.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing speciﬁed in the underwriting agreements, certiﬁcates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)     Insofar as indemniﬁcation for liabilities arising under the Securities Act of 1933 may be permitted to directors, ofﬁcers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemniﬁcation is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemniﬁcation against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, ofﬁcer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, ofﬁcer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemniﬁcation by it is against public policy as expressed in the Act and will be governed by the ﬁnal adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus ﬁled as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus ﬁled by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona ﬁde offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on December 1, 2025.

THUNDERSTONE ACQUISITION CORP
By:	/s/ Xunlei Lu
Name:	Xunlei Lu
Title:	Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Xunlei Lu his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Xunlei Lu	Chief Executive Officer (Principal Executive	December 1, 2025
Xunlei Lu	Officer) and Director
/s/ Hengfeng Ge	Chief Financial Officer (Principal Financial	December 1, 2025
Hengfeng Ge	Officer and Principal Accounting Officer)
/s/ Junke Zhu	Director	December 1, 2025
Junke Zhu

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Thunderstone Acquisition Corp, in Newark, Delaware, on December 1, 2025.

Puglisi & Associates
By:	/s/ Donald Puglisi
Name:	Donald Puglisi
Title:	Managing Director